UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

VILLAGE BANK AND TRUST FINANCIAL CORP.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☐	No fee required.
☒	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11.

PROPOSED MERGER – YOUR VOTE IS VERY IMPORTANT

On September 23, 2024, Village Bank and Trust Financial Corp. (“Village”) entered into an Agreement and Plan of Reorganization (the “merger agreement”) with TowneBank, Cardinal Sub, Inc., and Village Bank pursuant to which TowneBank will acquire Village and Village Bank (the “merger”). Village shareholders are being asked to approve the merger agreement and other related matters at a special meeting of shareholders to be held virtually at 10:00 a.m., Eastern Time, on December 19, 2024. The meeting will be conducted exclusively via live webcast and there will be no physical location for the meeting. You will be able to attend the meeting online, vote your shares electronically and submit your questions during the meeting by visiting meetnow.global/MHKPWGN.

If the merger is consummated, on the effective date, each share of Village common stock will be converted into and exchanged for the right to receive $80.25 in cash, or approximately $120.4 million in the aggregate based on the 1,500,343 shares of Village common stock outstanding as of the date of this proxy statement.

This proxy statement describes the special meeting and includes important information about the proposed merger, the merger agreement and the companies participating in the merger. A copy of the merger agreement is attached as Appendix A. Please carefully read this proxy statement, including the appendices and the other documents referred to herein.

If you are a Village shareholder, whether or not you plan to attend the special meeting, it is important that your shares be represented at the meeting and your vote recorded. Please take the time to vote by completing and mailing the enclosed proxy card or by voting via the Internet or telephone using the instructions given on the proxy card. Even if you return the proxy card, you may attend the special meeting and vote your shares online during the meeting. The board of directors of Village believes that the merger agreement and the transactions contemplated thereby, including the merger, are fair to and in the best interests of Village and the Village shareholders, and unanimously recommends that Village shareholders vote “FOR” all of the proposals described in this proxy statement.

This proxy statement is dated November 14, 2024 and is first being mailed, along with the enclosed proxy card, to Village shareholders on or about November 16, 2024.

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

To be held on December 19, 2024

A special meeting of shareholders of Village Bank and Trust Financial Corp. (“Village”) will be held virtually at 10:00 a.m., Eastern Time, on December 19, 2024. The meeting will be conducted exclusively via live webcast and there will be no physical location for the meeting. You will be able to attend the meeting online, vote your shares electronically and submit your questions during the meeting by visiting meetnow.global/MHKPWGN. The meeting is being held for the following purposes:

1.

To consider and vote on a proposal to approve the Agreement and Plan of Reorganization, dated as of September 23, 2024, by and among TowneBank, Cardinal Sub, Inc., Village and Village Bank, including the related plans of merger (together, the “merger agreement”), pursuant to which TowneBank will acquire Village and Village Bank (the “merger”), as more fully described in the accompanying proxy statement (the “merger proposal”). A copy of the merger agreement is attached as Appendix A to the accompanying proxy statement.

2.

To consider and vote on a proposal to approve an amendment to Village’s articles of incorporation, in the form set forth in Appendix C to the accompanying proxy statement, to facilitate the merger of Village with and into TowneBank (the “articles amendment proposal”).

3.

To consider and vote on a proposal to approve, on an advisory (non-binding) basis, specified compensation that may be paid or become payable to the named executive officers of Village that is based on or otherwise relates to the merger (the “compensation proposal”).

4.

To consider and vote on a proposal to adjourn the meeting, if necessary or appropriate, to permit further solicitation of proxies in the event there are not sufficient votes at the time of the meeting to approve the merger proposal and/or the articles amendment proposal (the “adjournment proposal”).

5.	To transact such other business as may properly come before the meeting or any adjournments thereof.

All holders of record of Village common stock at the close of business on October 29, 2024 are entitled to notice of and to vote at the meeting and any adjournments thereof.

By Order of the Board of Directors,

James E. Hendricks, Jr.
President and Chief Executive Officer

November 14, 2024

The Village board of directors unanimously recommends that you vote “FOR” the merger proposal, “FOR” the articles amendment proposal, “FOR” the compensation proposal and “FOR” the adjournment proposal.

ADDITIONAL INFORMATION

This proxy statement incorporates by reference important business and financial information about Village from other documents that are not included in or delivered with this proxy statement. For a listing of the documents incorporated by reference, see “Where You Can Find More Information” on page 64. This information is available to you without charge upon your request. You can obtain the documents incorporated by reference into this proxy statement through the website of the Securities and Exchange Commission (the “SEC”) at http://www.sec.gov and through the website of Village at http://www.villagebank.com, or without charge by requesting them in writing or by telephone at the contact information set forth below:

Village Bank and Trust Financial Corp.

13319 Midlothian Turnpike

Midlothian, Virginia 23113

Attention: Deborah M. Golding

Vice President and Corporate Secretary

Telephone: (804) 897-3900

To receive timely delivery of the documents in advance of the special meeting, please make your request no later than December 12, 2024.

Except as specifically incorporated by reference into this proxy statement, information on the SEC’s and Village’s websites is not part of this proxy statement.

i

In this proxy statement:

•	Village Bank and Trust Financial Corp. is referred to as “Village”
•	Cardinal Sub, Inc. is referred to as “Merger Sub”
•	The acquisition by TowneBank of Village and Village Bank is referred to as the “merger”
•	The merger of Village Bank with and into TowneBank is referred to as the “bank merger”
•

The Agreement and Plan of Reorganization, dated as of September 23, 2024, by and among TowneBank, Cardinal Sub, Inc., Village and Village Bank, including the related plans of merger, is referred to as the “merger agreement,” a copy of which is attached as Appendix A to this proxy statement

•	The effective date and time of the merger is referred to as the “effective date of the merger” or the “effective date”
•	The $80.25 per share cash purchase price to be received by holders of Village common stock in the merger is referred to as the “cash merger consideration”
•	The proposal to approve the merger agreement is referred to as the “merger proposal”
•

The proposal to approve an amendment to Village’s articles of incorporation to amend the purpose article therein so as to provide Village with banking powers under Virginia law, which amendment will be required to effect the merger of Village with and into TowneBank, is referred to as the “articles amendment proposal”

•

The proposal to approve, on an advisory (non-binding) basis, specified compensation that may be paid or become payable to the named executive officers of Village that is based on or otherwise relates to the merger is referred to as the “compensation proposal”

•

The proposal to adjourn the special meeting, if necessary or appropriate, to permit further solicitation of proxies in the event there are not sufficient votes at the time of the meeting to approve the merger proposal and/or the articles amendment proposal is referred to as the “adjournment proposal”

QUESTIONS AND ANSWERS ABOUT THE MERGER AND THE SPECIAL MEETING

The following questions and answers briefly address some commonly asked questions about the special meeting of shareholders of Village and the merger. They may not include all of the information that is important to Village shareholders. We urge shareholders to read carefully this proxy statement, including the appendices and the other documents referred to herein.

Additional important information is also contained in the documents incorporated by reference into this proxy statement. See “Where You Can Find More Information” on page 64.

Q:	What is the proposed merger?

A:

TowneBank, Merger Sub, Village and Village Bank have entered into the merger agreement whereby TowneBank will acquire Village and Village Bank. As a result of the merger, Village shareholders will be entitled receive $80.25 in cash for each share of Village common stock outstanding immediately before the effective date of the merger. A copy of the merger agreement is attached to this proxy statement as Appendix A.

Q:	Why am I receiving this proxy statement?

A:

We are delivering this document to you because it is a proxy statement being used by the Village board of directors to solicit proxies from Village shareholders in connection with the special meeting of shareholders to approve the merger agreement and related matters. This document describes the proposals to be presented at the meeting.

This proxy statement contains important information about the merger and the proposals being voted on at the special meeting. You should read it carefully and in its entirety. The enclosed materials allow you to have your shares voted by proxy without attending the meeting. Your vote is important. We encourage you to submit your proxy as soon as possible.

Q:	In addition to the merger proposal, what else are Village shareholders being asked to vote on?

A:	In addition to the merger proposal, Village is soliciting proxies from its shareholders with respect to three additional proposals:

•	a proposal to approve an amendment to Village’s articles of incorporation, which amendment is necessary to complete the merger of Village with and into TowneBank;

•

a proposal to approve, on an advisory (non-binding) basis, specified compensation that may be paid or become payable to the named executive officers of Village that is based on or otherwise relates to the merger; and

•	a proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies in favor of the merger proposal and/or the articles amendment proposal.

Q:	How does Village’s board of directors recommend that I vote at the special meeting?

A:

Village’s board of directors unanimously recommends that Village shareholders vote “FOR” the approval of the merger proposal, “FOR” the approval of the articles amendment proposal, “FOR” the approval of the compensation proposal and “FOR” the approval of the adjournment proposal. Village’s board of directors assessed the strategic alternatives available to Village and the execution risk presented by those options, and determined that the merger with TowneBank was the best strategic option available for Village’s shareholders. To review the reasons for the merger in more detail, see “The Merger – Village’s Reasons for the Merger; Recommendation of Village’s Board of Directors” on page 26.

Q:	What will Village shareholders receive in the merger?

A:

Under the merger agreement, holders of Village common stock will receive $80.25 in cash for each of their shares of Village common stock outstanding immediately before the effective date of the merger. This price is fixed and will not be adjusted based upon changes in the market price of TowneBank common stock or Village common stock prior to the effective date of the merger. TowneBank shareholders will continue to own their existing shares, which will not be affected by the merger. See “The Merger Agreement – Merger Consideration” on page 47.

Q:	Are Village shareholders entitled to appraisal or dissenters’ rights?

A:

Yes. Village shareholders will have the right to assert appraisal rights under Virginia law in connection with the merger. Please refer to page 44 of this proxy statement for more information regarding your appraisal rights. A copy of Article 15 of the Virginia Stock Corporation Act (“VSCA”) has also been included as Appendix D to this proxy statement.

Q:	What constitutes a quorum for the special meeting?

A:

The presence at the special meeting, by attendance at the meeting or by proxy, of holders of a majority of the outstanding shares of Village common stock entitled to vote at the special meeting will constitute a quorum for the transaction of business. Abstentions will be included in determining the number of shares present at the meeting for the purposes of determining the presence of a quorum.

Q:	What do I need to do now to vote my shares?

A:

After carefully reading and considering the information contained in this proxy statement, please vote your shares as soon as possible so that your shares will be represented at the special meeting. Please follow the instructions set forth on the proxy card or on the voting instruction form provided by the record holder if your shares are held in the name of your broker or other nominee.

Q:	How do I vote?

A:	By Mail. You may vote before the special meeting by completing, signing, dating and returning the enclosed proxy card in the enclosed postage-paid envelope.

By the Internet or Telephone. You can also appoint the proxies to vote your shares for you by going to the Internet website www.envisionreports.com/VBFC or by calling 1-800-652-8683. When you are prompted for your “control number,” enter the number included on the enclosed proxy card, and then follow the instructions provided. You may vote by the Internet or telephone only until 1:00 a.m., Eastern Time, on December 19, 2024, which is the day of the special meeting.

Online During the Meeting. You can attend the special meeting online and vote during the meeting by visiting meetnow.global/MHKPWGN.

Shares Held in Street Name. If your shares are held in “street name,” through a broker, bank or other nominee, that entity will send you separate instructions describing the procedure for voting your shares.

Q:	If my shares are held in “street name” by a broker or other nominee, will my broker or nominee vote my shares for me if I do not provide instructions on how to vote my shares?

A:

Your broker or other nominee does not have authority to vote on the proposals described in this proxy statement if you do not provide instructions on how to vote. You should follow the directions your broker or other nominee provides in a voting instruction card or other form.

Q:	When and where is the special meeting?

A:

The special meeting will be held virtually on December 19, 2024, at 10:00 a.m., Eastern Time. The meeting will be conducted exclusively via live webcast and there will be no physical location for the meeting. You will be able to attend the meeting online, vote your shares electronically and submit your questions during the meeting by visiting meetnow.global/MHKPWGN.

Q:	What vote is required to approve each proposal at the special meeting?

A:	Approval of the merger proposal requires the affirmative vote of at least a majority of the outstanding shares of Village common stock entitled to vote on the proposal.

Approval of the articles amendment proposal requires the affirmative vote of at least a majority of the outstanding shares of Village common stock entitled to vote on the proposal.

Approval of the compensation proposal requires the affirmative vote of at least a majority of the votes cast on the proposal.

Approval of the adjournment proposal requires the affirmative vote of at least a majority of the votes cast on the proposal, whether or not a quorum is present.

Q:	What if I do not vote on the matters relating to the merger?

A:

With respect to the merger proposal and the articles amendment proposal, if you fail to vote or fail to instruct your broker or other nominee how to vote, your failure to vote will have the same effect as a vote against such proposals. If you respond with an “abstain” vote, your proxy will have the same effect as a vote against such proposals. If you are a holder of record of Village common stock and you sign and return your proxy card but do not indicate how you want to vote on the merger proposal, the articles amendment proposal, the compensation proposal or the adjournment proposal, your proxy will be counted as a vote in favor of such proposals.

With respect to the compensation proposal and the adjournment proposal, if you fail to vote, fail to instruct your broker or other nominee how to vote, or respond with an “abstain” vote, it will have no effect on the outcome of the votes on such proposals.

Q:	May I revoke my proxy or change my vote after I have delivered my proxy (including via the Internet or telephone) or voting instruction card?

A:

Yes. If you are a holder of record of Village common stock, you may revoke your proxy or change your vote at any time before your proxy is voted at the special meeting. You may do this in any of the following ways:

•	by sending or hand delivering a notice of revocation to Village’s corporate secretary;

•	if you voted by proxy card, by sending or hand delivering a completed proxy card bearing a later date than your original proxy card;

•	if you voted via the Internet or telephone, by voting at a later time via the Internet or telephone, before 1:00 a.m., Eastern Time, on December 19, 2024 (the day of the special meeting); or

•

by attending the special meeting and voting online during the meeting or notifying Village’s corporate secretary, before the voting takes place, that you want to revoke our proxy card or Internet or telephone appointment.

In each such case, your attendance at the meeting alone will not revoke any proxy.

If you choose either of the first two methods, your notice or new proxy card must be actually received before the voting takes place at the special meeting.

If your shares are held in a brokerage account or by a bank or other nominee, you should contact your broker or other nominee for additional information about changing your vote.

Q:	Have any shareholders already agreed to vote in favor of the proposed merger?

A:

Yes. Each director and executive officer of Village, and Kenneth R. Lehman, the majority shareholder of Village, entered into affiliate agreements with Village and TowneBank at the time the merger agreement was executed. Under the terms of the affiliate agreements, such individuals have agreed to vote their shares of Village common stock in favor of the merger proposal and articles amendment proposal, and against any competing acquisition proposal, respectively, subject to certain exceptions, including that certain shares held in a fiduciary capacity are not covered by the agreements. As of October 29, 2024, the record date for the special meeting, directors and executive officers of Village are entitled to vote 114,648 shares of Village common stock, or approximately 7.64% of the total voting power of the shares of Village common stock outstanding on that date. As of the same date, Mr. Lehman is entitled to vote 768,622 shares of Village common stock, or approximately 51.23% of the total voting power of the shares of Village common stock outstanding on that date, which is sufficient to approve each of the merger proposal, articles amendment proposal, compensation proposal and adjournment proposal. See “The Merger Agreement – Affiliate Agreements” for additional information regarding the affiliate agreements.

Q:	What are the material U.S. federal income tax consequences of the merger to Village shareholders?

A:

The receipt of cash in exchange for shares of Village common stock in connection with the merger will be a taxable transaction for federal income tax purposes (and also will be a taxable transaction under applicable state, local and other tax laws) to Village shareholders. You will recognize a gain or loss measured by the difference between your tax basis in the Village common stock owned by you at the time of the merger and the amount of cash you receive for your shares of common stock. Your gain or loss will be a capital gain or loss if the common stock is held as a capital asset and will be long-term capital gain or loss if you have held the common stock for more than one year. If, however, you have held the common stock for one year or less, the gain or loss will be short-term capital gain or loss. The deductibility of capital losses is subject to limitations under the Internal Revenue Code of 1986, as amended (the “Code”).

For greater detail, see “Material U.S. Federal Income Tax Consequences” on page 60. Tax matters can be complicated and the tax consequences of the merger to you will depend on your particular tax situation. You should consult your tax advisor to determine the specific tax consequences of the merger to you.

Q:	If I am a Village shareholder with shares represented by stock certificates, should I send in my Village stock certificates now?

A:	No. Please do not send your stock certificates with your proxy card.

If you are a holder of Village stock, you will receive written instructions from the exchange agent after the merger is completed on how to exchange your Village stock certificates for the cash merger consideration.

Q:	What should I do if I hold my shares of Village common stock in book-entry form?

A:	After the completion of the merger, TowneBank will send you instructions regarding the exchange of your shares of Village common stock held in book-entry form for the cash merger consideration.

Q:	What happens if I sell or transfer ownership of shares of Village common stock after the record date for the special meeting?

A:

The record date for the special meeting is earlier than the expected date of completion of the merger. Therefore, if you sell or transfer ownership of your shares of Village common stock after the record date for the special meeting, but prior to the merger, you will retain the right to vote at the special meeting, but the right to receive the cash merger consideration will transfer with the shares of Village common stock.

Q:	Who should I contact if I have any questions about the proxy materials or voting?

A:

If you have any questions about the merger or if you need assistance in submitting your proxy or voting your shares or need additional copies of the proxy statement or the enclosed proxy card, you should contact Deborah M. Golding, Corporate Secretary, at (804) 897-3900 or by writing to Village’s executive offices at 13319 Midlothian Turnpike, Midlothian, Virginia 23113, Attention: Deborah M. Golding.

If your shares are held in a stock brokerage account or by a bank or other nominee, you should call your broker or other nominee for additional information.

SUMMARY

This summary highlights selected information from this proxy statement. We urge you to read carefully the proxy statement and the other documents to which this proxy statement refers to understand fully the merger and the other matters to be considered at the special meeting. See “Where You Can Find More Information” on page 64. Each item in this summary includes a page reference directing you to a more complete description of that item.

The Parties to the Merger (page 61)

TowneBank and Cardinal Sub, Inc.

TowneBank is a Virginia chartered commercial bank headquartered in Portsmouth, Virginia. TowneBank provides retail and commercial banking services to customers located in numerous markets in Virginia and North Carolina. TowneBank also offers a diversified range of financial services through its non-banking subsidiaries and its affiliated divisions. TowneBank currently operates over 50 banking offices throughout Hampton Roads and Central Virginia, as well as Northeastern and Central North Carolina. TowneBank’s common stock is listed on the Nasdaq Global Select Market under the symbol “TOWN.”

As of September 30, 2024, TowneBank had total consolidated assets of $17.2 billion, total consolidated loans, net of unearned income, of $11.4 billion, total consolidated deposits of $14.4 billion and consolidated shareholders’ equity of $2.1 billion.

The principal executive offices of TowneBank are located at 5716 High Street, Portsmouth, Virginia 23703, and its telephone number is (757) 638-7500. TowneBank’s website can be accessed at http://www.townebank.com. Information contained on TowneBank’s website does not constitute part of, and is not incorporated into, this proxy statement.

Merger Sub is a Virginia corporation and wholly owned subsidiary of TowneBank. Merger Sub was organized on September 23, 2024, solely for the purpose of facilitating the merger. Merger Sub has not carried on any activities to date, except for activities incidental to its formation and activities undertaken in connection with the transactions contemplated by the merger agreement.

Village Bank and Trust Financial Corp. and Village Bank

Village is a bank holding company headquartered in Midlothian, Virginia providing community banking services through its wholly owned Virginia chartered bank subsidiary, Village Bank. Village Bank currently operates nine banking offices serving the greater Richmond Metropolitan area and Williamsburg, Virginia. Village’s common stock is listed on the Nasdaq Capital Market under the symbol “VBFC.”

As of September 30, 2024, Village had total consolidated assets of $759.5 million, total consolidated loans, net of unearned income, of $614.8 million, total consolidated deposits through Village Bank of $646.2 million and consolidated shareholders’ equity of $74.2 million.

The principal executive offices of Village are located at 13319 Midlothian Turnpike, Midlothian, Virginia 23113, and its telephone number is (804) 897-3900. Village’s website can be accessed at http://www.villagebank.com. Information contained on Village’s website does not constitute part of, and is not incorporated into, this proxy statement. See “Where You Can Find More Information” for information about where you can find additional information about Village and Village Bank.

The Merger (page 22)

TowneBank and Village are proposing to combine pursuant to the terms and conditions of the merger agreement. To avoid adverse tax consequences to the combined company, the merger is structured in three steps that are expected to occur in quick succession. In the first step, TowneBank will purchase all the outstanding shares of Village common stock for $80.25 per share, and Merger Sub, a wholly owned subsidiary of TowneBank formed to facilitate the merger, will merge with and into Village, with Village as the surviving entity. In the second step, Village will merge with and into TowneBank, with TowneBank as the surviving entity. In the third step, Village Bank will merge with and into TowneBank, with TowneBank as the surviving entity. TowneBank will continue to be a standalone Virginia chartered bank after the merger. The merger agreement is attached to this proxy statement as Appendix A. We encourage you to read the merger agreement because it is the legal document that governs the merger.

Consideration to be Received in the Merger by Village Shareholders (page 47)

In the proposed merger, holders of Village common stock will receive $80.25 in cash for each of their shares of Village common stock outstanding immediately before the effective date of the merger, or approximately $120.4 million in the aggregate based on the 1,500,343 shares of Village common stock outstanding as of the date of this proxy statement. The purchase price is fixed and will not be adjusted based upon changes in the market price of TowneBank common stock or Village common stock prior to the effective date of the merger. Shares of TowneBank common stock held by TowneBank shareholders will remain unchanged in the merger.

Treatment of Village Restricted Stock Awards (page 47)

In the merger, all outstanding Village restricted stock and restricted stock unit awards that are unvested or contingent and outstanding immediately before the effective date of the merger will vest and be converted into the right to receive, without interest, the cash merger consideration payable with respect to shares of Village common stock. As of the date of this proxy statement, there were 28,151 shares subject to unvested restricted stock and restricted stock unit awards granted under Village equity compensation plans.

Material U.S. Federal Income Tax Consequences (page 60)

The receipt of cash in exchange for shares of Village common stock in connection with the merger will be a taxable transaction for federal income tax purposes (and also will be a taxable transaction under applicable state, local and other tax laws) to shareholders of Village. You will recognize a gain or loss measured by the difference between your tax basis in the Village common stock owned by you at the time of the merger and the amount of cash you receive for your shares of common stock. Your gain or loss will be a capital gain or loss if the common stock is held as a capital asset and will be long-term capital gain or loss if you have held the common stock for more than one year. If, however, you have held the common stock for one year or less, the gain or loss will be short-term capital gain or loss. The deductibility of capital losses is subject to limitations under the Code.

Tax matters can be complicated and the tax consequences of the merger to you will depend on your particular tax situation. You should consult your tax advisor to determine the specific tax consequences of the merger to you.

Village’s Reasons for the Merger; Recommendation of Village’s Board of Directors (page 26)

Village’s board of directors has determined that the merger, the merger agreement and the transactions contemplated by the merger agreement are fair to and in the best interests of Village and its shareholders and has approved the merger agreement. The Village board of directors unanimously recommends that Village shareholders vote “FOR” the approval of the merger proposal, “FOR” the approval of the articles amendment proposal, “FOR” the approval of the compensation proposal and “FOR” the approval of the adjournment proposal. In making its recommendations, a number of substantive reasons were considered by the Village board, including, among others (not in any relative order of importance):

•

a review of the prospects, challenges and risks of Village remaining independent versus merging with TowneBank, including national and local economic conditions, competition and consolidation in the financial services industry, and the regulatory and compliance environment for community banks;

•

the board’s assessment of the strategic alternatives available to Village and the execution risk presented by those options, along with the board’s determination that the merger with TowneBank was the best strategic option available for Village’s shareholders;

•	the financial and other terms of the merger agreement, including that Village’s shareholders will receive cash in the merger;

•	the regulatory and other approvals required in connection with the merger and the expectation that the approvals will be received in a timely manner and without imposition of unacceptable conditions;

•

the support of Village’s majority shareholder, who holds voting power sufficient to approve each of the merger proposal, articles amendment proposal, compensation proposal and adjournment proposal, through the execution of an affiliate agreement in connection with the merger; and

•	the perceived ability of TowneBank to complete a merger transaction from a financial and regulatory perspective, including its prior history of successful merger transactions.

Village’s board of directors also considered the financial analyses and opinion of Janney Montgomery Scott LLC (“Janney”), which was rendered to board on September 23, 2024, to the effect that, as of such date and subject to the procedures followed, matters considered and assumptions and qualifications set forth therein, the cash merger consideration was fair, from a financial point of view, to the holders of Village’s outstanding common stock.

For additional discussion of the factors considered by Village’s board of directors in reaching its decision to approve the merger agreement, see “The Merger – Village’s Reasons for the Merger; Recommendation of Village’s Board of Directors.”

Opinion of Village’s Financial Advisor (page 29)

At the September 23, 2024 meeting of the Village board of directors, representatives of Janney rendered to the Village board Janney’s written opinion, dated September 23, 2024, to the effect that, as of such date and based upon and subject to assumptions made, procedures followed, matters considered and limitations on the review undertaken, the cash merger consideration was fair, from a financial point of view, to the holders of Village common stock.

The full text of Janney’s written opinion, dated September 23, 2024, is attached as Appendix B to this proxy statement and is incorporated herein by reference. Village’s shareholders are urged to read the opinion in its entirety. The opinion is directed to the board of directors of Village and addresses only the fairness, from a financial point of view, of the cash merger consideration to be paid to Village shareholders in the proposed merger. The opinion does not address, and Janney expresses no view or opinion with respect to, (i) the underlying business decision of Village to engage in the merger, (ii) the relative merits or effect of the merger as compared to any alternative business transactions or strategies that may be or may have been available to or contemplated by Village or Village’s board of directors or (iii) any legal, regulatory, accounting, tax or similar matters relating to Village, its shareholders or relating to or arising out of the merger. The opinion expresses no view or opinion as to any terms or other aspects of the merger, except for the cash merger consideration.

Regulatory Approvals (page 43)

TowneBank, Village and Village Bank cannot complete the merger without prior approval from the Federal Deposit Insurance Corporation (the “FDIC) and the Bureau of Financial Institutions of the Virginia State Corporation Commission (the “Virginia SCC”). On October 23, 2024, TowneBank filed applications with the FDIC and Virginia SCC seeking their approval of the merger. TowneBank has also requested a waiver from the Federal Reserve Bank of Richmond (the “Reserve Bank”) of the requirement to file an application under Section 3 of the Bank Holding Company Act of 1956, as amended, for approval of the merger.

As of the date of this proxy statement, we have not yet received the required approvals from the FDIC and Virginia SCC, or the requested waiver from the Reserve Bank. While we do not know of any reason why we would not be able to obtain such approvals and waiver in a timely manner, we cannot be certain when or if we will receive them.

Conditions to Completion of the Merger (page 56)

The parties’ respective obligations to complete the merger are subject to the fulfillment or waiver of certain conditions, including the following:

•	approval of the merger proposal and the articles amendment proposal by the Village shareholders;

•

approval of the merger by the necessary federal and state regulatory authorities, provided that no such approvals contain any conditions, restrictions or requirements that would, after the merger, be reasonably likely to have a material adverse effect on TowneBank;

•	the absence of any order, decree, or injunction of a court, regulatory agency or other governmental authority that prohibits the completion of the merger;

•	the accuracy of the other parties’ representations and warranties in the merger agreement, subject to the material adverse effect standard in the merger agreement;

•	each party’s performance in all material respects of its obligations under the merger agreement;

•	not more than 10% of the outstanding shares of Village common stock shall have perfected appraisal rights in accordance with Article 15 of the VSCA; and

•

the execution and delivery of certain agreements by key employees of Village and Village Bank concerning their employment with TowneBank and related matters after the effective date of the merger, such agreements not being breached, cancelled or terminated, and such employees continuing to be employed by Village or Village Bank up to the effective date.

Where the merger agreement and/or law permits, TowneBank or Village and Village Bank could choose to waive a condition to its obligation to complete the merger even if that condition has not been satisfied. We cannot be certain when, or if, the conditions to the merger will be satisfied or waived or that the merger will be completed.

Timing of the Merger (page 47)

TowneBank and Village expect to complete the merger after all conditions to the merger in the merger agreement are satisfied or waived, including after shareholder approvals are received at the special meeting of Village and the receipt of all required regulatory approvals. We currently expect to complete the merger in the first quarter of 2025. However, it is possible that factors outside of either party’s control could require us to complete the merger at a later time or not to complete it at all.

Interests of Certain Village Directors and Executive Officers in the Merger (page 37)

Certain Village directors and executive officers may have interests in the merger that differ from, or are in addition to, their interests as shareholders of Village. These interests exist because of, among other things:

•

new employment agreements between TowneBank and certain executive officers of Village pursuant to which such individuals will serve in senior officer positions at TowneBank upon completion of the merger and will receive annual base salaries and other compensation and benefits, including cash payments and restricted stock unit awards in specified amounts to be made shortly after completion of the merger;

•

the potential receipt by certain executive officers of Village of severance payments in the event of a termination of employment with TowneBank after the merger under certain circumstances as contemplated under employment and change of control agreements with Village or under the new employment agreements with TowneBank;

•	the appointment of one current director of Village to the board of directors of TowneBank effective on the effective date of the bank merger, and the expected compensation for such service;

•	the opportunity for all current Village directors to serve on a regional advisory board of TowneBank effective on the effective date of the bank merger, and the expected compensation for such service;

•

the accelerated vesting of unvested or contingent outstanding restricted stock and restricted stock unit awards held by executive officers and directors of Village, with an aggregate value of approximately $2,330,540 as of the record date for the special meeting, based on the $80.25 per share purchase price in the merger;

•	the accelerated vesting of the supplemental retirement benefits under Village’s Supplemental Executive Retirement Plan; and

•

the agreement by TowneBank to indemnify the officers and directors of Village against certain liabilities arising before the effective date of the merger and TowneBank’s purchase of a six year “tail” prepaid policy, on the same terms as Village’s existing directors’ and officers’ liability insurance, for the current officers and directors of Village, subject to a cap on the cost of such policy equal to 300% of Village’s last annual premium.

The Village board of directors was aware of these interests and took them into account in its decision to approve the merger agreement and the merger. See “The Merger – Interests of Certain Village Directors and Executive Officers in the Merger” on page 37.

No Solicitation (page 54)

Village has agreed that, while the merger agreement is in effect, it will not directly or indirectly:

•	initiate, solicit, endorse, encourage or knowingly facilitate any inquiries or proposals with respect to any “acquisition proposal” (as defined in the merger agreement); or

•	engage or participate in any negotiations or discussions concerning, or provide any confidential or nonpublic information relating to, an acquisition proposal.

The merger agreement does not, however, prohibit Village from considering an unsolicited bona fide written acquisition proposal from a third party if certain specified conditions are met.

Termination of the Merger Agreement (page 56)

Termination by TowneBank, Merger Sub, Village and Village Bank. The merger agreement may be terminated and the merger abandoned by TowneBank, Merger Sub, Village and Village Bank, at any time before the merger is completed, by mutual consent of the parties.

Termination by TowneBank and Merger Sub or Village and Village Bank. The merger agreement may be terminated and the merger abandoned by TowneBank and Merger Sub or Village and Village Bank if:

•

the merger of Village and Merger Sub has not been completed by September 23, 2025, unless the failure to complete such merger by such time was caused by a breach or failure to perform an obligation under the merger agreement by the terminating party;

•	the Village shareholders do not approve the merger proposal or the articles amendment proposal;

•

there is a breach or inaccuracy of any representation or warranty of TowneBank or Village contained in the merger agreement that would cause the failure of the closing conditions described above to be met, which is not cured within 30 days following notice or by its nature cannot be cured within such time period, unless the party wishing to terminate is in breach of any representation or warranty, subject to the material adverse effect standard in the merger agreement, or is in material breach of any covenant or agreement;

•

there is a material breach by TowneBank or Village of any covenant or agreement contained in the merger agreement, and the breach is not cured within 30 days following notice to the other party or by its nature cannot be cured within such time period, unless the party wishing to terminate is in breach of any representation or warranty, subject to the material adverse effect standard in the merger agreement, or is in material breach of any covenant or agreement; or

•

any of the conditions precedent to the obligations of TowneBank or Village to consummate the merger set forth in the merger agreement cannot be satisfied or fulfilled by September 23, 2025, unless the party wishing to terminate is in breach of any representation or warranty, subject to the material adverse effect standard in the merger agreement, or is in material breach of any covenant or agreement.

Termination by TowneBank and Merger Sub. TowneBank and Merger Sub may terminate the merger agreement at any time before the merger is completed if:

•

without TowneBank’s prior consent, Village or Village Bank enters into an agreement with respect to a business combination transaction or an acquisition directly from Village of securities representing 15% or more of Village common stock;

•

a tender offer or exchange offer for 15% or more of the outstanding shares of Village common stock is commenced, and the Village board recommends that Village shareholders tender their shares in the offer or otherwise fails to recommend that they reject the offer; or

•

at any time before the special meeting, (i) Village materially breaches its agreement regarding the non-solicitation of other business combination offers, (ii) the board of directors of Village fails to recommend approval of the merger agreement and approval of the articles amendment to its shareholders, withdraws, modifies or changes such recommendation, or authorizes, adopts, approves, recommends or otherwise declares advisable a “superior proposal” (as defined in the merger agreement and described herein), or (iii) Village materially breaches its covenants in the merger agreement requiring the calling and holding of a meeting of shareholders to consider the merger agreement and the articles amendment.

Termination by Village and Village Bank. Village and Village Bank may terminate the merger agreement at any time before the merger is completed if:

•

at any time before receipt of shareholder approval of the merger proposal and articles amendment proposal, the board of directors of Village determines to enter into an agreement with respect to an unsolicited superior proposal which has been received and considered by Village in compliance with the merger agreement, provided that (i) Village has notified TowneBank at least five business days in advance of its intent to accept such superior proposal, (ii) Village has, upon TowneBank’s request, discussed with TowneBank the circumstances giving rise to the decision to accept the superior proposal and negotiated in good faith with TowneBank to facilitate TowneBank’s evaluation of whether to improve the terms and conditions of the merger agreement, (iii) if TowneBank has made an offer to improve the terms of the merger agreement, Village’s board of directors has determined in good faith, after consultation with its financial and outside legal advisors, and taking into account TowneBank’s improved offer, that the superior proposal would continue to constitute a superior proposal under the merger agreement, and (iv) if the terms of the superior proposal change materially, Village has continued to provide the same notice and opportunity for TowneBank to improve its offer at least three business days in advance of accepting the superior proposal.

In the event of termination, the merger agreement will become null and void, except that certain provisions thereof relating to fees and expenses (including the obligation to pay the termination fee described below in certain circumstances) and confidentiality of information exchanged between the parties will survive any such termination.

Termination Fee and Expenses (page 58)

Village must pay TowneBank a termination fee of $4.8 million if the merger agreement is terminated by either party under certain specified circumstances. The termination and payment circumstances are more fully described elsewhere in this proxy statement. See “The Merger Agreement – Termination Fee” on page 58 and in Article 7 of the merger agreement.

In general, whether or not the merger is completed, TowneBank and Village will each pay its respective expenses incident to preparing, entering into and carrying out the terms of the merger agreement. The parties will share the costs of all filing fees paid to any governmental authorities.

Amendment to Village’s Articles of Incorporation (page 20)

Under Virginia law, a Virginia chartered bank like TowneBank can only merge with an entity that is chartered with banking powers under federal or state law. In order to facilitate the merger of Village with and into TowneBank, the parties have agreed that Village will seek shareholder approval of an amendment to its articles of incorporation to amend Article II therein so as to provide Village with banking powers under Virginia law solely for the purpose of consummating the merger. If the shareholders of Village do not approve the merger proposal, or if the shareholders of Village approve the merger proposal, but the merger is not consummated, Village will not amend its articles of incorporation even if Village’s shareholders approve the articles amendment proposal. The form of the amendment to Village’s articles of incorporation amending the purpose article therein so as to provide Village with banking powers under Virginia law is attached as Appendix C to this proxy statement.

The Village Special Meeting (page 16)

The special meeting will be held virtually on December 19, 2024, at 10:00 a.m., Eastern Time. The meeting will be conducted exclusively via live webcast and there will be no physical location for the meeting. You will be able to attend the meeting online, vote your shares electronically and submit your questions during the meeting by visiting meetnow.global/MHKPWGN. At the special meeting, the shareholders of Village will be asked to vote on the following matters:

•	the merger proposal;

•	the articles amendment proposal;

•	the compensation proposal; and

•	the adjournment proposal.

Record Date and Votes Required (page 16)

You can vote at the special meeting of shareholders if you owned Village common stock at the close of business on October 29, 2024. On that date, 1,500,343 shares of Village common stock were outstanding and entitled to vote. For each proposal presented at the special meeting, a shareholder can cast one vote for each share of Village common stock owned on the record date.

The votes required to approve the proposals at the special meeting are as follows:

•	The merger proposal requires the affirmative vote of at least a majority of the outstanding shares of Village common stock entitled to vote on the proposal.

•	The articles amendment proposal requires the affirmative vote of at least a majority of the outstanding shares of Village common stock entitled to vote on the proposal.

•	The compensation proposal requires the affirmative vote of at least a majority of the votes cast on the proposal.

•	The adjournment proposal requires the affirmative vote of at least a majority of the votes cast on the proposal, whether or not a quorum is present.

Affiliate Agreements Entered into by Directors, Executive Officers and the Majority Shareholder of Village (page 59)

Each director and executive officer of Village, and Kenneth R. Lehman, the majority shareholder of Village, entered into affiliate agreements with Village and TowneBank at the time the merger agreement was executed. Under the terms of the affiliate agreements, such individuals have agreed to vote their shares of Village common stock in favor of the merger proposal and articles amendment proposal, and against any competing acquisition proposal, respectively, subject to certain exceptions, including that certain shares held in a fiduciary capacity are not covered by the agreements. As of October 29, 2024, the record date for the special meeting, directors and executive officers of Village are entitled to vote 114,648 shares of Village common stock, or approximately 7.64% of the total voting power of the shares of Village common stock outstanding on that date. As of the same date, Mr. Lehman is entitled to vote 768,622 shares of Village common stock, or approximately 51.23% of the total voting power of the shares of Village common stock outstanding on that date, which is sufficient to approve each of the merger proposal, articles amendment proposal, compensation proposal and adjournment proposal. See “The Merger Agreement – Affiliate Agreements” for additional information regarding the affiliate agreements.

Appraisal or Dissenters’ Rights (page 44)

Virginia law provides shareholders with the right to assert appraisal rights with respect to the proposed merger and demand in writing to be paid the fair value of your shares of Village common stock instead of accepting the cash merger consideration. If you wish to exercise your appraisal rights, you must strictly comply with Article 15 of the VSCA, a copy which is included as Appendix D to this proxy statement. Please refer to page 44 of this proxy statement for more information regarding your appraisal rights.

The Merger Will Be Accounted for Under the Acquisition Method of Accounting (page 46)

TowneBank will use the acquisition method of accounting to account for the merger.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for forward-looking statements to encourage companies to provide prospective information, so long as those statements are identified as forward-looking and are accompanied by meaningful cautionary statements identifying important factors that could cause actual results to differ materially from those discussed in the statements. Village desires to take advantage of these “safe harbor” provisions with regard to the forward-looking statements in this proxy statement and in the documents that are incorporated herein by reference. These forward-looking statements reflect the current views of Village with respect to future events and financial performance. Specifically, forward-looking statements may include:

•

statements relating to the ability of TowneBank and Village to timely complete the merger and the benefits thereof, including anticipated efficiencies, opportunities, synergies and cost savings estimated to result from the merger;

•	projections of revenues, expenses, income, net income per share, net interest margins, asset growth, loan production, asset quality, deposit growth and other performance measures;

•	discussions of the future state of the economy, competition, regulation, taxation, business strategies, subsidiaries, investment risk and policies; and

•	statements preceded by, followed by or that include the words “estimate,” “plan,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “seek,” “target” or similar expressions.

These forward-looking statements express the best judgment of Village based on currently available information, and we believe that the expectations reflected in our forward-looking statements are reasonable.

By their nature, however, forward-looking statements often involve assumptions about the future. Such assumptions are subject to risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. As such, Village cannot guarantee you that the expectations reflected in our forward-looking statements actually will be achieved. Actual results may differ materially from those in the forward-looking statements due to, among other things, the following factors:

•	the risk that the merger may not be consummated in a timely manner or at all, which may adversely affect Village’s business and the price of Village’s common stock;

•	the risk that required regulatory approvals for the merger may not be obtained, or that the regulatory approvals are obtained subject to unanticipated conditions;

•	the risk that Village’s shareholders may fail to approve the merger proposal or the articles amendment proposal;

•

the risk that the parties to the merger agreement may fail to satisfy other conditions to the consummation of the merger or fail to meet expectations regarding the timing and consummation of the merger;

•	the risk that TowneBank does not have the liquid assets to pay the purchase price;

•	the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement;

•	the effect of the announcement or pendency of the merger on Village’s business relationships, operation results, employees and business generally;

•	the risk that the proposed merger disrupts current plans and operations of Village and potential difficulties in Village’s employee retention as a result of the merger;

•	risks related to diverting management’s attention from Village’s ongoing business operations;

•	the outcome of legal proceedings that may be instituted against Village related to the merger agreement or the merger;

•	the amount of unexpected costs, fees, expenses and other charges related to the merger;

•	changes in general business, economic and market conditions;

•	changes in fiscal and monetary policies, and laws and regulations;

•	changes in interest rates, deposit flows, loan demand and real estate values;

•	a deterioration in asset quality and/or a reduced demand for, or supply of, credit; and

•	increased cybersecurity risk, including potential business disruptions or financial losses.

We caution you not to place undue reliance on any forward-looking statements, which speak only as of the date of this proxy statement or, in the case of a document incorporated herein by reference, as of the date of that document. Except as required by law, Village does not undertake any obligation to publicly update or release any revisions to these forward-looking statements to reflect any events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Additional factors that could cause actual results to differ materially from those expressed in the forward-looking statements are discussed in reports Village files with the SEC. See “Where You Can Find More Information” on page 64 for a list of the documents incorporated herein by reference.

THE SPECIAL MEETING

Date, Place and Time

This proxy statement is first being mailed on or about November 16, 2024, to holders of shares of Village common stock, par value $4.00 per share, as of the close of business on the record date for the special meeting of shareholders. This proxy statement is accompanied by the notice of the special meeting and a form of proxy that is solicited by the board of directors of Village for use at the special meeting to be held virtually on December 19, 2024, at 10:00 a.m., Eastern Time, and at any adjournments of that meeting. The meeting will be conducted exclusively via live webcast and there will be no physical location for the meeting. You will be able to attend the meeting online, vote your shares electronically and submit your questions during the meeting by visiting meetnow.global/MHKPWGN.

Purposes of the Special Meeting

At the special meeting, the shareholders of Village will be asked:

•	to approve the merger proposal as more fully described in this proxy statement;

•	to approve the articles amendment proposal as more fully described in this proxy statement;

•	to approve the compensation proposal as more fully described in this proxy statement; and

•	to approve the adjournment proposal as more fully described in this proxy statement.

Recommendation of Village Board of Directors

The Village board determined that the proposed merger with TowneBank is fair to and is in the best interests of Village and its shareholders and unanimously recommends that Village shareholders vote “FOR” each of the proposals that will be presented at the special meeting as described in this proxy statement.

Record Date and Voting Rights; Quorum

The Village board of directors has fixed the close of business on October 29, 2024 as the record date for determining the shareholders of Village entitled to notice of and to vote at the special meeting or any adjournments thereof. Accordingly, you are only entitled to notice of and to vote at the special meeting if you were a record holder of Village common stock at the close of business on the record date. At that date, 1,500,343 shares of Village common stock were outstanding and entitled to vote.

To have a quorum that permits Village to conduct business at the special meeting, the presence, whether by attendance at the meeting or by proxy, of the holders of Village common stock representing a majority of the voting shares outstanding on the record date is required. You are entitled to one vote for each outstanding share of Village common stock you held as of the close of business on the record date.

Holders of shares of Village common stock present at the special meeting but not voting, and shares of the common stock for which proxy cards, Internet votes or telephone votes are received indicating that their holders have abstained, will be counted as present at the special meeting for purposes of determining whether there is a quorum for transacting business. Shares held in “street name” that have been designated by brokers on proxies as not voted will not be counted as votes cast for or against any proposal. These broker non-votes will, however, be counted for purposes of determining whether a quorum exists.

Votes Required

Vote Required for Approval of the Merger Proposal. The approval of the merger proposal requires the affirmative vote of at least a majority of the shares of common stock outstanding on the record date for the special meeting.

Failures to vote, abstentions and broker non-votes will not count as votes cast. Because, however, approval of the merger proposal requires the affirmative vote of at least a majority of the shares of Village common stock outstanding on the record date, failures to vote, abstentions and broker non-votes will have the same effect as votes against the merger proposal.

Vote Required for Approval of the Articles Amendment Proposal. The approval of the articles amendment proposal requires the affirmative vote of at least a majority of the shares of common stock outstanding on the record date for the special meeting.

Failures to vote, abstentions and broker non-votes will not count as votes cast. Because, however, approval of the articles amendment proposal requires the affirmative vote of at least a majority of the shares of Village common stock outstanding on the record date, failures to vote, abstentions and broker non-votes will have the same effect as votes against the articles amendment proposal.

Vote Required for Approval of the Compensation Proposal. The approval, on an advisory basis only, of the compensation proposal requires the affirmative vote of at least a majority of the shares of Village common stock cast and entitled to vote on the proposal.

Failures to vote, abstentions and broker non-votes will not count as votes cast and will have no effect for purposes of determining whether the compensation proposal has been approved.

Vote Required for Approval of the Adjournment Proposal. The approval of the adjournment proposal requires the affirmative vote of at least a majority of the shares of Village common stock cast and entitled to vote on the proposal, whether or not a quorum is present.

Failures to vote, abstentions and broker non-votes will not count as votes cast and will have no effect for purposes of determining whether the adjournment proposal has been approved.

Stock Ownership of Village’s Executive Officers, Directors and Majority Shareholder

As of October 29, 2024, the record date for the special meeting, directors and executive officers of Village are entitled to vote 114,648 shares of Village common stock, or approximately 7.64% of the total voting power of the shares of Village common stock outstanding on that date. As of the same date, Kenneth R. Lehman, the majority shareholder of Village, is entitled to vote 768,622 shares of Village common stock, or approximately 51.23% of the total voting power of the shares of Village common stock outstanding on that date, which is sufficient to approve each of the merger proposal, articles amendment proposal, compensation proposal and adjournment proposal. Each director and executive officer of Village, and Mr. Lehman, entered into affiliate agreements with Village and TowneBank at the time the merger agreement was executed. Under the terms of the affiliate agreements, such individuals have agreed to vote their shares of Village common stock in favor of the merger proposal and articles amendment proposal, and against any competing acquisition proposal, respectively, subject to certain exceptions, including that certain shares held in a fiduciary capacity are not covered by the agreements.

Voting During the Special Meeting

Record Holders. If your shares of Village common stock are held of record in your name, your shares can be voted at the special meeting in any of the following ways:

•

By Mail. You can vote your shares by using the proxy card which is enclosed for your use in connection with the special meeting. If you complete and sign the proxy card and return it in the enclosed postage-paid envelope, you will be appointing the “proxies” named in the proxy card to vote your shares for you at the meeting. The authority you will be giving the proxies is described in the proxy card. When your proxy card is returned properly executed, the shares of Village common stock represented by it will be voted at the special meeting in accordance with the instructions contained in the proxy card.

If proxy cards are returned properly executed without an indication as to how the proxies should vote, the Village common stock represented by each such proxy card will be considered to be voted (i) “FOR” the merger proposal; (ii) “FOR” the articles amendment proposal; (iii) “FOR” the compensation proposal; and (iv) “FOR” the adjournment proposal.

•

By the Internet or Telephone. You can appoint the proxies to vote your shares for you by going to the Internet website www.envisionreports.com/VBFC or by calling 1-800-652-8683. When you are prompted for your “control number,” enter the number included on the enclosed proxy card, and then follow the instructions provided. You may vote by the Internet or telephone only until 1:00 a.m., Eastern Time, on December 19, 2024, which is the day of the special meeting. If you vote by the Internet or telephone, you need not sign and return a proxy card.

•	Online During the Meeting. You can attend the special meeting online and vote during the meeting by visiting meetnow.global/MHKPWGN.

Your vote is important. Accordingly, please sign, date and return the enclosed proxy card, or follow the instructions above to vote by the Internet or telephone, whether or not you plan to attend the special meeting.

Shares Held in “Street Name.” Only the record holders of shares of Village common stock, or their appointed proxies, may vote those shares. As a result, if your shares of Village common stock are held for you in “street name” by a broker or other nominee, such as a bank or custodian, then only your broker or nominee (i.e., the record holder) may vote them for you, or appoint the proxies to vote them for you, unless you previously have made arrangements for your broker or nominee to assign its voting rights to you or for you to be recognized as the person entitled to vote your shares. You will need to follow the directions your broker or nominee provides you and give it instructions as to how it should vote your shares by following the instructions you received from your broker or nominee with your copy of this proxy statement. Brokers and other nominees who hold shares in “street name” for their clients typically have the discretionary authority to vote those shares on “routine” proposals when they have not received instructions from beneficial owners of the shares. However, they may not vote those shares on non-routine matters, such as the proposals that will be presented at the special meeting, unless their clients give them voting instructions. To ensure that your shares are represented at the special meeting and voted in the manner you desire, it is important that you instruct your broker or nominee as to how it should vote your shares.

If your shares are held in “street name” and you wish to attend the special meeting, you must register in advance. To register, you must submit proof of your proxy power (legal proxy) reflecting your Village holdings along with your name and email address to Village’s transfer agent, Computershare. Requests for registration must be labelled as “Legal Proxy” and be received no later than 5:00 p.m., Eastern Time, on December 16, 2024. You will receive a confirmation of your registration by email after Computershare receives your registration materials. Requests for registration should be directed to Computershare at the following:

By email:	Forward the email from your broker, or attach an image of your legal proxy, to legalproxy@computershare.com

By mail:

Computershare Investor Services, Village Bank and Trust Financial Corp., Legal Proxy, P.O. Box 43078, Providence, RI 02940-3078; Courier Overnight Services: 150 Royall Street, Suite 101, Canton, MA 02021

Revocation of Proxies

Record Holders. If you are the record holder of shares of Village common stock and you sign and return a proxy card or appoint the proxies by the Internet or by telephone and you later wish to revoke the authority or change the voting instructions you gave the proxies, you can do so at any time before the voting takes place at the special meeting by taking the appropriate action described below.

To change the voting instructions you gave the proxies:

•

if you voted by proxy card, you can complete, sign and submit a new proxy card, dated after the date of your original proxy card, which contains your new instructions, and submit it so that it is received before the special meeting or, if hand delivered, before the voting takes place at the special meeting (or, in each case, any adjournment thereof); or

•

if you appointed the proxies by the Internet or telephone, you can go to the same Internet website www.envisionreports.com/VBFC or use the same telephone number 1-800-652-8683 before 1:00 a.m., Eastern Time, on December 19, 2024 (the day of the special meeting), enter the same control number (included on the enclosed proxy card) that you previously used to appoint the proxies, and then change your voting instructions.

The proxies will follow the last voting instructions received from you before the special meeting.

To revoke your proxy card or your appointment of the proxies by the Internet or telephone:

•

you can give Village’s corporate secretary a written notice, before the special meeting or, if hand delivered, before the voting takes place at the special meeting, that you want to revoke your proxy card or Internet or telephone appointment; or

•

you can attend the special meeting online and vote during the meeting or notify Village’s corporate secretary, before the voting takes place, that you want to revoke your proxy card or Internet or telephone appointment. Simply attending the special meeting alone, without voting during the meeting or notifying Village’s corporate secretary, will not revoke your proxy card or Internet or telephone appointment.

If you submit your new proxy card or notice of revocation by mail, it should be addressed to Village’s corporate secretary at Village Bank and Trust Financial Corp., 13319 Midlothian Turnpike, Midlothian, Virginia 23113, Attention: Deborah M. Golding, and must be received no later than the beginning of the special meeting or, if the special meeting is adjourned, before the adjourned meeting is actually held. If hand delivered, your new proxy card or notice of revocation must be received by Village’s corporate secretary before the voting takes place at the special meeting or at any adjourned meeting. If the special meeting is postponed or adjourned, all proxies will be voted at the postponed or adjourned special meeting in the same manner as they would have been voted at the originally scheduled special meeting except for any proxies that have been properly withdrawn or revoked.

If you need assistance in changing or revoking your proxy, please contact Village’s corporate secretary by calling Deborah M. Golding, Corporate Secretary, at (804) 897-3900 or by writing to Village’s executive offices at 13319 Midlothian Turnpike, Midlothian, Virginia 23113, Attention: Deborah M. Golding.

Shares Held in “Street Name.” If your shares are held in “street name” and you want to change or revoke voting instructions you have given to the record holder of your shares, you must follow the directions given by your bank, broker, custodian or nominee.

Solicitation of Proxies

This solicitation is made on behalf of the Village board of directors, and Village will pay the costs of soliciting and obtaining proxies, including the cost of reimbursing banks and brokers for forwarding proxy materials to shareholders. Proxies may be solicited, without extra compensation, by Village officers and employees by mail, electronic mail, telephone, fax or personal interviews.

PROPOSALS TO BE CONSIDERED AT THE SPECIAL MEETING

Approval of the Merger Proposal (Proposal No. 1)

At the special meeting, shareholders of Village will be asked to approve the merger proposal providing for TowneBank’s acquisition of Village and Village Bank. Shareholders of Village should read this proxy statement carefully and in its entirety, including the appendices, for more detailed information concerning the merger agreement and the merger. A copy of the merger agreement is attached to this proxy statement as Appendix A.

After careful consideration, the Village board of directors approved the merger agreement and the merger and deemed them to be fair to and in the best interests of Village and the shareholders of Village. See “The Merger – Village’s Reasons for the Merger; Recommendation of Village’s Board of Directors” included elsewhere in this proxy statement for a more detailed discussion of the Village board of directors’ recommendation.

The Village board of directors unanimously recommends that Village shareholders vote “FOR” the merger proposal.

Approval of the Articles Amendment Proposal (Proposal No. 2)

Under Virginia law, a Virginia chartered bank like TowneBank can only merge with an entity that is chartered with banking powers under federal or state law. In order to facilitate the merger of Village with and into TowneBank, at the special meeting, shareholders of Village will be asked to approve an amendment to Village’s articles of incorporation to amend Article II therein so as to provide Village with banking powers under Virginia law solely for the purpose of consummating the merger. The form of amendment to Village’s articles of incorporation is attached to this proxy statement as Appendix C.

The Village board of directors unanimously recommends that Village shareholders vote “FOR” the articles amendment proposal.

Approval of the Compensation Proposal (Proposal No. 3)

In accordance with Section 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), Village is providing its shareholders with the opportunity to cast an advisory (non-binding) vote on the compensation that may be paid or become payable to its named executive officers that is based on or otherwise relates to the merger, the value of which is set forth in the table included in the section of this proxy statement entitled “The Merger – Potential Payments and Benefits to Village’s Named Executive Officers in Connection with a Change of Control.” As required by Section 14A of the Exchange Act, Village is asking its shareholders to vote on the adoption of the following resolution:

“RESOLVED, that the compensation that may be paid or become payable to Village’s named executive officers that is based on or otherwise relates to the merger, as disclosed in the table in the section of the proxy statement entitled “The Merger – Potential Payments and Benefits to Village’s Named Executive Officers in Connection with a Change of Control,” including the associated narrative discussion and the agreements or understandings pursuant to which such compensation may be paid or become payable, are hereby APPROVED.”

The vote on specified compensation that may be payable in connection with the merger is a vote separate and apart from the vote to approve the merger agreement. Accordingly, a shareholder may vote to approve such specified compensation and vote not to approve the merger agreement and vice versa. Because the vote to approve such specified compensation is advisory in nature only, it will not be binding on either Village or TowneBank. Accordingly, because Village may be contractually obligated to pay the compensation, the compensation will be payable, subject only to the conditions applicable thereto, if the merger agreement is approved and the merger is completed and regardless of the outcome of the compensation proposal.

The Village board of directors unanimously recommends a vote “FOR” the compensation proposal.

Approval of the Adjournment Proposal (Proposal No. 4)

If there are not sufficient votes to approve the merger proposal or the articles amendment proposal at the special meeting, the meeting may be adjourned to a later date or dates, if necessary or appropriate, to permit further solicitation of proxies to approve the merger proposal and the articles amendment proposal. In that event, Village shareholders will be asked to vote on the adjournment proposal and will not be asked to vote on the merger proposal and the articles amendment proposal if there are insufficient votes to approve the proposals at the special meeting until such adjournment, if any.

In order to allow proxies that have been received by Village at the time of the special meeting to be voted for the adjournment proposal, Village is submitting the adjournment proposal to its shareholders as a separate matter for their consideration. This proposal asks Village shareholders to authorize the holder of any proxy solicited by the Village board of directors on a discretionary basis to vote in favor of adjourning the special meeting to another time and place for the purpose of soliciting additional proxies, including the solicitation of proxies from Village shareholders who have previously voted.

If it is necessary to adjourn the special meeting, then, unless the meeting will have been adjourned for a total of more than 120 days, no notice of such adjourned meeting is required to be given to shareholders, other than an announcement at the special meeting of the place, date and time to which the special meeting is adjourned. Even if a quorum is not present, shareholders who are represented at a meeting may approve an adjournment of the meeting.

The Village board of directors unanimously recommends that Village shareholders vote “FOR” the adjournment proposal.

THE MERGER

The following discussion contains certain information about the merger. The discussion is subject to and is qualified in its entirety by reference to the merger agreement, which is attached as Appendix A to this proxy statement and incorporated herein by reference. We urge you to read carefully this proxy statement, including the merger agreement, for a more complete understanding of the merger.

General

The Village board of directors and TowneBank board of directors have each approved the merger agreement and the merger, which provides for TowneBank’s acquisition of Village and Village Bank.

Pursuant to the terms of the merger agreement, as a result of the merger, each share of Village common stock issued and outstanding immediately before the merger will be converted into the right to receive $80.25 in cash. Village shareholders will receive approximately $120.4 million in the aggregate based on the 1,500,343 shares of Village common stock outstanding as of the date of this proxy statement. The purchase price is fixed and will not be adjusted based upon changes in the market price of TowneBank common stock or Village common stock prior to the effective date of the merger. Shares of TowneBank common stock held by TowneBank shareholders will remain unchanged in the merger.

Background of the Merger

As part of its ongoing consideration and evaluation of Village’s long-term prospects and strategy, the Village board of directors and senior management periodically review and assess its business strategy and objectives. In reviewing its strategic alternatives, the Village board has recently discussed the changes in the financial services industry and the regulatory environment as well as other challenges facing community banks like Village. These challenges have included increasing government regulation, expense burdens related to technology and training, competition in the delivery of financial products and services, and an interest rate environment that has resulted in pressure on interest rate spreads and margins. These discussions have also addressed potential strategic alternatives that might be available to Village, including organic growth opportunities, potential mergers and acquisitions, and capital planning, all with the goal of enhancing long-term shareholder value. In addition, Village’s senior management team has had, from time to time, informal discussions with representatives of other financial institutions and periodically has received informal inquiries from third parties regarding potential business combination transactions.

In January 2024, the Village board devoted a portion of its regular meeting to discussing possible strategic transactions with other financial institutions, including the potential for partnering with a similarly sized institution in a merger of equals transaction or pursuing a merger with a larger institution. A representative of Janney participated in the meeting to provide insight into the community banking industry along with observations regarding strategic alternatives potentially available to Village. Janney shared with the Village board, among other information, data from recent business combination transactions that involved financial institutions similar to Village and the potential prices that Village could reasonably expect to receive in a sale of the company. The Village board discussed the information provided and the alternatives available to Village, and decided to continue to monitor and consider such alternatives at future meetings.

During the remainder of the first quarter and second quarter of 2024, James E. Hendricks, Jr., President and Chief Executive Officer of Village and Village Bank, had several discussions with a representative of Janney to stay informed about the mergers and acquisitions environment for community banks and potential opportunities for Village. Mr. Hendricks had separate meetings and telephone calls with multiple peer bank executives during this period to gain perspective from other organizations operating inside and outside Village’s markets. Mr. Hendricks was also in regular contact with members of the Village board and senior management team to share information he gathered and to solicit feedback regarding Village’s strategic options.

In April 2024, at its regular meeting, the Village board continued to evaluate its strategic goals and opportunities. A representative of Janney participated in the meeting. During the meeting, the Village board discussed the current banking environment and recent developments in the banking and financial services industry. The Village board also discussed a variety of strategic alternatives, including Village’s prospects for organic growth on a stand-alone basis and the potential for a strategic merger with another financial institution. Janney provided the board with a general overview of the process of soliciting interest in a business combination transaction from other financial institutions should the board decide to do so.

In May 2024, at its regular meeting, the Village board continued its discussion of the future direction of the company. The Village board engaged in a robust and thorough discussion taking into consideration information previously provided by Janney and members of Village’s senior management team. Following this discussion and in consideration of the potential value to be received by Village’s shareholders in a merger with a larger institution along with the challenges of remaining independent, the Village board determined to initiate a process of soliciting interest to acquire Village from a targeted group of larger institutions. The institutions selected were determined by the board, following advice from Janney, to be (i) most likely interested in acquiring Village, (ii) able to pay a price higher than what the Village board believed it could reasonably achieve as a standalone company, and (iii) desirable acquirers for Village’s employees, customers and other stakeholders. The Village board noted that it was not under any obligation to proceed with a transaction should the solicitation process not generate the desired results in terms of valuation and other factors that it determined to be in the best interests of Village and its shareholders.

In late May and early June 2024, Village’s senior management team, in coordination with Janney, prepared a confidential information memorandum to be used to provide information about Village to potential merger partners and populated an online data room to facilitate the performance of due diligence by potential merger partners.

Beginning on June 17, 2024, Janney contacted eight financial institutions regarding their interest in a potential strategic transaction with Village. All eight institutions entered into confidentiality agreements and were granted access to the online data room, which contained the confidential information memorandum and extensive financial and other information about Village. TowneBank entered into a confidentiality agreement on July 15, 2024 and thereafter conducted due diligence on Village. Piper Sandler & Co. (“Piper Sandler”) was engaged as financial advisor to the TowneBank board of directors in connection with its consideration of a potential business combination with Village.

During late June through July 2024, members of Village’s senior management team conducted separate in-person meetings with representatives of four of the potential business combination partners contacted by Janney, including TowneBank. During these meetings, the parties discussed Village’s business, organizational structure and potential structures of a possible transaction. The parties also discussed aspects of potential business integration, including key employee retention, reporting relationships and compensation matters.

Four of the eight institutions contacted by Janney, including TowneBank, submitted non-binding letters of intent to Village, which were due by July 31, 2024. Two of the proposals consisted of 100% cash consideration and two of the proposals consisted of 100% stock consideration. The TowneBank proposal consisted of 100% cash consideration of $80.00 per share of Village stock, or approximately $120.3 million in the aggregate. The other institutions that submitted non-binding letters of intent to Village are referred to as “Institution A,” “Institution B” and “Institution C.” Institution A’s proposal consisted of 100% stock consideration with an implied price of approximately $69.60 per share of Village stock, or approximately $104.7 million in the aggregate, based on Institution A’s trading price as of the date of its letter of intent. Institution B’s proposal consisted of 100% cash consideration of $70.37 per share of Village stock, or approximately $105.9 million in the aggregate. Institution C’s proposal consisted of 100% stock consideration with an implied price of approximately $65.68 per share of Village stock, or approximately $98.8 million in the aggregate, based on Institution C’s trading price as of the date of its letter of intent.

A special meeting of the Village board was held on August 7, 2024, with representatives of Janney and Williams Mullen, legal counsel to Village, also present, to analyze and discuss the four letters of intent. The Village board reviewed the proposals in detail with extensive discussion regarding the history and prospects of the interested parties, their respective stock performance, pro-forma analysis of the potential combined companies, and opportunities and risks for Village shareholders under each of the proposals.

The Village board also evaluated a variety of other factors for each proposal, as applicable, including the (i) ratio of per share consideration to Village’s tangible equity value, (ii) ratio of price to last 12 months earnings per share, (iii) ownership percentage of the combined company that Village shareholders would maintain, (iv) pro forma dividends per share, (v) ratio of buyer’s stock price to its tangible book value, (vi) any seat on the combined company’s board to be held by a Village board member, (vii) Village’s familiarity with the proposed buyer and any existing commercial relationships, (viii) impacts to shareholders of the form of consideration offered, particularly with respect to taxes, and (ix) perceived ability to complete the transaction in a timely manner.

After considering the merits of each of the proposals, and after discussions with representatives of Janney and of Williams Mullen, the Village board instructed Janney to invite TowneBank, Institution A and Institution B to conduct additional due diligence on Village and to submit revised non-binding letters of intent to Village by August 16, 2024.

Members of Village’s senior management team met with members of Institution B’s senior management team on August 12, 2024 to exchange further due diligence information and discuss a potential combination of the parties.

On August 16, 2024, Village received revised non-binding letters of intent from TowneBank, Institution A and Institution B. TowneBank’s revised proposal consisted of 100% cash consideration of $80.25 per share of Village stock, or approximately $120.7 million in the aggregate. Institution A’s revised proposal consisted of 100% stock consideration with an implied price of approximately $78.36 per share of Village stock, or approximately $117.9 million in the aggregate, based on Institution A’s trading price as of the date of its revised letter of intent. Institution B’s revised proposal consisted of 100% cash consideration of $79.00 per share of Village stock, or approximately $118.8 million in the aggregate.

On August 20, 2024, the Village board held a special meeting, with representatives of Janney and Williams Mullen present, to analyze and discuss the three revised letters of intent. A representative of Janney provided an updated financial analysis of TowneBank, Institution A and Institution B, and of the proposed merger consideration described in each of their proposals. Representatives of Williams Mullen discussed the potential process moving forward and the legal standards and responsibilities of the directors with regard to matters before them. The Village board considered at length whether or not to move forward with a merger transaction, the merits of each proposal, the historical performance and prospects of each potential merger partner, and the risks and benefits of entering into an exclusive negotiation with one of the parties. The Village board determined that the TowneBank proposal represented the best combination of high valuation and low execution risk relative to the other proposals because (i) the TowneBank proposal had the highest purchase price per share and aggregate value as of the dates of the respective revised letters of intent, (ii) the TowneBank proposal was a cash offer, which limited downside market risk and would provide Village shareholders with immediate liquidity, and (iii) TowneBank had a recent history of successfully and efficiently acquiring financial institutions. Following this discussion, the Village board authorized management to contact TowneBank to request that TowneBank’s most recent proposal be revised to indicate that one current director of Village would be added to the TowneBank board on the effective date of the merger to ensure continuity of relationships with Village’s legacy customers and employees after the merger.

Between August 20, 2024 and August 27, 2024, Mr. Hendricks had several telephone conversations with G. Robert Aston, Jr., Executive Chairman of TowneBank, to discuss, among other matters, Village’s request for TowneBank to add one current director of Village to the TowneBank board on the effective date of the merger. Messrs. Aston and Hendricks discussed the current composition of the TowneBank board and the experience and qualifications the TowneBank board was looking for in new directors. Mr. Hendricks provided perspective on the members of the Village board that would potentially fit the profile of directors being sought by TowneBank. Mr. Aston communicated that the TowneBank board would be willing to add one current director of Village to be identified by TowneBank in its sole discretion, and TowneBank provided a revised non-binding letter of intent, dated August 21, 2024, to reflect such willingness. TowneBank’s August 21, 2024 letter of intent was otherwise the same as its prior letter of intent, including with respect to the proposed $80.25 per share cash purchase price.

On August 21, 2024, Mr. Hendricks had a telephone conversation with Village’s majority shareholder, Kenneth R. Lehman, to discuss the process Village had undertaken to explore a sale of the company. Mr. Lehman expressed his support for a potential merger with TowneBank on the terms proposed in TowneBank’s August 21, 2024 letter of intent and indicated his willingness to sign an affiliate agreement simultaneous with execution of a definitive merger agreement with TowneBank.

On August 27, 2024, the Village board held a special meeting, with representatives of Janney and Williams Mullen present, to reaffirm the Village board’s desire to advance the merger discussions with TowneBank and desire to grant TowneBank a 45-day period of exclusivity to conduct additional due diligence and negotiate a definitive merger agreement with Village. On August 27, 2024, Mr. Hendricks, on behalf of Village, executed TowneBank’s August 21, 2024 letter of intent, which contained such 45-day exclusivity period.

On August 30, 2024, Troutman Pepper Hamilton Sanders, LLP (“Troutman Pepper”), as outside legal counsel for TowneBank in connection with the transaction, delivered a draft of a definitive merger agreement to Williams Mullen. During the period from August 30, 2024 through September 23, 2024, the parties and their respective legal counsel exchanged drafts and negotiated changes to the draft merger agreement in an effort to resolve all open issues to reach a definitive merger agreement. The parties engaged in discussions regarding various transaction terms, including the circumstances under which the Village board would have the right to entertain superior third-party offers prior to the closing of the merger, the circumstances under which the Village board could change its recommendation to its shareholders that they approve the merger, the termination fee that would be payable by Village if the merger agreement is terminated under certain circumstances, the circumstances under which certain former Village employees are entitled to severance from the combined company, the affirmative and negative covenants that would be applicable to each of Village and TowneBank prior to the closing of the merger, the customary representations and warranties of each of Village and TowneBank, and the terms of affiliate agreements that were to be executed and delivered by directors and executive officers of Village and by Village’s majority shareholder. During this time, management of the parties and their respective financial advisors continued discussions, and Village and TowneBank each performed additional due diligence on the other party. TowneBank populated an online data room to facilitate the performance of due diligence of it by Village. The parties also provided drafts of their respective disclosure letters to the merger agreement and discussed other aspects of the proposed transaction and merger integration issues. During this period, TowneBank also negotiated the terms of employment agreements between TowneBank and key executives of Village. The Village executives were advised by separate independent counsel in connection with the negotiation of employment agreements with TowneBank.

On September 10, 2024, Mr. Hendricks traveled to TowneBank’s headquarters to meet with senior executives of TowneBank, including Mr. Aston, William I. Foster III, President and Chief Executive Officer, R. Lee Clark, Chief Operating Officer, and Brian K. Skinner, President and Regional Banking Director for Virginia and Northeastern North Carolina. The parties discussed, among other matters, the potential combined management team, anticipated reporting structure, and operational and integration plans.

On September 13, 2024, the Village board held a special meeting to discuss the status of the merger and related matters. Also present were representatives of Janney and Williams Mullen. A representative of Janney reviewed with the board the fulsome process that had been undertaken to that point to identify the best merger partner for Village shareholders, and presented a detailed financial analysis of TowneBank and of the terms of the proposed merger. Representatives of Williams Mullen provided an overview of ongoing negotiations of the merger agreement and related transaction documents, responded to questions and engaged in discussion regarding various transaction terms, and reviewed with the Village board the legal standards applicable to its decisions and actions with respect to the proposed merger.

On the afternoon of September 23, 2024, at its regular meeting, the Village board further considered the proposed merger with TowneBank. Representatives of Janney and Williams Mullen also participated in the meeting. Representatives of Janney delivered to the Village board its oral opinion, which was subsequently confirmed in writing, to the effect that, as of such date and subject to the procedures followed, matters considered and assumptions and qualifications set forth in Janney’s written opinion, the cash merger consideration was fair, from a financial point of view, to the holders of Village’s outstanding common stock. Representatives of Williams Mullen described the terms and conditions of the most recent draft merger agreement and related transaction documents, copies of which were delivered to the Village board prior to the meeting, and provided an update regarding the negotiation of material terms of the merger agreement and related transaction documents since the September 13, 2024 meeting of the Village board. After considering the proposed terms of the merger agreement and other transaction documents and its discussions with Village’s financial and legal advisors, and taking into consideration the matters discussed during meetings of the Village board, including the factors described below under “– Village’s Reasons for the Merger; Recommendation of Village’s Board of Directors,” the Village board unanimously (i) approved and adopted the merger agreement, (ii) determined that the merger, the merger agreement and the transactions contemplated by the merger agreement were in the best interests of Village and its shareholders, (iii) determined to recommend that the Village shareholders approve the merger agreement and the transactions contemplated thereby, and (iv) authorized Mr. Hendricks to execute and deliver the merger agreement and take the other actions necessary to effect the merger.

TowneBank’s management strategically reviews opportunities to acquire banks and other financial services companies to build its financial services platform and expand its customer base, market areas and product and services offerings. In 2015, TowneBank completed an out-of-market bank acquisition to expand its market area to the Richmond, Virginia market through the acquisition of Franklin Financial Corporation and its wholly owned thrift subsidiary, Franklin Federal Savings Bank. In 2016, TowneBank completed its acquisition of Monarch Financial Holdings, Inc., and its wholly owned bank subsidiary, Monarch Bank, headquartered in Chesapeake, Virginia. In 2018, TowneBank completed its acquisition of Paragon Commercial Corporation and its wholly owned bank subsidiary, Paragon Commercial Bank, to expand its market area to the Raleigh, Cary and Charlotte, North Carolina markets. In 2023, TowneBank completed its acquisition of Farmers Bankshares, Inc., and its wholly owned bank subsidiary, Farmers Bank, Windsor, Virginia.

At a special meeting held on September 23, 2024, the TowneBank board approved the proposed merger and merger agreement.

Village and TowneBank executed the merger agreement the evening of September 23, 2024 and publicly announced the transaction before the stock markets opened on the morning of September 24, 2024 in a press release issued jointly by TowneBank and Village.

Village’s Reasons for the Merger; Recommendation of Village’s Board of Directors

After careful consideration, the Village board of directors, at a meeting held on September 23, 2024, determined that the merger agreement and the transactions contemplated thereby are in the best interests of Village and its shareholders. Accordingly, the Village board of directors adopted and approved the merger agreement and unanimously recommends that Village’s shareholders vote “FOR” the merger proposal, “FOR” the articles amendment proposal, “FOR” the compensation proposal and “FOR” the adjournment proposal.

In evaluating the merger agreement and reaching its decision to adopt and approve the merger agreement and recommend that Village’s shareholders approve the merger agreement, the Village board of directors consulted with Village’s management, as well as its outside legal and financial advisors, and considered a number of factors, including the following material factors (not in any relative order of importance):

•

a review of the prospects, challenges and risks of Village remaining independent versus merging with TowneBank, including national and local economic conditions, competition and consolidation in the financial services industry, and the regulatory and compliance environment for community banks;

•

the board’s assessment of the strategic alternatives available to Village and the execution risk presented by those options, along with the board’s determination that the merger with TowneBank was the best strategic option available for Village’s shareholders;

•	the financial and other terms of the merger agreement, including that Village’s shareholders will receive cash in the merger;

•	the complementary aspects of Village’s and TowneBank’s businesses, operations and culture, including customer and community focus, business lines and geographic coverage;

•

the possible effects of the proposed merger on Village’s customers, including the benefits to Village’s customers through enhancements in bank products and services, higher lending limits and greater financial resources;

•	the regulatory and other approvals required in connection with the merger and the expectation that the approvals will be received in a timely manner and without imposition of unacceptable conditions;

•

the support of Village’s majority shareholder, who holds voting power sufficient to approve each of the merger proposal, articles amendment proposal, compensation proposal and adjournment proposal, through the execution of an affiliate agreement in connection with the merger;

•	the perceived ability of TowneBank to complete a merger transaction from a financial and regulatory perspective, including its prior history of successful merger transactions;

•	the opportunities for advancement in the combined company for continuing Village employees and the terms of severance for employees who would not be retained;

•

that one current Village director will join the TowneBank board of directors after the merger and all current Village directors will be offered the opportunity to serve on a TowneBank regional advisory board; and

•

the financial analyses delivered to Village’s board of directors by representatives of Janney as well as the opinion of Janney rendered to the Village board of directors on September 23, 2024 to the effect that, as of such date and subject to the procedures followed, assumptions made, matters considered and qualifications and limitations on the review undertaken by Janney as set forth in the opinion, the cash merger consideration was fair, from a financial point of view, to the holders of Village common stock.

Village’s board also considered potential risks and a variety of potential negative factors in connection with its deliberations concerning the merger agreement and the merger, including the following material factors (not in any relative order of importance):

•

the fact that, while Village expects that the merger will be consummated, there can be no assurance that all conditions to the parties’ obligations to complete the merger agreement will be satisfied, including the risk that certain regulatory approvals, the receipt of which are conditions to the consummation of the merger, might not be obtained, and, as a result, the merger may not be consummated;

•	the fact that the receipt of cash in exchange for shares of Village common stock in connection with the merger will be a taxable transaction to Village shareholders;

•

the restrictions on the conduct of Village’s business prior to the completion of the merger, which are customary for public company merger agreements involving financial institutions, but which, subject to specific exceptions, could delay or prevent Village from undertaking business opportunities that may arise;

•

the significant risks and costs involved in connection with entering into or completing the merger, or failing to complete the merger in a timely manner, or at all, such as the risks and costs relating to diversion of management and employee attention from other strategic opportunities and operational matters, potential employee attrition, and the potential effects on business and customer relationships;

•

the fact that Village would be prohibited from soliciting acquisition proposals after execution of the merger agreement, and the possibility that the $4.8 million termination fee payable by Village upon the termination of the merger agreement under certain circumstances could discourage other potential acquirers from making a competing bid to acquire Village;

•	the fact that some of Village’s directors and executive officers have other interests in the merger that are different from, or in addition to, their interests as Village shareholders; and

•	the possibility of litigation in connection with the merger.

Based on the factors described above, the board of Village determined that the merger with TowneBank would be advisable and in the best interests of Village and adopted the merger agreement and resolved to recommend its approval to the shareholders of Village.

The foregoing discussion of the information and factors considered by the Village board of directors is not intended to be exhaustive but includes the material factors considered by the Village board of directors. In view of the wide variety of factors considered in connection with its evaluation of the merger and the complexity of these matters, the Village board of directors did not find it useful, and did not attempt, to quantify, rank or otherwise assign relative weights to these factors. In considering the factors described above, the individual members of the Village board of directors may have given different weight to different factors. The Village board of directors conducted an overall analysis of the factors described above including through discussions with, and questioning of, Village’s management and Village’s legal and financial advisors, and considered the factors overall to be favorable to, and to support, its determination to adopt the merger agreement and recommend its approval to Village’s shareholders.

The foregoing explanation of Village’s board of directors’ reasoning and all other information presented in this section is forward-looking in nature and, therefore, should be read in light of the factors discussed in the section entitled “Cautionary Statement Regarding Forward-Looking Statements.”

Opinion of Village’s Financial Advisor

Village retained Janney to render financial advisory and investment banking services to Village. As part of its engagement, Janney agreed to assist Village in analyzing, structuring, negotiating and, if appropriate, effecting a transaction between Village and another corporation or business entity. Janney also agreed to provide the board of directors of Village with an opinion as to the fairness, from a financial point of view, of the cash consideration to be paid to the holders of Village common stock in the proposed merger. Village engaged Janney because Janney is a nationally recognized investment banking firm with substantial experience in transactions similar to the merger and is familiar with Village and its business. As part of its investment banking business, Janney is continually engaged in the valuation of financial institutions and their securities in connection with mergers and acquisitions and other corporate transactions.

On September 23, 2024, Village’s board of directors held a meeting to evaluate the proposed merger. At this meeting, Janney reviewed the financial aspects of the proposed merger and rendered an opinion to the board of directors of Village that, as of such date and based upon and subject to assumptions made, procedures followed, matters considered and limitations on the review undertaken, the cash merger consideration to be paid to Village in connection with the proposed merger with TowneBank was fair, from a financial point of view, to Village’s shareholders.

The full text of Janney’s written opinion, dated September 23, 2024, is attached as Appendix B to this proxy statement and is incorporated herein by reference. The description of the opinion set forth herein is qualified in its entirety by reference to the full text of such opinion. Village’s shareholders are urged to read the opinion in its entirety.

Janney’s opinion speaks only as of the date of the opinion and Janney undertakes no obligation to revise or update its opinion. The opinion is directed to the board of directors of Village and addresses only the fairness, from a financial point of view, of the cash merger consideration to be paid to Village shareholders in the proposed merger. The opinion does not address, and Janney expresses no view or opinion with respect to, (i) the underlying business decision of Village to engage in the merger, (ii) the relative merits or effect of the merger as compared to any alternative business transactions or strategies that may be or may have been available to or contemplated by Village or Village’s board of directors or (iii) any legal, regulatory, accounting, tax or similar matters relating to Village, its shareholders or relating to or arising out of the merger. The opinion expresses no view or opinion as to any terms or other aspects of the merger, except for the purchase price. Village and TowneBank determined the purchase price through the negotiation process. The opinion does not express any view as to the amount or nature of the compensation to any of Village’s officers, directors or employees, or any class of such persons, relative to the purchase price, or with respect to the fairness of any such compensation. The opinion has been reviewed and approved by Janney’s Fairness Opinion Committee in conformity with its policies and procedures established under the requirements of Rule 5150 of the Financial Industry Regulatory Authority.

The following is a summary of the analyses performed by Janney in connection with its fairness opinion. Certain analyses were confirmed in a presentation to the board of directors of Village by Janney. The summary set forth below does not purport to be a complete description of either the analyses performed by Janney in rendering its opinion or the presentation delivered by Janney to the board of directors of Village, but it does summarize all of the material analyses performed and presented by Janney.

The preparation of a fairness opinion involves various determinations as to the most appropriate and relevant methods of financial analyses and the application of those methods to the particular circumstances. In arriving at its opinion, Janney did not attribute any particular weight to any analysis or factor considered by it, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. Janney may have given various analyses more or less weight than other analyses. Accordingly, Janney believes that its analyses and the following summary must be considered as a whole and that selecting portions of its analyses, without considering all factors, could create an incomplete view of the process underlying the analyses set forth in its report to the board of directors of Village and its fairness opinion.

In performing its analyses, Janney made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of Village or TowneBank. The analyses performed by Janney are not necessarily indicative of actual value or actual future results, which may be significantly more or less favorable than suggested by such analyses. Such analyses were prepared solely as part of Janney’s analysis of the fairness of the cash merger consideration, from a financial point of view, to Village’s shareholders. The analyses do not purport to be an appraisal or to reflect the prices at which Village might actually be sold or the prices at which any securities may trade at the present time or at any time in the future. Janney’s opinion does not address the relative merits of the merger with TowneBank as compared to any other business combination in which Village might engage. In addition, as described above, Janney’s opinion was one of many factors taken into consideration by the board of directors of Village in making its determination to approve the Agreement.

During the course of its engagement and as a basis for arriving at its opinion, Janney:

•	reviewed the merger agreement and terms of the merger;

•

familiarized themselves with the financial condition, business, operations, assets, earnings, prospects and senior management’s views as to the future financial performance of Village, Village Bank and TowneBank;

•

reviewed certain financial statements, both audited and unaudited, and related financial information of Village, Village Bank and TowneBank, including annual and quarterly reports filed by the parties with the SEC, the FDIC and the Board of Governors of the Federal Reserve System;

•

reviewed estimated annual net income and total assets growth rate for Village for the years ending December 31, 2024 through December 31, 2026, based on projections provided by senior management of Village;

•	compared certain aspects of the financial performance of Village, Village Bank and TowneBank with similar data available for certain other financial institutions;

•	reviewed the terms of recent merger and acquisition transactions, to the extent publicly available, involving banks and bank holding companies that Janney considered relevant; and

•	performed such other analyses and considered such other factors as Janney deemed appropriate.

Janney also took into account its assessment of general economic, market and financial conditions and its experience in other transactions as well as its knowledge of the banking industry and its general experience in securities valuation.

In arriving at its opinion, Janney has assumed, without independent verification, the accuracy and completeness of the financial and other information and representations contained in the materials provided by Village and TowneBank and in the discussions with Village’s and TowneBank’s respective management teams. Janney has further relied upon the assurances of the management of Village and TowneBank that the financial information provided has been prepared on a reasonable basis in accordance with industry practice, and that they are not aware of any information or facts that would make any information provided to Janney incomplete or misleading. Without limiting the generality of the foregoing, for the purpose of its analyses and opinion, Janney has assumed that, with respect to financial forecasts, estimates and other forward-looking information reviewed, that such information has been reasonably prepared based on assumptions reflecting the best currently available estimates and judgments of the management of Village and TowneBank (as the case may be) as to the expected future results of operations and financial condition of Village and TowneBank and the other matters covered thereby.

Janney has also assumed that the financial estimates and estimates and allowances regarding under-performing and nonperforming assets and net charge-offs have been reasonably prepared on a basis reflecting the best currently available information, judgments and estimates of Village and that such estimates will be realized in the amounts and at the times contemplated thereby. Janney is not an expert in the evaluation of loan and lease portfolios for purposes of assessing the adequacy of the allowances for losses with respect thereto and has assumed and relied upon management’s estimates and projections. Janney was not retained to and did not conduct a physical inspection of any of the properties or facilities of Village or its respective subsidiaries. In addition, Janney has not reviewed individual credit files, nor has Janney made an independent evaluation or appraisal of the assets and liabilities of Village or any of its respective subsidiaries, and Janney was not furnished with any such evaluations or appraisals.

Summary of Proposed Merger Consideration and Implied Transaction Metrics

Based on the $80.25 per share cash offer, Janney calculated an aggregate implied transaction value of approximately $120.0 million. Based upon financial information for Village as or for the last twelve months (“LTM”) ended June 30, 2024, unless otherwise noted, Janney calculated the following implied transaction metrics:

Value Per Share:	$80.25
Aggregate Value:	$120.0M
Price / Book Value:	171.1%
Price / Tangible Book Value:	171.1%
Price / LTM Earnings(1)	18.5x
Price / 2024E Earnings	18.0x
Price / 2025E Earnings	14.9x
Premium / Core Deposits	8.9%

(1)	Village executed a securities repositioning during Q3 2023 resulting in a pretax loss of $5.0 million. The Price / LTM Earnings is adjusted to exclude this one-time loss.

Source: Agreement and Plan of Merger; Village-provided documents; S&P Capital IQ Pro; Janney calculations.

Franchise Valuation

Janney used a franchise valuation analysis to estimate the value of Village’s common stock based on the composition of its balance sheet on June 30, 2024. The franchise valuation analysis involves calculating the net asset value of Village and adding a core deposit premium to the net asset value to determine the overall value of Village. In order to calculate Village’s net asset value, Janney adjusted Village’s tangible common equity with an after-tax credit mark of approximately $2.838 million. The deposit premium was calculated by assigning a premium to each deposit account type based on the perceived value of each type of deposit to a potential acquiror.

Dollars in thousands
	06/30/24	Premium
	Balance	(%)	($)
Non-Interest Bearing deposits	$236,063	10.00%	$23,606
NOW Accounts	73,305	8.00%	5,864
Savings and Money Market Accounts	251,038	6.00%	15,062
Certificates of Deposit	68,506	0.00%	0
Total deposits	$628,912	7.08%	$44,533

Source: S&P Capital IQ Pro; Village-provided documents.

Janney selected premiums of 0% for certificates of deposit, 6% for savings and money market accounts, 8% for NOW accounts, and 10% for non-interest bearing deposits. Applying these premiums to Village’s deposits suggested an overall premium of 7.08%, or $44.533 million. Janney noted that deposit premiums paid in bank merger transactions vary. Therefore, Janney also selected a range of deposit premiums from 5% to 9%. The following chart provides a summary of the franchise value analysis:

Dollars in thousands, except per share amounts
	Amount	Per Share
Tangible Common Equity	$70,142	$46.91
Less: Credit Mark (After-Tax)	($2,838)	($1.90)
Add: Deposit Premium	$44,533	$29.78
Indicated Franchise Value	$111,837	$74.80

Minimum Franchise Value – (5% Deposit Premium)	$98,750	$66.05
Maximum Franchise Value – (9% Deposit Premium)	$123,906	$82.87

Note: Per share metrics based upon 1,495,160 shares outstanding.

Source: S&P Capital IQ Pro; Village-provided documents.

The franchise value analysis suggested an overall range of value of $66.05 to $82.87 per share for Village’s common stock. The value suggested by a 7.08% deposit premium was $74.80 per share.

Analysis of Precedent Transactions

National Group. Janney reviewed certain publicly available transaction multiples and related financial data for transactions in the United States nationwide announced since June 30, 2023, where the deal value was publicly disclosed, and the target’s assets were between $500.0 million and $1.0 billion. The following transactions were selected by Janney because each target’s relative asset size, financial performance and operations, among other factors, was reasonably similar to Village; however, no selected company or transaction below is identical or directly comparable to Village or the proposed merger. A complete analysis involves complex considerations and qualitative judgments concerning differences in the selected transactions and other factors that could affect the transaction values in those selected transactions as compared with the proposed merger. The table below sets forth the data for each transaction and the range of metrics for the comparable group.

Buyer	Target	Price / TBV (%)	Price / LTM EPS (x)	Price / Assets (%)	Core Deposit Premium (%)
ACNB Corp.	Traditions Bancorp	128.5	16.4	10.1	NA
CBC Bancorp	Bay Community Bancorp	166.5	15.9	12.9	8.5
Business First Bancshares Inc.	Oakwood Bancshares Inc.	121.2	19.8	10.4	3.1
Capital Bancorp Inc.	Integrated Financial Holdings Inc.	106.3	5.8	13.2	2.9
First National Corp.	Touchstone Bankshares	105.0	29.1	7.1	0.6
Dogwood State Bank	Community First Bancorporation	110.0	13.7	8.5	NA
First Financial Corp.	Simply Bank	132.4	9.0	10.5	3.6
NexTier Inc.	Mars Bancorp Inc.	128.4	20.3	6.1	1.7
Glacier Bancorp Inc.	Community Financial Group (Spokane WA)	164.9	10.7	10.7	5.6
	Average	129.2	15.6	9.9	3.7
	Median	128.4	15.9	10.4	3.1

Note: Excludes transactions without disclosed deal values, excludes transactions with non-bank buyers and excludes transactions categorized as mergers of equals.

Note: P/E > 30x deemed non-meaningful for comparison purposes.

Source: S&P Capital IQ Pro; Village-provided documents; data as of September 20, 2024.

Janney calculated the median values for the following relevant transaction pricing multiples for the National Group: the multiple of the offer value to the company’s tangible book value; the multiple of the offer value to the acquired company’s adjusted net income for the last twelve months; the multiple of the offer value to the acquired company’s total assets; and the premium over tangible book value divided by core deposits. Janney used these median multiples to estimate the value of Village’s common stock by applying each median multiple to Village’s tangible common equity, net income for the twelve months ended June 30, 2024, total assets, and core deposits as of June 30, 2024, respectively. The results of this analysis are as follows:

Dollars in thousands, except per share amounts
		Comparable Transactions
Valuation Multiple	Village Value	Median Multiple	Aggregate Value	Value Per Share
Tangible Common Equity	$70,142	128.4%	$90,069	$60.24
Adjusted LTM Earnings(1)	$6,503	15.9x	$103,398	$69.15
Total Assets	$747,726	10.4%	$77,689	$51.96
Core Deposits (2)	$560,407	3.1%	$87,234	$58.34

	Ranges of Values:	Minimum	$77,689	$51.96
		Maximum	$103,398	$69.15

	Factor-Weighted Average		$88,652	$59.29

(1)	Village executed a securities repositioning during Q3 2023 resulting in a pretax loss of $5.0 million. The amount is adjusted to exclude this one-time loss.
(2)	Core deposits defined as total deposits less time deposits.

Note: Per share metrics based upon 1,495,160 shares outstanding.

Source: S&P Capital IQ Pro; Village-provided documents.

Regional Group. Janney also reviewed certain publicly available transaction multiples and related financial data for transactions in the Mid-Atlantic region of the United States (New York, New Jersey, Pennsylvania, Delaware, Maryland, Virginia and West Virginia), announced since June 30, 2022, where the deal value was publicly disclosed, and the target’s assets were between $250.0 million and $1.0 billion, excluding transactions where the targets non-performing assets to total assets ratio was 3% or greater. The following transactions were selected by Janney because each target’s relative asset size, financial performance and markets of operation, among other factors, was reasonably similar to Village; however, no selected company or transaction below is identical or directly comparable to Village or the proposed merger. A complete analysis involves complex considerations and qualitative judgments concerning differences in the selected transactions and other factors that could affect the transaction values in those selected transactions as compared with the proposed merger. The table below sets forth the data for each transaction and the range of metrics for the comparable group.

Buyer	Target	Price / TBV (%)	Price / LTM EPS (x)	Price / Assets (%)	Core Deposit Premium (%)
ACNB Corp.	Traditions Bancorp	128.5	16.4	10.1	NA
First National Corp.	Touchstone Bankshares	105.0	29.1	7.1	0.6
Princeton Bancorp	Cornerstone Financial Corp.	74.9	NM	5.3	4.0
NexTier Inc.	Mars Bancorp Inc.	128.4	20.3	6.1	1.7
Mid Penn Bancorp Inc.	Brunswick Bancorp	120.3	13.1	14.1	5.4
Summit Financial Group Inc.	PSB Holding Corp.	135.0	12.1	8.9	3.2
Citizens Financial Services	HV Bancorp Inc.	154.2	21.4	9.6	4.1
TowneBank	Farmers Bankshares Inc.	205.7	11.4	9.7	NA
SR Bancorp	Regal Bancorp Inc.	144.5	22.5	14.1	6.3
	Average	133.0	18.3	9.5	3.6
	Median	128.5	18.3	9.6	4.0

Note: Excludes transactions without disclosed deal values, transactions with non-bank buyers and transactions categorized as mergers of equals.

Note: P/E > 30x deemed non-meaningful for comparison purposes.

Source: S&P Capital IQ Pro; Village-provided documents; data as of September 20, 2024.

Janney calculated the median values for the following relevant transaction pricing multiples for the Regional Group: the multiple of the offer value to the company’s tangible book value; the multiple of the offer value to the acquired company’s adjusted net income for the last twelve months; the multiple of the offer value to the acquired company’s total assets; and the premium over tangible book value divided by core deposits. Janney used these median multiples to estimate the value of Village’s common stock by applying each median multiple to Village’s tangible common equity, net income for the twelve months ended June 30, 2024, total assets, and core deposits as of June 30, 2024, respectively. The results of this analysis are as follows:

Dollars in thousands, except per share amounts
		Comparable Transactions
Valuation Multiple	Village Value	Median Multiple	Aggregate Value	Value Per Share
Tangible Common Equity	$70,142	128.5%	$90,104	$60.26
Adjusted LTM Earnings(1)	$6,503	18.3x	$119,167	$79.70
Total Assets	$747,726	9.6%	$71,782	$48.01
Core Deposits (2)	$560,407	4.0%	$92,558	$61.91

	Ranges of Values:	Minimum	$71,782	$48.01
		Maximum	$119,167	$79.70

	Factor-Weighted Average		$91,331	$61.08

(1)	Village executed a securities repositioning during Q3 2023 resulting in a pretax loss of $5.0 million. The amount is adjusted to exclude this one-time loss.
(2)	Core deposits defined as Total Deposits less Time Deposits.

Note: Per share metrics based upon 1,495,160 shares outstanding.

Source: S&P Capital IQ Pro; Village-provided documents.

Discounted Cash Flow Analysis

Janney performed an analysis that estimated the net present value of a share of Village common stock assuming Village performed in accordance with management forecasted net income, asset, and dividends per share estimates for Village for the years ending December 31, 2024, December 31, 2025 and December 31, 2026, and an annual earnings per share growth rate and annual dividends per share estimates for Village for the years ending December 31, 2027 through December 31, 2028, as provided by the senior management of Village. Janney assumed projected net income of $6.7 million, $8.1 million, $9.5 million, $10.0 million, and $10.5 million for 2024, 2025, 2026, 2027, and 2028 respectively. To approximate the terminal value of a share of Village common stock on September 23, 2024, Janney applied price to 2028 earnings multiples ranging from 13.0x to 17.0x and multiples of 2028 tangible book value ranging from 1.2x to 1.6x. Janney selected price to earnings and tangible book value multiples based on Janney’s professional judgment and experience, as well as a review of, the multiples of selected transactions deemed to be comparable to the proposed merger with TowneBank. The terminal values were then discounted to present values using different discount rates ranging from 12.0% to 14.0%, which were chosen to reflect different assumptions regarding required rates of return of holders or prospective buyers of Village common stock. As illustrated in the following tables, the analysis indicated an imputed range of values per share of Village common stock of $53.60 to $74.79 when applying multiples of earnings and $49.72 to $70.59 when applying multiples of tangible book value.

Price / Tangible Book Value Multiples

Discount Rate	1.20x	1.30x	1.40x	1.50x	1.60x
12.0%	$53.74	$57.95	$62.17	$66.38	$70.59
12.5%	$52.70	$56.83	$60.96	$65.09	$69.22
13.0%	$51.68	$55.73	$59.78	$63.83	$67.87
13.5%	$50.69	$54.66	$58.63	$62.59	$66.56
14.0%	$49.72	$53.61	$57.50	$61.39	$65.28

Price / Earnings Multiples

Discount Rate	13.0x	14.0x	15.0x	16.0x	17.0x
12.0%	$57.94	$62.15	$66.36	$70.57	$74.79
12.5%	$56.81	$60.94	$65.07	$69.20	$73.33
13.0%	$55.71	$59.76	$63.81	$67.86	$71.90
13.5%	$54.64	$58.61	$62.58	$66.55	$70.51
14.0%	$53.60	$57.49	$61.38	$65.27	$69.16

As described above, based upon the foregoing analyses and other investigations and assumptions set forth in its opinion, without giving specific weightings to any one factor or comparison, Janney determined that the cash merger consideration was fair, from a financial point of view, to Village’s shareholders. Janney’s opinion and presentation to the board of directors of Village were among the many factors taken into consideration by the board in making its determination to approve the merger, and to recommend that Village’s shareholders approve the merger.

Janney’s Relationship with Village

Janney is serving as financial adviser to Village in connection with the proposed merger and is entitled to receive from Village reimbursement of its expenses and a fee in the amount of 1.50% of the total purchase price for its services as financial advisor to Village, a significant portion of which is contingent upon the consummation of the proposed merger. Janney also received a fee in the amount of $150,000 from Village upon rendering its fairness opinion, which will be credited in full against the fee which will become payable to Janney upon the closing of the proposed merger. Based on the announced purchase price of approximately $120.0 million to be paid by TowneBank, the total fee due to Janney would be approximately $1.8 million, with approximately $1.65 million contingent on a successful closing of the merger. Village has also agreed to indemnify Janney against certain claims and liabilities that could arise out of Janney’s engagement, including certain liabilities that could arise out of Janney providing its opinion.

Janney issues periodic research reports regarding the business and prospects of Village, and Janney makes a market in the stock of Village. Within the past two years, Janney has not received fees for providing investment banking services to Village. Further, within the past two years, Janney has not provided any investment banking services to TowneBank, nor has it received any fees from TowneBank. In the ordinary course of its business, Janney and its affiliates and employees at any time may hold long or short positions and may trade or otherwise effect transactions as principal or for the accounts of customers, in debt, equity or derivative securities of participants in the proposed merger.

Certain Village Unaudited Prospective Financial Information

Village does not as a matter of course make public projections as to future performance, revenues, earnings or other financial results due to, among other reasons, the uncertainty of the underlying assumptions and estimates. However, Village is including in this proxy statement certain unaudited prospective financial information that was made available to Janney, Village’s financial advisor, and Piper Sandler & Co. (“Piper Sandler”), TowneBank’s financial advisor, in connection with the merger. The inclusion of this information should not be regarded as an indication that any of Village, TowneBank, Janney, Piper Sandler, their respective representatives or any other recipient of this information considered, or now considers, it to be necessarily predictive of actual future results, or that it should be construed as financial guidance, and it should not be relied on as such.

Village management approved the use of the following unaudited prospective financial information. This information was prepared solely for internal use and is subjective in many respects. While presented with numeric specificity, the unaudited prospective financial information reflects numerous estimates and assumptions made with respect to business, economic, market, competition, regulatory and financial conditions and matters specific to Village’s business, all of which are difficult to predict and many of which are beyond Village’s control. The unaudited prospective financial information reflects both assumptions as to certain business decisions that are subject to change and, in many respects, subjective judgment, and thus is susceptible to multiple interpretations and periodic revisions based on actual experience and business developments. Village can give no assurance that the unaudited prospective financial information and the underlying estimates and assumptions will be realized. In addition, since the unaudited prospective financial information covers multiple years, such information by its nature becomes less predictive with each successive year. Actual results may differ materially from those set forth below, and important factors that may affect actual results and cause the unaudited prospective financial information to be inaccurate include, but are not limited to, risks and uncertainties relating to Village’s business, industry performance, general business and economic conditions, competition and adverse changes in applicable laws, regulations or rules.

The unaudited prospective financial information was not prepared with a view toward public disclosure, nor was it prepared with a view toward compliance with generally accepted accounting principles in the U.S. (“GAAP”), published guidelines of the SEC or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information. In addition, the unaudited prospective financial information requires significant estimates and assumptions that make it inherently less comparable to the similarly titled GAAP measures in Village’s historical GAAP financial statements. Neither Village’s independent public accountants, nor any other independent accountants, have compiled, examined or performed any procedures with respect to the unaudited prospective financial information contained herein, nor have they expressed any opinion or any other form of assurance on such information or its achievability. Furthermore, the unaudited prospective financial information does not take into account any circumstances or events occurring after the date it was prepared. Village can give no assurance that, had the unaudited prospective financial information been prepared either as of the date of the merger agreement or as of the date of this proxy statement, similar estimates and assumptions would be used. Village does not intend to, and disclaims any obligation to, make publicly available any update or other revision to the unaudited prospective financial information to reflect circumstances existing since their preparation or to reflect the occurrence of unanticipated events, even in the event that any or all of the underlying assumptions are shown to be in error, or to reflect changes in general economic or industry conditions. The unaudited prospective financial information does not take into account the possible financial and other effects on either Village or TowneBank, as applicable, of the merger and does not attempt to predict or suggest future results of the surviving company. The unaudited prospective financial information does not give effect to the merger, including the impact of negotiating or executing the merger agreement, the expenses that may be incurred in connection with completing the merger, the potential synergies that may be achieved by the surviving company as a result of the merger, the effect on either Village or TowneBank, as applicable, of any business or strategic decision or action that has been or will be taken as a result of the merger agreement having been executed, or the effect of any business or strategic decisions or actions that would likely have been taken if the merger agreement had not been executed, but which were instead altered, accelerated, postponed or not taken in anticipation of the merger. Further, the unaudited prospective financial information does not take into account the effect on either Village or TowneBank, as applicable, of any possible failure of the merger to occur. None of Village, TowneBank, Janney, Piper Sandler or their respective affiliates, officers, directors, advisors or other representatives has made, makes or is authorized in the future to make any representation to any Village or TowneBank shareholder or other person regarding Village’s ultimate performance compared to the information contained in the unaudited prospective financial information or that the projected results will be achieved. The inclusion of the unaudited prospective financial information in this proxy statement should not be deemed an admission or representation by Village or TowneBank that it is viewed as material information of Village, particularly in light of the inherent risks and uncertainties associated with such forecasts. The summary of the unaudited prospective financial information included below is not being included to influence your decision whether to vote for the merger proposal, but is being provided solely because it was made available to the respective financial advisors to Village and TowneBank in connection with the merger.

In light of the foregoing, and considering that the special meeting will be held months after the unaudited prospective financial information was prepared, as well as the uncertainties inherent in any forecasted information, shareholders of Village are cautioned not to place unwarranted reliance on such information, and Village urges all Village shareholders to review Village’s financial and other information contained elsewhere in this proxy statement for a description of Village’s business and reported financial results. See “Where You Can Find More Information” for information about where you can find additional information about Village and Village Bank.

For purposes of Janney’s discounted cash flow analysis performed in connection with Janney’s opinion, Janney assumed Village performed in accordance with certain internal financial projections of net income, asset, and dividends per share estimates for Village for the years ending December 31, 2024, December 31, 2025 and December 31, 2026, and an annual earnings per share growth rate and annual dividends per share estimates for Village for the years ending December 31, 2027 through December 31, 2028, as provided by the senior management of Village. The following table summarizes this unaudited prospective financial information used by Janney for its Village discounted cash flow analysis:

	For the years ending December 31,
(Amounts in millions, except per share data)	2024	2025	2026	2027	2028
Assets	$749.1	$782.8	$825.9	$871.6	$919.9
Net Income	6.7	8.1	9.5	10.0	10.5
Dividends per Share	0.72	0.85	1.00	1.05	1.10

Interests of Certain Village Directors and Executive Officers in the Merger

In considering the recommendations of the Village board of directors that Village shareholders vote in favor of the merger proposal, Village shareholders should be aware that Village directors and executive officers may have interests in the merger that differ from, or are in addition to, their interests as shareholders of Village. The Village board of directors was aware of these interests and took them into account in its decision to approve the merger agreement and the merger.

Appointment to the Board of Directors of TowneBank. On the effective date of the bank merger, TowneBank will appoint one current director of Village to the board of directors of TowneBank to serve in such capacity until the next annual meeting of shareholders of TowneBank following the effective date of the bank merger. TowneBank will choose the current Village director in its sole discretion. As a director of TowneBank, this director will be compensated in accordance with TowneBank’s director compensation policy as then in effect.

Regional Advisory Board Appointments and Compensation. Also on the effective date of the bank merger, TowneBank will invite each current member of Village’s board of directors to join an advisory Richmond or Chesterfield regional board of directors of TowneBank.

On or before the closing of the merger, each of the Village directors that accepts TowneBank’s offer to serve on the advisory Richmond or Chesterfield regional board will enter into an agreement providing that such individual will not engage in activities competitive with TowneBank until the later of the date that is two years following the merger and the date on which he or she ceases to be a member of such regional advisory board.

Each of the Village directors that serves on an advisory Richmond or Chesterfield regional board will receive an annual cash board retainer fee of $20,000 for 2025 and 2026.

Indemnification and Insurance. TowneBank has agreed to indemnify the officers and directors of Village against certain liabilities arising before the effective date of the merger. TowneBank has also agreed to purchase a six-year “tail” prepaid policy, on the same terms as Village’s existing directors’ and officers’ liability insurance, for the current officers and directors of Village, subject to a cap on the cost of such policy equal to 300% of Village’s last annual premium.

Employment and Change of Control Agreements with Village

Each of the executive officers of Village currently has employment or change of control agreements with Village. Except as provided below under the section entitled “—Employment Agreements with TowneBank following the Merger,” TowneBank will assume each of these employment and change of control agreements at the effective date of the merger.

Under the terms of Village’s employment agreement with Donald M. Kaloski, Jr., if Mr. Kaloski is terminated without Cause (as defined in his agreement) or resigns for Good Reason (as defined in his agreement), he will be paid the sum of (i) his annual base salary in effect as of the date of termination, plus (ii) an annual bonus amount equal to 25% of such annual base salary. If, within 24 months following a change of control of Village, he is terminated without Cause, he terminates his employment for Good Reason or Village fails to renew his agreement, he will be paid a lump sum cash payment equal to two times the sum of his annual base salary as of the date of termination and an annual bonus amount equal to 25% of his annual base salary. In such circumstances, a COBRA reimbursement is also provided for a maximum of 12 months. The change of control payments and benefits to Mr. Kaloski will be reduced to the extent necessary to avoid certain exercise taxes under Sections 280G and 4999 of the Code.

Under the terms of Village’s change of control agreements with Christy F. Quesenbery and James C. Winn, if within 12 months following a change of control of Village such officer is terminated without Cause (as defined in each agreement) or resigns following a reduction in the officer’s base salary of at least 10%, the officer will be paid a lump sum cash payment equal to nine months of the officer’s monthly base salary.

Employment Agreements with TowneBank following the Merger

In connection with the merger, TowneBank has entered into employment agreements with certain Village executive officers, including James E. Hendricks, Jr., Max C. Morehead, Jr., Roy I. Barzel and Jennifer J. Church, pursuant to which such individuals will continue employment with TowneBank following the merger. Following completion of the merger, Mr. Hendricks will serve as Senior Executive Vice President, Mr. Morehead will serve as Executive Vice President Commercial Banking, Mr. Barzel will serve as Executive Vice President, Senior Credit Administrator and Ms. Church will serve as Executive Vice President, Director of Retail Banking Richmond. These employment agreements are summarized below.

Employment Agreement with Mr. Hendricks

TowneBank has entered into an employment agreement, dated September 23, 2024, with Mr. Hendricks to serve as Senior Executive Vice President. The agreement becomes effective upon consummation of the merger and will expire on December 31, 2028, but will be automatically extended for an additional calendar year, subject to prior notice from either TowneBank or Mr. Hendricks not to renew and extend the term. In the event the merger agreement is terminated, the employment agreement will expire and be of no further force or effect.

During the employment period, Mr. Hendricks will receive an annual base salary in an amount to be determined by TowneBank, but in no event less than $385,000. He will also be entitled to receive annual incentive payments and stock awards in such amounts and at such times as may be determined by TowneBank pursuant to its incentive plans and programs; provided, that for 2025 and 2026, he will receive a guaranteed annual bonus in an amount not less than the average annual bonus he received for performance years 2021-2023 under Village’s short-term incentive plan.

Subject to the approval of the TowneBank board, after the merger closing TowneBank will make a restricted stock unit grant to Mr. Hendricks representing the right to receive shares of TowneBank common stock with a grant date value of $500,000. The restricted stock units will vest in five equal annual increments beginning on or about the first anniversary of the date of grant, provided that Mr. Hendricks remains employed by TowneBank on such anniversary date. During the employment period, Mr. Hendricks will participate in TowneBank benefit plans and programs on the same basis as other similarly situated officers of TowneBank. In addition, Mr. Hendricks will be eligible to receive a supplemental nonqualified annual cash benefit of $50,000 per year for 15 years beginning at the later of his attainment of age 65 or his retirement.

TowneBank may terminate Mr. Hendricks’s employment at any time for Cause (as defined in his agreement). If Mr. Hendricks’s employment is terminated for Cause, he will have no right to render services or to receive compensation or other benefits from TowneBank following termination. If Mr. Hendricks terminates his employment without Good Reason (as defined in his agreement), then he will have no right to render services or to receive compensation or other benefits following such termination other than unpaid base salary earned through the date of termination. If TowneBank terminates Mr. Hendricks’s employment without Cause during the term of the agreement or if Mr. Hendricks terminates his employment for Good Reason, he will receive any earned but unpaid base salary through the date of termination. In addition, he will receive the benefits described below if he signs a release and waiver of claims in favor of TowneBank: (i) continuation of base salary until the end of his employment period or for one year following termination, whichever period is greater; (ii) if Mr. Hendricks elects continuation coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”), TowneBank will reimburse the difference between Mr. Hendricks’s monthly COBRA premium and the monthly amount paid by similarly situated active employees until the earliest of (a) the end of his employment period or for one year following termination, whichever period is greater, (b) the date Mr. Hendricks is no longer eligible for COBRA coverage, or (c) the date Mr. Hendricks becomes eligible to receive similar coverage from another employer, in each case subject to modification as necessary to conform with or avoid penalties under the Patient Protection and Affordable Care Act of 2010 and the related regulations and guidance promulgated thereunder.

Mr. Hendricks will be subject to a covenant not to compete and a covenant not to solicit customers or employees of TowneBank. The non-competition and non-solicitation restrictions apply during the term of the employment agreement and until after the one-year anniversary of its termination. TowneBank’s obligation to continue to make any payments and provide any benefits to Mr. Hendricks under the employment agreement for the period after the noncompete period has expired and prior to the applicable dates specified in the provisions regarding Mr. Hendricks’s termination by TowneBank without Cause shall cease effective upon Mr. Hendricks engaging in any conduct or activity that otherwise would have been prohibited under the loyalty covenants of the employment agreement. To the extent any payments have been made to Mr. Hendricks during such periods when he may engage in any such prohibited conduct or activity, such payments must be repaid to TowneBank within 10 calendar days after its written demand.

In connection with the closing of the merger, Mr. Hendricks also will receive a cash payment in lieu of the change of control payment to which he would be entitled pursuant to his existing employment agreement with Village if his employment is terminated under certain circumstances following a change of control of Village. Under the terms of his employment agreement with Village, if within 24 months following a change of control of Village, he is terminated by Village without Cause (as defined in his agreement), he terminates his employment for Good Reason (as defined in his agreement) or Village fails to renew his agreement, he will be paid a lump sum cash payment equal to 2.99 times the sum of his annual base salary as of the date of termination and an annual bonus amount equal to 30% of his annual base salary; provided, however, that the change of control payments and benefits to Mr. Hendricks will be reduced to the extent necessary to avoid certain exercise taxes under Sections 280G and 4999 of the Code.

Employment Agreement with Mr. Morehead

TowneBank has entered into an employment agreement, dated September 23, 2024, with Mr. Morehead to serve as Executive Vice President Commercial Banking. The agreement becomes effective upon consummation of the merger and will expire on December 31, 2027, but will be automatically extended for an additional calendar year, subject to prior notice from either TowneBank or Mr. Morehead not to renew and extend the term. In the event the merger agreement is terminated, the employment agreement will expire and be of no further force or effect.

During the employment period, Mr. Morehead will receive an annual base salary in an amount to be determined by TowneBank, but in no event less than $260,000. He will also be entitled to receive annual incentive payments and stock awards in such amounts and at such times as may be determined by TowneBank pursuant to its incentive plans and programs; provided, that (i) for 2025, he will receive a guaranteed annual bonus in an amount not less than the average annual bonus he received for performance years 2021-2023 under Village’s short-term incentive plan and (ii) for 2026, he will receive a guaranteed annual bonus in an amount equal to the greater of the average annual bonus he received for performance years 2021-2023 under Village’s short-term incentive plan and the amount payable pursuant to TowneBank’s short-term incentive plan for 2026.

Subject to the approval of the TowneBank board, after the merger closing TowneBank will make a restricted stock unit grant to Mr. Morehead representing the right to receive shares of TowneBank common stock with a grant date value of $225,000. The restricted stock units will vest in four equal annual increments beginning on or about the first anniversary of the date of grant, provided that Mr. Morehead remains employed by TowneBank on such anniversary date. During the employment period, Mr. Morehead will participate in TowneBank benefit plans and programs on the same basis as other similarly situated officers of TowneBank.

TowneBank also has agreed to provide Mr. Morehead with a loan with a principal amount of $200,000, repayable in three equal annual installments on the first three anniversaries of the merger closing, with each such installment forgivable by TowneBank based on his continued employment through each such anniversary date.

The provisions of Mr. Morehead’s employment agreement with respect to termination for Cause, termination without Good Reason, termination without Cause or for Good Reason (as those terms are defined in his agreement) and non-competition and non-solicitation restrictions are substantially the same as those included Mr. Hendricks’s employment agreement with TowneBank summarized above.

In connection with the closing of the merger, Mr. Morehead also will receive a cash payment in lieu of the change of control payment to which he would be entitled pursuant to his existing employment agreement with Village if his employment is terminated under certain circumstances following a change of control of Village. Under the terms of his employment agreement with Village, if within 24 months following a change of control of Village, he is terminated by Village without Cause (as defined in his agreement), he terminates his employment for Good Reason (as defined in his agreement) or Village fails to renew his agreement, he will be paid a lump sum cash payment equal to two times the sum of his annual base salary as of the date of termination and an annual bonus amount equal to 25% of his annual base salary; provided, however, that the change of control payments and benefits to Mr. Morehead will be reduced to the extent necessary to avoid certain exercise taxes under Sections 280G and 4999 of the Code.

Employment Agreement with Mr. Barzel

TowneBank has entered into an employment agreement, dated September 23, 2024, with Mr. Barzel to serve as Executive Vice President, Senior Credit Administrator, effective upon consummation of the merger. The employment agreement will expire on December 31, 2027, but will be automatically extended for an additional calendar year, subject to prior notice from either TowneBank or Mr. Barzel not to renew and extend the term. In the event the merger agreement is terminated, the employment agreement will expire and be of no further force or effect.

During the employment period, Mr. Barzel will receive an annual base salary in an amount to be determined by TowneBank, but in no event less than $235,000. He will also be entitled to receive annual incentive payments and stock awards in such amounts and at such times as may be determined by TowneBank pursuant to its incentive plans and programs then in effect for similarly situated employees of TowneBank.

Subject to the approval of the TowneBank board, after the merger closing TowneBank will make a restricted stock unit grant to Mr. Barzel representing the right to receive shares of TowneBank common stock with a grant date value of $150,000. The restricted stock units will vest in four equal annual increments beginning on or about the first anniversary of the date of grant, provided that Mr. Barzel remains employed by TowneBank on such anniversary date. During the employment period, Mr. Barzel will participate in TowneBank benefit plans and programs on the same basis as other similarly situated employees of TowneBank.

The provisions of Mr. Barzel’s employment agreement with respect to termination for Cause, termination without Good Reason, termination without Cause or for Good Reason (as those terms are defined in his agreement) and non-competition and non-solicitation restrictions are substantially the same as those included Mr. Hendricks’s employment agreement with TowneBank summarized above, except that the non-competition and non-solicitation restrictions became effective on execution of the employment agreement in advance of consummation of the merger.

Upon consummation of the merger, Mr. Barzel’s existing change of control agreement with Village Bank will be canceled and terminated and replaced in its entirety by the foregoing employment agreement.

Employment Agreement with Ms. Church

TowneBank has entered into an employment agreement, dated September 23, 2024, with Ms. Church to serve as Executive Vice President, Director of Retail Banking Richmond, effective upon consummation of the merger. The employment agreement will expire on December 31, 2027, but will be automatically extended for an additional calendar year, subject to prior notice from either TowneBank or Ms. Church not to renew and extend the term. In the event the merger agreement is terminated, the employment agreement will expire and be of no further force or effect.

During the employment period, Ms. Church will receive an annual base salary in an amount to be determined by TowneBank, but in no event less than $196,000. She will also be entitled to receive annual incentive payments and stock awards in such amounts and at such times as may be determined by TowneBank pursuant to its incentive plans and programs then in effect for similarly situated employees of TowneBank; provided, that (i) for 2025, she will receive a guaranteed annual bonus in an amount not less than the average annual bonus she received for performance years 2022-2023 under Village’s short-term incentive plan and (ii) for 2026, she will receive a guaranteed annual bonus in an amount equal to the greater of the average annual bonus she received for performance years 2022-2023 under Village’s short-term incentive plan and the amount payable pursuant to TowneBank’s short-term incentive plan for 2026.

Subject to the approval of the TowneBank board, after the merger closing TowneBank will make a restricted stock unit grant to Ms. Church representing the right to receive shares of TowneBank common stock with a grant date value of $150,000. The restricted stock units will vest in four equal annual increments beginning on or about the first anniversary of the date of grant, provided that Ms. Church remains employed by TowneBank on such anniversary date. During the employment period, Ms. Church will participate in TowneBank benefit plans and programs on the same basis as other similarly situated employees of TowneBank.

The provisions of Ms. Church’s employment agreement with respect to termination for Cause, termination without Good Reason, termination without Cause or for Good Reason (as those terms are defined in her agreement) and non-competition and non-solicitation restrictions are substantially the same as those included Mr. Hendricks’s employment agreement with TowneBank summarized above, except that the non-competition and non-solicitation restrictions became effective on execution of the employment agreement in advance of consummation of the merger.

Upon consummation of the merger, Ms. Church’s existing change of control agreement with Village Bank will be canceled and terminated and replaced in its entirety by the foregoing employment agreement.

Treatment of Village Restricted Stock Awards

In the merger, all outstanding Village restricted stock and restricted stock unit awards that are unvested or contingent will vest and be converted into the right to receive, without interest, the cash merger consideration payable with respect to shares of Village common stock. For the restricted stock units which have performance-based vesting requirements, the number of units vesting is based on target performance. As of the date of this proxy statement, Village’s directors and executive officers owned, in the aggregate, 29,041 shares subject to unvested restricted stock and restricted stock unit awards granted under Village equity compensation plans, including the following held by Village’s named executive officers: Mr. Hendricks, 7,139; Mr. Kaloski, 3,695; and Mr. Morehead, 3,882.

For an estimate of the value to be received by each of Village’s named executive officers in respect of their unvested Village restricted stock and restricted stock unit awards outstanding as of the date hereof, see the section entitled “—Potential Payments and Benefits to Village’s Named Executive Officers in Connection with a Change of Control” below.

Supplemental Executive Retirement Plan

Village has a Supplemental Executive Retirement Plan pursuant to which it has agreed to provide a supplemental retirement benefit of $50,000 annually for 20 years to Mr. Hendricks and a benefit of $25,000 annually for 15 years to Mr. Morehead. Other than Mr. Hendricks, the participants are fully vested in their respective benefits. Mr. Hendricks is vested in a benefit equal to $25,000 annually for 15 years. The remainder of Mr. Hendricks’s benefit, which was awarded in connection with his promotion to President and Chief Executive Officer in 2020, is subject to vesting and requires Mr. Hendricks to remain employed by Village for a term of 90 months from August 15, 2020. Under the plan, each participant’s payments will begin on the later of the date of his termination of employment with Village or the date he would otherwise have completed his service requirement (without regard to the service requirement added for Mr. Hendricks’ 2020 benefit). Upon a change of control, Mr. Hendricks’s Supplemental Executive Retirement Plan provides that vesting will accelerate, and Mr. Hendricks will be entitled to the full amount of his benefit without regard to this service requirement.

Potential Payments and Benefits to Village’s Named Executive Officers in Connection with a Change of Control

The information set forth in the following table is intended to comply with Item 402(t) of the SEC’s Regulation S-K, which requires disclosure of information about the payments and benefits that may be paid or become payable to Village’s named executive officers that is based on or otherwise relates to the merger. Such compensation is the subject of the compensation proposal.

The amounts shown below are estimates based on multiple assumptions that may or may not actually occur or be accurate on the relevant date, including the assumptions described below, and do not reflect certain compensation actions that may be taken or that may occur before completion of the merger. As a result, the actual amounts, if any, to be received by a named executive officer of Village may differ materially from the amounts shown below. For purposes of quantifying the potential payments and benefits described in this section, the amounts below were calculated assuming that the effective date of the merger is October 29, 2024, which is the assumed date of closing solely for purposes of the disclosure in this section. The amounts below do not include (i) the value of benefits in which the named executive officers are vested without regard to the occurrence of a change of control, (ii) certain compensation actions that may occur following the effective date of the merger, including but not limited to any payments made or benefits for employment by TowneBank or (iii) the potential reductions in payments and benefits to avoid certain exercise taxes under Sections 280G and 4999 of the Code.

Golden Parachute Compensation

Name	Cash ($)(1)	Equity ($)(2)	Pension/ NQDC ($)(3)	Perquisites/ Benefits ($)(4)	Other ($)	Total ($)
James E. Hendricks, Jr.	1,473,079	572,905	191,153	—	—	2,237,137
Max C. Morehead, Jr.	598,000	311,531	—	—	—	909,531
Donald M. Kaloski, Jr.	582,400	296,524	—	1,563	—	880,487

(1)

Cash. The amounts in this column reflect cash severance payments which the named executive officer would be entitled to receive in connection with the merger either under the executive’s employment agreement with Village as described under “—Employment and Change of Control Agreements with Village” or as payment in lieu thereof under Mr. Hendricks’s and Mr. Morehead’s employment agreements with TowneBank as described under “—Employment Agreements with TowneBank following the Merger.” The payments in lieu of severance for Mr. Hendricks and Mr. Moorehead under their employment agreements with TowneBank are equivalent to those that otherwise would be made under such executive’s employment agreement with Village. For purposes of quantifying the cash severance payments, these amounts were calculated assuming that each of the following occurred on October 29, 2024: (i) closing of the merger and (ii) for Mr. Kaloski, termination of his employment without Cause (as such term is defined in his Village employment agreement). The payments in lieu of severance to Mr. Hendricks and Mr. Moorehead under their employment agreements with TowneBank are considered a “single trigger” payment since the payment is conditioned only upon completion of the merger without regard to termination of employment. The cash severance payable to Mr. Kaloski under his Village employment agreement is considered a “double trigger” benefit since the severance amounts are conditioned upon a termination of employment without Cause or resignation with Good Reason following a change of control of Village.

(2)

Equity. The amounts in this column reflect the value of unvested Village restricted stock and restricted stock unit awards that will vest at the effective date as described under “—Treatment of Village Restricted Stock Awards” by multiplying such amounts by $80.25, which is the per share cash consideration in the merger. The amounts do not include the value the named executed officers will receive under the terms of the merger agreement with respect to vested Village awards. The values shown are different from—and significantly higher than—the valuation of the accelerated vesting of outstanding Village restricted stock and restricted stock unit awards for purposes of Section 280G of the Code. The amounts payable under this column are considered a “single trigger” benefit since they are payable upon completion of the merger without regard to termination of employment.

(3)

Pension / NQDC. The amount in this column represents the discounted present value of the accelerated vesting of Mr. Hendricks’s projected benefits under Village’s Supplemental Executive Retirement Plan in excess of the amount in which he is vested as of October 29, 2024 and to which he would be entitled upon a termination of employment if not for the merger.

(4)

Perquisites/Benefits. The amount in this column represents the estimated present value of COBRA reimbursement payments to which Mr. Kaloski, which would continue for a maximum of twelve months. These payments are considered a “double trigger” payment since they are conditioned upon a termination of employment without Cause or resignation with Good Reason following a change of control of Village.

Regulatory Approvals

TowneBank, Village and Village Bank cannot complete the merger without prior approval from the FDIC and the Virginia SCC. On October 23, 2024, TowneBank filed applications with the FDIC and the Virginia SCC seeking their approval of the merger. TowneBank has also requested a waiver from the Reserve Bank of the requirement to file an application under Section 3 of the Bank Holding Company Act of 1956, as amended, for approval of the merger.

As of the date of this proxy statement, we have not yet received the required approvals from the FDIC and Virginia SCC, or the requested waiver from the Reserve Bank. While we do not know of any reason why we would not be able to obtain such approvals and waiver in a timely manner, we cannot be certain when or if we will receive them.

Appraisal or Dissenters’ Rights in the Merger

Village shareholders will have the right to assert appraisal rights with respect to the merger and demand in writing to be paid the fair value of their shares of Village common stock under applicable provisions of Virginia law following consummation of the merger by TowneBank. In order to exercise and perfect appraisal rights, you must generally give written notice of your intent to demand payment for your shares to Village before the vote is taken on the merger agreement at the special meeting and you must not vote in favor of the merger agreement. A copy of the applicable Virginia statutory provisions of Article 15 of the VSCA is included in this proxy statement as Appendix D.

The following is only a summary of the rights of a dissenting shareholder, is not a complete statement of law pertaining to appraisal rights under the VSCA, and is qualified in its entirety by reference to the full text of the provisions of Article 15 of the VSCA pertaining to appraisal rights, a copy of which is attached as Appendix D hereto and incorporated into this discussion by reference. If you intend to exercise your right to dissent, you should carefully review the following summary and comply with all requirements of the VSCA. You should also consult with your attorney. No further notice of the events giving rise to appraisal rights will be furnished to you by TowneBank or Village.

The VSCA provides in detail the procedure you must follow if you wish to exercise your appraisal rights. In summary, to exercise appraisal rights:

•

you must deliver to Village before the vote on the merger agreement is taken at the special meeting of Village, written notice of your intent to demand payment for your shares if the merger is completed; and

•	you must not vote your shares in favor of the merger agreement at the special meeting.

In other words, you do not have to vote against the merger agreement, or even vote at all, in order to exercise appraisal rights, but you may not vote in favor of the merger agreement, and in all cases you must give the required written notice. If you fail to satisfy these requirements, you will not be entitled to exercise appraisal rights or to receive payment for your shares under the provisions of the VSCA pertaining to appraisal rights. Even if you vote against the merger agreement (either during the meeting or by proxy), you still must send the required notice of intent in order to exercise appraisal rights. You should remember that, as described in the section entitled, “The Special Meeting – Voting During the Special Meeting,” on page 18, if you return a signed proxy card but fail to provide instructions as to the manner in which your shares are to be voted, you will be considered to have voted in favor of the merger agreement and you will not be able to assert appraisal rights. If you do not return a proxy card or otherwise vote at all at the special meeting, you will not be treated as waiving your appraisal rights as long as you have given the required notice of intent as described above.

If you intend to assert your appraisal rights, your notice of intent should be mailed or delivered to Village’s corporate secretary at Village’s corporate office located at 13319 Midlothian Turnpike, Midlothian, Virginia 23113, Attention: Deborah M. Golding. Notice of intent is effective at the earliest of the following:

•	when received by Village at its address prior to the special meeting;

•	five days after its deposit in the United States mail, as evidenced by the postmark, if mailed postage prepaid and correctly addressed to Village at its address prior to the special meeting; or

•	on the date shown on the return receipt, if sent by registered or certified mail, return receipt requested, and if the receipt is signed by or on behalf of Village prior to the special meeting.

If you deliver a timely notice of intent, do not vote in favor of the merger agreement and the merger agreement is approved by shareholders at the special meeting (or at any adjournment of the special meeting) and the merger becomes effective, then, within 10 days following the effective date, TowneBank, as the company surviving the merger, will deliver you a written notice called an appraisal notice, by first-class mail, postage prepaid, to your address shown in Village’s current record of shareholders, as long as you have satisfied the requirements to exercise appraisal rights. The appraisal notice will include another copy of the provisions of the VSCA pertaining to appraisal rights and will:

•

include a form you can use for demanding payment that will (i) specify the first date of any announcement to Village shareholders of the terms of the merger, (ii) require you to certify whether you acquired beneficial ownership of your shares of Village common stock before that date, and (iii) require you to certify that you did not vote for or consent to the merger as to the class or series of shares for which appraisal is sought;

•	state where your Village share certificates are required to be deposited and the date by which those certificates must be deposited;

•

specify where the form described above must be delivered and the date by which TowneBank must receive the form (which may not be fewer than 40 nor more than 60 days after the date the appraisal notice was delivered), and state that you will have waived the right to demand appraisal with respect to your shares unless the form is received by TowneBank by such date;

•	state TowneBank’s estimate of the fair value of the shares;

•

state that, if requested in writing, TowneBank will provide to the shareholder, within 10 days after the date by which TowneBank must receive the form, the number of shareholders who return the forms by the specified date and the total number of shares owned by them; and

•	state the date by which the notice to withdraw must be received, which date must be within 20 days after the date by which TowneBank must receive the form.

After receipt of the appraisal notice, you must deliver to TowneBank a written payment demand and, in the case of certificated shares, deposit your Village share certificates with TowneBank by the date set forth in and in accordance with the terms and conditions of the appraisal notice and certify whether you acquired beneficial ownership of your shares of Village common stock before the announcement date. Otherwise, you will not be entitled to payment for your shares. Additionally, if you were not the beneficial owner of your shares of Village common stock on the announcement date as set forth in the appraisal notice, TowneBank may elect to withhold payment. If you deliver a payment demand, certify your beneficial ownership and deposit your share certificates as required by the appraisal notice, you will lose all rights as a Village shareholder unless you withdraw your payment demand by the date specified in the appraisal notice.

Within 30 days after the form is due, TowneBank will pay you (provided that you have satisfied all requirements to exercise appraisal rights) the amount TowneBank estimates to be the fair value of your shares, plus interest accrued to the date of payment. TowneBank’s payment will be accompanied by:

•

the annual financial statements of TowneBank, which shall be as of a date ending not more than 16 months before the date of payment, or, if such annual financial statements are not available, TowneBank shall provide reasonably equivalent financial information;

•	the latest available quarterly financial statements of TowneBank;

•	a statement of TowneBank’s estimate of the fair value of the shares, which estimate must equal or exceed TowneBank’s estimate given in the appraisal notice; and

•

a statement of your right to demand further payment if you are not satisfied with the payment and that failure to demand further payment within a specified time will be deemed acceptance of TowneBank’s estimate as full payment.

If you believe that the amount paid by TowneBank, or the amount of TowneBank’s payment offer in the case of after-acquired shares, as described above is less than the fair value of your shares of Village common stock or that the interest due is incorrectly calculated, then you may notify TowneBank in writing of your own estimate of the fair value of your shares of Village common stock and may demand payment of your estimate plus interest. A shareholder offered payment with respect to his or her after-acquired shares and who is dissatisfied with that offer must reject the offer and demand payment of the shareholder’s estimate of the fair value of the shares plus interest. If you fail to take any such action within the 30 days after TowneBank makes or offers payment for your shares, you will be deemed to have waived your rights to demand payment and shall be entitled only to the payment of fair value as calculated by TowneBank.

If you have taken all required actions and your demand for payment remains unsettled, TowneBank may file a lawsuit within 60 days after receiving the payment demand and petition the appropriate circuit court to determine the fair value of the shares and accrued interest. If TowneBank does not begin the action within the 60-day period, it will pay each shareholder who asserts appraisal rights whose demand remains unsettled the amount demanded. In the court proceeding described above, the court may appoint one or more persons as appraisers to receive evidence and recommend a decision on the question of fair value. In addition, TowneBank will make all shareholders who assert appraisal rights whose demands remain unsettled parties to the proceeding. Each shareholder who asserts appraisal rights made a party to the proceeding must be served with a copy of the complaint and will be entitled to judgment for the amount, if any, by which the court finds the fair value of his shares to exceed the amount paid by TowneBank, plus interest, or for the value, plus accrued interest, of his after-acquired shares for which TowneBank elected to withhold payment.

The court will determine the cost of any court proceeding, including reasonable compensation and reimbursement of expenses for appraisers appointed by the court. Those costs will be assessed against TowneBank unless the court determines that some or all of the shareholders who assert appraisal rights acted arbitrarily, vexatiously or not in good faith in demanding payment, in which event the court may assess costs against those shareholders. The court may assess the expenses of the respective parties against TowneBank if it finds that it did not substantially comply with the requirements of the statutes, or against any party who acted arbitrarily, vexatiously or not in good faith in asserting or defending against appraisal rights. If the court finds that the expenses incurred by any shareholder who asserts appraisal rights were of substantial benefit to other shareholders similarly situated, the court may direct that such expenses be paid out of the amounts awarded the shareholders who asserted appraisal rights who were benefited. If a shareholder who asserts appraisal rights must bring an action against TowneBank to require it to pay the amount TowneBank estimates to be the fair value of the shares, plus interest and the shareholder is successful, the court will assess expenses against TowneBank.

Accounting Treatment

The merger will be accounted for under the acquisition method of accounting pursuant to GAAP. Under the acquisition method of accounting, the assets and liabilities, including identifiable intangible assets arising from the transaction, of Village and Village Bank will be recorded, as of completion of the merger, at their respective fair values and added to those of TowneBank. Any excess of purchase price over the fair values is recorded as goodwill. Financial statements and reported results of operations of TowneBank issued after completion of the merger will reflect these values, but will not be restated retroactively to reflect the historical financial position or results of operations of Village and Village Bank.

THE MERGER AGREEMENT

The following is a summary description of the material provisions of the merger agreement. It is subject to and is qualified in its entirety by reference to the merger agreement, which is attached as Appendix A to this proxy statement and incorporated herein by reference. We urge you to read the merger agreement in its entirety as it is the legal document governing the merger.

Structure of the Merger

The Village board of directors and TowneBank board of directors have each approved the merger agreement and the merger. The merger is structured in three steps that are expected to occur in quick succession. In the first step, TowneBank will purchase all the outstanding shares of Village common stock for $80.25 per share, and Merger Sub, a wholly owned subsidiary of TowneBank formed to facilitate the merger, will merge with and into Village, with Village as the surviving entity. In the second step, Village will merge with and into TowneBank, with TowneBank as the surviving entity. In the third step, Village Bank will merge with and into TowneBank, with TowneBank as the surviving entity. TowneBank will continue to be a standalone Virginia chartered bank after the merger.

Merger Consideration

Pursuant to the terms of the merger agreement, as a result of the merger, each share of Village common stock issued and outstanding immediately before the merger will be converted into the right to receive $80.25 in cash. Village shareholders will receive approximately $120.4 million in the aggregate based on the 1,500,343 shares of Village common stock outstanding as of the date of this proxy statement. The purchase price is fixed and will not be adjusted based upon changes in the market price of TowneBank common stock or Village common stock prior to the effective date of the merger.

TowneBank’s shareholders will continue to own their existing shares of TowneBank common stock. Each share of TowneBank common stock will continue to represent one share of TowneBank common stock following the merger.

Treatment of Village Restricted Stock Awards

In the merger, all outstanding Village restricted stock and restricted stock unit awards that are unvested or contingent and outstanding immediately before the effective date of the merger will vest and be converted into the right to receive, without interest, the cash merger consideration payable with respect to shares of Village common stock. For the restricted stock units which have performance-based vesting requirements, the number of units vesting is based on target performance. As of the date of this proxy statement, there were 28,151 shares subject to unvested restricted stock and restricted stock unit awards granted under Village equity compensation plans.

Effective Date and Time; Closing

Pursuant to the merger agreement, the effective date and the effective time of the merger shall be the date and time set forth in the articles of merger filed with the Virginia SCC. Subject to the satisfaction or waiver of the closing conditions in the merger agreement, including the receipt of all necessary shareholder and regulatory approvals, the parties will use their reasonable best efforts to cause the effective date to occur in as soon as practicable after all required shareholder and regulatory approvals have been received. See “— Conditions to Completion of the Merger” on page 56.

There can be no assurances as to if or when the shareholder and regulatory approvals will be obtained or that the merger will be completed within the expected timeframe, or at all.

Exchange of Village Shares for Cash Merger Consideration

On or before the closing date of the merger, TowneBank will cause to be deposited with its transfer agent, Computershare, Inc., or such other transfer agent or depository or trust institution of recognized standing approved by TowneBank (the “exchange agent”), the cash merger consideration and the cash amount of any dividends with respect to Village common stock with a record date occurring prior to the effective date of the merger that were declared by Village in accordance with the terms of the merger agreement prior to, and which remain unpaid at the effective date (“Unpaid Cash Dividends”), for the benefit of the holders of certificates or book-entry shares representing shares of Village common stock.

Promptly after the completion of the merger, the exchange agent will send transmittal materials to each holder of a certificate and/or book-entry share of Village common stock for use in exchanging Village stock certificates and Village book-entry shares for the cash merger consideration and Unpaid Cash Dividends, if any. The exchange agent will deliver the cash merger consideration and Unpaid Cash Dividends, if any, once it receives the properly completed transmittal materials together with certificates and/or book-entry shares representing a holder’s Village common stock.

Village stock certificates should NOT be returned with the enclosed proxy card. They also should NOT be forwarded to the exchange agent until you receive a transmittal letter following completion of the merger.

Village stock certificates and book-entry shares may be exchanged for cash merger consideration and Unpaid Cash Dividends, if any, with the exchange agent for up to 12 months after the completion of the merger. At the end of that period, any holders of Village stock certificates or Village book-entry shares who have not exchanged their certificates or book-entry shares will be entitled to look only to TowneBank for payment of the cash merger consideration.

If you own Village common stock in book-entry form or through a broker, bank or other holder of record, you will not need to obtain Village stock certificates to surrender to the exchange agent.

If your Village stock certificate has been lost, stolen or destroyed, you may receive a new stock certificate upon the making of an affidavit of that fact. TowneBank may require you to post a bond in a reasonable amount as an indemnity against any claim that may be made against TowneBank with respect to the lost, stolen or destroyed Village stock certificate.

Neither TowneBank nor Village, nor any other person, will be liable to any former holder of Village stock for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

Corporate Governance

On the effective date of the bank merger, TowneBank will appoint one current director of Village to the board of directors of TowneBank to serve in such capacity until the next annual meeting of shareholders of TowneBank following the effective date of the bank merger. TowneBank will choose the current Village director in its sole discretion. TowneBank will nominate and recommend such director for reelection to the board of directors of TowneBank at the first annual meeting of shareholders of TowneBank following the effective date of the bank merger, and TowneBank’s proxy materials with respect to such meeting will include the recommendation of the board of directors of TowneBank that its shareholders vote to reelect such director to the same extent as recommendations are made with respect to other directors of TowneBank, subject to compliance by the board of directors of TowneBank with its fiduciary duties and compliance with TowneBank’s organizational documents and corporate governance guidelines.

On the effective date of the bank merger, TowneBank will also invite each current member of Village’s board of directors to join an advisory Richmond or Chesterfield regional board of directors of TowneBank. Each of the Village directors that accepts TowneBank’s offer to serve on a Richmond of Chesterfield regional board will enter into an agreement providing that such individual will not engage in activities competitive with TowneBank until the later of the date that is two years following the merger and the date on which he or she ceases to be a member of the regional advisory board.

Representations and Warranties

The merger agreement contains representations and warranties relating to the respective businesses of TowneBank and Village, including:

•	corporate organization, standing and power, and subsidiaries;
•	requisite corporate authority to enter into the merger agreement and to complete the contemplated transactions;
•	absence of conflicts with or breaches of organizational documents or other obligations as a result of entering into the merger agreement;
•	required governmental filings and consents;
•	financial statements;
•	reports filed with governmental agencies and other regulatory matters;
•	absence of certain changes or events and absence of certain undisclosed liabilities;
•	legal proceedings and compliance with applicable laws;
•	insurance;
•	Community Reinvestment Act rating;
•	required shareholder votes to approve the merger proposal and articles amendment proposal; and
•	engagement of financial advisors.

In addition, the merger agreement contains representations and warranties relating to Village’s business specifically, such as:

•	capital structure;
•	accounting controls;
•	material contracts;
•	tax matters;
•	ownership and leasehold interests in properties;
•	employee benefit plans;
•	loan portfolio, allowance for credit losses, and mortgage loan buy-backs;
•	labor and employment matters;
•	environmental matters;
•	books and records;
•	intellectual property;
•	derivative instruments;
•	brokered deposits;
•	investment securities;
•	takeover laws and provisions;

•	transactions with affiliates;
•	fiduciary accounts;
•	information systems and security; and
•	receipt of a fairness opinion from Janney, Village’s financial advisor.

The merger agreement also includes a representation and warranty related to TowneBank having sufficient funds available to pay the cash merger consideration, and representations and warranties related to the organization, standing and power of Merger Sub.

With the exception of specified representations and warranties relating to corporate authority, that must be true and correct in all material respects, and representations and warranties relating to absence of conflict with organizational documents, capitalization (except de minimis in amount and effect) and absence of certain changes reasonably likely to have a material adverse effect, which must be true and correct in all respects, no representation or warranty will be deemed untrue or incorrect as a consequence of the existence or absence of any fact, event or circumstance unless that fact, event or circumstance, individually or taken together with all other facts, events or circumstances, has had or is reasonably likely to have a material adverse effect (as such term is defined in the merger agreement) on the party making the representation or warranty, disregarding for these purposes (i) any qualification or exception for, or reference to, materiality in any such representation or warranty and (ii) any use of the terms “material,” “materially,” “in all material respects,” “material adverse effect” or similar terms or phrases in any such representation or warranty.

The representations and warranties described above and included in the merger agreement were made for purposes of the merger agreement and are subject to qualifications and limitations agreed to by the parties in connection with negotiating the terms of the merger agreement, including being qualified by confidential disclosures, and were made for the purposes of allocating contractual risk between TowneBank and Village instead of establishing these matters as facts. In addition, certain representations and warranties were made as of a specific date and may be subject to a contractual standard of materiality different from what might be viewed as material to shareholders. The representations and warranties and other provisions of the merger agreement should not be read alone, but instead should only be read together with the information provided elsewhere in this proxy statement, in the documents incorporated by reference into this proxy statement by Village, and in the periodic and current reports and statements that Village files with the SEC. See “Where You Can Find More Information” on page 64.

Business Pending the Merger

TowneBank, Village and Village Bank have made customary agreements that place restrictions on them until the completion of the merger. In general, TowneBank, Village and Village Bank are required to (i) conduct their respective businesses in the ordinary and usual course consistent with past practice, (ii) take no action that would adversely affect or delay the ability to obtain the required approvals, consents or waivers for the merger, perform the covenants and agreements under the merger agreement or complete the merger on a timely basis, and (iii) take no action that would make any of its representation or warranties untrue, taking into account the material adverse effect standard set forth in the merger agreement.

Village and Village Bank also agreed that, until the effective date of the merger and with certain exceptions, it will not, and will not permit any of its subsidiaries to, without the prior written consent of TowneBank (which may not to be unreasonably withheld or delayed):

•	amend, repeal or modify any articles of incorporation, bylaws or other similar governing instruments;

•	issue or sell any additional shares of capital stock, or grant any stock options, restricted shares or other stock-based awards, other than expected issuances previously disclosed to TowneBank;

•

enter into or amend or renew any employment, severance, change in control, bonus, salary continuation or similar agreements with any of its directors, officers or employees, or grant any salary or wage increase or increase any employee benefit (including by making incentive or bonus payments), other than certain anticipated actions previously disclosed to TowneBank;

•

enter into, establish, adopt, amend, terminate or make any contributions to (except as required by law, to satisfy contractual obligations as previously disclosed to TowneBank, to conduct welfare benefit annual renewal, or to comply with the requirements of the merger agreement) any pension, retirement, stock option, restricted stock, stock purchase, savings, profit sharing, deferred compensation, consulting, bonus, group insurance or other employee benefit, incentive or welfare contract, plan or arrangement, or any trust agreement related thereto, in respect of any director, officer or employee or take any action to accelerate the vesting or exercise of any benefits payable thereunder;

•

exchange, cancel, borrow from, surrender, or increase or decrease the death benefit provided under, or otherwise amend or terminate, any existing bank or corporate owned life insurance covering any current or former employee, other than any increase in the death benefit in the ordinary course of business consistent with past practice, or any such change that is required by law;

•

hire any person as an employee or promote any employee, except (i) to satisfy contractual obligations as previously disclosed to TowneBank and (ii) persons whose employment is terminable at will and who are not contractually entitled to severance or similar benefits or payments that would become payable as a result of the merger, or the completion thereof;

•

incur any material obligation, indebtedness or liability, make any pledge or encumber any of its material assets, dispose of any of its material assets in any other manner, or assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any other person except in the ordinary course of its business and substantially on arm’s length terms, except as otherwise specifically permitted in the merger agreement;

•

make, declare, pay or set aside for payment any dividend on, or declare or make any distribution on, or adjust, split, redeem, reclassify, purchase or otherwise acquire any shares of capital stock, except (i) Village may declare and pay its regular quarterly cash dividends in an amount not to exceed $0.18 per issued and outstanding share of Village common stock per quarter, and (ii) Village Bank may declare and pay dividends and distributions to Village in the ordinary course of business consistent with past practice;

•

make any capital expenditures, other than capital expenditures in the ordinary course of business consistent with past practice, in amounts not exceeding $50,000 individually or $150,000 in the aggregate;

•

implement, or adopt, any change in its tax or financial accounting principles, practices or methods, including reserving methodologies, other than as may be required by GAAP, regulatory accounting guidelines or applicable law;

•

sell, transfer, mortgage, encumber or otherwise dispose of or discontinue any of its assets, deposits, business or properties except for (i) other real estate owned properties sold in the ordinary course of business consistent with past practice, (ii) investment securities in the ordinary course of business consistent with past practice, and (iii) transactions in the ordinary course of business consistent with past practice in amounts that do not exceed $50,000 individually or $100,000 in the aggregate;

•

acquire all or any portion of the assets, business, securities (excluding investment securities in the ordinary course of business consistent with past practice), deposits or properties of any other person, including without limitation, by merger or consolidation or by investment in a partnership or joint venture except for acquisitions (i) by way of foreclosures or of control in a bona fide fiduciary capacity or in satisfaction of debts previously contracted in good faith and in the ordinary course of business consistent with past practice, and (ii) in the ordinary course of business consistent with past practice in amounts that do not exceed $50,000 individually or $100,000 in the aggregate;

•

(i) enter into, extend or materially amend or modify any material agreement, lease or license relating to real property, personal property, data security or cybersecurity, data processing, electronic banking mobile banking or bankcard functions; and (ii) enter into, amend, modify, cancel, fail to renew, terminate or waive any material provision of any material contract (as defined in the merger agreement) or any agreement, contract, lease, license, arrangement, commitment or understanding (not covered by (i) and whether written or oral) that would constitute a material contract if entered into prior to the date hereof, other than in the ordinary course of business consistent with past practice or for the non-renewal or termination of a material contract upon expiration of its term;

•

enter into any settlement or similar agreement with respect to any action, suit, proceeding, order or investigation to which it is or becomes a party after the date of the merger agreement, which settlement, agreement or action involves payment of an amount that exceeds $50,000 individually or $100,000 in the aggregate and/or would impose any material restriction on the business of Village;

•

enter into any new material line of business; introduce any material new products or services; make any material change to deposit products or deposit gathering or retention policies or strategies; change its material lending, investment, underwriting, pricing, servicing, risk and asset liability management and other material banking, operating or board policies or otherwise fail to materially follow such policies, except as required by applicable law, regulation or policies imposed by any governmental authority, or the manner in which its investment securities or loan portfolio is classified or reported, except as required by applicable law, regulation or policies imposed by any governmental authority; fail to use commercially reasonable means to avoid any material increase in its aggregate exposure to interest rate risk; invest in any mortgage-backed or mortgage-related security that would be considered “high risk” under applicable regulatory guidance; or file any application or enter into any contract with respect to the opening, relocation or closing of, or open, relocate or close, any branch, office, service center or other facility;

•

materially restructure or materially change its investment securities or derivatives portfolio or its interest rate exposure, through purchases, sales or otherwise, or purchase any investment security rated below investment grade, in all cases except as provided in its currently existing investment policies and in accordance with prudent investment practices in the ordinary course of business consistent with past practice;

•

introduce any material marketing campaigns or any material new sales compensation or incentive programs or arrangements (except those the material terms of which have been fully disclosed in writing to, and approved by, TowneBank prior to the date of the merger agreement);

•

(i) make, renew, restructure or otherwise modify any loan to be held in its loan portfolio other than loans made or acquired in the ordinary course of business consistent with past practice and that have (a) in the case of unsecured loans, a principal balance not in excess of $500,000, (b) in the case of secured loans, a principal balance not in excess of $3,500,000 and (c) total exposure to the borrower and its affiliates not in excess of $7,000,000, (ii) except in the ordinary course of business, take any action that would result in any discretionary release of collateral or guarantees or otherwise restructure the respective amounts set forth in clause (i) above, (iii) enter into any loan securitization or create any special purpose funding entity; or (iv) purchase or otherwise acquire any loans from unaffiliated third parties, except for transactions that do not exceed $5,000,000 individually or $10,000,000 in the aggregate and acquisitions in satisfaction of debts previously contracted in good faith;

•

incur any indebtedness for borrowed money, or assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any other person, other than with respect to (i) borrowings from the Federal Home Loan Bank of Atlanta or existing federal funds accommodation lines of credit with correspondent banks in the ordinary course of business consistent with past practice, or (ii) the collection of checks and other negotiable instruments in the ordinary course of business consistent with past practice;

•	enter into or settle any derivative contract, except for contracts used to hedge mortgage rate risk in the ordinary course of business as currently conducted;

•

make any investment or commitment to invest in real estate or in any real estate development project (other than as a loan or by way of foreclosure or acquisitions in a bona fide fiduciary capacity or in satisfaction of a debt previously contracted in good faith, in each case in the ordinary course of business consistent with past practice);

•

make, change or revoke any material tax election, change an annual tax accounting period, settle or compromise any material tax liability, agree to an extension or waiver of the statute of limitations with respect to the assessment or determination of a material amount of taxes, enter into any closing agreement with respect to any material amount of taxes or surrender any right to claim a material tax refund, adopt or change any method of accounting with respect to taxes, or file any amended tax return;

•

foreclose on or take a deed or title to any real estate, other than single-family residential properties, without first conducting an ASTM International E1527-13 Phase I Environmental Site Assessment (or any applicable successor standard) of the property that satisfies the requirements of 40 C.F.R. Part 312, or foreclose on or take a deed or title to any real estate other than single-family residential properties if such environmental assessment indicates the presence or likely presence of any hazardous substances under conditions that indicate an existing release, a past release, or a material threat of a release of any hazardous substances into structures on the property or into the ground, ground water, or surface water of the property;

•	merge or consolidate itself or any of its subsidiaries with any other person, or restructure, reorganize or completely or partially liquidate or dissolve it or any of its subsidiaries; or

•	agree to take any of the actions prohibited by the preceding bullet points.

Assumption of Debt Obligations and Trust Preferred Capital Securities

TowneBank will take all necessary actions to assume, at the effective date of the merger, the due and punctual payment of the principal of and any premium and interest on Village’s 6.50% Fixed-to-Floating Rate Subordinated Notes due March 31, 2028. In addition, prior to the effective date of the merger, TowneBank, Merger Sub and Village will take all actions necessary for Village and TowneBank to enter into supplemental indentures with the trustees of Village’s trust preferred capital securities to evidence the succession of TowneBank as the obligor on those securities and for TowneBank to assume Village’s obligations under the indentures as well as under the other agreements related to the trust preferred capital securities.

Employee Matters

TowneBank, at its election, will provide to employees of Village and Village Bank that become employees of TowneBank after the merger (i) employee benefits under TowneBank’s benefit plans (with no break in coverage), on terms and conditions that are the same for similarly situated employees of TowneBank, or (ii) continued benefits under the existing Village and Village Bank benefit plans, provided that TowneBank may amend the Village and Village Bank benefit plans as necessary to comply with any law or as necessary and appropriate for other business reasons. For purposes of participation, vesting and benefit accrual, service with Village and Village Bank will be treated as service with TowneBank.

Village has agreed to terminate its 401(k) plan effective immediately prior to the effective date of the merger. Employees of Village and Village Bank who will be employed by TowneBank after the merger will be eligible to participate in TowneBank’s 401(k) plan as soon as practicable following the effective date of the merger, subject to the terms of TowneBank’s 401(k) plan. Plan balances in the Village 401(k) plan at the time of termination of the Village 401(k) plan are intended to be eligible for distribution or rollover.

TowneBank has entered into employment agreements and other arrangements with certain officers and employees of Village and Village Bank providing for their continued service with TowneBank following the merger and bank merger (see “The Merger – Interests of Certain Village Directors and Executive Officers in the Merger”). In addition, TowneBank has agreed, for any Village or Village Bank employee who does not have an agreement that provides for severance payments and who, within nine months after the effective date of the merger, is involuntarily terminated other than for cause by TowneBank or who resigns for good reason, to pay such employee severance pay equal to two weeks of such employee’s pay for each year of continuous service to Village or Village Bank (with a minimum of four weeks and a maximum of 26 weeks of severance pay). Such employees will also receive a welfare supplement equal to $7,500 multiplied by the quotient of (i) the number of weeks of severance pay by (ii) 52. Such severance pay will be in lieu of any payment provided for under any Village or Village Bank severance plans.

Regulatory Matters

TowneBank, Village and Village Bank have each agreed to cooperate and use their reasonable best efforts to prepare as promptly as possible all documentation, to effect all filings, and to obtain all regulatory approvals necessary to consummate the merger. On October 23, 2024, TowneBank filed the required applications with the FDIC and the Virginia SCC seeking their approval of the merger. TowneBank has also requested a waiver from the Reserve Bank of the requirement to file an application under Section 3 of the Bank Holding Company Act of 1956, as amended, for approval of the merger.

As of the date of this proxy statement, we have not yet received the required approvals from the FDIC and Virginia SCC, or the requested waiver from the Reserve Bank. While we do not know of any reason why we would not be able to obtain such approvals and waiver in a timely manner, we cannot be certain when or if we will receive them.

Required Shareholder Approval

Village has agreed to call a meeting of shareholders as soon as reasonably practicable for the purpose of obtaining the required shareholder vote in favor of the merger proposal and articles amendment proposal, provided that the merger agreement has not been terminated in accordance with its terms.

In addition, Village’s board of directors has agreed to support and recommend approval of the merger proposal and articles amendment proposal to its shareholders and to use its reasonable best efforts to obtain from its shareholders the required shareholder votes in favor of the merger proposal and articles amendment proposal. However, Village’s board of directors may (i) withhold, withdraw, modify or amend its recommendation to approve the merger proposal and articles amendment proposal, or (ii) authorize, adopt, approve, recommend or otherwise declare advisable a “superior proposal” as described and under the circumstances set forth in the next section (“— No Solicitation”), in each case if the board of directors of Village determines in good faith (after consultation with and having considered the advice of its outside legal counsel) that failure to do so would be more likely than not to result in a violation of its fiduciary obligations under applicable law.

No Solicitation

Village has agreed that, while the merger agreement is in effect, it will not directly or indirectly:

•	initiate, solicit, endorse, encourage or knowingly facilitate any inquiries or proposals with respect to any “acquisition proposal” (as defined below); or

•	engage or participate in any negotiations or discussions concerning, or provide any confidential or nonpublic information relating to, an acquisition proposal.

For purposes of the merger agreement, an “acquisition proposal” means, other than the transactions contemplated by the merger agreement, any offer, proposal or inquiry relating to, or any third party indication of interest in, any of the following transactions involving Village or Village Bank:

•	a merger, consolidation, share exchange, business combination, reorganization, recapitalization, liquidation, dissolution or other similar transaction;

•

any acquisition or purchase, direct or indirect, of 10% or more of the consolidated assets of Village or 10% or more of any class of equity or voting securities of Village or its subsidiaries whose assets, individually or in the aggregate, constitute more than 10% of the consolidated assets of Village; or

•

any tender offer (including a self-tender offer) or exchange offer that, if consummated, would result in a third party beneficially owning 10% or more of any class of equity or voting securities of Village or its subsidiaries whose assets, individually or in the aggregate, constitute more than 10% of the consolidated assets of Village.

Under the merger agreement, however, if Village receives an unsolicited bona fide written acquisition proposal, it may engage in negotiations or discussions with or provide nonpublic information to the person or entity making the acquisition proposal if:

•	the Village board of directors receives the proposal prior to receipt of shareholder approval of the merger agreement;

•

the Village board concludes in good faith, after consultation with and having considered the advice of outside legal counsel, that the failure to take such actions would more likely than not result in a violation of its fiduciary duties to shareholders under applicable law;

•

the Village board also concludes in good faith, after consultation with outside legal counsel and financial advisors, that the acquisition proposal constitutes or is reasonably likely to result in a superior proposal (as defined below); and

•

Village receives from the person or entity making the proposal an executed confidentiality agreement, which confidentiality agreement does not provide such person or entity with any exclusive right to negotiate with Village.

Village has agreed to advise TowneBank, within 24 hours of the receipt of any such acquisition proposal, including a description of the material terms and conditions of the proposal (including the identity of the proposing party), and to keep TowneBank apprised of any material related developments, discussions and negotiations on a current basis.

For purposes of the merger agreement, a “superior proposal” means an unsolicited, bona fide written acquisition proposal made by a person or entity that the board of directors of Village concludes in good faith, after consultation with its financial and outside legal advisors, taking into account all legal, financial, regulatory and other aspects of the acquisition proposal and including the terms and conditions of the merger agreement:

•	is more favorable to the shareholders of Village, from a financial point of view, than the transactions contemplated by the merger agreement; and

•	is reasonably capable of being completed on the terms proposed and in a timely manner.

For the purposes of the definition of “superior proposal,” the term “acquisition proposal” has the same meaning as described above, except the reference to “10% or more” is changed to be a reference to “50% or more” and an “acquisition proposal” can only refer to a transaction involving Village or Village Bank.

Conditions to Completion of the Merger

The respective obligations of the parties to complete the merger are subject to the satisfaction or waiver of certain conditions, including the following:

•	approval of the merger proposal and articles amendment proposal by the Village shareholders;

•

approval of the merger by the necessary federal and state regulatory authorities, provided that no such approvals contain any conditions, restrictions or requirements that would, after the merger, be reasonably likely to have a material adverse effect on TowneBank;

•	the absence of any order, decree, or injunction of a court, regulatory agency or other governmental authority that prohibits the completion of the merger;

•	the accuracy of the other parties’ representations and warranties in the merger agreement, subject to the material adverse effect standard in the merger agreement;

•	each party’s performance in all material respects of its obligations under the merger agreement;

•	not more than 10% of the outstanding shares of Village common stock shall have perfected appraisal rights in accordance with Article 15 of the VSCA; and

•

the execution and delivery of certain agreements by key employees of Village and Village Bank concerning their employment with TowneBank and related matters after the effective date of the merger, such agreements not being breached, cancelled or terminated, and such employees continuing to be employed by Village or Village Bank up to the effective date.

Where the merger agreement and law permits, TowneBank or Village and Village Bank could choose to waive a condition to the obligation to complete the merger even if that condition has not been satisfied. We cannot be certain when, or if, the conditions to the merger will be satisfied or waived or that the merger will be completed.

Termination of the Merger Agreement

Termination by TowneBank, Merger Sub, Village and Village Bank. The merger agreement may be terminated and the merger abandoned by TowneBank, Merger Sub, Village and Village Bank, at any time before the merger is completed, by mutual consent of the parties.

Termination by TowneBank and Merger Sub or Village and Village Bank. The merger agreement may be terminated and the merger abandoned by TowneBank and Merger Sub or Village and Village Bank if:

•

the merger of Village and Merger Sub has not been completed by September 23, 2025, unless the failure to complete such merger by such time was caused by a breach or failure to perform an obligation under the merger agreement by the terminating party;

•	the Village shareholders do not approve the merger proposal or the articles amendment proposal;

•

there is a breach or inaccuracy of any representation or warranty of TowneBank or Village contained in the merger agreement that would cause the failure of the closing conditions described above to be met, which is not cured within 30 days following notice or by its nature cannot be cured within such time period, unless the party wishing to terminate is in breach of any representation or warranty, subject to the material adverse effect standard in the merger agreement, or is in material breach of any covenant or agreement;

•

there is a material breach by TowneBank or Village of any covenant or agreement contained in the merger agreement, and the breach is not cured within 30 days following notice to the other party or by its nature cannot be cured within such time period, unless the party wishing to terminate is in breach of any representation or warranty, subject to the material adverse effect standard in the merger agreement, or is in material breach of any covenant or agreement; or

•

any of the conditions precedent to the obligations of TowneBank or Village to consummate the merger set forth in the merger agreement cannot be satisfied or fulfilled by September 23, 2025, unless the party wishing to terminate is in breach of any representation or warranty, subject to the material adverse effect standard in the merger agreement, or is in material breach of any covenant or agreement.

Termination by TowneBank and Merger Sub. TowneBank and Merger Sub may terminate the merger agreement at any time before the merger is completed if:

•

without TowneBank’s prior consent, Village or Village Bank enters into an agreement with respect to a business combination transaction or an acquisition directly from Village of securities representing 15% or more of Village common stock;

•

a tender offer or exchange offer for 15% or more of the outstanding shares of Village common stock is commenced, and the Village board recommends that Village shareholders tender their shares in the offer or otherwise fails to recommend that they reject the offer; or

•

at any time before the special meeting, (i) Village materially breaches its agreement regarding the non-solicitation of other business combination offers, (ii) the board of directors of Village fails to recommend approval of the merger agreement and approval of the articles amendment to its shareholders, withdraws, modifies or changes such recommendation, or authorizes, adopts, approves, recommends or otherwise declares advisable a “superior proposal” (as defined in the merger agreement and described herein), or (iii) Village materially breaches its covenants in the merger agreement requiring the calling and holding of a meeting of shareholders to consider the merger agreement and the articles amendment.

Termination by Village and Village Bank. Village and Village Bank may terminate the merger agreement at any time before the merger is completed if:

•

at any time before receipt of shareholder approval of the merger proposal and articles amendment proposal, the board of directors of Village determines to enter into an agreement with respect to an unsolicited superior proposal which has been received and considered by Village in compliance with the merger agreement, provided that (i) Village has notified TowneBank at least five business days in advance of its intent to accept such superior proposal, (ii) Village has, upon TowneBank’s request, discussed with TowneBank the circumstances giving rise to the decision to accept the superior proposal and negotiated in good faith with TowneBank to facilitate TowneBank’s evaluation of whether to improve the terms and conditions of the merger agreement, (iii) if TowneBank has made an offer to improve the terms of the merger agreement, Village’s board of directors has determined in good faith, after consultation with its financial and outside legal advisors, and taking into account TowneBank’s improved offer, that the superior proposal would continue to constitute a superior proposal under the merger agreement, and (iv) if the terms of the superior proposal change materially, Village has continued to provide the same notice and opportunity for TowneBank to improve its offer at least three business days in advance of accepting the superior proposal.

In the event of termination, the merger agreement will become null and void, except that certain provisions thereof relating to fees and expenses (including the obligation to pay the termination fee described below in certain circumstances) and confidentiality of information exchanged between the parties will survive any such termination.

Termination Fee

The merger agreement provides that Village must pay TowneBank a termination fee of $4.8 million under the circumstances and in the manner described below:

•

if the merger agreement is terminated (i) by TowneBank and Merger Sub for any of the reasons described under “– Termination of the Merger Agreement – Termination by TowneBank and Merger Sub” above or by Village and Village Bank for the reason described under “– Termination of the Merger Agreement – Termination by Village and Village Bank” above, Village must pay the termination fee to TowneBank concurrently with the termination of the merger agreement; or

•

if the merger agreement is terminated (i) by TowneBank and Merger Sub for any of the reasons described in the third, fourth, and fifth bullet points under “– Termination of the Merger Agreement – Termination by TowneBank and Merger Sub or Village and Village Bank” above (and the shareholder approvals of the merger proposal and articles amendment proposal have not been obtained), (ii) by either TowneBank and Merger Sub or Village and Village Bank because the merger has not been completed by September 23, 2025 (and the shareholder approvals of the merger proposal and the articles amendment proposal have not been obtained), or (iii) by either TowneBank or Village and Village Bank because the merger and articles amendment were not approved by the shareholders of Village, and in the case of termination pursuant to clauses (i), (ii) and (iii) above an acquisition proposal (as described under “– No Solicitation” on page 54) has been publicly announced or otherwise communicated or made known to the shareholders, senior management or the board of directors of Village (or any person has publicly announced, communicated or made known an intention, whether or not conditional, to make an acquisition proposal) prior to the taking of the vote of the shareholders of Village contemplated by the merger agreement, in the case of clause (iii) above, or prior to the date of termination, in the case of clauses (i) or (ii) above, then (a) if within 12 months after such termination Village enters into an agreement or consummates a transaction with respect to an acquisition proposal (whether or not the same acquisition proposal as that referred to above), then Village must pay to TowneBank the termination fee on the date of execution of such agreement (regardless of whether such transaction is consummated before or after the termination of the merger agreement) or the consummation of such transaction, or (b) if a transaction with respect to an acquisition proposal (whether or not the same acquisition proposal as that referred to above) is consummated otherwise than pursuant to an agreement with Village within 12 months after the termination of the merger agreement, then Village must pay to TowneBank the termination fee on the date when such transaction is consummated.

Any termination fee that becomes payable to TowneBank pursuant to the merger agreement will be paid by wire transfer of immediately available funds to an account designated by TowneBank. If Village fails to timely pay the termination fee to TowneBank, Village also will be obligated to pay the costs and expenses incurred by TowneBank to collect such payment, together with interest.

Indemnification and Insurance

TowneBank has agreed to indemnify the directors and officers of Village against certain liabilities arising before the effective date of the merger. TowneBank has also agreed to purchase a six year “tail” prepaid policy, on the same terms as Village existing directors’ and officers’ liability insurance, for the current directors and officers of Village, subject to a cap on the cost of such policy equal to 300% of the last annual premium paid by Village.

Expenses

In general, whether or not the merger is completed, TowneBank and Village will each pay its respective expenses incident to preparing, entering into and carrying out the terms of the merger agreement. The parties will share the costs of all filing fees paid to governmental authorities.

Waiver and Amendment

Any term or provision of the merger agreement, other than the merger consideration, may be waived at any time by the party that is entitled to the benefits thereof, without shareholder approval, to the extent permitted under applicable law. The terms of the merger agreement may be amended at any time, whether before or after the date of the special meeting, except with respect to statutory requirements and requisite shareholder and regulatory authority approvals.

Affiliate Agreements

Each director and executive officer of Village, and Kenneth R. Lehman, the majority shareholder of Village, entered into affiliate agreements with Village and TowneBank at the time the merger agreement was executed. Mr. Lehman holds voting power sufficient to approve each of the merger proposal, articles amendment proposal, compensation proposal and adjournment proposal. Under the terms of the affiliate agreements, such individuals have agreed to vote their shares of Village common stock in favor of the merger proposal and articles amendment proposal, and against any competing acquisition proposal, respectively, subject to certain exceptions, including that certain shares held in a fiduciary capacity are not covered by the agreements.

The affiliate agreements prohibit, subject to limited exceptions, selling, transferring, pledging, encumbering or otherwise disposing of any shares of Village common stock subject to the agreement. The affiliate agreements terminate upon the earlier to occur of the completion of the merger or the termination of the merger agreement in accordance with its terms.

Possible Alternative Merger Structure

The merger agreement provides that TowneBank and Village may mutually agree to change the method or structure of the merger. However, no change may be made that:

•	alters or changes the cash merger consideration to be received by Village shareholders in exchange for each share of Village common stock; or

•	materially impedes or delays completion of the merger in a timely manner.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

The following is a discussion of certain federal income tax consequences of the merger to certain holders of Village’s common stock. This discussion does not address any tax consequences arising under any U.S. state, local or foreign laws, the Medicare tax on net investment income, the alternative minimum tax or under any U.S. federal laws other than U.S. federal income tax laws (such as estate or gift tax laws). The discussion is based upon the Code, Treasury regulations, Internal Revenue Service rulings and judicial and administrative decisions in effect as of the date of this proxy statement, all of which are subject to change, possibly with retroactive effect, which could affect the accuracy of the statements and conclusions set forth in this discussion.

This discussion addresses only U.S. holders of Village common stock that hold their shares of Village common stock as a “capital asset” within the meaning of Section 1221 of the Code (generally, property held for investment). For purposes of this discussion, the term “U.S. holder” means a beneficial owner of Village common stock that is for U.S. federal income tax purposes (1) an individual citizen or resident of the United States, (2) a corporation or other entity treated as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States, any state thereof or the District of Columbia, (3) a trust if (a) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons (within the meaning of Section 7701(a)(30) of the Code) have the authority to control all substantial decisions of the trust or (b) such trust was in existence on August 20, 1996 and has a valid election in place to be treated as a U.S. person for U.S. federal income tax purposes, or (4) an estate, the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source. This discussion does not address all of the tax consequences that may be relevant to you in light of your particular circumstances or to Village’s shareholders subject to special rules, such as foreign persons (generally, a person that is not a citizen or resident of the United States, a U.S. domestic corporation, or a person that would otherwise be subject to U.S. federal income tax on a net income basis in respect of their Village common stock), financial institutions, tax-exempt organizations, dealers in securities or foreign currencies, entities that are treated for federal income tax purposes as partnerships or other pass-through entities, insurance companies, U.S. persons whose “functional currency” is not the U.S. dollar, persons holding Village common stock as part of a constructive sale, wash sale, hedge, straddle or other integrated transaction, or employees who acquired the stock pursuant to compensation arrangements. This summary is intended for general information only and is not to be construed as tax advice.

The receipt of cash in exchange for shares of Village common stock in connection with the merger will be a taxable transaction for federal income tax purposes (and also will be a taxable transaction under applicable state, local and other tax laws) to shareholders of Village. You will recognize a gain or loss measured by the difference between your tax basis in the Village common stock owned by you at the time of the merger and the amount of cash you receive for your shares of common stock. Your gain or loss will be a capital gain or loss if the common stock is held as a capital asset and will be long-term capital gain or loss if you have held the common stock for more than one year. If, however, you have held the common stock for one year or less, the gain or loss will be short-term capital gain or loss. The deductibility of capital losses is subject to limitations under the Code.

U.S. holders of common stock generally are subject to U.S. federal income tax at preferential rates. Under present law, long-term capital gain recognized by an individual generally will be taxed at a maximum federal income tax rate of 20%.

The cash payments to holders of common stock will be subject to “backup withholding” for federal income tax purposes unless certain requirements are met. Under federal law, the exchange agent must withhold 24% of the cash payments to holders of common stock to whom backup withholding applies. The federal income tax withheld may be used by these persons to reduce their federal income tax liability by the amount that is withheld. To avoid backup withholding, a holder of common stock generally must provide the exchange agent with his or her taxpayer identification number and complete a form in which he or she certifies that he or she has not been notified by the Internal Revenue Service that he or she is subject to backup withholding as a result of a failure to report interest and dividends. The taxpayer identification number of an individual is his or her social security number. Any amounts withheld under the backup withholding rules are not an additional tax and generally would be allowed as a refund or credit against the U.S. holder’s U.S. federal income tax liability, if the U.S. holder timely furnishes the required information to the Internal Revenue Service.

The above summary of certain federal income tax consequences of the merger is not intended as a substitute for careful tax planning, is for general informational purposes only and is not tax advice. In addition to the federal income tax consequences discussed above, consummation of the merger may have significant state and local income tax consequences that are not discussed in this proxy statement. Accordingly, persons considering the merger are urged to consult their tax advisors with specific reference to the effect of their own particular facts and circumstances on the matters discussed in this proxy statement.

INFORMATION ABOUT TOWNEBANK

TowneBank is a Virginia chartered commercial bank headquartered in Portsmouth, Virginia. TowneBank provides retail and commercial banking services to customers located in numerous markets in Virginia and North Carolina. TowneBank also offers a diversified range of financial services through its non-banking subsidiaries and its affiliated divisions. TowneBank currently operates over 50 banking offices throughout Hampton Roads and Central Virginia, as well as Northeastern and Central North Carolina. TowneBank’s common stock is listed on the Nasdaq Global Select Market under the symbol “TOWN.”

As of September 30, 2024, TowneBank had total consolidated assets of $17.2 billion, total consolidated loans, net of unearned income, of $11.4 billion, total consolidated deposits of $14.4 billion and consolidated shareholders’ equity of $2.1 billion.

The principal executive offices of TowneBank are located at 5716 High Street, Portsmouth, Virginia 23703, and its telephone number is (757) 638-7500. TowneBank’s website can be accessed at http://www.townebank.com. Information contained on TowneBank’s website does not constitute part of, and is not incorporated into, this proxy statement.

INFORMATION ABOUT VILLAGE BANK AND TRUST FINANCIAL CORP.

Village is a bank holding company headquartered in Midlothian, Virginia providing community banking services through its wholly owned Virginia chartered bank subsidiary, Village Bank. Village Bank currently operates nine banking offices serving the greater Richmond Metropolitan area and Williamsburg, Virginia. Village’s common stock is listed on the Nasdaq Capital Market under the symbol “VBFC.”

As of September 30, 2024, Village had total consolidated assets of $759.5 million, total consolidated loans, net of unearned income, of $614.8 million, total consolidated deposits through Village Bank of $646.2 million and consolidated shareholders’ equity of $74.2 million.

The principal executive offices of Village are located at 13319 Midlothian Turnpike, Midlothian, Virginia 23113, and its telephone number is (804) 897-3900. Village’s website can be accessed at http://www.villagebank.com. Information contained on Village’s website does not constitute part of, and is not incorporated into, this proxy statement. For more information about Village, see “Where You Can Find More Information” on page 64.

CERTAIN BENEFICIAL OWNERSHIP OF VILLAGE COMMON STOCK

The following table sets forth, as of October 29, 2024, certain information with respect to the beneficial ownership of Village common stock held by Village’s directors and named executive officers, all of Village’s executive officers and directors as a group, and each person, or group of affiliated persons, known by Village to be the beneficial owner of more than 5% of the outstanding shares of Village common stock.

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. Shares of Village common stock that may be acquired by an individual or group within 60 days of October 29, 2024 pursuant to the exercise of options, warrants or other rights, are deemed to be outstanding for the purpose of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table. The table below calculates the percentage of beneficial ownership of Village common stock based on 1,500,343 shares of common stock outstanding as of October 29, 2024.

Except as indicated in footnotes to this table, Village believes that the shareholders named in this table have sole voting and investment power with respect to all shares of common stock shown to be beneficially owned by them, based on information provided to us by such shareholders. The address for each director and executive officer listed is: c/o Village Bank and Trust Financial Corp., 13319 Midlothian Turnpike, Midlothian, Virginia 23113.

Name	Shares Beneficially Owned	Percentage of Class Beneficially Owned
Directors:
Craig D. Bell (1)	21,969	1.46%
Ronald L. Carey (2)	736	*
James E. Hendricks, Jr. (3)	28,257	1.88%
Devon M. Henry (4)	1,622	*
Frank E. Jenkins, Jr. (5)	5,361	*
Mary Margaret Kastelberg (6)	1,910	*
Michael A. Katzen (7)	10,430	*
Selena Trudy Sanderson (8)	915	*
Michael A. Toalson (9)	10,921	*
Named executive officers who are not directors:
Donald M. Kaloski, Jr. (10)	4,767	*
Max C. Morehead, Jr. (11)	13,939	*
Directors and executive officers as a group (15 persons)	114,648	7.64%

Greater than 5% shareholders:
Kenneth R. Lehman	768,622	51.23%
122 North Gordon Road
Fort Lauderdale, Florida 33301

*	Represents less than 1% of Village’s outstanding common stock.
(1)

Amount disclosed consists of 4,449 shares held directly by Mr. Bell; 3,125 shares held in Mr. Bell’s IRA account; 4,506 shares held in a revocable trust; 7 shares held jointly with Mr. Bell’s brother; 9,277 shares held by the Trustee under the Village Bank Outside Directors Deferral Plan Trust FBO Craig D. Bell; and the unvested portion of restricted stock awards (time-based) of 605 shares.

(2)	Amount disclosed consists of 262 shares held directly by Mr. Carey and the unvested portion of restricted stock awards (time-based) of 474 shares.
(3)

Amount disclosed consists of 17,702 shares held directly by Mr. Hendricks; 807 shares held jointly with Mr. Hendricks’ spouse; 4,957 shares held in Mr. Hendricks’ IRA account; 1,964 shares held by Mr. Hendricks’ spouse; and the unvested portion of restricted stock awards (time-based) of 2,827 shares.

(4)	Amount disclosed consists of 1,091 shares held directly by Mr. Henry and the unvested portion of restricted stock awards (time-based) of 531 shares.

(5)	Amount disclosed consists of 4,255 shares held directly by Mr. Jenkins; 575 shares held in Mr. Jenkins’ SEP account; and the unvested portion of restricted stock awards (time-based) of 531 shares.
(6)

Amount disclosed consists of 478 shares held directly by Ms. Kastelberg; 901 shares held in Ms. Kastelberg’s IRA account; and the unvested portion of a restricted stock award (time-based) of 531 shares.

(7)

Amount disclosed consists of 2,644 shares held directly by Mr. Katzen; 114 shares held jointly with Mr. Katzen’s spouse; 300 shares held in Mr. Katzen’s IRA account; 6,841 shares held by the Trustee under the Village Bank Outside Directors Deferral Plan Trust FBO Michael A. Katzen; and the unvested portion of a restricted stock award (time-based) of 531 shares.

(8)	Amount disclosed consists of 441 shares held directly by Ms. Sanderson and the unvested portion of restricted stock awards (time-based) of 474 shares.
(9)

Amount disclosed consists of 1,421 shares held directly by Mr. Toalson; 2,050 shares held jointly with Mr. Toalson’s spouse; 5,438 shares held in Mr. Toalson’s IRA account; 1,481 shares held by the Trustee under the Village Bank Outside Directors Deferral Plan Trust FBO Michael L. Toalson; and the unvested portion of restricted stock awards (time-based) of 531 shares.

(10)	Amount disclosed consists of 3,101 shares held directly by Mr. Kaloski and the unvested portion of restricted stock awards (time-based) of 1,666 shares.
(11)

Amount disclosed consists of 9,439 shares held directly by Mr. Morehead; 2,920 shares held in Mr. Morehead’s IRA account; and the unvested portion of restricted stock awards (time-based) of 1,580 shares.

FUTURE SHAREHOLDER PROPOSALS

Village will hold a 2025 annual meeting of shareholders only if the merger is not completed. Village’s 2025 annual meeting is currently scheduled to occur on May 20, 2025. Any shareholder who wishes to submit a proposal for consideration at that meeting, and who wishes to have such proposal included in Village’s proxy statement, must comply with SEC Rule 14a-8 and must submit the proposal in writing no later than December 10, 2024. All such proposals should be sent to James E. Hendricks, Jr., President and Chief Executive Officer, at P.O. Box 330, 13319 Midlothian Turnpike, Midlothian, Virginia 23113.

Village’s bylaws also prescribe the procedure that a shareholder must follow to nominate directors for election. Such nominations require written notice delivered to Village’s corporate secretary at its principal executive office not less than 60 days nor more than 90 days prior to the date of the annual meeting; or in the event that less than 70 days’ notice or prior public disclosure of the date of the meeting is given or made, the shareholder has 10 days after the earlier of the date of notice or public disclosure to give written notice. The written notice must provide certain information and representations regarding both the nominee and the shareholder making the nomination and a written consent of the nominee to be named in a proxy statement as a nominee and to serve as a director if elected. Any shareholder may obtain a copy of Village’s bylaws, without charge, upon written request to Village’s corporate secretary at P.O. Box 330, 13319 Midlothian Turnpike, Midlothian, Virginia 23113, Attention: Deborah M. Golding. Based upon an anticipated date of May 20, 2025, for Village’s 2025 annual meeting, Village must receive any notice of nomination or other business no later than March 21, 2025, and no earlier than February 19, 2025, for such meeting.

OTHER MATTERS

In accordance with Virginia law, no business may be brought before the special meeting unless it is described in the applicable notice of meeting that accompanies this proxy statement. As of the date of this proxy statement, the Village board knows of no matters that will be presented for consideration at the special meeting other than those specifically set forth in the notice for the meeting. If, however, any other matters properly come before the special meeting, or any adjournments thereof, and are voted upon, it is the intention of the proxy holders to vote such proxies in accordance with the recommendation of the board of directors of Village.

WHERE YOU CAN FIND MORE INFORMATION

Village files reports, proxy statements and other information with the SEC under the Exchange Act. The SEC maintains a website that contains reports, proxy statements and other information about issuers, such as Village, that file electronically with the SEC. The address of the SEC’s website is http://www.sec.gov. The reports and other information filed by Village with the SEC are also available on Village’s website at http://www.villagebank.com. Except as specifically incorporated by reference into this proxy statement, information on the SEC’s and Village’s websites is not part of this proxy statement.

The SEC allows Village to incorporate by reference information in this proxy statement. This means that Village can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this proxy statement, except for any information that is superseded by information that is included directly in this proxy statement.

This proxy statement incorporates by reference the documents listed below that Village previously filed with the SEC (other than, in each case, documents or information deemed to have been furnished and not filed according to SEC rules). They contain important information about Village and its financial condition.

•	Annual Report on Form 10-K for the year ended December 31, 2023, filed on March 22, 2024;

•	Quarterly Reports on Form 10-Q for the quarters ended March 31, 2024, June 30, 2024 and September 30, 2024, filed on May 10, 2024, August 9, 2024 and November 12, 2024, respectively;

•	Current Reports on Form 8-K, filed on February 27, 2024, May 21, 2024, May 21, 2024, August 27, 2024, September 24, 2024 and September 25, 2024; and

•	Definitive Proxy Statement for the 2024 Annual Meeting of Shareholders, filed on April 9, 2024.

In addition, Village incorporates by reference any future filings it makes with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this proxy statement and before the date of the special meeting of shareholders, provided that Village is not incorporating by reference any information furnished to, but not filed with, the SEC. Documents incorporated by reference are considered to be a part of this proxy statement, effective as of the date they are filed. In the event of conflicting information in these documents, the information in the latest filed document should be considered correct.

Documents contained in or incorporated by reference in this document by Village are available through the SEC or may be obtained as set forth under “Additional Information.” If you have any questions concerning the special meeting, the merger, the merger agreement or the proxy statement, would like additional copies of the proxy statement without charge or need help voting your shares of Village common stock, please contact Village at the address below.

Village Bank and Trust Financial Corp.

13319 Midlothian Turnpike

Midlothian, Virginia 23113

Attention: Deborah M. Golding, Corporate Secretary

Telephone: (804) 897-3900

If you would like to request documents from Village, please do so by December 12, 2024, in order to receive timely delivery of the documents before the special meeting.

You should rely only on the information contained or incorporated by reference in this proxy statement. Village has not authorized anyone to provide you with information that is different from what is contained in this proxy statement. This proxy statement is dated November 14, 2024. You should not assume that the information contained in this proxy statement is accurate as of any date other than that date.

Appendix A

AGREEMENT AND PLAN OF REORGANIZATION

by and among

TOWNEBANK,

CARDINAL SUB, INC.,

VILLAGE BANK AND TRUST FINANCIAL CORP.

and

VILLAGE BANK

September 23, 2024

A-i

LIST OF EXHIBITS

EXHIBIT 1.1	Plan of Merger
EXHIBIT 1.2	Second Step Plan of Merger
EXHIBIT 1.3	Bank Plan of Merger
EXHIBIT 5.8	Form of Affiliate Agreement
EXHIBIT 5.9	Form of Noncompetition Agreement

A-ii

INDEX OF DEFINED TERMS

ACA	Section 3.3(m)(ii)
Acquisition Proposal	Section 5.5(c)
Affiliate Agreements	Section 5.8
Agreement	Recitals
Bank Merger	Recitals
Bank Merger Effective Time	Section 1.4
Bank Plan of Merger	Section 1.4
Bank Reports	Section 3.3(f)
Bank Subsidiary	Recitals
CARES Act	Section 3.3(p)(x)
Change of Recommendation	Section 5.5(e)
Closing Date	Section 1.5(a)
Code	Section 2.4
Computer Systems	Section 3.3(aa)(i)
CRA	Section 3.3(j)(i)
Credit Loss Allowance	Section 3.3(p)(iii)
Default	Section 3.3(p)(xiii)
Derivative Contract	Section 3.3(t)
Disclosure Letter	Section 3.1
Dissenting Shares	Section 2.5
Effective Time	Section 1.1
Environmental Claim	Section 3.3(q)(v)(A)
Environmental Laws	Section 3.3(q)(v)(B)
ERISA	Section 3.3(m)(i)
ERISA Affiliate	Section 3.3(m)(i)
Exchange Act	Section 3.3(e)(i)
Exchange Agent	Section 2.2(a)
Exchange Fund	Section 2.2(a)
FDIC	Section 3.3(a)(ii)
Financial Statements	Section 3.3(e)(ii)
GAAP	Section 3.3(e)(ii)
Governmental Authority	Section 3.3(c)(iii)
Holding Company	Recitals
Holding Company Articles Amendment	Section 1.3
Holding Company Benefit Plans	Section 3.3(m)(i)
Holding Company Book-Entry Shares	Section 2.1(d)
Holding Company Common Certificate	Section 2.1(d)
Holding Company Common Stock	Section 2.1(b)
Holding Company Contract(s)	Section 3.3(i)(i)
Holding Company Continuing Director	Section 1.7(a)
Holding Company Continuing Employees	Section 5.10(a)
Holding Company Notes	Section 5.16
Holding Company Recommendation	Section 5.3
Holding Company Regulatory Agencies	Section 3.3(f)
Holding Company Shareholder Approvals	Section 3.3(c)(i)

A-iii

Holding Company Shareholders Meeting	Section 5.3
Holding Company Stock Award	Section 2.3
Holding Company Stock Plan	Section 2.3
Holding Company Subsidiary(ies)	Section 3.3(b)(i)
Holding Company Technology Systems	Section 3.3(s)
Intellectual Property	Section 3.3(s)
IRS	Section 3.3(m)(ii)
Knowledge	Section 3.2(c)
Loan	Section 3.3(p)(xiii)
Material Adverse Effect	Section 3.2(b)
Materially Burdensome Regulatory Condition	Section 6.1(b)
Materials of Environmental Concern	Section 3.3(q)(v)(C)
Merger	Recitals
Merger Consideration	Section 2.1(b)
Merger Sub Common Stock	Section 2.1(c)
Noncompetition Agreements	Section 5.9
OREO	Section 3.3(p)(iv)
Organizational Documents	Section 3.3(a)(i)
Pandemic	Section 3.2(c)
Permitted Liens	Section 3.3(l)(ii)
Personal Data	Section 3.4(h)(iv)
Plan of Merger	Section 1.1
PPP	Section 3.3(p)(x)
Proceedings	Section 3.3(j)(i)
Proxy Statement	Section 3.3(c)(iii)
Real Property	Section 3.3(l)(i)
Regulatory Approvals	Section 3.3(c)(iii)
Rights	Section 3.3(d)(i)
Sarbanes-Oxley Act	Section 3.3(e)(i)
SEC	Section 3.3(c)(iii)
SEC Reports	Section 3.3(e)(i)
Second Step Merger	Recitals
Second Step Merger Effective Time	Section 1.2
Second Step Plan of Merger	Section 1.2
Securities Act	Section 3.3(d)(iii)
Securities Documents	Section 3.4(d)(i)
Superior Proposal	Section 5.5(d)
Tax(es)	Section 3.3(k)(vii)
Tax Return	Section 3.3(k)(viii)
Termination Fee	Section 7.4(b)
Towne	Recitals
Towne Benefit Plan(s)	Section 5.10(a)
Towne Common Stock	Section 2.1(a)
Towne Merger Sub	Recitals
Towne Regulatory Agencies	Section 3.4(e)
Towne Subsidiary(ies)	Section 3.4(b)

A-iv

Transaction	Recitals
Treasury Regulations	Section 3.3(k)(iii)
Unpaid Cash Dividends	Section 2.1(b)
VA SCC	Section 1.1
VSCA	Section 1.1

A-v

AGREEMENT AND PLAN OF REORGANIZATION

THIS AGREEMENT AND PLAN OF REORGANIZATION (the “Agreement”) is made and entered into as of September 23, 2024, by and among TowneBank, a Virginia banking corporation (“Towne”), Cardinal Sub, Inc., a Virginia corporation and wholly owned subsidiary of Towne (“Towne Merger Sub”), Village Bank and Trust Financial Corp., a Virginia corporation (“Holding Company”), and Village Bank, a Virginia banking corporation and wholly owned subsidiary of Holding Company (“Bank Subsidiary”).

WHEREAS, the Boards of Directors of Towne, Towne Merger Sub, Holding Company and Bank Subsidiary have approved, and deem it advisable and in the best interests of their respective shareholders to consummate, the business combination transactions provided for herein, including the merger of Towne Merger Sub with and into Holding Company (the “Merger”), the merger of Holding Company with and into Towne immediately after the Merger (the “Second Step Merger”), and the merger of Bank Subsidiary with and into Towne immediately after the Second Step Merger (the “Bank Merger” and, together with the Merger and the Second Step Merger, the “Transaction”); and

WHEREAS, the Boards of Directors of Towne, Towne Merger Sub, Holding Company and Bank Subsidiary have each determined that the Transaction is consistent with, and will further, their respective business strategies and goals.

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, and intending to be legally bound hereby, the parties agree as follows:

ARTICLE 1

The Transaction and Related Matters

1.1The Merger.

Subject to the terms and conditions of this Agreement, at the Effective Time, Towne Merger Sub shall merge with and into Holding Company pursuant to the Plan of Merger substantially in the form attached hereto as Exhibit 1.1 and made a part hereof (the “Plan of Merger”). The separate corporate existence of Towne Merger Sub thereupon shall cease, and Holding Company will be the surviving corporation in the Merger. The Merger will have the effect set forth in Section 13.1-721 of the Virginia Stock Corporation Act (the “VSCA”). The Merger will become effective on the date and at the time shown on the Articles of Merger required to be filed with the office of the Virginia State Corporation Commission (the “VA SCC”), as provided in Section 13.1-720 of the VSCA, effecting the Merger (the “Effective Time”). Subject to the satisfaction or waiver of the conditions set forth in Article 6, the parties will use their reasonable best efforts to cause the Effective Time to occur as soon as practicable after all required regulatory and shareholder approvals to consummate the Merger have been received.

1.2The Second Step Merger.

Subject to the terms and conditions of this Agreement, immediately after the Effective Time, Holding Company shall merge with and into Towne pursuant to the Second Step Plan of Merger substantially in the form attached hereto as Exhibit 1.2 and made a part hereof (the “Second Step Plan of Merger”). The separate corporate existence of Holding Company thereupon shall cease, and Towne will be the surviving corporation in the Second Step Merger. The Second Step Merger will have the effect set forth in Section 13.1-721 of the VSCA. The Second Step Merger will become effective on the date and at the time shown on the Articles of Merger required to be filed with the office of the VA SCC, as provided in Section 13.1-720 of the VSCA, effecting the Second Step Merger (the “Second Step Merger Effective Time”).

1.3Amendment of Holding Company Articles.

Subject to the provisions of this Agreement, and the receipt of the Holding Company Shareholder Approvals, immediately before the Second Step Merger Effective Time, Holding Company shall amend Article II of Holding Company’s Articles of Incorporation to read as follows (the “Holding Company Articles Amendment”) to enable the Holding Company to merge with and into Towne under Virginia law at the Second Step Merger Effective Time: “The purpose of the Corporation is to transact banking business and trust business and any or all lawful business related or incidental thereto, and such other lawful business not required to be stated in the Articles of Incorporation in which a Virginia chartered banking corporation may engage under the laws of the Commonwealth of Virginia, as amended from time to time.”

1.4The Bank Merger.

Subject to the terms and conditions of this Agreement, immediately after the Second Step Merger Effective Time, Bank Subsidiary will be merged with and into Towne pursuant to the Bank Plan of Merger substantially in the form attached hereto as Exhibit 1.3 and made a part hereof (the “Bank Plan of Merger”). The separate corporate existence of Bank Subsidiary thereupon shall cease, and Towne will be the surviving corporation in the Bank Merger. The Bank Merger will have the effect set forth in Section 13.1-721 of the VSCA. The Bank Merger will become effective on the date and at the time shown on the Articles of Merger required to be filed with the office of the VA SCC, as provided in Section 13.1-720 of the VSCA, effecting the Bank Merger (the “Bank Merger Effective Time”).

1.5Closing.

(a)Subject to the terms and conditions of this Agreement, the closing of the Transaction will take place at 10:00 a.m. Eastern Time at the corporate office headquarters of Towne on a date mutually agreed to by the parties and which shall be held at or before the Effective Time (the “Closing Date”). All documents required by this Agreement to be delivered at or before the Effective Time will be exchanged by the parties on the Closing Date.

(b)At or after the Closing Date, (i) to effect the Merger, Towne Merger Sub and Holding Company will execute and deliver Articles of Merger containing the Plan of Merger to the VA SCC, (ii) to effect the Second Step Merger, Towne and Holding Company will execute and deliver Articles of Merger containing the Second Step Plan of Merger to the VA SCC, and (iii) to effect the Bank Merger, Towne and Bank Subsidiary will execute and deliver Articles of Merger containing the Bank Plan of Merger to the VA SCC.

1.6Articles of Incorporation and Bylaws of Towne.

(a)The Articles of Incorporation of Towne as in effect immediately prior to the Effective Time will be the Articles of Incorporation of Towne at and after the Bank Merger Effective Time until thereafter amended in accordance with applicable law.

(b)The Bylaws of Towne as in effect immediately prior to the Effective Time will be the Bylaws of Towne at and after the Bank Merger Effective Time until thereafter amended in accordance with applicable law.

1.7Governance.

(a)At the Bank Merger Effective Time, Towne shall cause one current member of the Holding Company Board of Directors (the “Holding Company Continuing Director”) to be appointed to the Board of Directors of Towne to serve in such capacity until the next annual meeting of the shareholders of Towne following the Bank Merger Effective Time. Towne shall select the Holding Company Continuing Director in its sole and absolute discretion and in compliance with Towne’s Organizational Documents and corporate governance guidelines, and subject to compliance by the Board of Directors of Towne with its fiduciary duties. Towne shall nominate and recommend the Holding Company Continuing Director for reelection to the Board of Directors of Towne at the first annual meeting of the shareholders of Towne following the Bank Merger Effective Time, and Towne’s proxy materials with respect to such annual meeting shall include the recommendation of the Board of Directors of Towne that its shareholders vote to reelect the Holding

Company Continuing Director to the same extent as recommendations are made with respect to other directors on the Board of Directors of Towne, subject to compliance by the Board of Directors of Towne with its fiduciary duties and compliance with Towne’s Organizational Documents and corporate governance guidelines.

(b)At the Bank Merger Effective Time, each of the current members of Board of Directors of Holding Company will be invited to join an advisory Richmond or Chesterfield regional board of directors of Towne. Membership on the regional boards shall be conditional upon each director of Holding Company executing an agreement providing that such person will not engage in activities competitive with Towne until the later of the date that is two (2) years following the Bank Merger Effective Time or the date on which he or she ceases to be a member of a Towne regional advisory board.

ARTICLE 2

Merger Consideration; Exchange Procedures

2.1Conversion of Shares.

At the Effective Time, by virtue of the Merger and without any action on the part of Towne, Towne Merger Sub or Holding Company or their respective shareholders:

(a)Each share of common stock, par value $1.667 per share, of Towne (“Towne Common Stock”) that is issued and outstanding immediately before the Effective Time shall remain issued and outstanding and shall remain unchanged by the Merger.

(b)Except as described in Sections 2.1(e) and 2.5, each share of common stock, par value $4.00 per share, of Holding Company (“Holding Company Common Stock”) that is issued and outstanding immediately before the Effective Time shall be converted in accordance with the procedures set forth in this Agreement, into the right to receive $80.25, without interest, in cash, (the “Merger Consideration”) and any dividends with respect to such Holding Company Common Stock with a record date occurring prior to the Effective Time that were declared by the Holding Company in accordance with the terms of this Agreement prior to, and which remain unpaid at, the Effective Time (“Unpaid Cash Dividends”). All shares of Holding Company Common Stock converted pursuant to this Section 2.1 shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist as of the Effective Time, and shall thereafter have no rights with respect thereto except the right to receive the Merger Consideration and Unpaid Cash Dividends described in this Section 2.1(b).

(c)Each share of common stock, no par value per share, of Towne Merger Sub (“Merger Sub Common Stock”) that is issued and outstanding immediately before the Effective Time shall be converted into one validly issued, fully paid, and nonassessable share of common stock, par value $4.00 per share, of Holding Company.

(d)Each certificate previously representing shares of Holding Company Common Stock (a “Holding Company Common Certificate”) and the non-certificated shares of Holding Company Common Stock (the “Holding Company Book-Entry Shares”) shall cease to represent any rights except the right to receive with respect to each share of Holding Company Common Stock the Merger Consideration and any Unpaid Cash Dividends (without interest) upon the surrender of such Holding Company Common Certificate or Holding Company Book-Entry Shares in accordance with Section 2.2.

(e)Each share of Holding Company Common Stock held by any party hereto and each share of Towne Common Stock held by Holding Company or any of the Holding Company Subsidiaries prior to the Effective Time (in each case other than in a fiduciary or agency capacity or on behalf of third parties as a result of debts previously contracted) shall be cancelled and retired and shall cease to exist at the Effective Time and neither the Merger Consideration nor any other consideration shall be delivered in exchange therefor; provided, that such shares of Towne Common Stock shall resume the status of authorized and unissued shares of Towne Common Stock.

2.2Exchange Procedures.

(a)On or before the Closing Date, Towne shall deposit, or shall cause to be deposited, with its transfer agent or such other transfer agent or depository or trust institution of recognized standing approved by Towne (in such capacity, the “Exchange Agent”), for the benefit of the holders of the Holding Company Common Certificates and the holders of Holding Company Book-Entry Shares, a cash amount in immediately available funds sufficient to pay the aggregate Merger Consideration and Unpaid Cash Dividends payable under Section 2.1 (the “Exchange Fund”), in exchange for the Holding Company Common Certificates and Holding Company Book-Entry Shares.

(b)As promptly as practicable after the Effective Time, Towne shall cause the Exchange Agent to send to each former shareholder of record of Holding Company immediately before the Effective Time transmittal materials for use in exchanging such shareholder’s Holding Company Common Certificates or Holding Company Book-Entry Shares for the Merger Consideration and Unpaid Cash Dividends, as provided for herein.

(c)Towne shall cause the Merger Consideration into which shares of Holding Company Common Stock are converted at the Effective Time, and any Unpaid Cash Dividends that a Holding Company shareholder is entitled to receive, to be paid to such Holding Company shareholder upon proper surrender to the Exchange Agent of Holding Company Common Certificates and Holding Company Book-Entry Shares representing such shares of Holding Company Common Stock, together with the transmittal materials duly executed and completed in accordance with the instructions thereto. No interest will accrue or be paid on any Unpaid Cash Dividends.

(d)Any Holding Company shareholder whose Holding Company Common Certificates or Holding Company Book-Entry Shares have been lost, destroyed, stolen or are otherwise missing shall be entitled to the Merger Consideration and any Unpaid Cash Dividends to which such shareholder shall be entitled in accordance with Section 2.1(b) (without interest) upon compliance with reasonable conditions imposed by Towne pursuant to applicable law and as required in accordance with Towne’s standard policy (including the requirement that the shareholder furnish customary indemnity).

(e)Until disbursed in accordance with the terms and conditions of this Agreement, the cash in the Exchange Fund will be invested by the Exchange Agent, as directed by Towne, in (i) obligations of or fully guaranteed by the United States or any agency or instrumentality thereof and backed by the full faith and credit of the United States with a maturity of no more than thirty (30) days; (ii) commercial paper obligations rated A-1 or P-1 or better by Moody’s Investors Service, Inc. or Standard & Poor’s Corporation, respectively; or (iii) certificates of deposit, bank repurchase agreements or banker’s acceptances of commercial banks with capital exceeding $10,000,000,000 (based on the most recent financial statements of such bank that are then publicly available). No losses with respect to any investments of the Exchange Fund will affect the amounts payable to the holders of Holding Company Common Certificates or Holding Company Book-Entry Shares. Any income from investment of the Exchange Fund will be payable to Towne.

(f)Any portion of the Exchange Fund that remains unclaimed by the shareholders of Holding Company for twelve (12) months after the Effective Time shall be returned to Towne (together with any earnings in respect thereof). Any shareholders of Holding Company who have not complied with this Article 2 shall thereafter be entitled to look only to Towne, and only as a general creditor thereof, for payment of the consideration deliverable in respect of each share of Holding Company Common Stock such shareholder held as of the close of business at the Effective Time as determined pursuant to this Agreement, without any interest thereon.

(g)None of the Exchange Agent, the parties hereto, the Towne Subsidiaries nor the Holding Company Subsidiaries shall be liable to any shareholder of Holding Company for any amount of property delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

2.3Holding Company Equity-Based Awards.

At the Effective Time, each restricted stock award granted under an equity or equity-based compensation plan of Holding Company (a “Holding Company Stock Plan”) that is unvested or contingent and outstanding immediately prior to the Effective Time, including for this purpose any outstanding, unvested performance-based restricted stock unit awards assuming target performance (a “Holding Company Stock Award”) shall be, if not already vested pursuant to its terms, vested fully and shall be converted into the right to receive, without interest, the Merger Consideration payable pursuant to this Agreement in respect of each share of Holding Company Common Stock underlying such Holding Company Stock Award, and the shares of Holding Company Common Stock subject to such Holding Company Stock Award will be treated in the same manner as all other shares of Holding Company Common Stock for such purposes.

2.4Withholding Rights.

The Exchange Agent will be entitled to deduct and withhold from the Merger Consideration otherwise payable pursuant to this Agreement to any person such amounts, if any, it is required to deduct and withhold with respect to the making of such payment under the Internal Revenue Code of 1986, as amended (the “Code”), or any provision of state, local or foreign Tax law. To the extent that amounts are so withheld and remitted to the appropriate Governmental Authority by the Exchange Agent, such amounts withheld will be treated for all purposes of this Agreement as having been paid to such person in respect of which such deduction and withholding was made by the Exchange Agent.

2.5Appraisal Rights.

Any holder of shares of Holding Company Common Stock who perfects such holder’s appraisal rights in accordance with Article 15 of the VSCA shall be entitled to receive from Towne, in lieu of the Merger Consideration, the appraised value of such shares as to which appraisal rights have been perfected in cash as determined pursuant to the VSCA; provided, that no such payment shall be made to any dissenting shareholder unless and until such dissenting shareholder has complied with all applicable provisions of the VSCA, and surrendered to Holding Company or Towne the certificate or certificates representing the shares for which payment is being made (the “Dissenting Shares”). In the event that after the Effective Time a dissenting shareholder of Holding Company fails to perfect, or effectively withdraws or loses, such holder’s right to appraisal of and payment for such holder’s shares, Towne shall direct the Exchange Agent to issue and deliver the consideration to which such holder of shares of Holding Company Common Stock is otherwise entitled under this Article 2 (without interest) upon surrender by such holder of the applicable Holding Company Common Certificates or Holding Company Book-Entry Shares.

ARTICLE 3

Representations and Warranties

3.1Disclosure Letter.

On or before the date of this Agreement, Holding Company has delivered to Towne a letter and Towne has delivered to Holding Company a letter (each respectively, its “Disclosure Letter”) setting forth, among other things, the disclosure of items that are necessary or appropriate either in response to an express disclosure requirement contained in a provision hereof or as an exception to one or more representations or warranties contained in Section 3.3 or 3.4 or to one or more covenants or agreements contained in Article 4 or 5; provided that, (i) no such item is required to be set forth in a Disclosure Letter as an exception to any representation or warranty if its absence would not result in the related representation or warranty being deemed untrue or incorrect under the standard established by Section 3.2, and (ii) the mere inclusion of an item in a Disclosure Letter as an exception to a representation or warranty shall not be deemed an admission by a party that such item represents a material exception or fact, event or circumstance or that, absent such inclusion in the Disclosure Letter, such item is reasonably likely to result in a Material Adverse Effect. Information disclosed under one section of a Disclosure Letter shall be deemed to qualify (i) any sections of the Agreement specifically referenced or cross-referenced therein and (ii) other sections of the Agreement to the extent it is reasonably apparent (notwithstanding the absence of a specific cross reference) from a reading of the disclosure that such disclosure applies to such other sections and contains sufficient detail to enable a reasonable person to recognize the relevance of such disclosure to such other sections.

3.2Standard.

(a)No representation or warranty of Holding Company or Bank Subsidiary on the one hand or Towne on the other hand contained in Article 3 (other than the representations and warranties contained in (i) Section 3.3(c)(i) for Holding Company and Bank Subsidiary, and Section 3.4(c)(i) for Towne, which shall be true in all material respects to it, and (ii) Sections 3.3(c)(ii)(A), 3.3(d) (other than inaccuracies that are de minimis in amount and effect) and 3.3(g)(ii) for Holding Company and Bank Subsidiary, and Sections 3.4(c)(ii)(A) and 3.4(f)(ii), for Towne, which shall be true and correct in all respects) will be deemed untrue or incorrect, and no party will be deemed to have breached a representation or warranty, as a consequence of the existence or absence of any fact, event or circumstance unless such fact, event or circumstance, individually or taken together with all other facts, events or circumstances inconsistent with any representation or warranty contained in Section 3.3 or Section 3.4, has had or is reasonably likely to have a Material Adverse Effect on such party, disregarding for these purposes (i) any qualification or exception for, or reference to, materiality in any such representation or warranty and (ii) any use of the terms “material,” “materially,” “in all material respects,” “Material Adverse Effect” or similar terms or phrases in any such representation or warranty.

(b)The term “Material Adverse Effect,” as used with respect to a party, means an event, change, effect or occurrence which, individually or together with any other event, change, effect or occurrence, (i) is materially adverse to the business, properties, assets, liabilities, financial condition or results of operations of such party and its subsidiaries (meaning the Holding Company Subsidiaries as defined in Section 3.3(b) or the Towne Subsidiaries as defined in Section 3.4(b), as the case may be), taken as a whole, or (ii) materially impairs the ability of such party to perform its obligations under this Agreement or to consummate the Merger and the other transactions contemplated by this Agreement on a timely basis; provided that a Material Adverse Effect shall not be deemed to include the impact of (A) changes after the date of this Agreement in laws, rules or regulations generally affecting the banking and bank holding company businesses and the interpretation of such laws and regulations by courts or any Governmental Authority, (B) changes after the date of this Agreement in generally accepted accounting principles or regulatory accounting requirements generally affecting the banking and bank holding company businesses, (C) changes or events after the date of this Agreement generally affecting the banking and bank holding company businesses, including changes in prevailing interest rates, and not specifically relating to Towne, the Towne Subsidiaries, Holding Company or the Holding Company Subsidiaries (including any such changes arising out of the Pandemic), (D) the effects of the actions expressly permitted or required by this Agreement or that are taken with the prior informed consent of the other party in contemplation of the transactions contemplated hereby, (E) the public disclosure of this Agreement and the transactions contemplated hereby, (F) changes in national or international political or social conditions, including any outbreak or escalation of major hostilities or acts of terrorism which involves the United States, declarations of any national or global epidemic, pandemic or disease outbreak (including the Pandemic), or the material worsening of such conditions threatened or existing as of the date of this Agreement (including any such changes arising out of the Pandemic), or (G) a decline, in and of itself, in the trading price of a party’s common stock or the failure, in and of itself, to meet earnings projections or other internal financial forecasts, but not including the underlying causes thereof to the extent such causes are not otherwise excluded by clauses (A) through (F); except, with respect to clauses (A), (B), (C) or (F), to the extent that the impact of such change is materially disproportionately adverse to the business, properties, assets, liabilities, financial condition or results of operations of such party hereto and its Subsidiaries, taken as a whole, as compared to other comparable companies in the commercial banking industry.

(c)As used in this Agreement, (i) the term “Pandemic” shall mean any outbreaks, epidemics or pandemics relating to COVID-19, or any variants or mutations thereof, or any other viruses, and the governmental and other responses thereto, (ii) the term “ordinary course,” with respect to either party, shall take into account the commercially reasonable actions taken by such party and its Subsidiaries in response to the Pandemic, and (iii) the term “Knowledge” when used with respect to a party means the actual knowledge and belief, after due inquiry, of such party’s executive officers. For the purpose of the term Knowledge, “executive officer” shall mean (y) with respect to Towne, those individuals set forth on Section 3.2(c) of Towne’s Disclosure Letter, and (z) with respect to Holding Company and any Holding Company Subsidiary, those individuals set forth on Section 3.2(c) of Holding Company’s Disclosure Letter.

3.3Representations and Warranties of Holding Company and Bank Subsidiary.

Subject to and giving effect to Sections 3.1 and 3.2 and except as set forth in Holding Company’s Disclosure Letter, Holding Company and Bank Subsidiary hereby jointly and severally represent and warrant to Towne as follows:

(a)Organization, Standing and Power.

(i)Holding Company is a Virginia corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Virginia. Holding Company has all requisite corporate power and authority to carry on its business as now conducted and to own, lease and operate its assets, properties and business. Holding Company is duly registered as a bank holding company under the Bank Holding Company Act of 1956, as amended. It is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on it. True and complete copies of the articles of incorporation, articles of organization, bylaws or other similar governing instruments (“Organizational Documents”) of Holding Company, in each case as amended to the date hereof and as in full force and effect as of the date hereof, are set forth in Section 3.3(a)(i) of Holding Company’s Disclosure Letter.

(ii)Bank Subsidiary, a wholly owned subsidiary of Holding Company, is a Virginia state chartered bank duly organized, validly existing and in good standing under the laws of the Commonwealth of Virginia, and has all requisite corporate power and authority to carry on a commercial banking business as now being conducted and to own, lease and operate its assets, properties and business. Bank Subsidiary’s deposits are insured by the Deposit Insurance Fund of the Federal Deposit Insurance Corporation (“FDIC”) to the maximum extent permitted by law, all premiums and assessments required to be paid in connection therewith have been paid when due, and no Proceedings for the termination of such insurance are pending or threatened. It is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on it. True and complete copies of the Organizational Documents of Bank Subsidiary, in each case as amended to the date hereof and as in full force and effect as of the date hereof, are set forth in Section 3.3(a)(ii) of Holding Company’s Disclosure Letter.

(iii)The minute books of Holding Company and the Holding Company Subsidiaries contain records of all meetings held by, and all other corporate or similar actions of, their respective shareholders and boards of directors (including committees of their respective boards of directors) or other governing bodies, which records are complete and accurate in all material respects. The stock ledgers and the stock transfer books of Holding Company and the Holding Company Subsidiaries contain complete and accurate records of the record ownership of the equity securities of Holding Company and the Holding Company Subsidiaries.

(b)Subsidiaries.

(i)Each Holding Company Subsidiary (i) is a duly organized bank, corporation, limited liability company or statutory trust, validly existing and in good standing under applicable laws, (ii) has full corporate power and authority to carry on its business as now conducted and to own, lease and operate its assets, properties and business, and (iii) is duly qualified to do business in the states where its ownership or leasing of property or the conduct of its business requires such qualification and where the failure to so qualify would have a Material Adverse Effect on Holding Company on a consolidated basis. The outstanding shares of capital stock or equity interests of each Holding Company Subsidiary have been duly authorized and are validly issued and outstanding, fully paid and nonassessable and, except as set forth in Section 3.3(b)(i) of Holding Company’s Disclosure Letter, all such shares or equity interests are directly or indirectly owned by Holding Company free and clear of all liens, claims and encumbrances or preemptive rights of any person. No rights are authorized, issued or outstanding with respect to the capital stock or equity interests of any Holding Company Subsidiary and there are no agreements, understandings or commitments relating to the right of Holding Company to vote or to dispose of the capital stock or equity interests of any Holding Company Subsidiary. There are no restrictions on the ability of any Holding Company Subsidiary to pay dividends or distributions except as set forth in Section 13.1-653 of the VSCA and, in the case of a Holding Company Subsidiary that is a regulated entity, for restrictions on dividends or distributions generally applicable to all such regulated entities. A true and complete list of each direct and indirect Holding Company Subsidiary as of the date hereof is set forth in Section 3.3(b)(i) of Holding Company’s Disclosure Letter that shows the jurisdiction of organization of each Holding Company Subsidiary, its form of organization (corporation, limited liability company, statutory trust, etc.), and lists the owner(s) and percentage ownership (direct or indirect) of each Holding Company Subsidiary. Section 3.3(b)(i) of Holding Company’s Disclosure Letter also lists any corporation, bank or other business organization of which it or any Holding Company Subsidiary owns, directly or indirectly, five percent (5%) or more of the outstanding capital stock or other equity interests, and shows the jurisdiction of organization, form of organization, and lists the owner(s), number of shares or other equity interests held and percentage ownership (direct or indirect) of each such entity. As used herein, the term “Holding Company Subsidiary” means any corporation, bank or other business organization, whether incorporated or unincorporated, as to which the Holding Company or any Holding Company Subsidiary owns or controls, directly or indirectly, at least a majority of the securities or other interests that have by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions with respect to such corporation, bank or other business organization.

(ii)Except as set forth in Section 3.3(b)(ii) of Holding Company’s Disclosure Letter, neither Holding Company nor any of the Holding Company Subsidiaries beneficially owns, directly or indirectly (other than in a bona fide fiduciary capacity or in satisfaction of a debt previously contracted), any equity securities or similar interests of any corporation, bank or other organization actively engaged in business, or any interest in a partnership or joint venture of any kind.

(c)Authority; No Breach of the Agreement.

(i)Each of Holding Company and Bank Subsidiary has the corporate power and authority to execute, deliver and perform its obligations under this Agreement, and, subject to obtaining the Holding Company Shareholder Approvals, to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement by Holding Company and Bank Subsidiary, and the consummation of the transactions contemplated hereby, have been duly and validly authorized by all necessary corporate action on the part of Holding Company and Bank Subsidiary, respectively, subject only to the receipt of the approval of this Agreement and the Plan of Merger and the Holding Company Articles Amendment by the holders of a majority of the outstanding shares of Holding Company Common Stock (the “Holding Company Shareholder Approvals”). This Agreement is a valid and legally binding obligation of Holding Company and Bank Subsidiary, enforceable in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws affecting the enforcement of rights of creditors or by general principles of equity).

(ii)Neither the execution and delivery of this Agreement by Holding Company and Bank Subsidiary, nor the consummation by Holding Company and Bank Subsidiary of the transactions contemplated hereby, nor compliance by Holding Company and Bank Subsidiary with any of the provisions hereof will: (A) conflict with or result in a breach of any provision of the Organizational Documents of Holding Company or Bank Subsidiary; (B) constitute or result in the breach of any term, condition or provision of, or constitute a default under, or give rise to any right of termination, cancellation or acceleration with respect to, or result in the creation of any lien, charge or encumbrance upon, any property or asset of Holding Company or any Holding Company Subsidiary pursuant to any (1) note, bond, mortgage, indenture, or (2) any material license, agreement or other instrument or obligation, to which Holding Company or any Holding Company Subsidiary is a party or by which Holding Company or any Holding Company Subsidiary or any of their properties or assets may be bound; or (C) subject to the receipt of all required shareholder approvals and the receipt, or the making, of the consents, approvals, waivers and filings referred to in subsection 3.3(c)(iii) and the expiration of related waiting periods, violate any order, writ, injunction, decree, statute, rule or regulation applicable to Holding Company or any Holding Company Subsidiary.

(iii)Except for (A) the filing of any required applications, filings or notices with the Governmental Authorities and the receipt of any permits, consents, approvals and authorizations of the Governmental Authorities and all third parties necessary to consummate the transactions contemplated by this Agreement (the “Regulatory Approvals”), (B) the filing of Articles of Merger with the VA SCC to effect the Merger, (C) the filing of Articles of Amendment with the VA SCC to effect the Holding Company Articles Amendment, (D) the filing of Articles of Merger with the VA SCC to effect the Second Step Merger, (E) the filing of the Articles of Merger with the VA SCC to effect the Bank Merger, and (F) the filing with the Securities and Exchange Commission (the “SEC”) of a proxy statement in definitive form (including any amendments or supplements thereto, and other proxy solicitation materials of Holding Company constituting a part thereof, the “Proxy Statement”) relating to the Holding Company Shareholders Meeting, no consents or approvals of or notices to or filings with any Governmental Authority are necessary in connection with the execution and delivery of this Agreement and the consummation by Holding Company of the Merger and the Second Step Merger and Bank Subsidiary of the Bank Merger and the other transactions contemplated by this Agreement. As of the date hereof, neither Holding Company nor Bank Subsidiary is aware of any facts or circumstances that would materially impede or delay receipt of any Regulatory Approvals or any reason why the necessary Regulatory Approvals and consents will not be received in order to permit consummation of the Transaction. For the purposes of this Agreement, a “Governmental Authority” means any court, administrative agency or commission or other governmental authority, agency or instrumentality, domestic or foreign, or any industry self-regulatory authority, including but not limited to the FDIC, the VA SCC and the Bureau of Financial Institutions of the VA SCC.

(d)Holding Company Capital Stock.

(i)The authorized capital stock of Holding Company consists of 10,000,000 shares of Holding Company Common Stock, of which 1,495,160 shares are issued and outstanding as of the date of this Agreement, and 1,000,000 shares of preferred stock, par value $4.00 per share, none of which are issued and outstanding as of the date of this Agreement. All outstanding shares of Holding Company Common Stock have been duly authorized and validly issued, are fully paid and nonassessable and have not been issued in violation of the preemptive rights of any person. All shares of Holding Company’s capital stock issued and outstanding have been issued in compliance with and not in violation of any applicable federal or state securities laws. As of the date of this Agreement, 15,607 shares of Holding Company Common Stock are subject to unvested restricted stock awards granted under a Holding Company Stock Plan. As of the date of this Agreement, there are no shares of capital stock of Holding Company reserved for issuance, or any outstanding or authorized options, warrants, rights, agreements, convertible or exchangeable securities, or other commitments, contingent or otherwise, relating to its capital stock pursuant to which Holding Company is or may become obligated to make a cash payment or to issue shares of capital stock or any securities convertible into, exchangeable for, or evidencing the right to subscribe for, any shares of its capital stock (collectively, “Rights”), except as contemplated by a Holding Company Stock Plan and as set forth in Section 3.3(d)(i) of Holding Company’s Disclosure Letter, which sets forth for each such Right, as applicable, the (i) name of the grantee, (ii) date of the grant, (iii) expiration date, (iv) vesting schedule, (v) number of shares of Holding Company Common Stock, or any other security of Holding Company, subject to such award, and (vi) number of shares subject to such award that are exercisable or have vested as of the date of this Agreement.

(ii)Section 3.3(d)(ii) of Holding Company’s Disclosure Letter sets forth, as of September 19, 2024, the name and address, as reflected on the books and records of Holding Company, of each holder of record, and the number of shares of Holding Company Common Stock held by each such holder.

(iii)No bonds, debentures, notes, or other indebtedness having the right to vote (or which are convertible into, or exchangeable for, securities having the right to vote) on any matters on which shareholders of Holding Company or Bank Subsidiary may vote are issued or outstanding. There are no contracts pursuant to which Holding Company or any Holding Company Subsidiary is or could be required to register shares of

Holding Company’s capital stock or other securities under the Securities Act of 1933, as amended (the “Securities Act”) or to issue, deliver, transfer or sell any shares of capital stock, equity rights or other securities of Holding Company or any Holding Company Subsidiary. Section 3.3(d)(iii) of Holding Company’s Disclosure Letter includes a true, correct, and complete list of senior and subordinated debt securities of Holding Company or any Holding Company Subsidiary that are issued and outstanding as of the date of this Agreement, including, with respect to each such security, the aggregate principal amount outstanding as of June 30, 2024, maturity date, call date (if not currently callable), current interest rate and date of the next adjustment of interest rate (if any). Holding Company or Bank Subsidiary has administered all such debt securities in accordance with the terms thereof. Holding Company has made available to Towne true and correct copies of the forms of note or other evidence of indebtedness related to such debt securities.

(e)SEC Filings; Financial Statements; Accounting Controls.

(i)Holding Company has filed or furnished all reports, registration statements, proxy statements, offering circulars, schedules and other documents required to be filed or furnished by it, together with any amendments required to be made with respect thereto (collectively, the “SEC Reports”), with the SEC since December 31, 2020 under the Securities Act, the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), and, to the extent such SEC Reports are not available on the SEC’s Electronic Data Gathering Analysis and Retrieval system, made available to Towne copies of such SEC Reports. Holding Company’s SEC Reports, including the financial statements, exhibits and schedules contained therein, (A) at the time filed, complied in all material respects with the applicable requirements of the Securities Act and the Exchange Act, and (B) at the time they were filed (or if amended or superseded by another SEC Report filed prior to the date of this Agreement, then on the date of such filing) did not (and any SEC Reports filed after the date of this Agreement will not) contain any untrue statement of a material fact or omit to state a material fact required to be stated in such SEC Reports or necessary in order to make the statements made in such SEC Reports, in light of the circumstances under which they were made, not misleading.

(ii)Each of the financial statements contained in or incorporated by reference into any SEC Reports (including any securities documents filed after the date of this Agreement), including the related notes, where applicable (the “Financial Statements”) complied (or, in the case of SEC Reports filed after the date of this Agreement, will comply) in all material respects with the applicable requirements of the Securities Act and the Exchange Act with respect thereto, and fairly presented (or, in the case of SEC Reports filed after the date of this Agreement, will fairly present) the consolidated financial position of Holding Company and the Holding Company Subsidiaries, as at the respective dates and the consolidated results of Holding Company’s operations and, to the extent included, cash flows for the periods indicated, in each case in accordance with generally accepted accounting principles in the United States of America (“GAAP”) consistently applied during the periods indicated, except in each case as may be noted therein, and subject to normal year-end audit adjustments and as permitted by Form 10-Q in the case of unaudited financial statements.

(iii)Holding Company and each of Holding Company Subsidiaries have devised and maintain a system of “internal controls over financial reporting” (as defined in Rules 13a-15(f) and 15d-15(f) of the Exchange Act) sufficient to provide reasonable assurances that: (A) transactions are executed in accordance with general or specific authorization of its Board of Directors and duly authorized executive officers, (B) transactions are recorded as necessary to permit the preparation of financial statements in conformity with GAAP consistently applied with respect to it or other criteria applicable to such financial statements, and to maintain proper accountability for items therein, (C) access to its and Holding Company Subsidiaries’ properties and assets is permitted only in accordance with general or specific authorization of its Board of Directors and duly authorized executive officers, and (D) the recorded accountability for items is compared with the actual levels at reasonable intervals and appropriate actions taken with respect to any differences.

(iv)Holding Company’s “disclosure controls and procedures” (as defined in Rules 13a-15(e) and 15d-15(e) of the Exchange Act) are designed to ensure that all information required to be disclosed by it in its SEC Reports is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms, and that all such information is accumulated and communicated to its management as appropriate to allow timely decisions regarding required disclosure and to make the certifications of its chief executive officer and chief financial officer required under the Exchange Act with respect to such reports. Holding Company has disclosed, based on its most recent evaluation prior to the date hereof, to its auditors and the audit committee of its Board of Directors and on Section 3.3(f)(iv) of Holding Company’s Disclosure Letter (A) any significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting that could adversely affect in any material respect its ability to record, process, summarize and report financial information and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in its internal controls over financial reporting. These disclosures, if any, were made in writing by management to its auditors and the audit committee of its Board of Directors and a copy has previously been made available to Towne. For purposes of this Agreement, the terms “significant deficiency” and “material weakness” shall have the meaning assigned to them in Public Company Accounting Oversight Board Auditing Standards 2, as of the date hereof.

(v)Each of Holding Company’s principal executive officer and principal financial officer (or each former principal executive officer and each former principal financial officer, as applicable) has made all certifications required by Rule 13a-14 or 15d-14 under the Exchange Act and Sections 302 and 906 of the Sarbanes-Oxley Act with respect to its SEC Reports, and the statements contained in such certifications are true and accurate in all material respects. Holding Company is in compliance with all applicable provisions of the Sarbanes-Oxley Act, except for any non-compliance that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Holding Company.

(vi)Since January 1, 2022, (A) neither Holding Company nor any of the Holding Company Subsidiaries nor, to Holding Company’s Knowledge, any director, officer, employee, auditor, accountant or representative of Holding Company or any Holding Company Subsidiaries has received, or otherwise had or obtained Knowledge of, any material complaint, allegation, assertion or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods of Holding Company or any Holding Company Subsidiaries or their respective internal accounting controls, including any material complaint, allegation, assertion or claim that Holding Company or any of the Holding Company Subsidiaries has engaged in questionable accounting or auditing practices, and (B) no employee of or attorney representing Holding Company or any of the Holding Company Subsidiaries, whether or not employed by it or any of the Holding Company Subsidiaries, has reported evidence of a material violation of securities or banking laws, breach of fiduciary duty or similar violation by it or any Holding Company Subsidiaries or any of their respective officers, directors, employees or agents to its Board of Directors or any committee thereof or the Board of Directors or similar governing body of any Holding Company Subsidiaries or any committee thereof, or to its Knowledge, to any director or officer of it or any Holding Company Subsidiaries.

(vii)As of the date of this Agreement, there are no outstanding comments from or unresolved issues raised by the SEC staff with respect to Holding Company’s SEC Reports.

(f)Bank Reports. Holding Company and each of the Holding Company Subsidiaries have filed all reports, forms, correspondence, registrations and statements, together with any amendments required to be made with respect thereto (the “Bank Reports”), that they were required to file since December 31, 2020 with the Board of Governors of the Federal Reserve System, the FDIC, the Bureau of Financial Institutions of the VA SCC and any other federal, state or foreign governmental or regulatory agency or authority having jurisdiction over Holding Company and any of the Holding Company Subsidiaries (collectively, the “Holding Company Regulatory Agencies”), including any Bank Report required to be filed pursuant to the laws of the United States or any state or the rules or regulations of any Holding Company Regulatory Agency, and have paid all fees and assessments due and payable in connection therewith, except where the failure to file such Bank Report or to pay such fees and assessments, would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on it. Any such Bank Report regarding Holding Company or any of the Holding Company Subsidiaries filed with or otherwise submitted to any Holding Company Regulatory Agency complied in all material respects with relevant legal requirements, including as to content. Except for normal examinations conducted by a Holding Company Regulatory Agency in the ordinary course of Holding Company’s and each of the Holding Company Subsidiaries’ business, there is no pending proceeding before, or, to its

Knowledge, examination or investigation by, any Holding Company Regulatory Agency into the business or operations of Holding Company or any of the Holding Company Subsidiaries. There is no unresolved violation, criticism or exception by any Holding Company Regulatory Agency with respect to any Bank Report or relating to any examination or inspection of Holding Company or any of the Holding Company Subsidiaries, and there has been no formal or informal inquiries by, or disagreements or disputes with, any Holding Company Regulatory Agency with respect to the business, operations, policies or procedures of Holding Company or any of the Holding Company Subsidiaries since December 31, 2020, in each case, which would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Holding Company.

(g)Absence of Certain Changes or Events. Since December 31, 2023, except as disclosed in its SEC Reports, Bank Reports or Financial Statements dated or filed prior to the date of this Agreement or as set forth in Section 3.3(g) of Holding Company’s Disclosure Letter, (i) Holding Company and the Holding Company Subsidiaries have conducted their respective businesses and incurred liabilities only in the ordinary course consistent with past practices, and (ii) there have been no events, changes, developments or occurrences which have had or are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Holding Company.

(h)Absence of Undisclosed Liabilities. Except for (i) those liabilities that are fully reflected or reserved for in its SEC Reports, Bank Reports or Financial Statements dated or filed prior to the date of this Agreement, (ii) liabilities incurred since December 31, 2023 in the ordinary course of business consistent with past practice, (iii) liabilities that arise out of executory obligations under contracts, (iv) liabilities which would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (v) liabilities incurred in connection with the transactions contemplated by this Agreement and (vi) as disclosed in Section 3.3(h) of Holding Company’s Disclosure Letter, neither Holding Company nor any Holding Company Subsidiary has, and since December 31, 2023 neither has incurred (except as permitted by Section 4.1), any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise and whether or not required to be reflected in the SEC Reports, Financial Statements or Bank Reports of it or any Holding Company Subsidiaries).

(i)Material Contracts; Defaults.

(i)Set forth in Section 3.3(i)(i) of Holding Company’s Disclosure Letter (which may incorporate the contracts and instruments reflected as exhibits on the exhibit list included in its latest annual report on Form 10-K filed prior to the date of this Agreement) is a list that includes each of the following agreements, contracts, arrangements, commitments or understandings (whether written or oral) that Holding Company or any Holding Company Subsidiary is a party to, bound by or subject to, as of the date hereof (each, a “Holding Company Contract” and collectively, “Holding Company Contracts”): (A) that is a “material contract” required to be filed as an exhibit pursuant to Item 601(b)(10) of the SEC’s Regulation S-K that has not been filed as an exhibit to or incorporated by reference in its SEC Reports filed prior to the date of this Agreement, (B) with respect to the employment of any of its directors, officers, employees or consultants, (C) which would entitle any present or former director, officer, employee or agent of Holding Company or a Holding Company Subsidiary to indemnification from Holding Company or a Holding Company Subsidiary, (D) which is an agreement (including data processing, software programming, consulting and licensing contracts) not terminable on sixty (60) days or less notice and involving the payment or value of more than $100,000 per year and/or has a termination fee, (E) which relates to the incurrence of indebtedness by Holding Company or Bank Subsidiary (other than deposit liabilities, advances and loans from the Federal Home Loan Bank of Atlanta, and sales of securities subject to repurchase, in each case, in the ordinary course of business), (F) which grants any person a right of first refusal, right of first offer or similar right with respect to any material properties, rights, assets or businesses of Holding Company or a Holding Company Subsidiary, (G) which involves the purchase or sale of assets with a purchase price of $100,000 or more in any single case or $150,000 in all such cases, other than purchases and sales of investment securities and loans in the ordinary course of business consistent with past practice, (H) which provides for the payment by Holding Company or a Holding Company Subsidiary of payments upon a change in control thereof, (I) which is a lease for any real or material personal property owned or presently used by Holding Company or a Holding Company Subsidiary, (J) which materially restricts the conduct of any business by Holding Company or a Holding Company Subsidiary or limits the freedom of Holding Company or a Holding Company Subsidiary to engage in any line of business in any geographic area

(or to Holding Company’s Knowledge would so restrict Towne or any of its affiliates after consummation of the Transaction) or which requires exclusive referrals of business or requires Holding Company or a Holding Company Subsidiary to offer specified products or services to their customers or depositors on a priority or exclusive basis, or (K) which is with respect to, or otherwise commits Holding Company or a Holding Company Subsidiary to do, any of the foregoing. Holding Company has previously made available to Towne true, complete and correct copies of each such Holding Company Contract, including any and all amendments and modifications thereto.

(ii)With respect to each Holding Company Contract: (A) the contract is in full force and effect, (B) neither Holding Company nor any Holding Company Subsidiary is in default thereunder, and there has not occurred any event that, with the lapse of time or the giving of notice or both, would constitute such a default, (C) neither Holding Company nor any of the Holding Company Subsidiaries has repudiated or waived any material provision of any such contract from January 1, 2023 to the date hereof, (D) no other party to any such contract is, to Holding Company’s Knowledge, in default in any material respect, and (E) no other party to any such contract has exercised or threatened in writing to exercise any force majeure (or similar) provision to excuse non-performance or performance delays in any such contract as a result of the Pandemic.

(iii)Holding Company and each Holding Company Subsidiary is not, and to the Knowledge of Holding Company and Bank Subsidiary, no other party thereto, is in default under any contract, agreement, commitment, arrangement, lease, insurance policy or other instrument to which it is a party, by which its assets, business or operations may be bound or affected, or under which it or its respective assets, business or operations receives benefits which is reasonably likely to have a Material Adverse Effect, and there has not occurred any event that, with the lapse of time or the giving of notice or both, would constitute such a default. Except as provided in this Agreement, no power of attorney or similar authorization given directly or indirectly by Holding Company or a Holding Company Subsidiary is currently outstanding.

(j)Legal Proceedings; Compliance with Laws.

(i)There are no actions, lawsuits, arbitrations or administrative or judicial proceedings (“Proceedings”) (or, to the Knowledge of Holding Company, any basis therefor) instituted or pending or, to its Knowledge, threatened against Holding Company or any of the Holding Company Subsidiaries or against any of Holding Company’s or any of the Holding Company Subsidiaries’ properties, assets, interests or rights, or to the Knowledge of Holding Company, against any of Holding Company’s or the Holding Company Subsidiaries’ officers, directors or employees in their capacities as such. Neither Holding Company nor any of the Holding Company Subsidiaries is a party to or subject to any cease-and-desist or other agreement, order, memorandum of understanding, enforcement action, supervisory or commitment letter or similar undertaking by or with any Governmental Authority that, in each of any such cases, restricts Holding Company’s operations or the operations of any of the Holding Company Subsidiaries or that relates to Holding Company’s capital adequacy, its ability to pay dividends, its credit or risk management policies, its management or its business, and neither Holding Company nor any of the Holding Company Subsidiaries has been advised by any Governmental Authority that any such Governmental Authority is contemplating issuing, ordering, or requesting the issuance of any such agreement, order, memorandum, action or letter in the future. Except for examinations of Holding Company and any of the Holding Company Subsidiaries conducted by a Governmental Authority in the ordinary course of business, no Governmental Authority has ordered Holding Company or any of the Holding Company Subsidiaries to pay any civil penalty or initiated or has pending any Proceedings or, to the Knowledge of Holding Company or any of the Holding Company Subsidiaries, investigation into the business or operations of Holding Company or any of the Holding Company Subsidiaries since December 31, 2019. There is no claim, action, suit, Proceeding or notice of violation (whether civil, criminal or administrative) pending or, to the Knowledge of Holding Company or any of the Holding Company Subsidiaries, threatened against any officer or director of Holding Company, or any of the Holding Company Subsidiaries, in connection with the performance of his or her duties as an officer or director of Holding Company or any of the Holding Company Subsidiaries. Holding Company and each of the Holding Company Subsidiaries have complied in all material respects with, and have not been in material default or violation under, all laws, statutes, ordinances, requirements, regulations, rules or orders of any Governmental Authority applicable to Holding Company and each of the Holding Company Subsidiaries, including (to the extent applicable to Holding Company or any of the Holding Company Subsidiaries), all laws related to data protection or privacy, the USA PATRIOT Act, the Equal Credit Opportunity Act and Regulation B, the Fair Housing Act, the Community Reinvestment Act (“CRA”), the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Electronic Fund Transfer Act, the Dodd-Frank Wall Street Reform and Consumer Protection Act, the Economic Growth, Regulatory Relief and Consumer Protection Act, any regulations promulgated by the Consumer Financial Protection Bureau, the Foreign Corrupt Practices Act, the Interagency Policy Statement on Retail Sales of Nondeposit Investment Products, the SAFE Mortgage Licensing Act of 2008, the Real Estate Settlement Procedures Act and Regulation X, the Truth-in-Lending Act and Regulation Z, the Home Mortgage Disclosure Act, and any other laws relating to bank secrecy, discriminatory or abusive or deceptive lending or any other product or service, financing or leasing practices, money laundering prevention, Sections 23A and 23B of the Federal Reserve Act, and all agency requirements relating to the origination, sale and servicing of mortgage and consumer loans. Neither Holding Company nor any of the Holding Company Subsidiaries have been given notice or been charged with any violation of, any law, ordinance, regulation, order, writ, rule, decree or condition or approval of any Governmental Authority which would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Holding Company or each of the Holding Company Subsidiaries. Holding Company and each of the Holding Company Subsidiaries hold, and have at all times since December 31, 2019, held, all licenses, franchises, permits and authorizations necessary for the lawful conduct of their respective businesses and ownership of their respective properties, rights and assets (and have paid all fees and assessments due and payable in connection therewith), except where neither the cost of failure to hold nor the cost of obtaining and holding such license, franchise, permit or authorization (nor the failure to pay any fees or assessments) would be reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Holding Company, and to the Knowledge of Holding Company no suspension or cancellation of any such necessary license, franchise, permit or authorization is threatened.

(ii)Neither Holding Company nor any of Holding Company Subsidiaries has Knowledge of, or has Holding Company or any of the Holding Company Subsidiaries been advised of, or has any reason to believe that any facts or circumstances exist, which would cause Holding Company or any of the Holding Company Subsidiaries: (A) to be deemed to be operating in violation of the federal Bank Secrecy Act, as amended, and its implementing regulations, the USA PATRIOT Act, and the regulations promulgated thereunder, the Anti-Money Laundering Act of 2020, any order issued with respect to anti-money laundering by the U.S. Department of the Treasury’s Office of Foreign Assets Control, or any other applicable anti-money laundering statute, rule or regulation; or (B) to be deemed not to be in satisfactory compliance with the applicable requirements contained in any federal and state privacy or data security laws and regulations.

(k)Tax Matters.

(i)Holding Company and each of the Holding Company Subsidiaries have timely filed all Tax Returns required to be filed, and all such Tax Returns were correct and complete in all material respects. All Taxes owed by Holding Company or any of the Holding Company Subsidiaries have been fully and timely paid. No Tax Return filed by Holding Company or any of the Holding Company Subsidiaries is the subject of any administrative or judicial proceeding, no unpaid Tax deficiency has been asserted against Holding Company or any of the Holding Company Subsidiaries by any Governmental Authority, and to the Knowledge of Holding Company and the Holding Company Subsidiaries, no Tax Return filed by Holding Company or any of the Holding Company Subsidiaries is under examination by any Governmental Authority.

(ii)Holding Company and each of the Holding Company Subsidiaries has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, creditor, shareholder, independent contractor or other third party. Holding Company and each of the Holding Company Subsidiaries have complied in all material respects with all Tax information reporting and backup withholding provisions of applicable law.

(iii)There are no liens for Taxes (other than statutory liens for Taxes not yet due and payable) upon any of the assets of Holding Company or any of the Holding Company Subsidiaries. Neither Holding Company nor any of the Holding Company Subsidiaries (A) is a party to or is bound by any Tax sharing, allocation or indemnification agreement or arrangement (other than such an agreement or arrangement exclusively between or among Holding Company and the Holding Company Subsidiaries) (B) has been a member of an affiliated group filing a consolidated federal income Tax Return (other than a group of which Holding Company was the common parent) or (C) has any liability for the Taxes of any person (other than Holding Company and the Holding Company Subsidiaries) arising from the application of Section 1.1502-6 of the final regulations promulgated under the Code by the United States Department of the Treasury (the “Treasury Regulations”), or any similar provision of state, local or non-U.S. law, as a transferee or successor, by contract or otherwise. Neither Holding Company nor any of the Holding Company Subsidiaries has distributed stock to another person, or has had its stock distributed by another person during the two-year period ending on the date hereof that was intended to be governed in whole or in part by Section 355 of the Code.

(iv)Neither Holding Company nor any of the Holding Company Subsidiaries is or has been a party to any “reportable transaction,” as defined in Section 1.6011-4(b) of the Treasury Regulations. Holding Company and each of the Holding Company Subsidiaries have disclosed on their federal income Tax Returns all positions taken therein that could give rise to a substantial understatement of federal income Tax within the meaning of Code Section 6662. Holding Company is not and has not been a “United States real property holding company” within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.

(v)Neither Holding Company nor any of the Holding Company Subsidiaries will be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable year (or portion thereof) ending after the Closing Date as a result of any (i) installment sale or open transaction made on or prior to the Closing Date or (ii) prepaid amount received on or prior to the Closing Date.

(vi)Neither Holding Company nor any of the Holding Company Subsidiaries has any unrecognized deferred intercompany gain or excess loss account described in Treasury regulations promulgated under Section 1502 of the Code (or any corresponding or similar provision of state, local, or non- U.S. Tax law).

(vii)For the purposes of this Agreement, “Tax” or “Taxes” mean any and all taxes, charges, fees, levies or other assessments in the nature of a tax imposed by a Governmental Authority, including, without limitation, all income, gross receipts, sales, use, ad valorem, goods and services, escheat, capital, transfer, franchise, profits, license, withholding, payroll, employment, employer health, excise, estimated, severance, stamp, occupation, property or other taxes, custom duties, fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts imposed by any Governmental Authority.

(viii)As used in this Agreement, the term “Tax Return” means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof, supplied or required to be supplied to a Governmental Authority.

(l)Property.

(i)Except as set forth in Section 3.3(l)(i) of Holding Company’s Disclosure Letter or reserved against as disclosed in its SEC Reports, Financial Statements or Bank Reports, Holding Company and each of the Holding Company Subsidiaries have good and marketable title in fee simple absolute, free and clear of all material liens, encumbrances, charges, defaults or equitable interests, other than Permitted Liens, to all of the properties and assets, real and personal, reflected in the balance sheet included in its SEC Reports, Financial Statements or Bank Reports as of December 31, 2023 or acquired after such date. All buildings, and all fixtures, equipment, and other property and assets that are material to Holding Company’s or any of the Holding

Company Subsidiaries’ business, held under leases, subleases or licenses, are held under valid instruments, and to Holding Company’s Knowledge, enforceable in accordance with their respective terms, subject to bankruptcy, insolvency, reorganization, moratorium and similar laws, and each such instrument is in full force and effect. Other than real estate that was acquired by foreclosure or voluntary deed in lieu of foreclosure, all buildings, structures, and appurtenances owned, leased, licensed, subleased or occupied by Holding Company and each of the Holding Company Subsidiaries (the “Real Property”) are in good operating condition and in a state of good maintenance and repair and comply with applicable zoning and other municipal laws and regulations, and there are no latent defects therein. With regard to the Real Property, there are no eminent domain or similar proceedings pending or, to the Knowledge of Holding Company or Holding Company Subsidiaries, threatened affecting all or any material portion of such Real Property, and further, there is no writ, injunction, decree, order or judgement outstanding, nor any action, claim suit or proceeding pending or, to the Knowledge of Holding Company or Holding Company Subsidiaries, threatened, relating to the ownership, lease, use, occupancy or operation of such Real Property.

(ii)Section 3.3(l)(ii) of Holding Company’s Disclosure Letter identifies and sets forth the address of each parcel of real estate or interest therein, leased, licensed or subleased by Holding Company and each of the Holding Company Subsidiaries or in which Holding Company or any of the Holding Company Subsidiaries has any ownership or leasehold interest. Holding Company has made available to Towne true and complete copies of all lease, license and sublease agreements, including without limitation every amendment thereto, for each parcel of real estate or interest therein to which Holding Company or any of the Holding Company Subsidiaries is a party.

For purposes of this Section 3.3(l), “Permitted Liens” shall mean: (a) liens arising by operation of law for taxes or other governmental charges not yet due and payable or due but not delinquent or being contested in good faith by appropriate proceedings; (b) liens arising by operation of law, including liens arising by virtue of the rights of customers, suppliers and subcontractors in the ordinary course of business under general principles of commercial law, that do not, individually or in the aggregate, materially impair the value of the assets to which they relate and that are for current obligations; (c) imperfections of title that do not, individually or in the aggregate, materially impair the continued ownership, use and operation of the assets to which they relate in the business of Holding Company or the Holding Company Subsidiaries as currently conducted; and (d) in each case as set forth in Section 3.3(l)(i) of Holding Company’s Disclosure Letter security interests granted in connection with either (i) the lease of equipment in the ordinary course of business, or (ii) an existing mortgage agreement encumbering Real Property.

(m)Employee Benefit Plans.

(i)Section 3.3(m)(i) of Holding Company’s Disclosure Letter sets forth a complete and accurate list of all employee benefit plans and programs of Holding Company and the Holding Company Subsidiaries, including without limitation: (A) all retirement, savings, pension, stock bonus, profit sharing and other similar plans, programs or arrangements; (B) all health, life, severance, insurance, disability and other employee welfare or fringe benefit plans, programs, contracts or similar arrangements; (C) all employment agreements, change in control agreements, severance agreements or similar agreements; (D) all vacation, paid time off and other similar plans or policies; (E) all bonus, stock option, stock purchase, restricted stock, restricted stock unit, equity or equity based compensation, incentive, deferred compensation, supplemental retirement, excess benefit, change in control and other employee and director benefit plans, programs or arrangements; and (F) all other employment or compensation arrangements, in each case of (A) through (F) for the benefit of or relating to its current and former employees, directors and contractors, or any spouse, dependent or beneficiary thereof, whether or not written or unwritten for which (1) Holding Company, (2) any Holding Company Subsidiary or (3) any of their subsidiaries or former subsidiaries or any trade or business of Holding Company or any of its subsidiaries, whether or not incorporated, all of which together with it are or were deemed a “single employer” within the meaning of Section 4001(b) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or Section 414 of the Code (“ERISA Affiliates”), sponsors, has (or had, during the last six (6) years) an obligation to contribute or has (or had, during the last six (6) years) any liability (individually, a “Holding Company Benefit Plan” and collectively, the “Holding Company Benefit Plans”). Neither Holding

Company nor any Holding Company Subsidiary or ERISA Affiliate is subject to or obligated under any oral or unwritten Holding Company Benefit Plan.

(ii)Holding Company has, with respect to each Holding Company Benefit Plan, previously delivered or made available to Towne true and complete copies of: (A) all current Holding Company Benefit Plan agreements and documents and related trust agreements or annuity contracts and any amendments thereto; (B) all current summary plan descriptions and material communications to employees and Holding Company Benefit Plan participants and beneficiaries; (C) the Form 5500 filed in each of the most recent three (3) plan years (including all schedules thereto and the opinions of independent accountants); (D) the most recent actuarial valuation (if any); (E) the most recent annual and periodic accounting of plan assets; (F) all information regarding determination of full-time status of employees for purposes of the Patient Protection and Affordable Care Act of 2010, as amended (the “ACA”), including any look-back measurement periods thereunder; (G) if the Holding Company Benefit Plan is intended to qualify under Sections 401(a) or 403(a) of the Code, the most recent determination letter or opinion letter, as applicable, received from the Internal Revenue Service (the “IRS”); (H) copies of the most recent nondiscrimination tests for all Holding Company Benefit Plans, as applicable; and (I) copies of all material correspondence with any governmental agency within the last six (6) years, including but not limited to any investigation materials, any “Top Hat” filings, and any filings under amnesty, voluntary compliance, or similar programs.

(iii)Except as set forth in Section 3.3(m)(iii) of Holding Company’s Disclosure Letter, neither it nor any Holding Company Subsidiary, nor any of its or their ERISA Affiliates have at any time been a party to or maintained, sponsored, contributed to, or been obligated to contribute to, or had any liability with respect to: (A) any plan subject to Title IV of ERISA, including a “multiemployer plan” (as defined in Section 3(37) of ERISA and 4001(a)(3) or Section 414(f) of the Code) or a plan subject to Section 412 of the Code; (B) a “multiple employer plan” (within the meaning of ERISA or Section 413(c) of the Code); (C) any voluntary employees’ beneficiary association (within the meaning of Section 501(c)(9) of the Code); or (D) a “multiple employer welfare association” (as defined in Section 3(40) of ERISA).

(iv)Except as set forth in Section 3.3(m)(iv) of Holding Company’s Disclosure Letter, all of the Holding Company Benefit Plans are in compliance in all material respects with applicable laws and regulations, and all Holding Company Benefit Plans have been maintained, operated and administered in accordance with its terms and any related documents or agreements, and in compliance in all material respects with applicable laws and regulations.

(v)Each Holding Company Benefit Plan that is intended to be qualified under Section 401(a) of the Code has been determined by the IRS to be so qualified, as reflected in a current favorable determination letter (based on IRS permitted determination request procedures), or opinion letter, as applicable. Nothing has occurred since the date of any such determination that is reasonably likely to affect adversely such qualification or exemption, or result in the imposition of excise Taxes or income Taxes on unrelated business income under the Code or ERISA with respect to any Tax-qualified plan.

(vi)All required contributions (including all employer contributions and employee salary reduction contributions), premiums and other payments due for the current plan year or any plan year ending on or before the Closing Date, under all Holding Company Benefit Plans have been made or properly accrued. All contributions to any Holding Company Benefit Plan have been contributed within the time specified in ERISA and the Code and the respective regulations thereunder.

(vii)To Holding Company’s and each Holding Company Subsidiary’s Knowledge, neither Holding Company nor any Holding Company Subsidiary has engaged in any prohibited transactions, as defined in Section 4975 of the Code or Section 406 of ERISA, with respect to any Holding Company Benefit Plan. To Holding Company’s and each Holding Company Subsidiary’s Knowledge, no “fiduciary,” as defined in Section 3(21) of ERISA, of any Holding Company Benefit Plan has any liability (including threatened, anticipated or contingent) for breach of fiduciary duty under ERISA.

(viii)There are no actions, suits or claims (other than routine claims for benefits) pending, threatened or, to the Knowledge of Holding Company and each Holding Company Subsidiary, anticipated with respect to any of the Holding Company Benefit Plans or any fiduciary thereof in its capacity with respect to the Holding Company Benefit Plan. To the Knowledge of Holding Company and any Holding Company Subsidiary, none of the Holding Company Benefit Plans is the subject of a pending or threatened investigation or audit by the IRS, the U.S. Department of Labor, the Pension Benefit Guaranty Corporation, or any other federal or state governmental department or entity.

(ix)Except as set forth in Section 3.3(m)(ix) of Holding Company’s Disclosure Letter (A) no compensation or benefit that is or will be payable in connection with the transactions contemplated by this Agreement will be characterized as an “excess parachute payment” within the meaning of Section 280G of the Code, (B) no Holding Company Benefit Plan contains any provision that would give rise to any severance, termination or other payments or liabilities as a result of the transactions contemplated by this Agreement (either alone or in conjunction with any other event), and (C) no Holding Company Benefit Plan contains any provision that would materially increase any benefits otherwise payable under any Holding Company Benefit Plan or result in any acceleration of the time of payment, vesting, exercisability or delivery of, or increase the amount of any such payment, right or benefits as a result of the transactions contemplated by this Agreement (either alone or in conjunction with any other event). Except as set forth in Section 3.3(m)(ix) of Holding Company’s Disclosure Letter, no Holding Company Benefit Plan maintained by it or any Holding Company Subsidiary provides for the gross-up, indemnification or reimbursement of Taxes under Section 4999 or 409A of the Code, or otherwise.

(x)Except as set forth in Section 3.3(m)(x) of Holding Company’s Disclosure Letter, each Holding Company Benefit Plan that is a health or welfare plan has terms that are in compliance with and has been administered in accordance with the requirements of the ACA and all reporting required under Sections 6055 and 6056 of the Code has been completed. Holding Company and the Holding Company Subsidiaries have complied in all respects with the requirements of Section 4980H of the Code so as to avoid the imposition of any taxes or assessable payments thereunder. Holding Company has not established and does not maintain a welfare plan, as defined in Section 3(1) of ERISA, that provides benefits to an employee at its expense after a termination of employment, except as required by the Consolidated Omnibus Budget Reconciliation Act of 1985.

(xi)Except as set forth in Section 3.3(m)(xi) of Holding Company’s Disclosure Letter, Holding Company and the Holding Company Subsidiaries have made all bonus and commission payments to which they were required to make prior to the date hereof to any employee under any Holding Company Benefit Plan for calendar years 2022 and 2023.

(xii)All “group health plans,” as defined in Section 5000(b)(1) of the Code, covering the employees of Holding Company or any Holding Company Subsidiary have been maintained in timely compliance with the notice and healthcare continuation coverage requirements of Section 4980B of the Code and Part 6 of Subtitle B of Title I of ERISA.

(xiii)Except as set forth in Section 3.3(m)(xiii) of Holding Company’s Disclosure Letter, each Holding Company Benefit Plan that is a “nonqualified deferred compensation plan,” as defined in Section 409A(d)(1) of the Code, and any award thereunder, in each case that is subject to Section 409A of the Code, has (A) since January 1, 2005, been maintained and operated in good faith compliance with Section 409A of the Code, as determined under applicable guidance of the U.S. Department of the Treasury and the IRS, and (B) since January 1, 2009, been in documentary and operational compliance with Section 409A of the Code, such that no amounts paid pursuant to any such Holding Company Benefit Plan is or could be subject to a Tax under Section 409A of the Code. Each Holding Company Benefit Plan which is an “employee pension benefit plan” within the meaning of Section 3(2) of ERISA that is not qualified under Section 401(a) or 403(a) of the Code is exempt from Parts 2, 3, and 4 of Title I of ERISA as an unfunded plan that is maintained primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees, pursuant to Sections 201(2), 301(a)(3), and 401(a)(1) of ERISA and, except as otherwise set forth in

Section 3.3(m)(xiii) of Holding Company’s Disclosure Letter, it has filed a “Top Hat” registration letter with the Department of Labor for each such plan.

(xiv)Section 3.3(m)(xiv) of Holding Company’s Disclosure Letter accurately reflects the timing and the maximum amounts for the payments that would be payable under the applicable Change in Control Agreements for the respective individuals set forth therein in the event the respective individuals were to have a separation from service immediately following a change in control occurring on the assumed date and under the circumstances specified in such Section of Holding Company’s Disclosure Letter. Upon a separation from service following a change in control occurring on a date other than the date assumed in such Section of Holding Company’s Disclosure Letter, the timing and maximum amounts of the payments under such Change in Control Agreements are determined in a manner consistent with such Section of Holding Company’s Disclosure Letter.

(n)Labor and Employment Matters.

(i)Holding Company has provided Towne a true and complete list, in each case for 2023 and for 2024 through September 19, 2024, of (A) all employees of Holding Company and the Holding Company Subsidiaries, including for each such employee: name, unique employee identification number, hire date, work location, current annual salary and any incentive compensation and (B) all independent contractors or consultants used by Holding Company or the Holding Company Subsidiaries, including for each such person: name, contact information, description of the services performed, consulting fee and consulting term.

(ii)Neither Holding Company nor any of the Holding Company Subsidiaries is a party to or bound by any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization, nor is Holding Company or any of the Holding Company Subsidiaries the subject of a pending or, to the Knowledge of Holding Company, threatened action, lawsuit, arbitration or administrative or judicial proceeding asserting that Holding Company or any such Holding Company Subsidiary has committed an unfair labor practice (within the meaning of the National Labor Relations Act) or seeking to compel Holding Company or any such Holding Company Subsidiary to bargain with any labor organization as to wages or conditions of employment, nor is there any strike or other labor dispute involving Holding Company or any of the Holding Company Subsidiaries pending or, to the Knowledge of Holding Company, threatened, nor is Holding Company, to the Knowledge of Holding Company, subject to any activity involving Holding Company’s or any of the Holding Company Subsidiaries’ employees seeking to certify a collective bargaining unit or engaging in other organizational activity.

(iii)Holding Company and the Holding Company Subsidiaries have complied in all material respects with all applicable state and federal equal employment opportunity laws and regulations and other laws and regulations related to employment, including those related to wages, hours, working classification, collective bargaining and the Pandemic, and, except as otherwise set forth in Section 3.3(n)(iii) of Holding Company’s Disclosure Letter, there are no Proceedings pending or, to Holding Company’s Knowledge, threatened against Holding Company or the Holding Company Subsidiaries brought by or on behalf of any applicant for employment, any current or former employee, any person alleging to be a current or former employee, any class of the foregoing, or any Governmental Authority, relating to any such law, or alleging breach of any express or implied contract of employment, wrongful termination of employment, or alleging any other discriminatory, wrongful or tortious conduct in connection with employment with Holding Company or the Holding Company Subsidiaries. To the Knowledge of Holding Company, there are no unfair labor practice complaints pending against Holding Company or any of the Holding Company Subsidiaries before the National Labor Relations Board or any other labor relations tribunal or authority. Holding Company and the Holding Company Subsidiaries have properly classified individuals providing services to it or them as employees or independent contractors, as the case may be, and have properly withheld and reported related income and employment taxes in accordance with such classification.

(iv)Except as set forth in Section 3.3(n)(iv) of Holding Company’s Disclosure Letter, employment of each employee and the engagement of each independent contractor by Holding Company or any of the Holding Company Subsidiaries is terminable at will by Holding Company or the Holding Company Subsidiaries without (A) any penalty, liability or severance obligation and (B) prior consent by any Governmental Authority. Each of Holding Company and the Holding Company Subsidiaries has paid, or has properly accrued no later than the Closing Date, all accrued salaries, wages, bonuses, commissions, overtime and incentives due to be paid or properly accrued on or before the Closing Date.

(v)To the Knowledge of Holding Company and to the extent it is permitted by law to ascertain, all of its employees are legally entitled to work in the United States under the Immigration Reform and Control Act of 1986, as amended, other United States immigration laws and the laws related to the employment of non-United States citizens applicable in the state in which the employees are employed. Holding Company has completed a Form I-9 (Employment Eligibility Verification) for each employee for which one is required by applicable law and each such Form I-9 has since been updated as required by applicable law and is correct and complete in all material respects as of the date hereof.

(o)Insurance. Set forth in Section 3.3(o) of Holding Company’s Disclosure Letter is a list of all insurance policies or bonds currently maintained by Holding Company or each Holding Company Subsidiary. Holding Company and the Holding Company Subsidiaries are insured with reputable insurers against such risks and in such amounts as management of Holding Company reasonably has determined to be prudent in accordance with industry practices, and are in compliance in all material respects with their insurance policies and are not in default under any of the terms thereof. Each such insurance policy is outstanding and in full force and effect, and, except for policies insuring against potential liabilities of officers, directors and employees of Holding Company and Holding Company Subsidiaries, Holding Company or the relevant Holding Company Subsidiary is the sole named beneficiary of such policies, and all premiums and other payments due under any such policy have been paid, and all claims thereunder have been filed in due and timely fashion. Since December 31, 2023, neither Holding Company nor any of the Holding Company Subsidiaries has received any notice of cancellation or a failure to renew with respect to any insurance policy or bond or, within the last three (3) calendar years, and since January 1, 2023, has been refused any insurance coverage sought or applied for, and Holding Company has no reason to believe that existing insurance coverage cannot be renewed as and when the same shall expire upon terms and conditions as favorable as those presently in effect, other than possible increases in premiums or unavailability of coverage that do not result from any extraordinary loss experience on the part of Holding Company or the Holding Company Subsidiaries.

(p)Loan Portfolio; Allowance for Credit Losses; Mortgage Loan Buy-Backs. Except as set forth in Section 3.3(p) of Holding Company’s Disclosure Letter:

(i)All evidences of indebtedness reflected as assets in its SEC Reports, Financial Statements or Bank Reports as of December 31, 2023 were as of such date: (A) evidenced by notes, agreements or evidences of indebtedness which are true, genuine and what they purport to be; (B) to the extent secured, secured by valid liens and security interests which have been perfected; (C) the legal, valid and binding obligation of the obligor and any guarantor, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles, and no defense, offset or counterclaim has been asserted with respect to any such Loan which if successful could have a Material Adverse Effect on Holding Company; and (D) in all material respects made in accordance with its standard loan policies except for workout credits and approved policy exceptions.

(ii)(A) There is no material modification or amendment, oral or written, of a Loan (including any material modification or amendment of a Loan made consistent with guidance issued by a Governmental Authority or Holding Company Regulatory Agency in connection with the Pandemic) that is not reflected on the records of Holding Company or the Holding Company Subsidiaries, (B) all currently outstanding Loans are owned by Holding Company or Bank Subsidiary free and clear of any liens, except for liens on Loans granted to a member of the Federal Home Loan Bank System or a Federal Reserve Bank, (C) no claims of defense as to the enforcement of any Loan with an outstanding balance of $100,000 or more have been asserted in writing against Holding Company or any of the Holding Company Subsidiaries for which there is a reasonable possibility of an adverse determination in any Proceeding, and to the Knowledge of Holding Company there are no acts or omissions which could give rise to any claim or right of rescission, set-off, counterclaim or defense for which there is a possibility of an adverse determination in any Proceeding, and (D) no Loans owned by Holding Company or the Holding Company Subsidiaries are presently serviced by third parties, and there is no obligation that could result in any such Loan becoming subject to any third party servicing.

(iii)The allowance for credit losses (the “Credit Loss Allowance”) shown on its Financial Statements or Bank Reports as of June 30, 2024 was, and the Credit Loss Allowance to be shown on its Financial Statements or Bank Reports as of any date subsequent to the date of this Agreement will be, as of such dates, adequate to provide for all known or reasonably anticipated losses, net of recoveries relating to Loans previously charged off, in respect of Loans outstanding.

(iv)Any reserve for losses with respect to other real estate owned (“OREO”) and any reserve for repossession with respect to mortgage Loans to be shown on its Financial Statements or Bank Reports as of any date subsequent to the execution of this Agreement will be, as of such dates, adequate to provide for losses relating to the OREO or mortgage Loan portfolio, as the case may be, of Holding Company and Bank Subsidiary as of the dates thereof.

(v)The Credit Loss Allowance has been established in accordance with GAAP and applicable regulatory requirements and guidelines.

(vi)Section 3.3(p)(vi) of Holding Company’s Disclosure Letter sets forth all residential mortgage or commercial Loans originated on or after January 1, 2020 by Holding Company or any Holding Company Subsidiaries (A) that were sold in the secondary mortgage market and have been re-purchased by Holding Company or any Holding Company Subsidiaries, (B) that the institutions to whom such Loans were sold (or their successors or assigns) have asked Holding Company or any Holding Company Subsidiaries to purchase back (but have not been purchased back), or (C) that the institutions to whom such Loans were sold (or their successors or assigns) have submitted a claim for indemnification from Holding Company or any Holding Company Subsidiaries, or have notified Holding Company or any Holding Company Subsidiaries of an intent to request indemnification, in connection with such Loans.

(vii)Except as disclosed in Section 3.3(p)(vii) of Holding Company’s Disclosure Letter, as of June 30, 2024, neither Holding Company nor any of the Holding Company Subsidiaries was a party to any Loan (A) under the terms of which the obligor was sixty (60) days delinquent in payment of principal or interest or in default of any other provision as of the date hereof; (B) which had been classified by any source as “Other Loans Specially Mentioned,” “Special Mention,” “Substandard,” “Doubtful,” “Loss,” “Classified,” “Criticized,” “Watch List,” or any comparable classifications by such persons; or (C) in violation of any law, regulation or rule applicable to Holding Company or any of the Holding Company Subsidiaries including, but not limited to, those promulgated, interpreted or enforced by any Governmental Authority.

(viii)As of the date of this Agreement neither Holding Company nor any of the Holding Company Subsidiaries was a party to any Loan with any of Holding Company’s directors or officers or the directors or officers of any of the Holding Company Subsidiaries that was not made in compliance with Regulation O, as amended, of the Board of Governors of the Federal Reserve System.

(ix)Each Loan of Holding Company and any of the Holding Company Subsidiaries outstanding as of the date of this Agreement has been solicited and originated, and is and has been administered and, where applicable, serviced (including by a third party servicer or sub-servicer, if applicable), and the relevant Loan files are being maintained, in accordance in all material respects with the relevant notes or other credit or security documents, Holding Company’s or Bank Subsidiary’s applicable written underwriting and servicing standards (and, in the case of Loans held for resale to investors, the underwriting standards, if any, of the applicable investors) and with all applicable federal, state and local laws, regulations and rules.

(x)To the extent that Holding Company or any Holding Company Subsidiary has originated any Loan under or otherwise participated in any program created or modified by the Coronavirus Aid, Relief, and Economic Security Act (the “CARES Act”), including but not limited to the Paycheck Protection Program (the

“PPP”), it has done such in good faith and in material compliance with all laws, regulations and guidance governing such program, including but not limited to all regulations and guidance issued by the U.S. Department of the Treasury and/or the U.S. Small Business Administration applicable to Loans originated pursuant to or in association with the PPP.

(xi)None of the contracts pursuant to which Holding Company or any of Holding Company Subsidiaries has sold Loans or pools of Loans or participations in Loans or pools of Loans contains any obligation to repurchase such Loans or interests therein solely on account of a payment Default by the obligor on any such Loan.

(xii)Holding Company and Holding Company Subsidiaries are not now nor have they ever been since December 31, 2019, subject to any material fine, suspension, settlement or other contract or other administrative agreement or sanction by, or any reduction in any Loan purchase commitment from, any Governmental Authority relating to the origination, sale or servicing of mortgage or consumer Loans.

(xiii)As used herein, the term “Loan” means any loan, loan agreement, loan commitment, letter of credit, note, borrowing arrangement or other extension of credit. The term “Default” means (A) any breach or violation of, default under, contravention of, conflict with, or failure to perform any obligations under any contract, law, order, license, franchise or permit, (B) any occurrence of any event that with the passage of time or the giving of notice or both would constitute a breach or violation of, default under, contravention of, or conflict with, any contract, law, order, license, franchise or permit or (C) any occurrence of any event that with or without the passage of time or the giving of notice would give rise to a right of any Person to exercise any remedy or obtain any relief under, terminate or revoke, suspend, cancel, or modify or change the current terms of, or renegotiate, or to accelerate the maturity or performance of, or to increase or impose any liability under, any contract, Law, order, license, franchise or permit.

(q)Environmental Matters.

(i)Except as set forth in Section 3.3(q) of Holding Company’s Disclosure Letter, Holding Company and each of the Holding Company Subsidiaries are in compliance with all Environmental Laws. Neither Holding Company nor any of the Holding Company Subsidiaries has received any communication alleging that Holding Company or such Holding Company Subsidiary is not in such compliance, and, to its Knowledge, there are no present circumstances that would prevent or interfere with the continuation of such compliance.

(ii)Neither Holding Company nor any of the Holding Company Subsidiaries has received notice of pending, and to their Knowledge there are no threatened, legal, administrative, arbitral or other proceedings, asserting Environmental Claims or other claims, causes of action or governmental investigations of any nature, seeking to impose, or that could result in the imposition of, any material liability arising under any Environmental Laws upon (A) Holding Company or such Holding Company Subsidiary, (B) any person or entity whose liability for any Environmental Claim Holding Company or any Holding Company Subsidiary has or may have retained either contractually or by operation of law, (C) any real or personal property owned or leased by Holding Company or any Holding Company Subsidiary, or any real or personal property which Holding Company or any Holding Company Subsidiary has been, or is, judged to have managed or to have supervised or to have participated in the management of, or (D) any real or personal property in which Holding Company or a Holding Company Subsidiary holds a security interest securing a loan recorded on the books of Holding Company or such Holding Company Subsidiary. Neither Holding Company nor any of the Holding Company Subsidiaries is subject to any agreement, order, judgment, decree or memorandum by or with any court, governmental authority, regulatory agency or third party imposing any such liability.

(iii)With respect to all real and personal property owned or leased by Holding Company or any of the Holding Company Subsidiaries, or all real and personal property which Holding Company or any of the Holding Company Subsidiaries has been, or is, judged to have managed or to have supervised or to have participated in the management of, Holding Company will promptly provide Towne with access to copies of any environmental audits, analyses and surveys that have been prepared relating to such properties (a list of which is included in Holding Company’s Disclosure Letter). Holding Company and all of the Holding Company Subsidiaries are in compliance in all material respects with all recommendations contained in any such environmental audits, analyses and surveys.

(iv)To the Knowledge of Holding Company, there are no past or present actions, activities, circumstances, conditions, events or incidents that could reasonably form the basis of any Environmental Claim or other claim or action or governmental investigation that could result in the imposition of any liability arising under any Environmental Laws against Holding Company or any of the Holding Company Subsidiaries or against any person or entity whose liability for any Environmental Claim Holding Company or any of the Holding Company Subsidiaries has or may have retained or assumed either contractually or by operation of law.

(v)For purposes of this Agreement, the following terms shall have the following meanings:

(A)“Environmental Claim” means any written notice from any governmental authority or third party alleging potential liability (including, without limitation, potential liability for investigatory costs, clean-up, governmental response costs, natural resources damages, property damages, personal injuries or penalties) arising out of, based upon, or resulting from the presence, or release into the environment, of any Materials of Environmental Concern.

(B)“Environmental Laws” means all applicable federal, state and local laws and regulations, including the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, that relate to pollution or protection of human health or the environment.

(C)“Materials of Environmental Concern” means pollutants, contaminants, wastes, toxic substances, petroleum and petroleum products, underground storage tanks and any other materials regulated under Environmental Laws.

(r)Books and Records. The books and records of Holding Company and those of the Holding Company Subsidiaries have been fully, properly and accurately maintained in all material respects, and there are no material inaccuracies or discrepancies of any kind contained or reflected therein.

(s)Intellectual Property. Holding Company and the Holding Company Subsidiaries own, or are licensed or otherwise possess sufficient legally enforceable rights to use, all Intellectual Property and the Holding Company Technology Systems (as such terms are defined herein) that are used by Holding Company and the Holding Company Subsidiaries in their respective businesses as currently conducted. Holding Company and the Holding Company Subsidiaries, to their Knowledge, have not infringed or otherwise violated the Intellectual Property rights of any other person, and there is no claim asserted, or to the Knowledge of Holding Company or any Holding Company Subsidiary threatened, against Holding Company or any of the Holding Company Subsidiaries concerning the ownership, validity, registerability, enforceability, infringement, use or licensed right to use any Intellectual Property. The term “Intellectual Property” means all trademarks, trade names, service marks, patents, domain names, database rights, copyrights, and any applications therefor, technology, know-how, trade secrets, processes, computer software programs or applications, and tangible or intangible proprietary information or material. The term “Holding Company Technology Systems” means the electronic data processing, information, record keeping, communications, telecommunications, hardware, third party software, networks, peripherals and computer systems, including any outsourced systems and processes, and Intellectual Property used by Holding Company and the Holding Company Subsidiaries or by a third party.

(t)Derivative Instruments. Except as set forth in Section 3.3(t) of Holding Company’s Disclosure Letter, all derivative instruments, including, swaps, caps, floors and option agreements, whether entered into for Holding Company’s own account, or for the account of one or more of the Holding Company Subsidiaries or its or their customers (each a “Derivative Contract”), were entered into (i) only in the ordinary course of business, (ii) in accordance with prudent practices and in all material respects with all applicable laws, rules, regulations and regulatory policies and (iii) with counterparties believed to be financially responsible at the time; and each of such instruments constitutes the valid and legally binding obligation of Holding Company or one of the Holding Company Subsidiaries, enforceable in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and similar laws. Neither Holding Company nor any of the Holding Company Subsidiaries, nor, to the Knowledge of Holding Company or any of the Holding Company Subsidiaries, any other party thereto, is in breach of any of its obligations under any such agreement or arrangement, except as set forth in Section 3.3(t) of Holding Company’s Disclosure Letter.

(u)Deposits. Except as set forth in Section 3.3(u) of Holding Company’s Disclosure Letter, as of December 31, 2023, none of Bank Subsidiary’s deposits are “brokered” deposits or are subject to any legal restraint or other legal process (other than garnishments, pledges, liens, levies, subpoenas, set off rights, escrow limitations and similar actions taken in the ordinary course of business), and no portion of such deposits represents a deposit of Holding Company or any of the Holding Company Subsidiaries.

(v)Investment Securities.

(i)Holding Company and each of the Holding Company Subsidiaries has good and marketable title to all securities held by it (except securities sold under repurchase agreements or held in any fiduciary or agency capacity) free and clear of any lien, encumbrance or security interest, except to the extent that such securities are pledged in the ordinary course of business consistent with prudent business practices to secure obligations of Holding Company or the Holding Company Subsidiaries and except for such defects in title or liens, encumbrances or security interests that would not be material to it. Such securities are valued on the books of Holding Company and each of the Holding Company Subsidiaries in accordance with GAAP.

(ii)Holding Company and each of the Holding Company Subsidiaries employs investment, securities risk management and other policies, practices and procedures that Holding Company and each of the Holding Company Subsidiaries believes are prudent and reasonable in the context of such businesses.

(w)Takeover Laws and Provisions. Each of Holding Company and the Holding Company Subsidiaries has taken all necessary action, if any, to exempt the transactions contemplated by this Agreement from, or if necessary to challenge the validity or applicability of, any applicable “moratorium,” “fair price,” “business combination,” “control share,” or other anti-takeover laws, including without limitation Article 14 of the VSCA (because a majority of its disinterested directors approved such transactions for such purposes before any “determination date” with respect to it) and Article 14.1 of the VSCA.

(x)Transactions With Affiliates. All “covered transactions” between Holding Company and an “affiliate,” within the meaning of Sections 23A and 23B of the Federal Reserve Act and regulations promulgated thereunder, have been in compliance with such provisions. As of the date hereof, except as set forth in Section 3.3(x) of Holding Company’s Disclosure Letter, there are no outstanding amounts payable to or receivable from, or advances by Holding Company or any of the Holding Company Subsidiaries to, and neither Holding Company nor any of the Holding Company Subsidiaries is otherwise a creditor or debtor to (i) any director, executive officer, five percent (5%) or greater shareholder of Holding Company or any of the Holding Company Subsidiaries or, to the Knowledge of Holding Company, to any of their respective affiliates or associates, other than as part of the normal and customary terms of such person’s employment or service as a director of Holding Company or any of the Holding Company Subsidiaries and other than deposits held by Bank Subsidiary in the ordinary course of business, or (ii) any other affiliate of Holding Company or any of the Holding Company Subsidiaries. As of the date hereof, except as set forth in Section 3.3(x) of Holding Company’s Disclosure Letter, neither Holding Company nor any of the Holding Company Subsidiaries is a party to any transaction or agreement with any of its respective directors, executive officers or other affiliates, other than such person’s employment or service as a director with Holding Company or any of the Holding Company Subsidiaries and excluding any deposit relationship.

(y)Community Reinvestment Act. Bank Subsidiary had a rating of “satisfactory” or better as of its most recent CRA examination, and neither Holding Company nor any of the Holding Company Subsidiaries has been advised of, or has reason to believe that, any facts or circumstances exist that would reasonably be expected to cause Bank Subsidiary to be deemed not to be in satisfactory compliance in any respect with the CRA or to be assigned a rating for CRA purposes by any Holding Company Regulatory Agency of lower than “satisfactory.”

(z)Fiduciary Accounts. Each of Holding Company and the Holding Company Subsidiaries has properly administered all accounts for which it acts as a fiduciary, including, but not limited to, accounts for which it serves as a trustee, agent, custodian, personal representative, guardian, conservator or investment advisor, in accordance with the terms of the governing documents of such account and applicable laws and regulations. Neither Holding Company nor any of the Holding Company Subsidiaries, nor, to the Knowledge of Holding Company or any of the Holding Company Subsidiaries, any director, officer or employee of Holding Company or any of the Holding Company Subsidiaries, has committed any breach of trust with respect to any fiduciary account and the records for each such fiduciary account are true and correct and accurately reflect the assets of such fiduciary account.

(aa)Information Systems and Security.

(i)Holding Company, each of the Holding Company Subsidiaries, and, to the Knowledge of Holding Company, each third party vendor to Holding Company or a Holding Company Subsidiary, has established and is in compliance in all material respects with (A) commercially reasonable security programs designed to protect (1) the integrity, security and confidentiality of information processed and transactions executed through any servers, computer hardware, networks, software (whether embodied in software, firmware or otherwise), databases, telecommunications systems, data centers, storage devices, voice and data network services interfaces and related systems (“Computer Systems”) maintained by or on behalf of Holding Company or the Holding Company Subsidiaries, and (2) the integrity, security and confidentiality of all confidential or proprietary data or personal financial information in its possession, and (B) commercially reasonable security policies and privacy policies that comply with all applicable legal and regulatory requirements. Except as set forth in Section 3.3(aa)(i) of Holding Company’s Disclosure Letter, to the Knowledge of Holding Company, neither Holding Company nor any of the Holding Company Subsidiaries has suffered a security incident or breach with respect to its data or Computer Systems any part of which occurred within the past three (3) years.

(ii)To the Knowledge of Holding Company, all of Holding Company’s and the Holding Company Subsidiaries’ Computer Systems have been properly maintained by technically competent personnel, in accordance with standards set by the manufacturers or otherwise in accordance with industry practice. Neither Holding Company nor any of the Holding Company Subsidiaries has experienced within the past three (3) years any material disruption to, or material interruption in, conduct of its business attributable to a defect, breakdown, bug or other deficiency of its Computer Systems. Holding Company and the Holding Company Subsidiaries have taken reasonable measures to provide for the back-up and recovery of the data and information necessary to the conduct of its business without material disruption to, or material interruption in, the conduct of its business.

(bb)Required Vote. The affirmative vote of the holders of a majority of the outstanding shares of Holding Company Common Stock is necessary to approve this Agreement and the Merger and the Holding Company Articles Amendment on behalf of Holding Company. The affirmative vote of the holders of a majority of the outstanding shares of Holding Company Common Stock is necessary to approve the Second Step Merger on behalf of Holding Company. The affirmative vote of the holders of a majority of the outstanding shares of common stock of Bank Subsidiary is necessary to approve the Bank Merger on behalf of Bank Subsidiary. No other vote of the shareholders of Holding Company or Bank Subsidiary is required by the VSCA, Holding Company’s Organizational Documents, Bank Subsidiary’s Organizational Documents or otherwise to approve this Agreement, the Merger, the Second Step Merger or the Bank Merger, respectively.

(cc)Financial Advisors. None of Holding Company, any of the Holding Company Subsidiaries or any of their respective officers, directors or employees has employed any broker, finder or financial advisor or incurred any liability for any fees or commissions in connection with transactions contemplated herein, except that, in connection with this Agreement, Holding Company has retained Janney Montgomery Scott as its financial advisor (pursuant to an engagement letter, a true and complete copy of which is included in Section 3.3(cc) of Holding Company’s Disclosure Letter and under which such firm will be entitled to certain fees in connection with this Agreement).

(dd)Fairness Opinion. Prior to the execution of this Agreement, the Board of Directors of Holding Company has received the opinion (which, if initially rendered verbally, has been or will be confirmed by a written opinion, dated the same date) of Janney Montgomery Scott to the effect that, as of the date thereof and based upon and subject to the matters set forth therein, the Merger Consideration is fair, from a financial point of view, to the shareholders of Holding Company. Such opinion has not been amended or rescinded as of the date of this Agreement.

(ee)No Further Representations. Except for the representations and warranties specifically set forth in this Section 3.3, neither Holding Company nor any of the Holding Company Subsidiaries makes or shall be deemed to make any representation or warranty to Towne or any of the Towne Subsidiaries, express or implied, at law or in equity, with respect to the transactions contemplated by this Agreement and each of Holding Company and the Holding Company Subsidiaries hereby disclaims any such representation or warranty whether by it or any of its officers, directors, employees, agents, representatives or any other person.

3.4Representations and Warranties of Towne.

Subject to and giving effect to Sections 3.1 and 3.2, Towne hereby represents and warrants to Holding Company and Bank Subsidiary as follows:

(a)Organization, Standing and Power. Towne is a Virginia state chartered bank duly organized, validly existing and in good standing under the laws of the Commonwealth of Virginia. Towne has all requisite corporate power and authority to carry on a commercial banking business as now being conducted and to own, lease and operate its assets, properties and business. Towne’s deposits are insured by the Deposit Insurance Fund of the FDIC to the maximum extent permitted by law. It is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on it.

(b)Subsidiaries. Each subsidiary of Towne is identified, collectively, in Exhibit 21 to Towne’s Annual Report on Form 10-K for the year ended December 31, 2023 filed with the FDIC, or in Section 3.4(b) of Towne’s Disclosure Letter (each individually a “Towne Subsidiary” and collectively the “Towne Subsidiaries”). Each Towne Subsidiary (i) is a duly organized corporation, limited liability company or statutory trust validly existing and in good standing under applicable laws, (ii) has full corporate or other applicable power and authority to carry on its business as now conducted and (iii) is duly qualified to do business in the states where its ownership or leasing of property or the conduct of its business requires such qualification and where the failure to so qualify would have a Material Adverse Effect on Towne on a consolidated basis. The outstanding shares of capital stock or equity interests of each Towne Subsidiary have been duly authorized and are validly issued and outstanding, fully paid and nonassessable and all such shares are directly or indirectly owned by Towne free and clear of all liens, claims and encumbrances or preemptive rights of any person.

(c)Authority; No Breach of the Agreement.

(i)Towne has the corporate power and authority to execute, deliver and perform its obligations under this Agreement, and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement by Towne, and the consummation of the transactions contemplated hereby, have been duly and validly authorized by all necessary corporate action on the part of Towne. This Agreement is a valid and legally binding obligation of Towne, enforceable in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws affecting the enforcement of rights of creditors or by general principles of equity).

(ii)Neither the execution and delivery of this Agreement by Towne, nor the consummation by Towne of the transactions contemplated hereby, nor compliance by Towne with any of the provisions hereof will: (A) conflict with or result in a breach of any provision of the Organizational Documents of Towne; (B) constitute or result in the breach of any term, condition or provision of, or constitute a default under, or give rise to any right of termination, cancellation or acceleration with respect to, or result in the creation of any lien, charge or encumbrance upon, any property or asset of Towne or any Towne Subsidiary pursuant to any (1) note, bond, mortgage or indenture, or (2) material license, agreement or other instrument or obligation, to which

Towne or any Towne Subsidiary is a party or by which Towne or any Towne Subsidiary or any of their properties or assets may be bound; or (C) subject to the receipt of all required regulatory and shareholder approvals, violate any order, writ, injunction, decree, statute, rule or regulation applicable to Towne or any Towne Subsidiary.

(iii)Except for (A) the necessary Regulatory Approvals, (B) the filing of Articles of Merger with the VA SCC to effect the Merger, (C) the filing of Articles of Amendment with the VA SCC to effect the Holding Company Articles Amendment, (D) the filing of Articles of Merger with the VA SCC to effect the Second Step Merger, and (E) the filing of the Articles of Merger with the VA SCC to effect the Bank Merger, no consents or approvals of or notices to or filings with any Governmental Authority are necessary in connection with the execution and delivery of this Agreement and the consummation by Towne Merger Sub of the Merger and Towne of the Second Step Merger and Bank Merger and the other transactions contemplated by this Agreement. As of the date hereof, Towne is not aware of any facts or circumstances that would materially impede or delay receipt of any Regulatory Approvals or any reason why the necessary Regulatory Approvals and consents will not be received in order to permit consummation of the Transaction.

(d)Securities Filings; Financial Statements.

(i)Towne has filed all reports, registration statements, proxy statements, offering circulars, schedules and other documents required to be filed by it (collectively, the “Securities Documents”) with the FDIC since December 31, 2020 under the Securities Act and the Exchange Act and, to the extent such Securities Documents are not available through the web site maintained by the FDIC, has made copies of such Securities Documents available to Holding Company and Bank Subsidiary. Towne’s Securities Documents, including the financial statements, exhibits and schedules contained therein, (A) at the time filed, complied (and any Securities Documents filed after the date of this Agreement will comply) in all material respects with the applicable requirements of the Securities Act and the Exchange Act, and (B) at the time filed (or if amended or superseded by one or more Securities Documents filed prior to the date of this Agreement, then on the date of such filing), did not (and any Securities Documents filed after the date of this Agreement will not) contain any untrue statement of a material fact or omit to state a material fact required to be stated in such Securities Documents or necessary in order to make the statements made in such Securities Documents, in light of the circumstances under which they were made, not misleading.

(ii)Each of the financial statements of Towne contained in or incorporated by reference into the Securities Documents filed by it with the FDIC since December 31, 2020 under the Securities Act and the Exchange Act (including any Securities Documents filed after the date of this Agreement) complied (or, in the case of Securities Documents filed after the date of this Agreement, will comply) in all material respects with the applicable requirements of the Securities Act and the Exchange Act with respect thereto, fairly presented (or, in the case of Securities Documents filed after the date of this Agreement, will fairly present) the consolidated financial position of Towne and the Towne Subsidiaries as at the respective dates and the consolidated results of Towne’s operations and cash flows for the periods indicated, in each case in accordance with GAAP consistently applied during the periods indicated, except in each case as may be noted therein, and subject to normal year-end audit adjustments and as permitted by Form 10-Q in the case of unaudited financial statements.

(e)Bank Reports. Towne and each of the Towne Subsidiaries have filed all Bank Reports that they were required to file since December 31, 2020 with the Bureau of Financial Institutions of the VA SCC and the FDIC (the “Towne Regulatory Agencies”), including any Bank Report required to be filed pursuant to the laws of the United States, any state or any Towne Regulatory Agency. Any such Bank Report regarding Towne and each of the Towne Subsidiaries filed with or otherwise submitted to any Towne Regulatory Agency complied in all material respects with relevant legal requirements, including as to content. Except for normal examinations conducted by a Towne Regulatory Agency in the ordinary course of Towne’s and each of the Towne Subsidiaries’ business, there is no pending proceeding before, or, to its Knowledge, examination or investigation by, any Towne Regulatory Agency into the business or operations of Towne or any of the Towne Subsidiaries and no enforcement action, to its Knowledge, threatened by any Towne Regulatory Agency.

(f)Absence of Certain Changes or Events. Since December 31, 2023, except as disclosed in its Securities Documents or Bank Reports filed prior to the date of this Agreement, (i) Towne and the Towne Subsidiaries have conducted their respective businesses and incurred liabilities only in the ordinary course consistent with past practices, and (ii) there have been no events, changes, developments or occurrences which have had or are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Towne.

(g)Absence of Undisclosed Liabilities. Except for (i) those liabilities that are fully reflected or reserved for in its financial statements contained in its Securities Documents or Bank Reports filed prior to the date of this Agreement, (ii) liabilities incurred since December 31, 2023 in the ordinary course of business consistent with past practice, (iii) liabilities that arise out of executory obligations under contracts, (iv) liabilities which would not individually or in the aggregate reasonably be expected to have a Material Adverse Effect, and (v) liabilities incurred in connection with the transactions contemplated by this Agreement, neither Towne nor any Towne Subsidiary has, and since December 31, 2023 has not incurred (except as permitted by Section 4.2), any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise and whether or not required to be reflected in its financial statements contained in its Securities Documents or Bank Reports).

(h)Legal Proceedings; Compliance with Laws.

(i)Neither Towne nor any Towne Subsidiaries is a party to any, and there are no pending or, to the Knowledge of Towne, threatened Proceedings against Towne or any Towne Subsidiaries or any of their current or former directors or executive officers of a material nature challenging the validity or propriety of this Agreement or the transactions contemplated hereby.

(ii)Neither Towne nor any of the Towne Subsidiaries is a party to or subject to any cease-and-desist or other agreement, order, memorandum of understanding, enforcement action, supervisory or commitment letter or similar undertaking by or with any Governmental Authority that, in each of any such cases, restricts Towne’s operations or the operations of any of the Towne Subsidiaries or that relates to Towne’s capital adequacy, its ability to pay dividends, its credit or risk management policies, its management or its business, and neither Towne nor any of the Towne Subsidiaries has been advised by any Governmental Authority that any such Governmental Authority is contemplating issuing, ordering, or requesting the issuance of any such agreement, order, memorandum, action or letter in the future. Neither Towne nor any of the Towne Subsidiaries have been given notice or been charged with any violation of, any law, ordinance, regulation, order, writ, rule, decree or condition or approval of any Governmental Authority which, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect on Towne or each of the Towne Subsidiaries. Towne and each of the Towne Subsidiaries hold, and have at all times since December 31, 2020 held, all licenses, franchises, permits and authorizations necessary for the lawful conduct of their respective businesses and ownership of their respective properties, rights and assets under and pursuant to each (and have paid all fees and assessments due and payable in connection therewith), except where neither the cost of failure to hold nor the cost of obtaining and holding such license, franchise, permit or authorization (nor the failure to pay any fees or assessments) would, reasonably be likely to have, individually or in the aggregate, a Material Adverse Effect on Towne, and to the Knowledge of Towne, no suspension or cancellation of any such necessary license, franchise, permit or authorization is threatened.

(iii)Except as would not reasonably be likely to have, individually or in the aggregate, a Material Adverse Effect on Towne, Towne and each of the Towne Subsidiaries have complied with and are not in default or violation under any law, statute, order, rule, regulation, policy or guideline of any Governmental Authority applicable to Towne or any of the Towne Subsidiaries.

(iv)Towne maintains a written information privacy and security program that maintains reasonable measures to protect the privacy, confidentiality and security of all data or information that constitutes personal data or personal information under applicable law (“Personal Data”) against any (A) loss or misuse of Personal Data, (B) unauthorized or unlawful operations performed upon Personal Data, or (C) other act or omission that compromises the security or confidentiality of Personal Data.

(v)As of the date hereof, Towne maintains regulatory capital ratios that exceed the levels established for “well capitalized” institutions (under the relevant regulatory capital regulation of the institution’s primary bank regulator) and, as of the date hereof, neither Towne nor any of the Towne Subsidiaries has received any notice from a Governmental Authority that its status as “well capitalized” will change within one (1) year from the date of this Agreement.

(i)Insurance. Towne and the Towne Subsidiaries are insured with reputable insurers against such risks and in such amounts as management of Towne reasonably has determined to be prudent in accordance with industry practices. Since December 31, 2023, neither Towne nor any of the Towne Subsidiaries has received any notice of cancellation or a failure to renew with respect to any insurance policy or bond or, within the last three (3) calendar years, and since January 1, 2024, has been refused any insurance coverage sought or applied for, and Towne has no reason to believe that existing insurance coverage cannot be renewed as and when the same shall expire upon terms and conditions as favorable as those presently in effect, other than possible increases in premiums or unavailability of coverage that do not result from any extraordinary loss experience on the part of Towne or the Towne Subsidiaries.

(j)Community Reinvestment Act. Towne had a rating of “satisfactory” or better as of its most recent CRA examination, and neither Towne nor any of the Towne Subsidiaries has been advised of, or has reason to believe that, any facts or circumstances exist that would reasonably be expected to cause Towne to be deemed not to be in satisfactory compliance in any respect with the CRA or to be assigned a rating for CRA purposes by either the Bureau of Financial Institutions of the VA SCC or the FDIC of lower than “satisfactory.”

(k)Required Vote. No vote of the shareholders of Towne is required by the VSCA, Towne’s Articles of Incorporation, Towne’s Bylaws or otherwise to approve this Agreement and the Merger.

(l)Financial Advisors. None of Towne, any of the Towne Subsidiaries or any of their respective officers, directors or employees has employed any broker, finder or financial advisor or incurred any liability for any fees or commissions in connection with transactions contemplated herein, except that, in connection with this Agreement, Towne has retained Piper Sandler & Co. as its financial advisor (pursuant to an engagement letter under which Piper Sandler & Co. will be entitled to certain fees).

(m)Sufficient Funds. Towne has, and will have at the Effective Time, sufficient funds to consummate the transactions contemplated by this Agreement, subject to the terms and conditions of this Agreement.

(n)Representations and Warranties with Respect to Towne Merger Sub. Towne Merger Sub, a wholly-owned subsidiary of Towne, is a Virginia corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Virginia. Towne Merger Sub was formed by Towne for the sole purpose of consummating the Merger and has all requisite power and authority to carry on its business as now being conducted. As of the date of this Agreement, Towne Merger Sub has no material assets, properties, liabilities or business operations. Towne Merger Sub has the power and authority to execute, deliver and perform its obligations under this Agreement, and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement by Towne Merger Sub, and the consummation of the transactions contemplated hereunder, have been duly and validly authorized by all necessary action on the part of Towne Merger Sub and its sole shareholder. This Agreement is a valid and legally binding obligation of Towne Merger Sub, enforceable in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws affecting the enforcement of rights of creditors or by general principles of equity).

(o)No Further Representations. Except for the representations and warranties specifically set forth in this Section 3.4, neither Towne nor any of the Towne Subsidiaries makes or shall be deemed to make any representation or warranty to Holding Company or any of the Holding Company Subsidiaries, express or implied, at law or in equity, with respect to the transactions contemplated by this Agreement and each of Towne and the Towne Subsidiaries hereby disclaims any such representation or warranty whether by it or any of its officers, directors, employees, agents, representatives or any other person.

ARTICLE 4

Covenants Relating to Conduct of Business

4.1Conduct of Business of Holding Company and Bank Subsidiary Pending the Merger.

From the date hereof until the Effective Time, except as expressly contemplated or permitted by this Agreement, as required by applicable law or regulation, or as set forth in Holding Company’s Disclosure Letter, without the prior written consent of Towne (not to be unreasonably withheld or delayed), Holding Company agrees that it will not, and will cause each of the Holding Company Subsidiaries not to:

(a)Conduct its business and the business of the Holding Company Subsidiaries other than in the ordinary and usual course consistent with past practice or fail to use its commercially reasonable efforts to maintain and preserve intact their (i) business organizations, material assets and employees and (ii) relationships with material customers, suppliers, employees and business associates.

(b)Take any action that would prevent or materially adversely affect or delay the ability of Towne, Holding Company or Bank Subsidiary (i) to obtain any necessary approvals, consents or waivers of any Governmental Authority or third party required for the transactions contemplated hereby, (ii) to perform its covenants and agreements under this Agreement, or (iii) to consummate the transactions contemplated hereby on a timely basis.

(c)Amend, repeal or modify its Organizational Documents.

(d)Other than pursuant to Rights outstanding as of the date hereof as disclosed in Section 3.3(d) of Holding Company’s Disclosure Letter, (i) issue, sell or otherwise permit to become outstanding, or authorize the creation of, any additional shares of capital stock, or any Rights with respect thereto, (ii) enter into any agreement with respect to the foregoing, or (iii) permit any additional shares of capital stock to become subject to new grants of employee and director stock options, restricted stock, stock appreciation rights or similar or other stock-based rights.

(e)Enter into or amend or renew any employment, consulting, severance, change in control, bonus, salary continuation or similar agreements or arrangements with any director, officer or employee of Holding Company or a Holding Company Subsidiary, or grant any salary or wage increase or increase any employee benefit (including by making incentive or bonus payments), except as set forth in Section 4.1(e) of Holding Company’s Disclosure Letter.

(f)Enter into, establish, adopt, amend, terminate or make any contributions to (except (i) as may be required by applicable law, (ii) to satisfy contractual obligations existing as of the date hereof and set forth in Section 4.1(f) of Holding Company’s Disclosure Letter, (iii) to conduct welfare benefit annual renewal in the ordinary course of business, or (iv) to comply with the requirements of this Agreement), any pension, retirement, stock option, restricted stock, stock purchase, savings, profit sharing, deferred compensation, consulting, bonus, group insurance or other employee benefit, incentive, welfare contract, plan or arrangement, or any trust agreement related thereto, in respect of any directors, officers or employees, including without limitation taking any action that accelerates, or the lapsing of restrictions with respect to, the vesting or exercise of any benefits payable thereunder.

(g)Exchange, cancel, borrow from, surrender, or increase or decrease the death benefit provided under, or otherwise amend or terminate, any existing bank or corporate owned life insurance covering any current or former employee of Holding Company or any of the Holding Company Subsidiaries, other than any increase in the death benefit in the ordinary course of business consistent with past practice, or any such change that is required by law.

(h)Hire any person as an employee of Holding Company or a Holding Company Subsidiary or promote any employee, except (i) to satisfy contractual obligations existing as of the date hereof and set forth in Section 4.1(h) of Holding Company’s Disclosure Letter and (ii) persons whose employment is terminable at the will of Holding Company and who are not contractually entitled to severance or similar benefits or payments that would become payable as a result of the Transaction or the consummation thereof (other than severance or similar benefits provided pursuant to Section 5.10(c) of this Agreement).

(i)Incur any material obligation, indebtedness or liability (whether absolute or contingent, excluding suits instituted against it), make any pledge or encumber any of its material assets, dispose of any of its material assets in any other manner, or assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any other person (other than any wholly owned Holding Company Subsidiary) except in the ordinary course of its business and substantially on arm’s length terms, except as otherwise specifically permitted in this Agreement.

(j)Make, declare, pay or set aside for payment any dividend on or in respect of, or declare or make any distribution on any shares of its stock, or directly or indirectly adjust, split, combine, redeem, reclassify, purchase or otherwise acquire, any shares of its capital stock, provided, however, that (i) Holding Company may declare and pay its regular quarterly cash dividends in an amount not to exceed $0.18 per issued and outstanding share of Holding Company Common Stock per quarter and (ii) Bank Subsidiary may declare and pay dividends and distributions to Holding Company in the ordinary course of business consistent with past practice.

(k)Make any capital expenditures, other than capital expenditures in the ordinary course of business consistent with past practice, in amounts not exceeding $50,000 individually or $150,000 in the aggregate.

(l)Implement, or adopt, any change in its Tax or financial accounting principles, practices or methods, including reserving methodologies, other than as may be required by GAAP, regulatory accounting guidelines or applicable law.

(m)Notwithstanding anything herein to the contrary, knowingly take, or knowingly omit to take, any action that is reasonably likely to result in any of the conditions to the Transaction set forth in Article 6 not being satisfied on a timely basis, except as may be required by applicable law.

(n)Sell, transfer, mortgage, encumber or otherwise dispose of or discontinue any portion of its assets, deposits, business or properties except for (i) OREO properties sold in the ordinary course of business consistent with past practice, (ii) investment securities in the ordinary course of business consistent with past practice, and (iii) other transactions in the ordinary course of business consistent with past practice in amounts that do not exceed $50,000 individually or $100,000 in the aggregate.

(o)Acquire all or any portion of the assets, business, securities (excluding investment securities in the ordinary course of business consistent with past practice), deposits or properties of any other person, including without limitation, by merger or consolidation or by investment in a partnership or joint venture except for (i) such acquisitions by way of foreclosures or acquisitions of control in a bona fide fiduciary capacity or in satisfaction of debts previously contracted in good faith and in the ordinary course of business consistent with past practice; and (ii) such other acquisitions in the ordinary course of business consistent with past practice in amounts that do not exceed $50,000 individually or $100,000 in the aggregate.

(p)Except as otherwise permitted under this Section 4.1, (i) enter into, extend or materially amend or modify any material agreement, lease or license relating to real property, personal property, data security or cybersecurity, data processing, electronic banking mobile banking or bankcard functions; and (ii) enter into, amend, modify, cancel, fail to renew, terminate or waive any material provision of, any Holding Company Contract or any agreement, contract, lease, license, arrangement, commitment or understanding (not covered by (i) and whether written or oral) that would constitute a Holding Company Contract if entered into prior to the date hereof, other than in the ordinary course of business consistent with past practice or for the non-renewal or termination of a Holding Company Contract upon expiration of its term.

(q)Enter into any settlements or similar agreements with respect to any actions, suits, proceedings, orders or investigations to which Holding Company or a Holding Company Subsidiary is or becomes a party after the date of this Agreement, which settlements, agreements or actions involve payment by Holding Company and the Holding Company Subsidiaries collectively of an amount that exceeds $50,000 individually or $100,000 in the aggregate and/or would impose any material restriction on the business of Holding Company or any Holding Company Subsidiary.

(r)Enter into any new material line of business; introduce any material new products or services; make any material change to deposit products or deposit gathering or retention policies or strategies; change its material lending, investment, underwriting, pricing, servicing, risk and asset liability management and other material banking, operating or board policies or otherwise fail to materially follow such policies, except as required by applicable law, regulation or policies imposed by any Governmental Authority, or change the manner in which its investment securities or loan portfolio is classified or reported, except as required by applicable law, regulation or policies imposed by any Governmental Authority; fail to use commercially reasonable means to avoid any material increase in its aggregate exposure to interest rate risk; or invest in any mortgage-backed or mortgage-related security that would be considered “high risk” under applicable regulatory guidance; or file any application or enter into any contract with respect to the opening, relocation or closing of, or open, relocate or close, any branch, office, service center or other facility.

(s)Materially restructure or materially change its investment securities or derivatives portfolio or its interest rate exposure, through purchases, sales or otherwise, or purchase any investment security rated below investment grade, in all cases except as provided in its currently existing investment policies and in accordance with prudent investment practices in the ordinary course of business consistent with past practice.

(t)Introduce any material marketing campaigns or any material new sales compensation or incentive programs or arrangements (except those the material terms of which have been fully disclosed in writing to, and approved by, Towne prior to the date hereof).

(u)(i) Make, renew, restructure or otherwise modify any Loan other than Loans that are made in the ordinary course of business consistent with past practice (excluding participations) or Loans that were previously acquired in the ordinary course of business consistent with past practice, in each case originated in compliance with Holding Company’s and Bank Subsidiary’s internal loan policies and that have (x) in the case of unsecured Loans, a principal balance not in excess of $500,000, (y) in the case of secured Loans, a principal balance not in excess of $3,500,000 and (z) total exposure to the borrower and its affiliates not in excess of $7,000,000; (ii) except in the ordinary course of business, take any action that would result in any discretionary release of collateral or guarantees or otherwise restructure the respective amounts set forth in clause (i) above; (iii) enter into any Loan securitization or create any special purpose funding entity; or (iv) purchase or otherwise acquire any Loans from unaffiliated third parties, except for transactions that do not exceed $5,000,000 individually or $10,000,000 in the aggregate and acquisitions in satisfaction of debts previously contracted in good faith. In the event that Towne’s prior written consent is required pursuant to clause (i) above, Towne shall use its commercially reasonable efforts to provide such consent within two (2) business days of any request by Holding Company.

(v)Incur any indebtedness for borrowed money, or assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any other person, other than with respect to (i) borrowings from the Federal Home Loan Bank of Atlanta or existing federal funds accommodation lines of credit with correspondent banks in the ordinary course of business consistent with past practice; and (ii) the collection of checks and other negotiable instruments in the ordinary course of business consistent with past practice.

(w)Enter into or settle any Derivative Contract other than contracts used to hedge mortgage rate risk in the ordinary course of business as currently conducted.

(x)Make any investment or commitment to invest in real estate or in any real estate development project (other than as a Loan or by way of foreclosure or acquisitions in a bona fide fiduciary capacity or in satisfaction of a debt previously contracted in good faith, in each case in the ordinary course of business consistent with past practice).

(y)Make, change or revoke any material Tax election, change an annual Tax accounting period, settle or compromise any material Tax liability of Holding Company, agree to an extension or waiver of the statute of limitations with respect to the assessment or determination of a material amount of Taxes of Holding Company, enter into any closing agreement with respect to any material amount of Taxes or surrender any right to claim a material Tax refund, adopt or change any method of accounting with respect to Taxes, or file any amended Tax Return.

(z)Foreclose on or take a deed or title to any real estate, other than single-family residential properties, without first conducting an ASTM International E1527-13 Phase I Environmental Site Assessment (or any applicable successor standard) of the property that satisfies the requirements of 40 C.F.R. Part 312, or foreclose on or take a deed or title to any real estate other than single-family residential properties if such environmental assessment indicates the presence or likely presence of any Hazardous 40 Substances under conditions that indicate an existing release, a past release, or a material threat of a release of any Hazardous Substances into structures on the property or into the ground, ground water, or surface water of the property.

(aa)Merge or consolidate itself or any of the Holding Company Subsidiaries with any other person, or restructure, reorganize or completely or partially liquidate or dissolve it or any of the Holding Company Subsidiaries.

(bb)Take any other action that would make any representation or warranty in Section 3.3 hereof untrue, taking into account the standard set forth in Section 3.2.

(cc)Agree to take any of the actions prohibited by this Section 4.1.

4.2Conduct of Business of Towne Pending the Merger.

From the date hereof until the Effective Time, except as expressly contemplated or permitted by this Agreement, as required by applicable law or regulation (including the Pandemic Measures), without the prior written consent of Holding Company, Towne agrees that it will not, and will cause each of the Towne Subsidiaries not to:

(a)Conduct its business and the business of the Towne Subsidiaries other than in the ordinary and usual course consistent with past practice or fail to use its commercially reasonable efforts to maintain and preserve intact their (i) business organizations, assets and employees and (ii) relationships with customers, suppliers, employees and business associates.

(b)Take any action that would prevent or materially adversely affect or delay the ability of Towne or Holding Company (i) to obtain any necessary approvals, consents or waivers of any Governmental Authority or third party required for the transactions contemplated hereby, (ii) to perform its covenants and agreements under this Agreement, or (iii) to consummate the transactions contemplated hereby on a timely basis.

(c)Notwithstanding anything herein to the contrary, knowingly take, or knowingly omit to take, any action that is reasonably likely to result in any of the conditions to the Transaction set forth in Article 6 not being satisfied on a timely basis, except as may be required by applicable law.

(d)Take any other action that would make any representation or warranty in Section 3.4 hereof untrue, taking into account the standard set forth in Section 3.2.

(e)Agree to take any of the actions prohibited by this Section 4.2.

4.3Transition.

To facilitate the integration of the operations of Towne and Holding Company and to permit the coordination of their related operations on a timely basis, and in an effort to accelerate to the earliest time possible following the Effective Time the realization of synergies, operating efficiencies and other benefits expected to be realized by the parties as a result of the Transaction, each of Towne and Holding Company shall, and shall cause its subsidiaries to, consult with the other on all strategic and operational matters to the extent such consultation is not in violation of applicable laws, including laws regarding the exchange of information and other laws regarding competition.

4.4No Control of the Other Party’s Business.

Prior to the Effective Time, nothing contained in this Agreement (including, without limitation, Section 4.1 and Section 4.3) shall give Towne directly or indirectly, the right to control or direct the operations of Holding Company or

Bank Subsidiary or to exercise, directly or indirectly, a controlling influence over the management or policies of Holding Company or Bank Subsidiary, and nothing contained in this Agreement (including, without limitation, Section 4.2 and Section 4.3) shall give Holding Company or Bank Subsidiary, directly or indirectly, the right to control or direct the operations of Towne or to exercise, directly or indirectly, a controlling influence over the management or policies of Towne. Prior to the Effective Time, each party shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over it and its subsidiaries’ respective operations.

ARTICLE 5

Additional Agreements

5.1Reasonable Best Efforts.

Subject to the terms and conditions of this Agreement, the parties hereto will use their reasonable best efforts to take, or cause to be taken, in good faith all actions, and to do, or cause to be done, all things necessary or desirable, or advisable under applicable laws, so as to permit consummation of the Transaction as promptly as practicable and shall cooperate fully with the other parties hereto to that end.

5.2Access to Information; Confidentiality.

(a)Upon reasonable notice and subject to applicable laws regarding the disclosure or exchange of information, Holding Company and Bank Subsidiary shall permit Towne to make or cause to be made such investigation of Holding Company’s and Bank Subsidiary’s operational, financial and legal condition as Towne reasonably requests; provided, that such investigation shall be reasonably related to the Transaction, and shall not interfere unreasonably with normal operations. No investigation, in and of itself, by Towne shall affect the representations and warranties of Holding Company or Bank Subsidiary. Holding Company shall provide to Towne all written agendas and meeting or written consent materials provided to the directors of Holding Company and Bank Subsidiary in connection with board and committee meetings, subject to applicable laws relating to the exchange of information. Notwithstanding the above provisions in this Section 5.2(a), Towne and its representatives shall not be entitled to receive information directly relating to the negotiation and prosecution of this Agreement or, except as otherwise provided herein, relating to an Acquisition Proposal, a Superior Proposal (as such terms are defined herein) or any matters relating thereto. Neither Holding Company nor any of the Holding Company Subsidiaries shall be required to provide access to or to disclose information where such access or disclosure would jeopardize the attorney-client privilege of Holding Company or any of the Holding Company Subsidiaries.

(b)Each party hereto will give prompt notice to the other party (and subsequently keep the other party informed on a current basis) upon its becoming aware of the occurrence or existence of any fact, event or circumstance known that (i) is reasonably likely to result in any Material Adverse Effect with respect to it, or (ii) would cause or constitute a material breach of any of its representations, warranties, covenants or agreements contained herein.

(c)Each party hereto shall, and shall use its reasonable best efforts to cause each of its directors, officers, attorneys and advisors, to maintain the confidentiality of, and not use to the detriment of the other party, all information of the other party obtained prior to the date of this Agreement or pursuant to this Section 5.2 that is not otherwise publicly disclosed by the other party, unless such information is required to be included in any filing required by law or in an application for any Regulatory Approval required for the consummation of the transactions contemplated hereby, such undertaking with respect to confidentiality to survive any termination of this Agreement. In the case of information that a party believes is necessary in making any such filing or obtaining any such Regulatory Approval, that party will provide the other party a reasonable opportunity to review any such filing or any application for such Regulatory Approval before it is filed sufficient for it to comment on and object to the content of such filing or application. If this Agreement is terminated, each party shall promptly return to the furnishing party or, at the request of the furnishing party, promptly destroy in a manner that renders the information impracticable to read or reconstruct and certify the destruction of all confidential information received from the other party.

5.3Holding Company Shareholder Approvals.

Unless this Agreement has been terminated in accordance with its terms, Holding Company shall call a meeting of its shareholders for the purpose of obtaining the Holding Company Shareholder Approvals and shall use its commercially reasonable efforts to cause such meeting to occur as soon as reasonably practicable (such meeting and any adjournment or postponement thereof, the “Holding Company Shareholders Meeting”). In connection with that meeting, but subject to a Change of Recommendation pursuant to Section 5.5(e), the Board of Directors of Holding Company (i) shall support and recommend approval of this Agreement and the Plan of Merger, the Holding Company Articles Amendment and any other matters required to be approved by Holding Company’s shareholders for consummation of the Merger (the “Holding Company Recommendation”), and (ii) shall use its reasonable best efforts to obtain the Holding Company Shareholder Approvals.

5.4Proxy Statement.

(a)Each party will cooperate with the other party, and their representatives, in the preparation of the Proxy Statement, to be filed by Holding Company with the SEC in connection with the solicitation of proxies from the shareholders of Holding Company for the Holding Company Shareholders Meeting. Each party agrees to cooperate with the other party, its legal, financial and accounting advisors, in the preparation of the Proxy Statement. Each party shall prepare and furnish to other parties such information relating to it and its directors, officers and shareholders and such party’s business and operations as may be reasonably required to comply with SEC rules and regulations or SEC staff comments in connection with the Proxy Statement, which information may be based on such party’s knowledge of and access to the information required for said document and advice of counsel with respect to SEC disclosure obligations. Each party shall provide the other parties and its legal, financial and accounting advisors the opportunity to review and provide comments: (i) upon such Proxy Statement a reasonable time prior to its filing in preliminary and definitive forms and (ii) on all amendments and supplements to the Proxy Statement and all responses to requests for additional information and replies to comments relating to the Proxy Statement a reasonable time prior to filing or submission to the SEC. Each party shall consider in good faith all comments from the other parties and their respective legal, financial and accounting advisors to the Proxy Statement, all amendments and supplements thereto and all responses to requests for additional information, and shall not include any information in the foregoing about a party or its officers, directors, business, arrangements, operations or stock or the Transaction that has not been approved by the other parties, which approval shall not be unreasonably withheld, delayed or conditioned. Each party agrees to cooperate with the other parties and each other party’s counsel and accountants in requesting and obtaining appropriate opinions, consents, analyses and letters from its financial advisor and independent auditor in connection with the Proxy Statement. Each party agrees to use its commercially reasonable efforts to cause the Proxy Statement to be cleared by the SEC for use in definitive form as promptly as reasonably practicable after the preliminary filing thereof and to cause a definitive Proxy Statement to be mailed to the Holding Company shareholders as promptly as reasonably practicable thereafter.

(b)Each party agrees, as to itself and its subsidiaries, that none of the information supplied or to be supplied by it for inclusion or incorporation by reference in the Proxy Statement and any amendment or supplement thereto shall, at the date(s) of mailing to shareholders and the time of the Holding Company Shareholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. Each party further agrees that if it becomes aware that any information furnished by it that would cause any of the statements in the Proxy Statement to be false or misleading with respect to any material fact, or to omit to state any material fact necessary to make the statements therein not false or misleading, to promptly inform the other party thereof and to take appropriate steps to correct the Proxy Statement.

(c)Holding Company agrees to advise Towne, promptly after Holding Company receives notice thereof, of the time when the Proxy Statement has been cleared by the SEC for use in definitive form or when any supplement or amendment has been filed, of the initiation or, to the extent Holding Company is aware thereof, threat of any proceeding for any such purpose, of any request by the SEC for the amendment or supplement of the Proxy Statement or for additional information or of any other correspondence from the SEC in connection with the Proxy Statement that relates to Towne or the Transaction. Holding Company agrees to promptly provide to Towne copies of correspondence between Holding Company (or any of its representatives and advisors on Holding Company’s behalf), on the one hand, and the SEC, on the other hand, as it relates to the Proxy Statement or the Transaction.

5.5No Other Acquisition Proposals.

(a)Holding Company agrees that it will not, and will cause the Holding Company Subsidiaries and Holding Company’s and the Holding Company Subsidiaries’ officers, directors, employees, agents and representatives (including any financial advisor, attorney or accountant retained by Holding Company or any of the Holding Company Subsidiaries) not to, directly or indirectly, (i) initiate, solicit, endorse, or encourage or knowingly facilitate inquiries or proposals with respect to, (ii) furnish any confidential or nonpublic information relating to, or (iii) engage or participate in any negotiations or discussions concerning, an Acquisition Proposal. Notwithstanding the foregoing, Holding Company, the Holding Company Subsidiaries and their respective officers, directors, employees, agents and representatives (including any financial advisor, attorney or accountant retained by Holding Company or any of the Holding Company Subsidiaries) may contact any person or persons to clarify the terms and conditions of an unsolicited Acquisition Proposal and to inform such person of the terms of this Section 5.5.

(b)Notwithstanding the foregoing, nothing contained in this Section 5.5 shall prohibit Holding Company, prior to the receipt of the Holding Company Shareholder Approvals and subject to compliance with the other terms of this Section 5.5, from furnishing nonpublic information to, or entering into discussions or negotiations with, any person or entity that makes an unsolicited, bona fide written Acquisition Proposal with respect to Holding Company (that did not result from a breach of this Section 5.5) if, and only to the extent that (i) the Holding Company Board of Directors concludes in good faith, after consultation with and having considered the advice of outside legal counsel, that the failure to take such actions would be more likely than not to result in a violation of its fiduciary duties to shareholders under applicable law, (ii) before taking such actions, Holding Company receives from such person or entity an executed confidentiality agreement on terms no less restrictive with respect to the confidential treatment of information by such party than the Confidentiality Agreement dated July 15, 2024 between Towne and Janney Montgomery Scott as an agent of Holding Company, which confidentiality agreement shall not provide such person or entity with any exclusive right to negotiate with Holding Company, provided that any nonpublic information furnished or to be furnished to such person or entity shall have previously been provided to Towne or will simultaneously be provided to Towne, and (iii) the Holding Company Board of Directors concludes in good faith, after consultation with its outside legal counsel and financial advisors, that the Acquisition Proposal constitutes or is reasonably likely to result in a Superior Proposal. Holding Company shall promptly (within twenty-four (24) hours) notify Towne orally and in writing of Holding Company’s receipt of any such Acquisition Proposal, or any other proposal or inquiry that could reasonably be expected to result in an Acquisition Proposal, the material terms and conditions thereof, the identity of the person making such proposal or inquiry, and will keep Towne apprised of any material related developments, discussions and negotiations on a current basis, including by providing a copy of all material documentation or correspondence relating thereto.

(c)For purposes of this Agreement, an “Acquisition Proposal” means, other than the transactions contemplated by this Agreement, any offer, proposal or inquiry relating to, or any third party indication of interest in, any of the following transactions involving Holding Company or Bank Subsidiary: (i) a merger, consolidation, share exchange, business combination, reorganization, recapitalization, liquidation, dissolution or other similar transaction; (ii) any acquisition or purchase, direct or indirect, of ten percent (10%) or more of the consolidated assets of Holding Company or ten percent (10%) or more of any class of equity or voting securities of Holding Company or the Holding Company Subsidiaries whose assets, individually or in the aggregate, constitute more than ten percent (10%) of the consolidated assets of Holding Company; or (iii) any tender offer (including a self-tender offer) or exchange offer that, if consummated, would result in such third party beneficially owning ten percent (10%) or more of any class of equity or voting securities of Holding Company or the Holding Company Subsidiaries whose assets, individually or in the aggregate, constitute more than ten percent (10%) of the consolidated assets of Holding Company.

(d)For purposes of this Agreement, a “Superior Proposal” means an unsolicited, bona fide written Acquisition Proposal made by a person or entity (or group of persons or entities acting in concert within the meaning of Rule 13d-5 under the Exchange Act) that the Board of Directors of Holding Company concludes in good faith, after consultation with its financial and outside legal advisors, taking into account all legal, financial, regulatory and other aspects of the Acquisition Proposal (including the financing thereof, the likelihood of approval thereof by the shareholders of Holding Company, based on consultation with shareholders of Holding Company who have executed an Affiliate Agreement (as defined herein), and any conditions thereto and taking into account the terms and conditions of this Agreement) (i) is more favorable to the shareholders of Holding Company from a financial point of view, than the transactions contemplated by this Agreement and (ii) is reasonably capable of being completed on the terms proposed in a timely manner; provided that, for purposes of this definition of “Superior Proposal,” the term “Acquisition Proposal” shall have the meaning assigned to such term in Section 5.5(c), except the reference to “ten percent (10%) or more” in such definition shall be deemed to be a reference to “fifty percent (50%) or more” and “Acquisition Proposal” shall only be deemed to refer to a transaction involving Holding Company or Bank Subsidiary.

(e)Notwithstanding anything to the contrary contained in this Agreement, prior to the receipt of the Holding Company Shareholder Approvals, the Board of Directors of Holding Company may (i) withhold, withdraw, modify or amend the Holding Company Recommendation or (ii) authorize, adopt, approve, recommend or otherwise declare advisable a Superior Proposal if the Holding Company first takes the actions set forth in Section 7.1(i)(A) through (D) (any action in clause (i) or (ii), a “Change of Recommendation”), in each case if the Board of Directors of Holding Company determines in good faith (after consultation with and having considered the advice of its outside legal counsel) that failure to do so would be more likely than not to result in a violation of its fiduciary obligations under applicable law, and may also terminate this Agreement if permitted by Section 7.1.

(f)Except as otherwise provided in this Agreement (including Section 7.1), nothing in this Section 5.5 shall permit Holding Company to terminate this Agreement or affect any other obligation of Holding Company under this Agreement.

(g)Holding Company agrees that any violation of the restrictions set forth in this Section 5.5 by any authorized representative of Holding Company shall be deemed a breach of this Section 5.5 by Holding Company.

5.6Applications and Consents.

(a)The parties hereto shall cooperate and use their reasonable best efforts to prepare as promptly as practicable all documentation, to effect all filings and to obtain all Regulatory Approvals and any other third party approvals, and will make all necessary filings in respect of the Regulatory Approvals, as promptly as practicable.

(b)Each party hereto will furnish to the other parties copies of proposed applications in draft form and provide a reasonable opportunity for comment prior to the filing of any such application with any Governmental Authority. Each party hereto will promptly furnish to the other party copies of applications filed with all Governmental Authorities and copies of written communications received by such party from any Governmental Authority with respect to the transactions contemplated hereby. Each party will consult with the other party with respect to the obtaining of all Regulatory Approvals and other material consents from third parties advisable to consummate the transactions contemplated by this Agreement, and each party will keep the other party apprised of the status of material matters relating to completion of the transactions contemplated hereby. All documents that the parties or their respective subsidiaries are responsible for filing with any Governmental Authority in connection with the transactions contemplated hereby (including to obtain Regulatory Approvals) will comply as to form in all material respects with the provisions of applicable law.

5.7Public Announcements.

Prior to the Effective Time, Towne and Holding Company will consult with each other as to the form and substance of any press release or other public statement materially related to this Agreement prior to issuing such press release or public statement or making any other public disclosure related thereto (including any broad based employee communication that is reasonably likely to become the subject of public disclosure).

5.8Affiliate Agreements.

Holding Company has identified to Towne all persons who are, as of the date hereof, directors or executive officers or, to its Knowledge, five percent (5%) or greater shareholders of Holding Company. Holding Company shall have delivered to Towne on or prior to the date hereof executed copies of a written affiliate agreement in the form of Exhibit 5.8 hereto from each such Holding Company director and executive officer and from the shareholders set forth in Section 5.8 of Holding Company’s Disclosure Letter (the “Affiliate Agreements”).

5.9Director Noncompetition Agreements. Holding Company and Bank Subsidiary shall have delivered to Towne on or prior to the Effective Time an executed copy of a written noncompetition agreement in the form of Exhibit 5.9 hereto from each director of Holding Company and Bank Subsidiary who, effective at the Effective Time, will be appointed to the advisory Richmond or Chesterfield regional boards of directors of Towne (the “Noncompetition Agreements”).

5.10Employee Benefit Plans.

(a)After the Effective Time, Towne at its election shall either: (i) provide generally to officers and employees of Holding Company and the Holding Company Subsidiaries, who at or after the Effective Time become employees of Towne or the Towne Subsidiaries (“Holding Company Continuing Employees”), employee benefits under the Towne Benefit Plans (with no break in coverage), on terms and conditions which are the same as for similarly situated officers and employees of Towne and the Towne Subsidiaries; or (ii) maintain for the benefit of the Holding Company Continuing Employees, the Holding Company Benefit Plans maintained by Holding Company immediately prior to the Effective Time; provided that Towne may reasonably request that Holding Company take action to amend any Holding Company Benefit Plan prior to the Effective Time to comply with any law or, so long as the benefits provided under those Holding Company Benefit Plans following such amendment are no less favorable to the Holding Company Continuing Employees than benefits provided by Towne to its officers and employees under any comparable Towne Benefit Plans, as necessary and appropriate for other business reasons. For the purposes of this Agreement, a “Towne Benefit Plan” means an employee benefit plan and program of Towne and the Towne Subsidiaries, including without limitation: (A) all retirement, savings pension, stock bonus, profit sharing and other similar plans, programs or arrangements; (B) all health, life, severance, insurance, disability and other employee welfare or fringe benefit plans, programs, contracts or similar arrangements; (C) all employment agreements, change in control agreements, severance agreements or similar agreements; and (D) all bonus, stock option, stock purchase, restricted stock, restricted stock unit, equity or equity based compensation, incentive, deferred compensation, supplemental retirement, excess benefit, change in control and other employee and director benefit plans, programs or arrangements, and all other employment or compensation arrangements, in each case for the benefit of or relating to its current and former employees, directors and contractors, or any spouse, dependent or beneficiary thereof, whether or not written or unwritten for which it or any of its subsidiaries or former subsidiaries or any trade or business of it or any of such subsidiaries, whether or not incorporated, all of which together with it are or were deemed a “single employer” within the meaning of Section 414 of the Code or Section 4001(b) of ERISA sponsors, has (or had, during the last six (6) years) an obligation to contribute or has (or had, during the last six (6) years) any liability (collectively, the “Towne Benefit Plans”).

(b)For purposes of participation, vesting and benefit accrual (except not for purposes of benefit accrual with respect to any plan in which such credit would result in a duplication of benefits and, with respect to paid time off, as set forth in Section 5.10(b) of Holding Company’s Disclosure Letter) under the Towne Benefit Plans, service with or credited by Holding Company or any of the Holding Company Subsidiaries shall be treated as service with Towne. To the extent permitted under applicable law, for any plan year during which Holding Company Continuing Employees transition to the welfare Towne Benefit Plans, Towne shall use its best efforts to cause welfare Towne Benefit Plans maintained by Towne that cover the Holding Company Continuing Employees after the Effective Time to (i) waive any waiting period and restrictions and limitations for preexisting conditions or insurability (except for pre-existing conditions that were excluded, or restrictions or limitations that were applicable, under the Holding Company Benefit Plans), and (ii) cause any deductible, co-insurance, or maximum out-of-pocket payments made by the Holding Company Continuing Employees under welfare Holding Company Benefit Plans to be credited to such Holding Company Continuing Employees under welfare Towne Benefit Plans, so as to reduce the amount of any deductible, co-insurance or maximum out-of-pocket payments payable by such Holding Company Continuing Employees under welfare Towne Benefit Plans for such plan year (if any).

(c)Each employee of Holding Company or any Holding Company Subsidiary at the Effective Time whose employment is involuntarily terminated other than for “cause” (as defined in Section 5.10(c) of Holding Company’s Disclosure Letter) by Towne or who resigns for “good reason” (as defined in Section 5.10(c) of Holding Company’s Disclosure Letter) on or after the Effective Time but on or before the date that is nine (9) months from the Effective Time, excluding any employee who has a contract providing for severance pay, shall be entitled to receive severance in accordance with Section 5.10(c) of Holding Company’s Disclosure Letter.

(d)With respect to Holding Company’s 401(k) plan, Holding Company shall cause such plan to be terminated effective immediately prior to the Effective Time, in accordance with applicable law and subject to the receipt of all applicable regulatory or governmental approvals. Each Holding Company Continuing Employee who was a participant in the Holding Company 401(k) plan and who continues at the Effective Time in the employment of Towne or any Towne Subsidiary shall be eligible to participate in Towne’s 401(k) plan on or as soon as administratively practicable after the Effective Time, and account balances under the terminated Holding Company 401(k) plan will be eligible for distribution or rollover, including direct rollover, to Towne’s 401(k) plan for Holding Company Continuing Employees, subject to the terms of Towne’s 401(k) plan. Towne shall use commercially reasonable efforts to allow any such rollover to include any outstanding loan notes under the Holding Company 401(k) plan. Any other former employee of Holding Company or the Holding Company Subsidiaries who is employed by Towne or the Towne Subsidiaries after the Effective Time shall be eligible to be a participant in the Towne 401(k) plan upon complying with eligibility requirements. All rights to participate in Towne’s 401(k) plan are subject to Towne’s right to amend or terminate the Towne 401(k) plan. For purposes of administering Towne’s 401(k) plan, service with Holding Company and the Holding Company Subsidiaries shall be deemed to be service with Towne for participation and vesting purposes, but not for purposes of benefit accrual.

(e)Nothing in this Section 5.10 shall be interpreted as preventing Towne, from and after the Effective Time, from amending, modifying or terminating any Towne Benefit Plans or Holding Company Benefit Plans or any other contracts, arrangements, commitments or plans of either party in accordance with their terms and applicable law. The provisions of this Agreement, including this Section 5.10, are for the benefit of the parties to this Agreement only and shall not be construed to grant any rights, as a third party beneficiary or otherwise, to any person who is not a party to this Agreement, nor shall any provision of this Agreement be deemed to be the adoption of, or an amendment to, any employee benefit plan, as that term is defined in Section 3(3) of ERISA.

5.11Indemnification; Insurance.

(a)Following the Effective Time, Towne shall indemnify, defend and hold harmless any person who has rights to indemnification from Holding Company, to the same extent and on the same conditions as such person was entitled to indemnification pursuant to applicable law and Holding Company’s Organizational Documents, as in effect on the date of this Agreement. Without limiting the foregoing, in any case in which corporate approval may be required to effectuate any indemnification, Towne shall direct, if the party to be indemnified elects, that the determination of permissibility of indemnification shall be made by independent counsel mutually agreed upon between Towne and the indemnified party.

(b)Towne shall, at or prior to the Effective Time, purchase a six (6) year “tail” prepaid policy on the same terms and conditions as the existing directors’ and officers’ liability (and fiduciary) insurance maintained by Holding Company from insurance carriers with comparable credit ratings, covering, without limitation, the Merger, the Second Step Merger and the Bank Merger; provided, however, that the cost of such “tail” policy shall in no event exceed three hundred percent (300%) of the amount of the last annual premium paid by Holding Company for such existing directors’ and officers’ liability (and fiduciary) insurance. If, but for the proviso to the immediately preceding sentence, Towne would be required to expend more than three hundred percent (300%) of the amount of the last annual premium paid by Holding Company, Towne will obtain the maximum amount of that insurance obtainable by payment of such amount.

(c)The provisions of this Section 5.11 are intended to be for the benefit of and shall be enforceable by each indemnified party and his or her heirs and representatives.

5.12Employment and Other Arrangements.

(a)Towne will, as of and after the Effective Time, assume and honor all employment, severance, change in control, supplemental executive retirement and deferred compensation agreements or arrangements that Holding Company and the Holding Company Subsidiaries have with their current and former officers and directors and which are set forth in Section 5.12(a) of Holding Company’s Disclosure Letter, except to the extent (i) any such agreements or arrangements shall be superseded on or after the Effective Time or (ii) any such agreements or arrangements shall have been amended, terminated or superseded without Towne’s consent after the date hereof but prior to the Effective Time.

(b)As of the date hereof, Towne has entered into employment arrangements with the individuals named in Section 5.12(b) of Towne’s Disclosure Letter as described in such section.

(c)Holding Company shall be authorized to make retention bonus awards from a retention bonus pool of up to an amount set forth in Section 5.12(c) of Holding Company’s Disclosure Letter. The retention bonus pool shall be dedicated to certain of Holding Company’s employees for purposes of retaining such employees prior to and after the Effective Time, with the participating employees and specific terms of such retention bonuses to be determined by mutual agreement of Towne and Holding Company.

5.13Takeover Laws.

If any federal or state anti-takeover laws or regulations may become, or may purport to be, applicable to the transactions contemplated hereby, each party hereto and the members of their respective Boards of Directors will grant such approvals and take such actions as are necessary and legally permissible so that the transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms contemplated hereby and otherwise act to eliminate or minimize the effects of any such laws or regulations on any of the transactions contemplated by this Agreement.

5.14Change of Method.

Towne and Holding Company shall be empowered, upon their mutual agreement and at any time prior to the Effective Time (and whether before or after the Holding Company Shareholders Meeting), to change the method or structure of effecting the combination of Towne and Holding Company (including the provisions of Article 1), if and to the extent they both deem such change to be necessary, appropriate or desirable; provided that no such change shall (i) alter or change the Merger Consideration to be received by Holding Company shareholders in exchange for each share of Holding Company Common Stock, or (ii) materially impede or delay the consummation of the transactions contemplated by this Agreement in a timely manner. The parties hereto agree to reflect any such change in an appropriate amendment to this Agreement executed by both parties in accordance with Section 8.3.

5.15Certain Policies.

Prior to the Effective Time, each of Holding Company and Bank Subsidiary shall, consistent with GAAP and applicable banking laws and regulations, modify or change its respective Loan, OREO, accrual, reserve, Tax, litigation and real estate valuation policies and practices (including loan classifications and levels of reserves) so as to be applied on a basis that is consistent with that of Towne; provided, however, that no such modifications or changes need be made prior to the satisfaction of the conditions set forth in Section 6.1(b).

5.16Assumption of Debt Obligations and Trust Preferred Capital Securities.

At the Second Step Merger Effective Time, Towne shall assume the due and punctual payment of the principal of and any premium and interest on the Holding Company Notes in accordance with their terms, and the due and punctual performance of all covenants and conditions thereof on the part of Holding Company to be performed or observed. As used herein, the term “Holding Company Notes” shall mean the Holding Company 6.50% Fixed-to-Floating Rate Subordinated Notes due March 31, 2028. Holding Company agrees to cooperate as reasonably requested by Towne in connection with such assumption. Prior to the Effective Time, Towne, Towne Merger Sub and Holding Company shall take all actions necessary for Holding Company and Towne to enter into supplemental indentures with the trustees of the Holding Company’s trust preferred capital securities to evidence the succession of Towne as the obligor on those securities as of the Second Step Merger Effective Time. The form of the supplemental indentures shall be reasonably acceptable to Towne and Holding Company. Towne agrees to assume, Holding Company’s obligations under the indentures as well as under the other agreements related to the trust preferred capital securities.

5.17Litigation and Claims.

Each party shall promptly notify the other parties in writing of any Proceedings pending or, to the Knowledge of either such party, threatened against the Towne, Holding Company or any of the Towne Subsidiaries or Holding Company Subsidiaries, respectively, in each case that (i) questions or would reasonably be expected to question the validity of this Agreement, the Merger, the Second Step Merger, or the Bank Merger or the other transactions contemplated hereby or any actions taken or to be taken by Towne, Holding Company or their respective Subsidiaries with respect to this Agreement, the Transaction or the other transactions contemplated hereby or (ii) seeks to enjoin, restrain or prohibit the transactions contemplated hereby. Holding Company and/or the Holding Company Subsidiaries shall not settle any such litigation without the prior written consent of Towne (such consent not to be unreasonably withheld, conditioned or delayed).

ARTICLE 6

Conditions to the Merger

6.1General Conditions.

The respective obligations of each party to perform this Agreement and consummate the Transaction are subject to the satisfaction of the following conditions, unless waived by each party pursuant to Section 8.3.

(a)Corporate Action. All corporate action necessary to authorize the execution, delivery and performance of this Agreement and consummation of the transactions contemplated hereby shall have been duly and validly taken, including without limitation the Holding Company Shareholder Approvals.

(b)Regulatory Approvals. Towne, Towne Merger Sub, Holding Company and Bank Subsidiary shall have received all Regulatory Approvals required in connection with the transactions contemplated by this Agreement, all notice periods and waiting periods required after the granting of any such approvals shall have passed, and all such approvals shall be in effect. Notwithstanding the foregoing, nothing contained in this Agreement shall be deemed to require Towne, Towne Merger Sub, Towne Subsidiaries, Holding Company or Holding Company Subsidiaries (and Holding Company and Holding Company Subsidiaries shall not be permitted without the prior written consent of Towne) to take any action, or commit to take any action, or agree to any condition or restriction, in connection with obtaining the foregoing permits, consents, approvals and authorizations of Governmental Authorities and Regulatory Approvals that would reasonably be expected to have a Material Adverse Effect on Towne, Towne Merger Sub, Town Subsidiaries, Holding Company or Holding Company Subsidiaries, taken as a whole, after giving effect to the Transaction) (a “Materially Burdensome Regulatory Condition”).

(c)Proxy Statement. The Proxy Statement shall have been cleared by the SEC for use in definitive form, and it shall not be subject to any stop order or any threatened stop order (or an order, demand, request or other action with similar effect) of the SEC or any regulatory agency.

(d)Legal Proceedings. Neither party shall be subject to any order, decree or injunction of (i) a court or agency of competent jurisdiction or (ii) a Governmental Authority that enjoins or prohibits the consummation of the Merger.

6.2Conditions to Obligations of Towne and Towne Merger Sub.

The obligations of Towne and Towne Merger Sub to perform this Agreement and consummate the Transaction are subject to the satisfaction of the following conditions, unless waived by Towne or Towne Merger Sub pursuant to the provisions of this Section 6.2 and Section 8.3.

(a)Representations and Warranties. The representations and warranties of Holding Company and Bank Subsidiary set forth in Section 3.3, after giving effect to Sections 3.1 and 3.2, shall be true and correct as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier or specific date) as of all times up to and including the Closing Date as though made on and as of the Closing Date, and Towne shall have received certificates, dated as of the Closing Date, signed on behalf of Holding Company and Bank Subsidiary by the Chief Executive Officer and Chief Financial Officer of Holding Company and Bank Subsidiary, respectively, to such effect.

(b)Performance of Obligations. Holding Company and each of the Holding Company Subsidiaries shall have performed in all material respects all obligations required to be performed by it under this Agreement on or before the Closing Date, and Towne shall have received certificates, dated as of the Closing Date, signed on behalf of Holding Company and Bank Subsidiary by the Chief Executive Officer and Chief Financial Officer of Holding Company and Bank Subsidiary, respectively, to such effect.

(c)Agreements with Certain Key Employees of Holding Company and Bank Subsidiary. The agreements with certain key employees of Holding Company and Bank Subsidiary concerning their employment with Towne and related matters after the Effective Time as set forth in Section 6.2(c) of Towne’s Disclosure Letter have been memorialized in binding, written agreements entered into by the key employees and none of the key employees has taken any action on or before the Effective Time to materially breach or to cancel or terminate any such agreements, or to terminate his or her employment with Holding Company or Bank Subsidiary.

6.3Conditions to Obligations of Holding Company and Bank Subsidiary.

The obligations of Holding Company and Bank Subsidiary to perform this Agreement and consummate the Transaction are subject to the satisfaction of the following conditions, unless waived by Holding Company and Bank Subsidiary pursuant to Section 8.3.

(a)Representations and Warranties. The representations and warranties of Towne set forth in Section 3.4, after giving effect to Sections 3.1 and 3.2, shall be true and correct as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier or specific date) as of all times up to and including the Closing Date, as though made on and as of the Closing Date and Holding Company shall have received a certificate, dated as of the Closing Date, signed on behalf of Towne by the Chief Executive Officer and Chief Financial Officer of Towne to such effect.

(b)Performance of Obligations. Towne and each of the Towne Subsidiaries shall have performed in all material respects all obligations required to be performed by it under this Agreement on or before the Closing Date, and Holding Company shall have received a certificate, dated as of the Closing Date, signed on behalf of Towne by the Chief Executive Officer and Chief Financial Officer of Towne to such effect.

(c)Dissenting Shares. No more than ten percent (10%) of the issued and outstanding shares of Holding Company Common Stock shall be Dissenting Shares.

ARTICLE 7

Termination

7.1Termination.

This Agreement may be terminated and the Transaction abandoned at any time before the Effective Time, whether before or after receipt of the Holding Company Shareholder Approvals, as provided below:

(a)Mutual Consent. By the mutual consent in writing of Towne, Towne Merger Sub, Holding Company and Bank Subsidiary;

(b)Closing Delay. By Towne and Towne Merger Sub or Holding Company and Bank Subsidiary, evidenced by written notice, if the Merger has not been consummated by the one (1) year anniversary of the date of this Agreement, or such later date as shall have been agreed to in writing by the parties, provided that the right to terminate under this Section 7.1(b) shall not be available to any party whose breach or failure to perform an obligation hereunder has caused the failure of the Transaction to occur on or before such date;

(c)Breach of Representation or Warranty.

(i)By Towne and Towne Merger Sub (provided that Towne is not then in breach of any representation or warranty contained in this Agreement under the applicable standard set forth in Section 3.2 or in material breach of any covenant or agreement contained in this Agreement) in the event of a breach or inaccuracy of any representation or warranty of Holding Company or Bank Subsidiary contained in this Agreement which cannot be or has not been cured within thirty (30) days after the giving of written notice to Holding Company of such breach or inaccuracy and which breach or inaccuracy (subject to the applicable standard set forth in Section 3.2) would provide Towne and Towne Merger Sub the ability to refuse to consummate the Transaction under Section 6.2(a); or

(ii)By Holding Company and Bank Subsidiary (provided that Holding Company or Bank Subsidiary is not then in breach of any representation or warranty contained in this Agreement under the applicable standard set forth in Section 3.2 or in material breach of any covenant or agreement contained in this Agreement) in the event of a breach or inaccuracy of any representation or warranty of Towne contained in this Agreement which cannot be or has not been cured within thirty (30) days after the giving of written notice to Towne of such breach or inaccuracy and which breach or inaccuracy (subject to the applicable standard set forth in Section 3.2) would provide Holding Company and Bank Subsidiary the ability to refuse to consummate the Transaction under Section 6.3(a);

(d)Breach of Covenant or Agreement.

(i)By Towne and Towne Merger Sub (provided that Towne is not then in breach of any representation or warranty contained in this Agreement under the applicable standard set forth in Section 3.2 or in material breach of any covenant or agreement contained in this Agreement) in the event of a material breach by Holding Company or Bank Subsidiary of any covenant or agreement contained in this Agreement which cannot be or has not been cured within thirty (30) days after the giving of written notice to Holding Company of such breach;

(ii)By Holding Company and Bank Subsidiary (provided that Holding Company or Bank Subsidiary is not then in breach of any representation or warranty contained in this Agreement under the applicable standard set forth in Section 3.2 or in material breach of any covenant or agreement contained in this Agreement) in the event of a material breach by Towne of any covenant or agreement contained in this Agreement which cannot be or has not been cured within thirty (30) days after the giving of written notice to Towne of such breach;

(e)Conditions to Performance Not Met. By either Towne on the one hand or Holding Company and Bank Subsidiary on the other hand (provided that the terminating party is not then in breach of any representation or warranty contained in this Agreement under the applicable standard set forth in Section 3.2 or in material breach of any covenant or agreement contained in this Agreement) in the event that any of the conditions precedent to the obligations of such party to consummate the Transaction set forth in Section 6.2 or Section 6.3, as applicable, cannot be satisfied or fulfilled by the date specified in Section 7.1(b), as the date after which such party may terminate this Agreement;

(f)Holding Company Solicitation and Recommendation Matters; Holding Company Shareholders Meeting Failure. At any time prior to the Holding Company Shareholders Meeting, by Towne and Towne Merger Sub if (i) Holding Company shall have materially breached Section 5.5, (ii) the Holding Company Board of Directors shall have failed to make the Holding Company Recommendation, (iii) the Holding Company Board of Directors shall have effected a Change of Recommendation or (iv) Holding Company shall have materially breached its obligations under Section 5.3 by failing to call, give notice of, convene and hold the Holding Company Shareholders Meeting in accordance with (and subject to the exceptions set forth in) Section 5.3;

(g)No Holding Company Shareholder Approvals. By Towne and Towne Merger Sub or Holding Company and Bank Subsidiary, if the Holding Company Shareholder Approvals shall not have been attained by reason of the failure to obtain the required vote at the Holding Company Shareholders Meeting or any adjournment thereof;

(h)Termination Event. By Towne and Towne Merger Sub upon the occurrence of any of the following events after the date hereof:

(i)(A) Holding Company or Bank Subsidiary, without having received Towne’s prior written consent, shall have entered into an agreement with any person to (1) acquire, merge or consolidate, or enter into any similar transaction, with Holding Company or Bank Subsidiary, or (2) purchase, lease or otherwise acquire all or substantially all of the assets of Holding Company or Bank Subsidiary; or (B) Holding Company or Bank Subsidiary, without having received Towne’s prior written consent, shall have entered into an agreement with any person to purchase or otherwise acquire directly from Holding Company securities representing fifteen percent (15%) or more of the voting power of Holding Company; or

(ii)a tender offer or exchange offer for fifteen percent (15%) or more of the outstanding shares of Holding Company Common Stock is commenced (other than by Towne or a Towne Subsidiary), and the Holding Company Board recommends that the shareholders of Holding Company tender their shares in such tender or exchange offer or otherwise fails to recommend that such shareholders reject such tender offer or exchange offer within the ten (10) business day period specified in Rule 14e-2(a) under the Exchange Act; or

(i)Other Agreement. At any time prior to the receipt of the Holding Company Shareholder Approvals, by Holding Company and Bank Subsidiary in order to enter into an acquisition agreement or similar agreement with respect to a Superior Proposal which has been received and considered by Holding Company and the Holding Company Board of Directors in compliance with Section 5.5 hereof; provided that this Agreement may be terminated by Holding Company and Bank Subsidiary pursuant to this Section 7.1(i) only after taking the following actions: (A) Holding Company shall notify Towne in writing, at least five (5) business days in advance, that it intends to accept a Superior Proposal; (B) upon Towne’s request, Holding Company shall discuss with Towne the facts and circumstances giving rise to such decision and negotiate in good faith with Towne to facilitate Towne’s evaluation of whether to improve the terms and conditions of this Agreement as would permit the Board of Directors of Holding Company not to accept the Superior Proposal; (C) if Towne shall have delivered to Holding Company a written offer capable of being accepted by Holding Company to alter the terms of this Agreement during such five (5) business day notice period, the Board of Directors of Holding Company shall have determined in good faith (after consultation with its outside legal counsel and financial advisor), after considering the terms of such offer by Towne, that such Superior Proposal would continue to constitute a Superior Proposal; and (D) in the event of any material change to the material terms of such Superior Proposal, Holding Company shall, in each case, provide Towne with an additional notice and, unless Holding Company provides such additional notice to Towne within three (3) business days of providing Towne with the original notice contemplated by clause (A), the notice period shall recommence, except that the notice period shall be three (3) business days rather than the five (5) business day notice period otherwise contemplated by clause (A).

7.2Effect of Termination.

In the event of termination of this Agreement as provided in Section 7.1, none of Towne, Holding Company, any of their respective subsidiaries or any of the officers or directors of any of them shall have any liability hereunder or in connection with the transactions contemplated hereby, except that (i) Section 5.2(b) (Confidentiality), Section 5.7 (Public Announcements), this Article 7 (Termination) and Article 8 (General Provisions) shall survive any termination of this Agreement and (ii) notwithstanding anything to the contrary in this Agreement, termination will not relieve a breaching party from any liabilities or damages arising out of its willful and material breach of any provision of this Agreement.

7.3Non-Survival of Representations, Warranties and Covenants.

None of the representations and warranties set forth in this Agreement or in any instrument delivered pursuant to this Agreement (other than the Confidentiality Agreement dated July 15, 2024 between Towne and Janney Montgomery Scott as an agent of Holding Company, the Affiliate Agreements and the Noncompetition Agreements, which shall survive in accordance with their terms) shall survive the Effective Time, except for Section 5.11 and for any other covenant and agreement contained in this Agreement that by its terms applies or is to be performed in whole or in part after the Effective Time.

7.4Fees and Expenses.

(a)Except as otherwise provided in this Agreement, each of the parties shall bear and pay all costs and expenses incurred by it in connection with the transactions contemplated herein, including fees and expenses of its own financial consultants, accountants and legal advisors, except that the costs and expenses of all filing and other fees paid to the Governmental Authorities and regulatory agencies in connection with the Transaction shall be borne equally by Towne and Holding Company.

(b)In recognition of the effort made, the expenses incurred and the other opportunities for acquisition forgone by Towne while structuring the Merger, Holding Company shall pay Towne the sum of $4,800,000 (the “Termination Fee”) if this Agreement is terminated as follows:

(i)if this Agreement is terminated by Towne and Towne Merger Sub pursuant to Section 7.1(f) or Section 7.1(h), or by Holding Company and Bank Subsidiary pursuant to Section 7.1(i), payment shall be made to Towne concurrently with the termination of this Agreement; or

(ii)if this Agreement is terminated (A) by Towne and Towne Merger Sub pursuant to Section 7.1(c)(i), Section 7.1(d)(i) or Section 7.1(e) (and the Holding Company Shareholder Approvals have not been obtained), (B) by either Towne and Towne Merger Sub or Holding Company and Bank Subsidiary pursuant to Section 7.1(b) (and the Holding Company Shareholder Approvals have not been obtained), or (C) by either Towne or Holding Company and Bank Subsidiary pursuant to Section 7.1(g), and in the case of any termination pursuant to clause (A), (B) or (C) an Acquisition Proposal shall have been publicly announced or otherwise communicated or made known to the shareholders, senior management or the Board of Directors of Holding Company (or any person or entity shall have publicly announced, communicated or made known an intention, whether or not conditional, to make an Acquisition Proposal) at any time after the date of this Agreement and prior to the taking of the vote of the shareholders of Holding Company contemplated by this Agreement at the Holding Company Shareholders Meeting, in the case of clause (C), or prior to the date of termination, in the case of clause (A) or (B), then (1) if within twelve (12) months after such termination Holding Company enters into an agreement or consummates a transaction with respect to an Acquisition Proposal (whether or not the same Acquisition Proposal as that referred to above), then Holding Company shall pay to Towne the Termination Fee on the date of execution of such agreement (regardless of whether such transaction is consummated before or after the termination of this Agreement) or the consummation of such transaction, or (2) if a transaction with respect to an Acquisition Proposal (whether or not the same Acquisition Proposal as that referred to above) is consummated otherwise than pursuant to an agreement with Holding Company within twelve (12) months after the termination of this Agreement, then Holding Company shall pay to Towne the Termination Fee on the date when such transaction is consummated.

(c)The agreements contained in paragraph (b) of this Section 7.4 shall be deemed an integral part of the transactions contemplated by this Agreement, that without such agreements the parties would not have entered into this Agreement and that no such amount constitutes a penalty or liquidated damages in the event of a breach of this Agreement by Holding Company or Bank Subsidiary. The amount(s) payable by Holding Company pursuant to paragraph (b) of Section 7.4 shall be the sole and exclusive remedy of Towne in the event such amount(s) are payable as specified in such paragraph. If Holding Company fails to pay or cause payment to Towne the amount(s) due under paragraph (b) above at the time specified therein, Holding Company shall pay the costs and expenses (including reasonable legal fees and expenses) incurred by Towne in connection with any action in which Towne prevails, including the filing of any lawsuit, taken to collect payment of such amount(s), together with interest on the amount of any such unpaid amount(s) at the prime lending rate prevailing during such period as published in The Wall Street Journal, calculated on a daily basis from the date such amount(s) were required to be paid until the date of actual payment.

(d)Any payment required to be made pursuant to Section 7.4 shall be made by wire transfer of immediately available funds to an account designated by the party entitled to receive payment in the notice of demand for payment delivered pursuant to this Section 7.4. For the avoidance of doubt, in no event shall Holding Company be required to pay the Termination Fee on more than one occasion, whether or not the Termination Fee may be payable under multiple provisions of this Agreement at the same time or at different times or upon the occurrence of different events.

ARTICLE 8

General Provisions

8.1Entire Agreement.

This Agreement, including the Disclosure Letters and the exhibits hereto, contains the entire agreement among Towne, Towne Merger Sub, Holding Company and Bank Subsidiary with respect to the Transaction and the related transactions and supersedes all prior arrangements or understandings with respect thereto.

8.2Binding Effect; No Third Party Rights.

Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other party. Any purported assignment in contravention hereof shall be null and void. Subject to the preceding sentence, this Agreement shall bind Towne, Towne Merger Sub, Holding Company and Bank Subsidiary and their respective successors and assigns. Other than Sections 5.10, 5.11 and 5.12, nothing in this Agreement is intended to confer upon any person, other than the parties hereto or their respective successors, any rights or remedies under or by reason of this Agreement, including the right to rely upon the representations and warranties set forth in this Agreement. The representations and warranties in this Agreement are the product of negotiations among the parties hereto and are for the sole benefit of the parties. Any inaccuracies in such representations and warranties are subject to waiver by the parties hereto in accordance herewith without notice or liability to any other person. In some instances, the representations and warranties in this Agreement may represent an allocation among the parties hereto of risks associated with particular matters regardless of the knowledge of any of the parties hereto. Consequently, persons other than the parties may not rely upon the representations and warranties in this Agreement as characterizations of actual facts or circumstances as of the date of this Agreement or as of any other date.

8.3Waiver and Amendment.

Any term or provision of this Agreement may be waived in writing at any time by the party that is, or whose shareholders are, entitled to the benefits thereof, and this Agreement may be amended or supplemented by a written instrument duly executed by the parties hereto at any time, whether before or after the date of the Holding Company Shareholders Meeting, except statutory requirements and requisite approvals of shareholders and Governmental Authorities.

8.4Governing Law.

This Agreement shall be governed by, and construed in accordance with, the laws of the Commonwealth of Virginia without regard to the conflict of law principles thereof.

8.5Notices.

All notices, requests and other communications given or made under this Agreement must be in writing and will be deemed given (i) on the date given if delivered prior to 5:00 p.m. Eastern Time on a business day, personally, by confirmed telecopier or by email transmission (with confirmation), in each case with a hard copy sent by registered or certified first class mail, personally or by commercial overnight delivery service; (ii) on the date received if sent by commercial overnight delivery service; or (iii) on the third business day after being mailed by registered or certified mail (return receipt requested) to the persons and addresses set forth below or such other place as such party may specify by notice.

If to Towne, to each of:

G. Robert Aston, Jr.
Executive Chairman
TowneBank
6001 Harbour View Boulevard
Suffolk, Virginia 23425

John M. Oakey III, Esq.
EVP and Deputy Chief Legal Officer
TowneBank
800 East Canal Street, Suite 700
Richmond, Virginia 23219
Email: jay.oakey@townebank.net

with a copy to (which shall not constitute notice to Towne):

Gregory F. Parisi, Esq.
Seth A. Winter, Esq.
Troutman Pepper Hamilton Sanders LLP
401 9th Street, N.W.
Washington, D.C. 20004
Email: gregory.parisi@troutman.com

seth.winter@troutman.com

If to Holding Company or Bank Subsidiary:

James E. Hendricks, Jr.
President and Chief Executive Officer
Village Bank and Trust Financial Corp.
13319 Midlothian Turnpike
Midlothian, Virginia 23113
Email: jhendricks@villagebank.com

with a copy to (which shall not constitute notice to Holding Company or Bank Subsidiary):

Benjamin A. McCall, Esq.
Scott H. Richter, Esq.
Williams Mullen
200 South 10th Street, Suite 1600
Richmond, Virginia 23219
Email: bmccall@williamsmullen.com

srichter@williamsmullen.com

8.6Counterparts.

This Agreement may be executed in any number of counterparts, each of which shall be an original, but such counterparts together shall constitute one and the same agreement.

8.7Confidential Supervisory Information.

No disclosure, representation or warranty shall be made (or any other action taken) pursuant to this Agreement that would involve the disclosure of confidential supervisory information (including confidential supervisory information as defined in 12 C.F.R. § 261.2(b) and as identified in 12 C.F.R. § 309.5(g)(8) and § 309.6(a)) of a Governmental Authority by any party hereto to the extent prohibited by applicable law, and, to the extent legally permissible, appropriate substitute disclosures or actions shall be made or taken under circumstances in which the limitations of this sentence apply.

8.8Waiver of Jury Trial.

Each party hereto acknowledges and agrees that any controversy which may arise under this Agreement is likely to involve complicated and difficult issues, and therefore each party hereby irrevocably and unconditionally waives any right such party may have to a trial by jury in respect of any litigation, directly or indirectly, arising out of or relating to this Agreement or the transactions contemplated by this Agreement. Each party certifies and acknowledges that (i) it understands and has considered the implications of this waiver and (ii) it makes this waiver voluntarily.

8.9Severability.

In the event that any provision of this Agreement shall be held invalid or unenforceable by any court of competent jurisdiction, such holding shall not invalidate or render unenforceable any other provisions hereof. Any provision of this Agreement held invalid or unenforceable only in part or degree shall remain in full force and effect to the extent not held invalid or unenforceable. Further, the parties agree that a court of competent jurisdiction may reform any provision of this Agreement held invalid or unenforceable so as to reflect the intended agreement of the parties hereto.

8.10Interpretation; Global Terms.

The parties have participated jointly in negotiating and drafting this Agreement. In the event that an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement. Any reference contained in this Agreement to specific statutory or regulatory provisions or to specific governmental agencies or entities includes any successor statute or regulation, or agency or entity, as the case may be. Unless otherwise specified, the references to “Section” and “Article” in this Agreement are to the Sections and Articles of this Agreement. When used in this Agreement, words such as “herein”, “hereinafter”, “hereof”, “hereto”, and “hereunder” refer to this Agreement as a whole, unless the context clearly requires otherwise. The use of the words “include” or “including” in this Agreement is by way of example rather than by limitation. Unless the context clearly indicates otherwise, the masculine, feminine, and neuter genders will be deemed to be interchangeable.

8.11Delivery by Facsimile or Electronic Transmission.

This Agreement and any signed agreement or instrument entered into in connection with this Agreement, and any amendments or waivers hereto or thereto, to the extent signed and delivered by means of a facsimile machine or by e-mail delivery of a “.pdf” format data file, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. No party hereto or to any such agreement or instrument shall raise the use of a facsimile machine or e-mail delivery of a “.pdf” format data file to deliver a signature to this Agreement or any amendment hereto or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine or e-mail delivery of a “.pdf” format data file as a defense to the formation of a contract and each party hereto forever waives any such defense.

[Signatures on following page]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in counterparts by their duly authorized officers and their corporate seals to be affixed hereto, all as of the date first written above.

TOWNEBANK

By:	/s/ G. Robert Aston, Jr.
G. Robert Aston, Jr.
Executive Chairman

CARDINAL SUB, INC.

By:	/s/ G. Robert Aston, Jr.
G. Robert Aston, Jr.
President and Chief Executive Officer

VILLAGE BANK AND TRUST FINANCIAL CORP.

By:	/s/ James E. Hendricks, Jr.
James E. Hendricks, Jr.
President and Chief Executive Officer

VILLAGE BANK

By:	/s/ James E. Hendricks, Jr.
James E. Hendricks, Jr.
President and Chief Executive Officer

EXHIBIT 1.1
To the Agreement and
Plan of Reorganization

PLAN OF MERGER

BETWEEN

CARDINAL SUB, INC.

AND

VILLAGE BANK AND TRUST FINANCIAL CORP.

Pursuant to this Plan of Merger (“Plan of Merger”), Cardinal Sub, Inc., a Virginia corporation and wholly owned subsidiary of TowneBank (“Towne Merger Sub”) shall merge with and into Village Bank and Trust Financial Corp., a Virginia corporation (“Holding Company”).

ARTICLE 1

Terms of the Merger

Subject to the terms and conditions of the Agreement and Plan of Reorganization, dated as of September 23, 2024, by and among TowneBank, a Virginia banking corporation (“Towne”), Towne Merger Sub, Holding Company and Village Bank, a Virginia banking corporation and wholly owned subsidiary of Holding Company (“Bank Subsidiary” and such Agreement and Plan of Reorganization, the “Agreement”), at the Effective Time (as defined herein), Towne Merger Sub shall be merged with and into Holding Company (the “Merger”) in accordance with the provisions of Virginia law, and with the effect set forth in Section 13.1-721 of the Virginia Stock Corporation Act (the “VSCA”). The separate corporate existence of Towne Merger Sub thereupon shall cease, and Holding Company shall be the surviving corporation in the Merger. The Merger shall become effective on such date and time as may be determined in accordance with Section 1.1 of the Agreement (the “Effective Time”).

ARTICLE 2

Merger Consideration; Exchange Procedures

2.1Conversion of Shares; Exchange of Shares.

At the Effective Time, by virtue of the Merger and without any action on the part of Towne, Towne Merger Sub, Holding Company or Bank Subsidiary or their respective shareholders:

(a)Each share of common stock, par value $1.667 per share, of Towne (“Towne Common Stock”) that is issued and outstanding immediately before the Effective Time shall remain issued and outstanding and shall remain unchanged by the Merger.

(b)Except as described in Section 2.1(f) and Section 2.5, each share of common stock, par value $4.00 per share, of Holding Company (“Holding Company Common Stock”) that is issued and outstanding immediately before the Effective Time shall be converted into and exchanged for the right to receive $80.25, without interest, in cash, (the “Merger Consideration”) and any dividends with respect to such Holding Company Common Stock with a record date occurring prior to the Effective Time that were declared by the Holding Company in accordance with the terms of the Agreement prior to, and which remain unpaid at, the Effective Time (“Unpaid Cash Dividends”).

(c)All shares of Holding Company Common Stock converted pursuant to this Section 2.1 shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist as of the Effective Time, and shall thereafter have no rights with respect thereto except the right to receive the Merger Consideration and Unpaid Cash Dividends described in Section 2.1(b).

(d)Each share of common stock, no par value per share, of Towne Merger Sub (“Merger Sub Common Stock”) that is issued and outstanding immediately before the Effective Time shall be converted into one validly issued, fully paid, and nonassessable share of common stock, par value $4.00 per share, of Holding Company.

(e)Each certificate previously representing shares of Holding Company Common Stock (a “Holding Company Common Certificate”) and the non-certificated shares of Holding Company Common stock (the “Holding Company Book-Entry Shares”) shall cease to represent any rights except the right to receive with respect to each underlying share of Holding Company Common Stock the Merger Consideration and any Unpaid Cash Dividends (without interest) upon the surrender of such Holding Company Common Certificate or Holding Company Book-Entry Shares in accordance with Section 2.2.

(f)Each share of Holding Company Common Stock held by any party to the Agreement and each share of Towne Common Stock held by Holding Company or any of the Holding Company Subsidiaries (as defined in the Agreement) prior to the Effective Time (in each case other than in a fiduciary or agency capacity or on behalf of third parties as a result of debts previously contracted) shall be cancelled and retired and shall cease to exist at the Effective Time and neither the Merger Consideration nor any other consideration shall be delivered in exchange therefor; provided, that such shares of Towne Common Stock shall resume the status of authorized and unissued shares of Towne Common Stock.

2.2Exchange Procedures.

(a)On or before the Closing Date, Towne shall deposit, or shall cause to be deposited, with its transfer agent or such other transfer agent or depository or trust institution of recognized standing approved by Towne (in such capacity, the “Exchange Agent”), for the benefit of the holders of the Holding Company Common Certificates and the holders of Holding Company Book-Entry Shares, a cash amount in immediately available funds sufficient to pay the aggregate Merger Consideration and Unpaid Cash Dividends payable under Section 2.1 (the “Exchange Fund”), in exchange for the Holding Company Common Certificates and Holding Company Book-Entry Shares.

(b)As promptly as practicable after the Effective Time, Towne shall cause the Exchange Agent to send to each former shareholder of record of Holding Company immediately before the Effective Time transmittal materials for use in exchanging such shareholder’s Holding Company Common Certificates or Holding Company Book-Entry Shares for the Merger Consideration and Unpaid Cash Dividends, as provided for herein.

(c)Towne shall cause the Merger Consideration into which shares of Holding Company Common Stock are converted at the Effective Time, and any Unpaid Cash Dividends that a Holding Company shareholder is entitled to receive, to be paid to such Holding Company shareholder upon proper surrender to the Exchange Agent of Holding Company Common Certificates and Holding Company Book-Entry Shares representing such shares of Holding Company Common Stock, together with the transmittal materials duly executed and completed in accordance with the instructions thereto. No interest will accrue or be paid on any Unpaid Cash Dividends.

(d)Any Holding Company shareholder whose Holding Company Common Certificates or Holding Company Book-Entry Shares have been lost, destroyed, stolen or are otherwise missing shall be entitled to the Merger Consideration and any Unpaid Cash Dividends to which such shareholder shall be entitled in accordance with Section 2.1(b) (without interest) upon compliance with reasonable conditions imposed by Towne pursuant to applicable law and as required in accordance with Towne’s standard policy (including the requirement that the shareholder furnish customary indemnity).

(e)Until disbursed in accordance with the terms and conditions of this Agreement, the cash in the Exchange Fund will be invested by the Exchange Agent, as directed by Towne, in (i) obligations of or fully guaranteed by the United States or any agency or instrumentality thereof and backed by the full faith and credit of the United States with a maturity of no more than thirty (30) days; (ii) commercial paper obligations rated A-1 or P-1 or better by Moody’s Investors Service, Inc. or Standard & Poor’s Corporation, respectively; or (iii) certificates of deposit, bank repurchase agreements or banker’s acceptances of commercial banks with capital exceeding $10,000,000,000 (based on the most recent financial statements of such bank that are then publicly available). No losses with respect to any investments of the Exchange Fund will affect the amounts payable to the holders of Holding Company Common Certificates or Holding Company Book-Entry Shares. Any income from investment of the Exchange Fund will be payable to Towne.

(f)Any portion of the Exchange Fund that remains unclaimed by the shareholders of Holding Company for twelve (12) months after the Effective Time shall be returned to Towne (together with any earnings in respect thereof). Any shareholders of Holding Company who have not complied with this Article 2 shall thereafter be entitled to look only to Towne, and only as a general creditor thereof, for payment of the consideration deliverable in respect of each share of Holding Company Common Stock such shareholder held as of the close of business at the Effective Time as determined pursuant to this Plan of Merger, without any interest thereon.

(g)None of the Exchange Agent, Towne, Towne Merger Sub, the Towne Subsidiaries (as defined in the Agreement), Holding Company, Bank Subsidiary, nor the Holding Company Subsidiaries (as defined in the Agreement) shall be liable to any shareholder of Holding Company for any amount of property delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

2.3Holding Company Equity-Based Awards.

At the Effective Time, each restricted stock award granted under a Holding Company Stock Plan (as defined in the Agreement) that is unvested or contingent and outstanding immediately prior to the Effective Time, including for this purpose any outstanding, unvested performance-based restricted stock unit awards assuming target performance (a “Holding Company Stock Award”) shall be, if not already vested pursuant to its terms, vested fully and shall be converted into the right to receive, without interest, the Merger Consideration payable pursuant this Plan of Merger in respect of each share of Holding Company Common Stock underlying such Holding Company Stock Award, and the shares of Holding Company Common Stock subject to such Holding Company Stock Award will be treated in the same manner as all other shares of Holding Company Common Stock for such purposes.

2.4Withholding Rights.

The Exchange Agent will be entitled to deduct and withhold from the Merger Consideration otherwise payable pursuant to this Plan of Merger to any person such amounts, if any, it is required to deduct and withhold with respect to the making of such payment under the Code (as defined in the Agreement) or any provision of state, local or foreign Tax (as defined in the Agreement) law. To the extent that amounts are so withheld and remitted to the appropriate Governmental Authority (as defined in the Agreement) by the Exchange Agent, such amounts withheld will be treated for all purposes of this Plan of Merger as having been paid to such person in respect of which such deduction and withholding was made by the Exchange Agent.

2.5Appraisal Rights.

Any holder of shares of Holding Company Common Stock who perfects such holder’s appraisal rights in accordance with Article 15 of the VSCA shall be entitled to receive from Towne, in lieu of the Merger Consideration, the appraised value of such shares as to which appraisal rights have been perfected in cash as determined pursuant to the VSCA; provided, that no such payment shall be made to any dissenting shareholder unless and until such dissenting shareholder has complied with all applicable provisions of the VSCA, and surrendered to Holding Company or Towne the certificate or certificates representing the shares for which payment is being made. In the event that after the Effective Time a dissenting shareholder of Holding Company fails to perfect, or effectively withdraws or loses, such holder’s right to appraisal of and payment for such holder’s shares, Towne shall direct the Exchange Agent to issue and deliver the consideration to which such holder of shares of Holding Company Common Stock is otherwise entitled under this Article 2 (without interest) upon surrender by such holder of the applicable Holding Company Common Certificates or Holding Company Book-Entry Shares.

ARTICLE 3

Articles of Incorporation and Bylaws of Holding Company

The Articles of Incorporation of Holding Company as in effect immediately prior to the Effective Time will be the Articles of Incorporation of Holding Company at and after the Effective Time until thereafter amended in accordance with applicable law (including as contemplated by Section 1.3 of the Agreement). The Bylaws of Holding Company in effect immediately prior to the Effective Time will be the Bylaws of Holding Company at and after the Effective Time until thereafter amended in accordance with applicable law.

ARTICLE 4

Conditions Precedent

The obligations of Towne Merger Sub and Holding Company to effect the Merger as herein provided shall be subject to satisfaction, unless duly waived, of the conditions set forth in the Agreement.

ARTICLE 5

Amendment

Subject to the terms and conditions of the Agreement, this Plan of Merger may be amended by the sole shareholder of the Towne Merger Sub and the Board of Directors of Holding Company at any time prior to the Effective Time, whether before or after receipt of the Holding Company Shareholder Approvals (as defined in the Agreement); provided, however, that after the Holding Company Shareholder Approvals (as defined in the Agreement) have been obtained, there may not be, without further approval of the holders of Holding Company Common Stock, an amendment to this Plan of Merger that requires further approval of such shareholders under applicable law.

ARTICLE 6

Abandonment

At any time prior to the Effective Time, the Merger may be abandoned, subject to the terms of the Agreement, without further shareholder action in the manner determined by the sole shareholder of the Towne Merger Sub and the Board of Directors of Holding Company. Written notice of such abandonment shall be filed with the Virginia State Corporation Commission prior to the Effective Time.

EXHIBIT 1.2
To the Agreement and
Plan of Reorganization

PLAN OF MERGER

BETWEEN

TOWNEBANK

AND

VILLAGE BANK AND TRUST FINANCIAL CORP.

Pursuant to this Plan of Merger (“Plan of Merger”), Village Bank and Trust Financial Corp., a Virginia corporation (“Holding Company”) shall merge with and into TowneBank, a Virginia banking corporation (“Towne”).

ARTICLE 1

Terms of the Merger

Subject to the terms and conditions of the Agreement and Plan of Reorganization, dated as of September 23, 2024, by and among Towne, Cardinal Sub, Inc., a Virginia corporation and wholly owned subsidiary of Towne (“Towne Merger Sub”), Holding Company and Village Bank, a Virginia banking corporation and wholly owned subsidiary of Holding Company (“Bank Subsidiary” and the Agreement and Plan of Reorganization, the “Agreement”), at the Effective Time (as defined herein), Holding Company shall be merged with and into Towne (the “Merger”) in accordance with the provisions of Virginia law, and with the effect set forth in Section 13.1-721 of the Virginia Stock Corporation Act and Section 6.2-822.C of the Virginia Code. The separate corporate existence of Holding Company thereupon shall cease, and Towne shall be the surviving corporation in the Merger. The Merger shall become effective on such date and time as may be determined in accordance with Section 1.2 of the Agreement (the “Effective Time”), and shall become effective after (i) the effective time of the merger of Towne Merger Sub with and into Holding Company, with Holding Company surviving such merger, and (ii) the effective time of the Holding Company Articles Amendment (as defined in the Agreement).

ARTICLE 2

Conversion of Shares

At the Effective Time, by virtue of the Merger and without any action on the part of Towne or Holding Company or their respective shareholders:

(a)Each share of common stock, par value $1.667 per share, of Towne (“Towne Common Stock”) that is issued and outstanding immediately before the Effective Time shall remain issued and outstanding and shall remain unchanged by the Merger.

(b)Each share of common stock, par value $4.00 per share, of Holding Company (“Holding Company Common Stock”) that is issued and outstanding immediately before the Effective Time shall automatically be cancelled and retired with no consideration to be issued or paid in exchange therefor and shall cease to exist as of the Effective Time.

(c)Each certificate previously representing shares of Holding Company Common Stock and any non-certificated shares of Holding Company Common Stock shall not evidence any interest in Holding Company or Towne, the stock transfer book of Holding Company shall be closed and no transfer of any shares of Holding Company Common Stock shall be recorded therein.

ARTICLE 3

Articles of Incorporation and Bylaws of Towne

The Articles of Incorporation of Towne as in effect immediately prior to the Effective Time will be the Articles of Incorporation of Towne at and after the Effective Time until thereafter amended in accordance with applicable law. The Bylaws of Towne in effect immediately prior to the Effective Time will be the Bylaws of Towne at and after the Effective Time until thereafter amended in accordance with applicable law.

ARTICLE 4

Conditions Precedent

The obligations of Towne and Holding Company to effect the Merger as herein provided shall be subject to satisfaction, unless duly waived, of the conditions set forth in the Agreement.

ARTICLE 5

Amendment

Subject to applicable law and the terms and conditions of the Agreement, this Plan of Merger may be amended, modified or supplemented only by written agreement of Towne and Holding Company at any time prior to the Effective Time.

ARTICLE 6

Abandonment

At any time prior to the Effective Time, the Merger may be abandoned, subject to the terms of the Agreement, without further shareholder action in the manner determined by the Board of Directors of Towne and the Board of Directors of Holding Company. Written notice of such abandonment shall be filed with the Virginia State Corporation Commission prior to the Effective Time.

EXHIBIT 1.3
To the Agreement and
Plan of Reorganization

PLAN OF MERGER

BETWEEN

TOWNEBANK

AND

VILLAGE BANK

Pursuant to this Plan of Merger (“Plan of Merger”), Village Bank, a Virginia banking corporation (“Bank Subsidiary”) shall merge with and into TowneBank, a Virginia banking corporation (“Towne”).

ARTICLE 1

Terms of the Merger

Subject to the terms and conditions of the Agreement and Plan of Reorganization, dated as of September 23, 2024, by and among Towne, Cardinal Sub, Inc., a Virginia corporation and wholly owned subsidiary of Towne (“Towne Merger Sub”), Village Bank and Trust Financial Corp., a Virginia corporation (“Holding Company”) and Bank Subsidiary (the “Agreement”), at the Effective Time (as defined herein), Bank Subsidiary shall be merged with and into Towne (the “Merger”) in accordance with the provisions of Virginia law, and with the effect set forth in Section 13.1-721 of the Virginia Stock Corporation Act (the “VSCA”) and Section 6.2-822.C of the Virginia Code. The separate corporate existence of Bank Subsidiary thereupon shall cease, and Towne shall be the surviving corporation in the Merger. The Merger shall become effective on such date and time as may be determined in accordance with Section 1.4 of the Agreement (the “Effective Time”), and shall become effective after (i) the effective time of the merger of Towne Merger Sub with and into Holding Company, with Holding Company surviving such merger, and (ii) the effective time of the merger of Holding Company with and into Towne, with Towne surviving such merger.

ARTICLE 2

Conversion of Shares

At the Effective Time, by virtue of the Merger and without any action on the part of Towne or Bank Subsidiary or their respective shareholders:

(a)Each share of common stock, par value $1.667 per share, of Towne (“Towne Common Stock”) that is issued and outstanding immediately before the Effective Time shall remain issued and outstanding and shall remain unchanged by the Merger.

(b)Each share of Bank Subsidiary capital stock that is issued and outstanding immediately before the Effective Time shall automatically be cancelled and retired with no consideration to be issued or paid in exchange therefor and shall cease to exist as of the Effective Time.

(c)Each certificate previously representing shares of Bank Subsidiary capital stock and any non-certificated shares of Bank Subsidiary capital stock shall not evidence any interest in Bank Subsidiary or Towne, the stock transfer book of Bank Subsidiary shall be closed and no transfer of any shares of Bank Subsidiary capital stock shall be recorded therein.

ARTICLE 3

Articles of Incorporation and Bylaws of Towne

The Articles of Incorporation of Towne as in effect immediately prior to the Effective Time will be the Articles of Incorporation of Towne at and after the Effective Time until thereafter amended in accordance with applicable law. The Bylaws of Towne in effect immediately prior to the Effective Time will be the Bylaws of Towne at and after the Effective Time until thereafter amended in accordance with applicable law.

ARTICLE 4

Conditions Precedent

The obligations of Towne and Bank Subsidiary to effect the Merger as herein provided shall be subject to satisfaction, unless duly waived, of the conditions set forth in the Agreement.

ARTICLE 5

Amendment

Subject to applicable law and the terms and conditions of the Agreement, this Plan of Merger may be amended, modified or supplemented only by written agreement of Towne and Bank Subsidiary at any time prior to the Effective Time.

ARTICLE 6

Abandonment

At any time prior to the Effective Time, the Merger may be abandoned, subject to the terms of the Agreement, without further shareholder action in the manner determined by the Board of Directors of Towne and the Board of Directors of Bank Subsidiary. Written notice of such abandonment shall be filed with the Virginia State Corporation Commission prior to the Effective Time.

EXHIBIT 5.8
To the Agreement and
Plan of Reorganization

FORM OF AFFILIATE AGREEMENT

THIS AFFILIATE AGREEMENT (the “Agreement”), dated as of September 23, 2024, is by and among TOWNEBANK, a Virginia banking corporation (“Towne”), VILLAGE BANK AND TRUST FINANCIAL CORP., a Virginia corporation (“Holding Company”), and the undersigned shareholder of Holding Company (“Shareholder”). All capitalized terms used herein and not defined herein shall have the meanings assigned thereto in the Merger Agreement (defined below).

WHEREAS, the Boards of Directors of Towne and Holding Company have approved a business combination of their companies through the merger of Towne Merger Sub with and into Holding Company (the “Merger”), the merger of Holding Company with and into Towne immediately after the Merger (the “Second Step Merger”), and the merger of Bank Subsidiary with and into Towne immediately after the Second Step Merger (the “Bank Merger” and, together with the Merger and the Second Step Merger, the “Transaction”) pursuant to the terms and conditions of an Agreement and Plan of Reorganization, dated as of September 23, 2024, by and among Towne, Towne Merger Sub, Holding Company and Bank Subsidiary, and a related Plan of Merger, Second Step Plan of Merger and Bank Plan of Merger (together, the “Merger Agreement”);

WHEREAS, Shareholder is the beneficial and/or registered owner of, and has the right and power to vote or direct the disposition of the number of shares of common stock, par value $4.00 per share, of Holding Company (“Holding Company Common Stock”) set forth below Shareholder’s name on the signature page hereto (such shares, together with all shares of Holding Company Common Stock subsequently acquired by Shareholder during the term of this Agreement, but excluding the shares of common stock described in the last sentence of Section 5(a) hereof, are referred to herein as the “Shares”); and

WHEREAS, as a condition and inducement to Towne, Towne Merger Sub, Holding Company and Bank Subsidiary entering into the Merger Agreement, Shareholder has agreed to enter into and perform this Agreement.

NOW, THEREFORE, in consideration of the covenants, representations, warranties and agreements set forth herein and in the Merger Agreement, and other good and valuable consideration (including the merger consideration set forth in Article 2 of the Merger Agreement), the receipt and sufficiency of which are acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

1.Agreement to Vote.

During the term of this Agreement and at such time as Holding Company conducts the Holding Company Shareholders Meeting, except as provided in Section 5(b) hereof, Shareholder agrees to vote or cause to be voted all of the Shares, and to cause any holder of record of the Shares to vote all such Shares, in person or by proxy: (i) in favor of the Merger Agreement and the Holding Company Articles Amendment at the Holding Company Shareholders Meeting; and (ii) against (A) any Acquisition Proposal, (B) any action, proposal, transaction or agreement which could reasonably be expected to result in a breach of any covenant, representation or warranty or any other obligation or agreement of Holding Company or Bank Subsidiary under the Merger Agreement or of Shareholder under this Agreement and (C) any action, proposal, transaction or agreement that could reasonably be expected to impede, interfere with, delay, discourage, adversely affect or inhibit the timely consummation of the Merger or the fulfillment of conditions of Towne, Towne Merger Sub, Holding Company or Bank Subsidiary under the Merger Agreement.

2.Covenants of Shareholder.

The Shareholder covenants and agrees as follows:

(a)Ownership. The Shareholder is the beneficial and/or registered owner of the Shares as set forth below Shareholder’s name on the signature page hereto. Except for Shareholder’s Shares, Shareholder is not the beneficial or registered owner of any other shares of Holding Company Common Stock or rights to acquire shares of Holding Company Common Stock and for which Shareholder has the right and power to vote and/or dispose. For purposes of this Agreement, the term “beneficial ownership” shall be interpreted in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended.

(b)Restrictions on Transfer. During the term of this Agreement, Shareholder will not sell, pledge, hypothecate, grant a security interest in, transfer or otherwise dispose of or encumber any of the Shares and will not enter into any agreement, arrangement or understanding (other than a proxy for the purpose of voting Shareholder’s Shares in accordance with Section 1 hereof) which would during that term (i) restrict, (ii) establish a right of first refusal to, or (iii) otherwise relate to, the transfer or voting of the Shares.

(c)Authority. The Shareholder has full power, authority and legal capacity to enter into, execute and deliver this Agreement and to perform fully Shareholder’s obligations hereunder. This Agreement has been duly and validly executed and delivered by Shareholder and constitutes the legal, valid and binding obligation of Shareholder, enforceable against Shareholder in accordance with its terms.

(d)No Breach. None of the execution and delivery of this Agreement nor the consummation by Shareholder of the transactions contemplated hereby will result in a violation of, or a default under, or conflict with, any contract, loan and credit arrangements, Liens (as defined in Section 2(e) below), trust, commitment, agreement, understanding, arrangement or restriction of any kind to which Shareholder is a party or bound or to which the Shares are subject.

(e)No Liens. The Shares and the certificates representing the Shares are now, and at all times during the term of this Agreement, will be, held by Shareholder, or by a nominee or custodian for the benefit of Shareholder, free and clear of all pledges, liens, security interests, claims, proxies, voting trusts or agreements, understandings or arrangements or any other encumbrances whatsoever (each, a “Lien”), except for (i) any Liens arising hereunder and (ii) Liens, if any, which have been disclosed to Towne in writing.

(f)Consents and Approvals. The execution and delivery of this Agreement by Shareholder does not, and the performance by Shareholder of his or her obligations under this Agreement and the consummation by him or her of the transactions contemplated hereby will not, require Shareholder to obtain any consent, approval, authorization or permit of, or to make any filing with or notification to, any Governmental Authority.

(g)Absence of Litigation. There is no suit, action, investigation or proceeding pending or, to the knowledge of Shareholder, threatened against or affecting Shareholder or any of his or her affiliates before or by any Governmental Authority that could reasonably be expected to materially impair the ability of Shareholder to perform his or her obligations hereunder or to consummate the transactions contemplated hereby.

(h)No Solicitation. During the term of this Agreement, Shareholder shall not, nor shall he or she permit any investment banker, attorney or other adviser or representative of Shareholder to, directly or indirectly, (i) solicit, initiate or encourage the submission of any Acquisition Proposal, or (ii) participate in any discussions or negotiations regarding, or furnish to any person any information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Acquisition Proposal.

(i)Statements. The Shareholder shall not make any statement, written or oral, to the effect that he or she does not support the Transaction or that other shareholders of Holding Company should not support the Transaction.

3.No Prior Proxies.

The Shareholder represents, warrants and covenants that any proxies or voting rights previously given in respect of the Shares are revocable, and that any such proxies or voting rights are hereby irrevocably revoked.

4.Certain Events.

The Shareholder agrees that this Agreement and the obligations hereunder shall attach to the Shares and shall be binding upon any person or entity to which legal or beneficial ownership of the Shares shall pass, whether by operation of law or otherwise, including Shareholder’s successors or assigns. In the event of any stock split, stock dividend, merger, exchange, reorganization, recapitalization or other change in the capital structure of Holding Company affecting the Shares, the number of Shares subject to the terms of this Agreement shall be appropriately adjusted, and this Agreement and the obligations hereunder shall attach to any additional securities of Holding Company issued to or acquired by Shareholder.

5.Capacity; Obligation to Vote.

(a)Notwithstanding anything in this Agreement to the contrary, in the event that the Board of Directors of Holding Company is permitted to engage in negotiations or discussions with any person who made an unsolicited, bona fide written Acquisition Proposal in accordance with Section 5.5 of the Merger Agreement, Shareholder shall be permitted, at the request of the Board of Directors of Holding Company, to respond to inquiries from, and discuss such Acquisition Proposal with, the Board of Directors of Holding Company. With respect to the terms of this Agreement relating to the Shares, this Agreement relates solely to the capacity of Shareholder as a shareholder or other beneficial owner of the Shares and is not in any way intended to affect or prevent the exercise by Shareholder, if applicable, of his or her responsibilities as a director or officer of Holding Company, including actions permitted to be taken in compliance with Section 5.5 of the Merger Agreement. The term “Shares” shall not include any securities beneficially owned by Shareholder as a trustee or fiduciary, and this Agreement is not in any way intended to affect the exercise by Shareholder of his or her fiduciary responsibility in respect of any such securities.

(b)The parties hereto agree that, notwithstanding the provisions contained in Section 1 hereof, Shareholder shall not be obligated to vote as required in Section 1 of this Agreement in the event that (i) Towne is in material default with respect to any covenant, representation, warranty or agreement with respect to it contained in the Merger Agreement, or (ii) Holding Company and Bank Subsidiary are otherwise entitled to terminate the Merger Agreement.

6.Term; Termination.

The term of this Agreement shall commence on the date hereof. This Agreement shall terminate upon the earlier of (i) the Effective Time, or (ii) termination of the Merger Agreement in accordance with Article 7 of the Merger Agreement. Other than as provided for herein, following the termination of this Agreement, there shall be no further liabilities or obligations hereunder on the part of Shareholder, Holding Company or Towne, or their respective officers or directors, except that nothing in this Section 6 shall relieve any party hereto from any liability for breach of this Agreement before such termination.

7.Stop Transfer Order.

In furtherance of this Agreement, as soon as practicable after the date hereof, Shareholder shall hereby authorize and instruct Holding Company to instruct its transfer agent to enter a stop transfer order with respect to all Shares for the period from the date hereof through the date this Agreement is terminated in accordance with Section 6 hereof.

8.Specific Performance.

The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed by the applicable party hereto in accordance with their specific terms or were otherwise breached. Each of the parties hereto shall be entitled to an injunction or injunctions to prevent breaches of this Agreement by the other and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which it is entitled at law or in equity. Each party hereto waives the posting of any bond or security in connection with any proceeding related thereto.

9.Banking Relationships.

Notwithstanding any other terms and provisions of this Agreement, including Section 6, the Shareholder further covenants and agrees that (i) from the date hereof and through the Bank Merger Effective Time, he or she will use best efforts to maintain and continue with Bank Subsidiary such banking relationships (e.g., lending, deposit or other accounts) that the Shareholder (or affiliates thereof) currently maintains with Holding Company and Bank Subsidiary, in form and substance substantially the same as currently maintained; and (ii) after the Transaction and until the one (1) year anniversary of the Transaction, he or she will use best efforts to maintain and continue with Towne such banking relationships that the Shareholder (or affiliates thereof) maintained with Holding Company and Bank Subsidiary prior to the Transaction.

10.Amendments.

This Agreement may not be modified, amended, altered or supplemented except by execution and delivery of a written agreement by the parties hereto.

11.Governing Law.

This Agreement shall in all respects be governed by and construed in accordance with the laws of the Commonwealth of Virginia without regard to the conflict of law principles thereof.

12.Notices.

All notices, requests, claims, demands or other communications hereunder shall be in writing and shall be deemed given when delivered personally, upon receipt of a transmission confirmation if sent by telecopy or like transmission and on the next business day when sent by a reputable overnight courier service as follows: (i) with respect to Holding Company or Towne, the applicable address set forth in Section 8.5 of the Merger Agreement, and (ii) with respect to Shareholder, at the address for Shareholder shown on the records of Holding Company.

13.Benefit of Agreement; Assignment.

(a)This Agreement shall be binding upon and inure to the benefit of, and shall be enforceable by, the parties hereto and their respective personal representatives, successors and assigns, except that the parties hereto may not transfer or assign any of their respective rights or obligations hereunder without the prior written consent of the other parties.

(b)The parties hereto agree and designate Bank Subsidiary as a third-party beneficiary of this Agreement, with Bank Subsidiary having the right to enforce the terms hereof.

14.Counterparts.

This Agreement may be executed in one or more counterparts, and by the different parties in separate counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement. A facsimile copy or electronic transmission of the signature page hereto shall be deemed to be an original signature page.

15.Severability.

In the event that any provision of this Agreement shall be held invalid or unenforceable by any court of competent jurisdiction, such holding shall not invalidate or render unenforceable any other provisions hereof. Any provision of this Agreement held invalid or unenforceable only in part or degree shall remain in full force and effect to the extent not held invalid or unenforceable. Further, the parties agree that a court of competent jurisdiction may reform any provision of this Agreement held invalid or unenforceable so as to reflect the intended agreement of the parties hereto.

[Signatures on following page]

IN WITNESS WHEREOF, Towne, Holding Company and Shareholder have caused this Agreement to be duly executed as of the date and year first above written.

TOWNEBANK

By:
G. Robert Aston, Jr.
Executive Chairman

VILLAGE BANK & TRUST FINANCIAL CORP.

By:
James E. Hendricks, Jr.
President and Chief Executive Officer

SHAREHOLDER

[Insert Name]

Number of Shares
(including restricted stock):

Number of Shares Pledged:

EXHIBIT 5.9
To the Agreement and
Plan of Reorganization

FORM OF DIRECTORS NONCOMPETITION AGREEMENT

                      , 2024

TowneBank
6001 Harbour View Boulevard
Suffolk, Virginia 23703

Ladies and Gentlemen:

The undersigned is a director of Village Bank and Trust Financial Corp., a Virginia corporation (“Holding Company”). TowneBank, a Virginia banking corporation (“Towne”), has agreed to acquire Holding Company and Village Bank, Midlothian, Virginia, a wholly-owned subsidiary of Holding Company (“Bank Subsidiary”) (the “Merger”), pursuant to an Agreement and Plan of Reorganization, dated as of September 23, 2024, by and among Towne, Cardinal Sub, Inc., Holding Company and Bank Subsidiary, and a related Plan of Merger, Second Step Plan of Merger and Bank Plan of Merger (collectively, the “Agreement”). The undersigned has been offered the opportunity to become a member of Towne’s advisory Richmond or Chesterfield regional board of directors following the Bank Merger Effective Time (as defined in the Agreement).

As a condition of acceptance of such offer, and subject to the exceptions below, the undersigned hereby agrees that, for a period of two (2) years following the Bank Merger Effective Time (or longer period that the undersigned shall be a member of any Towne advisory board of directors identified in the preceding paragraph), the undersigned will not, directly or indirectly: (i) become a member of the board of directors or an advisory board of, or be an organizer of, or be a 1% or more shareholder of, any entity engaged in or formed for the purpose of engaging in a Competitive Business anywhere in the Market Area (as such terms are defined below); or (ii) in any individual or representative capacity whatsoever, induce any individual to terminate his or her employment with Towne or its Affiliates (as such term is defined below).

As used in this Agreement, the term “Competitive Business” means the financial services business, which includes one or more of the following businesses: consumer and commercial banking, insurance brokerage, asset management, residential and commercial mortgage lending, and any other business in which Towne or any of its Affiliates are engaged; the term “Market Area” means (i) the city of Richmond, Virginia, the incorporated town of Ashland, Virginia, and the counties of Chesterfield, Henrico, Hanover, Powhatan, and Goochland, Virginia, and (ii) any other city, town, county or municipality in which Towne has established and is continuing to operate a banking office or a loan production office (excluding, for purposes of this letter agreement, an office providing solely residential mortgage loans, unless such office is in the areas identified in clause (i) above); the term “Affiliate” means a Person that directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, Towne; and the term “Person” means any person, partnership, corporation, company, group or other entity.

Notwithstanding the foregoing, in no event shall the undersigned be prevented from continuing to engage in, or being or continuing to engage in any activities as an officer, employee, owner, shareholder, partner or member in or of, or a member of the board of directors or a member of an advisory board of, any entity engaged in, a Competitive Business if the undersigned holds such position (or a corresponding position with the predecessor to such entity) or otherwise engages in that Competitive Business on the date hereof.

This letter agreement is the complete agreement between Towne and the undersigned concerning the subject matter hereof and shall be governed by and construed and enforced in accordance with the laws of the Commonwealth of Virginia, without regard to its conflicts of laws provisions.

This letter agreement is executed as of the                 th day of           , 2024.

Very truly yours

[Insert Name]

Appendix B

Opinion of Janney Montgomery Scott LLC, Financial Advisor to Village

THE HIGHEST STANDARD OF SUCCESS IN FINANCIAL RELATIONSHIPS

September 23, 2024

PERSONAL AND CONFIDENTIAL

Board of Directors

Village Bank and Trust Financial Corp.

13319 Midlothian Turnpike

Midlothian, VA 23113

Members of the Board:

You have requested our opinion as to the fairness, from a financial point of view, of the Merger Consideration (as defined below) to be paid to Village Bank and Trust Financial Corp. (“Village”) in connection with the proposed acquisition (the “Merger”) by TowneBank (“Towne”) subject to the terms and conditions of the Agreement and Plan of Merger dated September 23, 2024 (the “Agreement”). Capitalized terms used herein that are not defined shall have the meaning given to such items in the Agreement.

The Agreement provides that each share of Village Common Stock outstanding at the Effective Time will be exchanged for the right to receive $80.25 in cash per share (the “Merger Consideration”). Based on 1,495,160(1) shares of Village Common Stock outstanding as of June 30, 2024, the aggregate purchase price is $120.0(2) million.

Janney Montgomery Scott LLC (“Janney”), as part of its investment banking business, is routinely engaged in the valuation of financial institutions and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive bidding, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. As specialists in the securities of financial institutions, we have experience and knowledge of the valuation of banking institutions. As you are aware, in the course of its daily trading activities, investment funds controlled by an affiliate (as such term is defined in Regulation 12G-2 promulgated under the Securities Exchange Act of 1934, as amended) of Janney and its affiliates may from time-to-time effect transactions and hold securities of Village. To the extent that we have any such position as of the date of this opinion, it has been disclosed to Village. This opinion has been reviewed and approved by Janney’s Fairness Committee. In addition, Janney has not had a relationship with Village for which we have received compensation during the prior two years.

(1)	Shares outstanding as of June 30, 2024 to be adjusted for any potential shares issued prior to closing
(2)	Aggregate purchase price to be adjusted for any potential shares issued prior to closing based on $80.25 per share

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September 23, 2024 Page 2 of 4

We have acted as Village’s financial advisor in connection with the Merger and will receive a fee for our services, which fee is contingent upon consummation of the Merger. We will also receive compensation from Village for rendering this opinion, of which we became entitled to receive upon delivery of this opinion. The portion of our fee for rendering this opinion is not contingent upon any conclusion that we may reach or upon completion of the Merger. Village has agreed to indemnify us and our affiliates for certain liabilities arising out of our engagement and to reimburse us for certain out-of-pocket expenses incurred in connection with our engagement.

During the course of our engagement and for the purposes of the opinion set forth herein, we have:

(i)	reviewed a draft of the Agreement and assumed it to be in substantially the same form as the final agreement in all material respects;
(ii)	familiarized ourselves with the financial condition, business, operations, assets, earnings, prospects and senior management’s views as to the future financial performance of Village and Towne;
(iii)

reviewed certain financial statements, both audited and unaudited, and related financial information of Village and Towne, including annual and quarterly reports filed by the parties with the Federal Deposit Insurance Corporation;

(iv)	discussed with management the future financial prospects of Village and Towne in preparing financial projections and pro formas;
(v)	compared certain aspects of the financial performance of Village and Towne with similar data available for certain other financial institutions;
(vi)	reviewed the potential amount and timing of cost savings expected to be achieved as a result of the Merger;
(vii)	reviewed the terms of recent merger and acquisition transactions, to the extent publicly available, involving banks and bank holding companies that we considered relevant; and
(viii)	performed such other analyses and considered such other factors as we deemed appropriate.

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September 23, 2024 Page 3 of 4

We have taken into account our assessment of general economic, market and financial conditions and our experience in other transactions as well as our knowledge of the banking industry and our general experience in the valuation of financial institutions and their securities.

In rendering our opinion, we have assumed, without independent verification, the accuracy and completeness of the financial and other information and representations contained in the materials provided to us by Village and Towne and in the discussions with Village’s representatives. We have not independently verified the accuracy or completeness of any such information. In that regard, we have assumed that the financial estimates, and estimates and allowances regarding under-performing and nonperforming assets and net charge-offs have been reasonably prepared on a basis reflecting the best currently available information, judgments and estimates of Village and Towne and that such estimates will be realized in the amounts and at the times contemplated thereby. We are not experts in the evaluation of loan and lease portfolios for purposes of assessing the adequacy of the allowances for losses with respect thereto and have assumed and relied upon management’s estimates and projections. We were not retained to and did not conduct a physical inspection of any of the properties or facilities of Village or Towne or any of their respective subsidiaries. In addition, we have not reviewed individual credit files, nor have we made an independent evaluation or appraisal of the assets and liabilities of Village or Towne nor any of their respective subsidiaries and we were not furnished with any such evaluations or appraisals.

We have assumed that the Agreement, when executed by the parties thereto, will conform, in all material respects to our analyses and this opinion, to the draft of the Agreement reviewed by us and that the proposed Merger will be consummated in accordance with the terms set forth in the Agreement. We have assumed that the proposed Merger is, and will be, in compliance with all laws and regulations that are applicable to Village and Towne. In rendering this opinion, we have been advised by both Village and Towne that there are no known factors that could impede or cause any material delay in obtaining the necessary regulatory and governmental approvals of the proposed Merger.

Our opinion is based solely upon the information available to us and the economic, market and other circumstances, as they exist as of the date hereof. Events occurring and information that becomes available after the date hereof could materially affect the assumptions and analyses used in preparing this opinion. We have not undertaken to reaffirm, revise or update this opinion or otherwise comment upon any events occurring or information that becomes available after the date hereof, except as otherwise agreed in our engagement letter.

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September 23, 2024 Page 4 of 4

Our opinion does not address the merits of the underlying decision by Village to engage in the proposed Merger and does not constitute a recommendation to any shareholder of Village as to how such shareholder should vote on the proposed Merger or any other matter related thereto. We do not express any opinion as to the fairness of the amount or nature of the compensation to be received in the proposed Merger by any officer, director, or employee, or class of such persons.

This letter is solely for the information of the Board of Directors of Village in its evaluation of the proposed Merger and is not to be used, circulated, quoted or otherwise referred to for any other purpose, nor is it to be filed with, included in or referred to in whole or in part in any proxy statement or any other document, except in each case in accordance with our prior written consent which shall not be unreasonably withheld.

Subject to the foregoing and based on our experience as investment bankers, our activities and assumptions as described above, and all other factors we have considered and deemed relevant, we are of the opinion as of the date hereof that the Merger Consideration to be paid to Village in the Merger pursuant to the Agreement is fair, from a financial point of view, to the shareholders of Village.

Sincerely,

Janney Montgomery Scott LLC

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Appendix C

Form of Amendment to Village’s Articles of Incorporation

Proposed Articles Amendment

The proposed amendment to Article II of Village Bank and Trust Financial Corp.’s Articles of Incorporation is set forth below:

“The purpose of the Corporation is to transact banking business and trust business and any or all lawful business related or incidental thereto, and such other lawful business not required to be stated in the Articles of Incorporation in which a Virginia chartered banking corporation may engage under the laws of the Commonwealth of Virginia, as amended from time to time.”

Current Articles Provision

The current Article II of Village Bank and Trust Financial Corp.’s Articles of Incorporation is set forth below:

“The purpose of the Corporation is to own and operate banks, to engage in any and all other lawful businesses, and to have and exercise any and all powers which are permitted corporations organized under the laws of Virginia.”

C-1

Appendix D

Article 15 of the Virginia Stock Corporation Act - Appraisal Rights and Other Remedies

§ 13.1-729. Definitions.

As used in this article:

“Affiliate” means a person who directly or indirectly through one or more intermediaries controls, is controlled by, or is under common control with another person or is a senior executive officer of such person. For purposes of subdivision B 4 of § 13.1-730, a person is deemed to be an affiliate of its senior executives.

“Beneficial shareholder” means a person who is the beneficial owner of shares held in a voting trust or by a nominee on the beneficial owner’s behalf.

“Corporation” means the domestic corporation that is the issuer of the shares held by a shareholder demanding appraisal and, for matters covered by §§ 13.1-734 through 13.1-740, includes the survivor in a merger.

“Fair value” means the value of the corporation’s shares determined:

1. Immediately before the effectiveness of the corporate action to which the shareholder objects;

2. Using customary and current valuation concepts and techniques generally employed for similar businesses in the context of the transaction requiring appraisal; and

3. Without discounting for lack of marketability or minority status except, if appropriate, for amendments to the articles of incorporation pursuant to subdivision A 5 of § 13.1-730.

“Interest” means interest from the date the corporate action becomes effective until the date of payment, at the average rate currently paid by the corporation on its principal bank loans or, if none, at a rate that is fair and equitable under all the circumstances.

“Interested transaction” means a corporate action described in subsection A of § 13.1-730, other than a merger pursuant to § 13.1-719 or 13.1-719.1, involving an interested person in which any of the shares or assets of the corporation are being acquired or converted. As used in this definition:

1. “Beneficial owner” means any person who, directly or indirectly, through any contract, arrangement, or understanding, other than a revocable proxy, has or shares the power to vote, or to direct the voting of, shares; except that a member of a national securities exchange is not deemed to be a beneficial owner of securities held directly or indirectly by it on behalf of another person solely because the member is the record holder of the securities if the member is precluded by the rules of the exchange from voting without instruction on contested matters or matters that may affect substantially the rights or privileges of the holders of the securities to be voted. When two or more persons agree to act together for the purpose of voting their shares of the corporation, each member of the group formed thereby is deemed to have acquired beneficial ownership, as of the date of the agreement, of all voting shares of the corporation beneficially owned by any member of the group.

2. “Interested person” means a person, or an affiliate of a person, who at any time during the one-year period immediately preceding approval by the board of directors of the corporate action:

a. Was the beneficial owner of 20 percent or more of the voting power of the corporation, excluding any shares acquired pursuant to an offer for all shares of the corporation having voting power if the offer was made within one year prior to the corporate action for consideration of the same kind and of a value equal to or less than that paid in connection with the corporate action;

b. Excluding the voting power of any shares of the corporation acquired pursuant to an offer for all shares having voting power if the offer was made within the previous one year for consideration of the same kind and of a value equal to or less than that paid in connection with the corporate action, had the power, contractually or otherwise, to cause the appointment or election of 25 percent or more of the directors to the board of directors of the corporation; or

c. Was a senior executive officer or director of the corporation or a senior executive officer of any affiliate of the corporation, and that senior executive officer or director will receive, as a result of the corporate action, a financial benefit not generally available to other shareholders as such, other than:

(1) Employment, consulting, retirement, or similar benefits established separately and not as part of or in contemplation of the corporate action;

(2) Employment, consulting, retirement, or similar benefits established in contemplation of, or as part of, the corporate action that are not more favorable than those existing before the corporate action or, if more favorable, that have been approved on behalf of the corporation in the same manner as is provided in § 13.1-691; or

(3) In the case of a director of the corporation who will, in the corporate action, become a director of the acquiring entity in the corporate action or one of its affiliates, rights and benefits as a director that are provided on the same basis as those afforded by the acquiring entity generally to other directors of such entity or such affiliate.

“Preferred shares” means a class or series of shares whose holders have preference over any other class or series of shares with respect to distributions.

“Senior executive” means the chief executive officer, chief operating officer, chief financial officer and anyone in charge of a principal business unit or function.

“Shareholder” means a record shareholder, a beneficial shareholder, and a voting trust beneficial owner.

1985, c. 522; 1992, c. 575; 2005, c. 765; 2007, c. 165; 2019, c. 734.

§ 13.1-730. Right to appraisal.

A. A shareholder is entitled to appraisal rights, and to obtain payment of the fair value of that shareholder’s shares, in the event of any of the following corporate actions:

1. Consummation of a merger to which the corporation is a party (i) if shareholder approval is required for the merger by § 13.1-718, or would be required but for the provisions of subsection G of § 13.1-718, except that appraisal rights shall not be available to any shareholder of the corporation with respect to shares of any class or series that remain outstanding after consummation of the merger or (ii) if the corporation is a subsidiary and the merger is governed by § 13.1-719;

2. Consummation of a share exchange in which the corporation is the acquired entity, except that appraisal rights shall not be available to any shareholder of the corporation with respect to shares of any class or series that are not acquired in the share exchange;

3. Consummation of a disposition of assets pursuant to § 13.1-724 if the disposition of assets is an interested transaction;

4. An amendment of the articles of incorporation with respect to a class or series of shares that reduces the number of shares of a class or series owned by the shareholder to a fraction of a share if the corporation has the obligation or right to repurchase the fractional share so created;

5. Any other merger, share exchange, disposition of assets, or amendment of the articles of incorporation, in each case to the extent provided by the articles of incorporation, bylaws, or a resolution of the board of directors;

6. Consummation of a domestication in which a domestic corporation becomes a foreign corporation if the shareholder does not receive shares in the foreign corporation resulting from the domestication that have terms as favorable to the shareholder in all material respects, and represent at least the same percentage interest in the total voting rights of the outstanding shares of the foreign corporation, as the shares held by the shareholder immediately before the domestication; or

7. Consummation of a conversion to an unincorporated entity pursuant to Article 12.2 (§ 13.1-722.8 et seq.).

B. Notwithstanding subsection A, the availability of appraisal rights under subdivisions A 1 through A 4, A 6, and A 7 shall be limited in accordance with the following provisions:

1. Appraisal rights shall not be available for the holders of shares of any class or series of shares that is:

a. A covered security under § 18(b)(1)(A) or (B) of the federal Securities Act of 1933;

b. Traded in an organized market and has at least 2,000 shareholders and a market value of at least $20 million, exclusive of the value of such shares held by the corporation’s subsidiaries, senior executives, and directors and by any beneficial shareholder or any voting trust beneficial owner owning more than 10 percent of such shares; or

c. Issued by an open end management investment company registered with the U.S. Securities and Exchange Commission under the federal Investment Company Act of 1940 and that may be redeemed at the option of the holder at net asset value.

2. The applicability of subdivision 1 shall be determined as of:

a. The record date fixed to determine the shareholders entitled to receive notice of the meeting of shareholders to act upon the corporate action requiring appraisal rights or in the case of an offer made pursuant to subsection G of § 13.1-718, the date of such offer; or

b. The day before the effective date of such corporate action if there is no meeting of shareholders and no offer made pursuant to subsection G of § 13.1-718.

3. Subdivision 1 shall not be applicable and appraisal rights shall be available pursuant to subsection A for the holders of any class or series of shares who are required by the terms of the corporate action requiring appraisal rights to accept for such shares anything other than cash or shares of any class or any series of shares of any corporation, or any other proprietary interest of any other entity, that satisfies the standards set forth in subdivision 1 at the time the corporate action becomes effective.

4. Subdivision 1 shall not be applicable and appraisal rights shall be available pursuant to subsection A for the holders of any class or series of shares where the corporate action is an interested transaction.

C. Notwithstanding any other provision of this section, the articles of incorporation as originally filed or any amendment to the articles of incorporation may limit or eliminate appraisal rights for any class or series of preferred shares, except that (i) no such limitation or elimination shall be effective if the class or series does not have the right to vote separately as a voting group, alone or as a part of a group, on the action, and (ii) any such limitation or elimination contained in an amendment of the articles of incorporation that limits or eliminates appraisal rights for any of such shares that are outstanding immediately prior to the effective date of such amendment or that the corporation is or may be required to issue or sell thereafter pursuant to any conversion, exchange or other right existing immediately before the effective date of such amendment shall not apply to any corporate action that becomes effective within one year after the effective date of such amendment if such action would otherwise afford appraisal rights.

Code 1950, §§ 13-85, 13.1-75, 13.1-78; 1956, c. 428; 1968, c. 733; 1972, c. 425; 1975, c. 500; 1984, c. 613; 1985, c. 522; 1986, c. 540; 1988, c. 442; 1990, c. 229; 1992, c. 575; 1996, c. 246; 1999, c. 288; 2005, c. 765; 2007, c. 165; 2010, c. 782; 2015, c. 611; 2019, c. 734.

§ 13.1-731. Assertion of rights by nominees and beneficial owners.

A. A record shareholder may assert appraisal rights as to fewer than all the shares registered in the record shareholder’s name but owned by a beneficial shareholder or a voting trust beneficial owner only if the record shareholder objects with respect to all shares of the class or series owned by the beneficial shareholder or the voting trust beneficial owner and notifies the corporation in writing of the name and address of each beneficial shareholder or voting trust beneficial owner on whose behalf appraisal rights are being asserted. The rights of a record shareholder who asserts appraisal rights for only part of the shares held of record in the record shareholder’s name under this subsection shall be determined as if the shares as to which the record shareholder objects and the record shareholder’s other shares were registered in the names of different record shareholders.

B. A beneficial shareholder or a voting trust beneficial owner may assert appraisal rights as to shares of any class or series held on behalf of the shareholder only if such shareholder:

1. Submits to the corporation the record shareholder’s written consent to the assertion of such rights no later than the date referred to in subdivision B 2 b of § 13.1-734; and

2. Does so with respect to all shares of the class or series that are beneficially owned by the beneficial shareholder or the voting trust beneficial owner.

Code 1950, §§ 13-85, 13.1-75, 13.1-78; 1956, c. 428; 1968, c. 733; 1972, c. 425; 1975, c. 500; 1984, c. 613; 1985, c. 522; 2005, c. 765; 2019, c. 734.

§ 13.1-732. Notice of appraisal rights.

A. Where any corporate action specified in subsection A of § 13.1-730 is to be submitted to a vote at a shareholders’ meeting and the corporation has concluded that shareholders are or may be entitled to assert appraisal rights under this article, the meeting notice, or when no approval of such action is required pursuant to subsection G of § 13.1-718, the offer made pursuant to subsection G of § 13.1-718 shall state the corporation’s position as to the availability of appraisal rights.

If the corporation concludes that appraisal rights are or may be available, a copy of this article shall accompany the meeting notice or offer sent to those record shareholders who are or may be entitled to exercise appraisal rights.

B. In a merger pursuant to § 13.1-719, the parent entity shall notify in writing all record shareholders of the subsidiary who are entitled to assert appraisal rights that the corporate action became effective. Such notice shall be sent within 10 days after the corporate action became effective and include the materials described in § 13.1-734.

C. Where any corporate action specified in subsection A of § 13.1-730 is to be approved by written consent of the shareholders pursuant to § 13.1-657 and the corporation has concluded that shareholders are or may be entitled to assert appraisal rights under this article:

1. Written notice stating the corporation’s position as to the availability of appraisal rights shall be given to each record shareholder from whom a consent is solicited at the time consent of such shareholder is first solicited and shall be accompanied by a copy of this article; and

2. Written notice stating the corporation’s position as to the availability of appraisal rights shall be delivered together with the notice to nonconsenting and nonvoting shareholders required by subsections H and I of § 13.1-657, may include the materials described in § 13.1-734, and shall be accompanied by a copy of this article.

D. Where corporate action described in subsection A of § 13.1-730 is proposed, or a merger pursuant to § 13.1-719 is effected, the notice referred to in subsection A, B, or C shall be accompanied by:

1. The annual financial statements specified in subsection A of § 13.1-774 of the corporation that issued the shares that may be subject to appraisal, which shall be as of a date ending not more than 16 months before the date of the notice and shall comply with subsection B of § 13.1-774; provided that, if such annual financial statements are not reasonably available, the corporation shall provide reasonably equivalent financial information; and

2. The latest available quarterly financial statements of such corporation, if any.

E. A public corporation, or a corporation that ceased to be a public corporation as a result of the corporate action specified in subsection A of § 13.1-730, may fulfill its responsibilities under subsection D by delivering the specified financial statements, or otherwise making them available, in any manner permitted by the applicable rules and regulations of the U.S. Securities and Exchange Commission if the corporation was a public corporation as of the date of the specified financial statements.

F. The right to receive the information described in subsection D may be waived in writing by a shareholder before or after the corporate action.

1985, c. 522; 2005, c. 765; 2007, c. 165; 2012, c. 706; 2015, c. 611; 2019, c. 734.

§ 13.1-733. Notice of intent to demand payment.

A. If a corporate action specified in subsection A of § 13.1-730 is submitted to a vote at a shareholders’ meeting, a shareholder who wishes to assert appraisal rights with respect to any class or series of shares:

1. Must deliver to the corporation’s secretary before the vote is taken written notice of the shareholder’s intent to demand payment if the proposed action is effectuated; and

2. Must not vote, or cause or permit to be voted, any shares of such class or series in favor of the proposed action.

B. If a corporate action specified in subsection A of § 13.1-730 is to be approved by shareholders by written consent, a shareholder who wishes to assert appraisal rights with respect to any class or series of shares:

1. Shall deliver to the corporation’s secretary before the proposed action becomes effective written notice of the shareholder’s intent to demand payment if the proposed action is effectuated, except that such written notice is not required if the notice required by subsection C of § 13.1-732 is given less than 25 days prior to the date such proposed action is effectuated; and

2. Shall not sign a consent in favor of the proposed action with respect to that class or series of shares.

C. If a corporate action specified in subsection A of § 13.1-730 does not require shareholder approval pursuant to subsection G of § 13.1-718, a shareholder who wishes to assert appraisal rights with respect to any class or series of shares (i) shall deliver to the secretary of the corporation before the shares are purchased pursuant to the offer written notice of the shareholder’s intent to demand payment if the proposed action is effectuated; and (ii) shall not tender, or cause or permit to be tendered, any shares of such class or series in response to such offer.

D. A shareholder who fails to satisfy the requirements of subsection A, B, or C is not entitled to payment under this article.

Code 1950, §§ 13-85, 13.1-75, 13.1-78; 1956, c. 428; 1968, c. 733; 1972, c. 425; 1975, c. 500; 1984, c. 613; 1985, c. 522; 2005, c. 765; 2007, c. 165; 2010, c. 782; 2015, c. 611; 2019, c. 734.

§ 13.1-734. Appraisal notice and form.

A. If a corporate action requiring appraisal rights under § 13.1-730 becomes effective, the corporation shall deliver a written appraisal notice and the form required by subdivision B 1 to all shareholders who satisfy the requirements of § 13.1-733. In the case of a merger under § 13.1-719, the parent corporation shall deliver an appraisal notice and form to all record shareholders who may be entitled to assert appraisal rights.

B. The appraisal notice shall be delivered no earlier than the date the corporate action specified in subsection A of § 13.1-730 became effective and no later than 10 days after such date and shall:

1. Supply a form that (i) specifies the first date of any announcement to shareholders made prior to the date the corporate action became effective of the principal terms of the proposed corporate action, (ii) if such announcement was made, requires the shareholder asserting appraisal rights to certify whether beneficial ownership of those shares for which appraisal rights are asserted was acquired before that date, and (iii) requires the shareholder asserting appraisal rights to certify that such shareholder did not vote for or consent to the transaction as to the class or series of shares for which appraisal is sought;

2. State:

a. Where the form must be delivered and where certificates for certificated shares are required to be deposited and the date by which those certificates must be deposited, which date may not be earlier than the date by which the corporation must receive the required form under subdivision b;

b. A date by which the corporation must receive the form, which date may not be fewer than 40 nor more than 60 days after the date the subsection A appraisal notice is delivered, and state that the shareholder shall have waived the right to demand appraisal with respect to the shares unless the form is received by the corporation by such specified date;

c. The corporation’s estimate of the fair value of the shares;

d. That, if requested in writing, the corporation will provide, to the shareholder so requesting, within 10 days after the date specified in subdivision b, the number of shareholders who return the forms by the specified date and the total number of shares owned by them; and

e. The date by which the notice to withdraw under § 13.1-735.1 must be received, which date must be within 20 days after the date specified in subdivision b; and

3. Be accompanied by a copy of this article.

Code 1950, §§ 13-85, 13.1-75, 13.1-78; 1956, c. 428; 1968, c. 733; 1972, c. 425; 1975, c. 500; 1984, c. 613; 1985, c. 522; 2005, c. 765; 2007, c. 165; 2010, c. 782; 2012, c. 706; 2019, c. 734.

§ 13.1-735. Repealed.

Repealed by Acts 2005, c. 765, cl. 2.

§ 13.1-735.1. Perfection of rights; right to withdraw.

A. A shareholder who receives notice pursuant to § 13.1-734 and who wishes to exercise appraisal rights must complete, sign, and return the form delivered by the corporation and, in the case of certificated shares, deposit the shareholder’s certificates in accordance with the terms of the notice by the date referred to in the notice pursuant to subdivision B 2 b of § 13.1-734. In addition, if applicable, the shareholder shall certify on the form whether the beneficial owner of such shares acquired beneficial ownership of the shares before the date required to be set forth in the notice pursuant to subdivision B 1 of § 13.1-734. If a shareholder fails to make this certification, the corporation may elect to treat the shareholder’s shares as after-acquired shares under § 13.1-738. Once a shareholder deposits that shareholder’s certificates or, in the case of uncertificated shares, returns the signed form, that shareholder loses all rights as a shareholder, unless the shareholder withdraws pursuant to subsection B.

B. A shareholder who has complied with subsection A may nevertheless decline to exercise appraisal rights and withdraw from the appraisal process by so notifying the secretary of the corporation in writing by the date set forth in the appraisal notice pursuant to subdivision B 2 e of § 13.1-734. A shareholder who fails to withdraw from the appraisal process may not thereafter withdraw without the corporation’s written consent.

C. A shareholder who does not sign and return the form and, in the case of certificated shares, deposit that shareholder’s share certificates where required, each by the date set forth in the notice described in subsection B of § 13.1-734, shall not be entitled to payment under this article.

2005, c. 765; 2007, c. 165; 2019, c. 734.

§ 13.1-736. Repealed.

Repealed by Acts 2005, c. 765, cl. 2.

§ 13.1-737. Payment.

A. Except as provided in § 13.1-738, within 30 days after the form required by subsection B 2 b of § 13.1-734 is due, the corporation shall pay in cash to those shareholders who complied with subsection A of § 13.1-735.1 the amount the corporation estimates to be the fair value of their shares plus interest.

B. The payment to each shareholder pursuant to subsection A shall be accompanied by:

1. The (i) annual financial statements specified in subsection A of § 13.1-774 of the corporation that issued the shares to be appraised, which shall be as of a date ending not more than 16 months before the date of payment and shall comply with subsection B of § 13.1-774; provided that, if such annual financial statements are not available, the corporation shall provide reasonably equivalent financial information, and (ii) the latest available quarterly financial statements of such corporation, if any;

2. A statement of the corporation’s estimate of the fair value of the shares, which estimate shall equal or exceed the corporation’s estimate given pursuant to subdivision B 2 c of § 13.1-734; and

3. A statement that shareholders described in subsection A have the right to demand further payment under § 13.1-739 and that if any such shareholder does not do so within the time period specified in subsection B of § 13.1-739, such shareholder shall be deemed to have accepted such payment under subsection A in full satisfaction of the corporation’s obligations under this article.

C. A public corporation, or a corporation that ceased to be a public corporation as a result of the corporate action specified in subsection A of § 13.1-730, may fulfill its responsibilities under subdivision B 1 by delivering the specified financial statements, or otherwise making them available, in any manner permitted by the applicable rules and regulations of the U.S. Securities and Exchange Commission if the corporation was a public corporation as of the date of the specified financial statements.

Code 1950, §§ 13-85, 13.1-75, 13.1-78; 1956, c. 428; 1968, c. 733; 1972, c. 425; 1975, c. 500; 1984, c. 613; 1985, c. 522; 2005, c. 765; 2007, c. 165; 2012, c. 706; 2019, c. 734.

§ 13.1-738. After-acquired shares.

A. A corporation may elect to withhold payment required by § 13.1-737 from any shareholder who was required to, but did not certify that beneficial ownership of all of the shareholder’s shares for which appraisal rights are asserted was acquired before the date set forth in the appraisal notice sent pursuant to subdivision B 1 of § 13.1-734.

B. If the corporation elected to withhold payment under subsection A, it shall, within 30 days after the form required by subdivision B 2 b of § 13.1-734 is due, notify all shareholders who are described in subsection A:

1. Of the information required by subdivision B 1 of § 13.1-737;

2. Of the corporation’s estimate of fair value pursuant to subdivision B 2 of § 13.1-737 and its offer to pay such value plus interest;

3. That they may accept the corporation’s estimate of fair value plus interest in full satisfaction of their demands or demand for appraisal under § 13.1-739;

4. That those shareholders who wish to accept such offer must so notify the corporation’s secretary of their acceptance of the corporation’s offer within 30 days after receiving the offer; and

5. That those shareholders who do not satisfy the requirements for demanding appraisal under § 13.1-739 shall be deemed to have accepted the corporation’s offer.

C. Within 10 days after receiving a shareholder’s acceptance pursuant to subsection B, the corporation shall pay in cash the amount it offered under subdivision B 2, plus interest, to each shareholder who agreed to accept the corporation’s offer in full satisfaction of the shareholder’s demand.

D. Within 40 days after delivering the notice described in subsection B, the corporation shall pay in cash the amount it offered to pay under subdivision B 2, plus interest, to each shareholder described in subdivision B 5.

1985, c. 522; 2005, c. 765; 2007, c. 165; 2019, c. 734.

§ 13.1-739. Procedure if shareholder dissatisfied with payment or offer.

A. A shareholder paid pursuant to § 13.1-737 who is dissatisfied with the amount of the payment must notify the corporation’s secretary in writing of that shareholder’s estimate of the fair value of the shares and demand payment of that estimate plus interest, less any payment under § 13.1-737. A shareholder offered payment under § 13.1-738 who is dissatisfied with that offer must reject the offer and demand payment of the shareholder’s stated estimate of the fair value of the shares plus interest.

B. A shareholder who fails to notify the corporation’s secretary in writing of that shareholder’s demand to be paid the shareholder’s stated estimate of the fair value plus interest under subsection A within 30 days after receiving the corporation’s payment or offer of payment under § 13.1-737 or 13.1-738, respectively, waives the right to demand payment under this section and shall be entitled only to the payment made or offered pursuant to those respective sections.

Code 1950, §§ 13-85, 13.1-75, 13.1-78; 1956, c. 428; 1968, c. 733; 1972, c. 425; 1975, c. 500; 1984, c. 613; 1985, c. 522; 2005, c. 765; 2019, c. 734.

§ 13.1-740. Court action.

A. If a shareholder makes a demand for payment under § 13.1-739 that remains unsettled, the corporation shall commence a proceeding within 60 days after receiving the payment demand and petition the court to determine the fair value of the shares and accrued interest. If the corporation does not commence the proceeding within the 60-day period, it shall pay in cash to each shareholder the amount the shareholder demanded pursuant to § 13.1-737 plus interest.

B. The corporation shall commence the proceeding in the circuit court of the city or county where the corporation’s principal office, or, if none in the Commonwealth, where its registered office, is located. If the corporation is a foreign corporation without a registered office in the Commonwealth, it shall commence the proceeding in the circuit court of the city or county in the Commonwealth where the principal office, or, if none in the Commonwealth, where the registered office of the domestic corporation merged with the foreign corporation was located at the time the transaction became effective.

C. The corporation shall make all shareholders, regardless of whether they are residents of the Commonwealth, whose demands remain unsettled parties to the proceeding as in an action against their shares, and all parties shall be served with a copy of the petition. Nonresidents may be served by registered or certified mail or by publication as provided by law.

D. The corporation may join as a party to the proceeding any shareholder who claims to have demanded an appraisal but who has not, in the opinion of the corporation, complied with the provisions of this article. If the court determines that a shareholder has not complied with the provisions of this article, that shareholder shall be dismissed as a party.

E. The jurisdiction of the court in which the proceeding is commenced under subsection B is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend a decision on the question of fair value. The appraisers shall have the powers described in the order appointing them, or in any amendment to it. The shareholders demanding appraisal rights are entitled to the same discovery rights as parties in other civil proceedings. There shall be no right to a jury trial.

F. Each shareholder made a party to the proceeding is entitled to judgment (i) for the amount, if any, by which the court finds the fair value of the shareholder’s shares exceeds the amount paid by the corporation to the shareholder for such shares, plus interest or (ii) for the fair value plus interest of the shareholder’s shares for which the corporation elected to withhold payment under § 13.1-738.

Code 1950, §§ 13-85, 13.1-75, 13.1-78; 1956, c. 428; 1968, c. 733; 1972, c. 425; 1975, c. 500; 1984, c. 613; 1985, c. 522; 2005, c. 765; 2019, c. 734.

§ 13.1-741. Court costs and counsel fees.

A. The court in an appraisal proceeding commenced under § 13.1-740 shall determine all court costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court. The court shall assess the costs against the corporation, except that the court may assess court costs against all or some of the shareholders demanding appraisal, in amounts that the court finds equitable, to the extent the court finds such shareholders acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this article.

B. The court in an appraisal proceeding may also assess the expenses of the respective parties, in amounts the court finds equitable:

1. Against the corporation and in favor of any or all shareholders demanding appraisal if the court finds the corporation did not substantially comply with the requirements of § 13.1-732, 13.1-734, 13.1-737 or 13.1-738; or

2. Against either the corporation or a shareholder demanding appraisal, in favor of any other party, if the court finds that the party against whom the expenses are assessed acted arbitrarily, vexatiously or not in good faith with respect to the rights provided by this article.

C. If the court in an appraisal proceeding finds that the expenses incurred by any shareholder were of substantial benefit to other shareholders similarly situated, and that such expenses should not be assessed against the corporation, the court may direct that such expenses be paid out of the amounts awarded the shareholders who were benefited.

D. To the extent the corporation fails to make a required payment pursuant to § 13.1-737, 13.1-738 or 13.1-739, the shareholder may sue directly for the amount owed and, to the extent successful, shall be entitled to recover from the corporation all expenses of the suit.

Code 1950, §§ 13-85, 13.1-75, 13.1-78; 1956, c. 428; 1968, c. 733; 1972, c. 425; 1975, c. 500; 1984, c. 613; 1985, c. 522; 2005, c. 765; 2019, c. 734.

§ 13.1-741.1. Limitations on other remedies for fundamental transactions.

A. Except for action taken before the Commission pursuant to § 13.1-614 or as provided in subsection B, the legality of a proposed or completed corporate action described in subsection A of § 13.1-730 may not be contested, nor may the corporate action be enjoined, set aside or rescinded, in a legal or equitable proceeding by a shareholder after the shareholders have approved the corporate action.

B. Subsection A does not apply to a corporate action that:

1. Was not authorized and approved in accordance with the applicable provisions of:

a. Article 11 (§ 13.1-705 et seq.), Article 12 (§ 13.1-715.1 et seq.), Article 12.1 (§ 13.1-722.1:1 et seq.), Article 12.2 (§ 13.1-722.8 et seq.), or Article 13 (§ 13.1-723 et seq.);

b. The articles of incorporation or bylaws; or

c. The resolution of the board of directors authorizing the corporate action;

2. Was procured as a result of fraud, a material misrepresentation, or an omission of a material fact necessary to make statements made, in light of the circumstances in which they were made, not misleading;

3. Is an interested transaction, unless it has been recommended by the board of directors in the same manner as is provided in subsection B of § 13.1-691 or has been approved by the shareholders in the same manner as is provided in subsection C of § 13.1-691 as if the interested transaction were a director’s conflict of interests transaction; or

4. Is adopted or taken by less than unanimous consent of the voting shareholders pursuant to § 13.1-657 if:

a. The challenge to the corporate action is brought by a shareholder who did not consent to the corporate action and as to whom notice of the approval of the corporate action was not effective at least 10 days before the corporate action was effected; and

b. The proceeding challenging the corporate action is commenced within 10 days after notice of the adoption or taking of the corporate action is effective as to the shareholder bringing the proceeding.

C. Any remedial action with respect to corporate action described in subsection A of § 13.1-730 shall not limit the scope of, or be inconsistent with, any provision of § 13.1-614.

2007, c. 165; 2008, c. 91; 2015, c. 611; 2019, c. 734.

1UPX The Sample Company A Proposals — The Board of Directors recommends a vote FOR Proposals 1, 2, 3 and 4. 042ASC 1. To approve the Agreement and Plan of Reorganization, dated as of September 23, 2024, by and among TowneBank, Cardinal Sub, Inc., Village Bank and Trust Financial Corp. (“Village”) and Village Bank, including the related plans of merger, pursuant to which TowneBank will acquire Village and Village Bank (the “merger”), as more fully described in the accompanying proxy statement (the “merger proposal”). For Against Abstain When shares are held by joint tenants, both should sign. Executors, administrators, trustees, etc. should give full title as such. If the signer is a corporation, please sign the full corporate name by duly authorized officer. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. B Authorized signatures – This section must be completed for your vote to be counted. Date and sign below. 2. To approve an amendment to Village’s articles of incorporation, in the form set forth in Appendix C to the accompanying proxy statement, to facilitate the merger of Village with and into TowneBank (the “articles amendment proposal”). 3. To approve, on an advisory (non-binding) basis, specified compensation that may be paid or become payable to the named executive officers of Village that is based on or otherwise relates to the merger. 4. To adjourn the meeting, if necessary or appropriate, to permit further solicitation of proxies in the event there are not sufficient votes at the time of the meeting to approve the merger proposal and/or the articles amendment proposal. 5. To transact any other business as may properly come before the Special Meeting or any adjournments or postponements thereof. Special Meeting Proxy Card Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.  IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. MMMMMMMMMMMM MMMMMMMMM 1234 5678 9012 345 629073 If no electronic voting, delete QR code and control # 000001MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 ENDORSEMENT_LINE______________ SACKPACK_____________ MMMMMMMMMMMMMMM C123456789 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND C 1234567890 J N T MMMMMMM You may vote online or by phone instead of mailing this card. Online Go to www.envisionreports.com/VBFC or scan the QR code — login details are located in the shaded bar below. Your vote matters – here’s how to vote! Save paper, time and money! Sign up for electronic delivery at www.envisionreports.com/VBFC Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada

Proxy Solicited by Board of Directors for Special Meeting – December 19, 2024 Michael L. Toalson and Frank Jenkins, Jr., or either of them, each with the power of substitution, are hereby authorized to represent and to vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Special Meeting of Shareholders of Village Bank and Trust Financial Corp. to be held on December 19, 2024 or at any postponement or adjournment thereof. Shares represented by this proxy will be voted as directed by the shareholder. If no such directions are indicated, the Proxies will have the authority to vote FOR Proposals 1, 2, 3 and 4. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. (Items to be voted appear on reverse side) Proxy – Village Bank and Trust Financial Corp. C Non-Voting Items  IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Change of Address — Please print new address below. Comments — Please print your comments below. Important notice regarding the Internet availability of proxy materials for the Special Meeting of Shareholders. The material is available at: www.envisionreports.com/VBFC Special Meeting of Shareholders of Village Bank and Trust Financial Corp. The Special Meeting of Shareholders of Village Bank and Trust Financial Corp. will be held on December 19, 2024 at 10:00 a.m., Eastern Time, virtually via the Internet at meetnow.global/MHKPWGN. To access the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form.